Exhibit 10.3

Execution version

CREDIT AGREEMENT

Dated as of June 9, 2016

among

NEON FINANCE COMPANY LLC

(to be merged with and into NEXEO SOLUTIONS, LLC),

and the other U.S. Borrowers referred to herein,

as U.S. Borrowers, and

NEXEO SOLUTIONS CANADA CORP.

as Canadian Borrower,

NEON HOLDING COMPANY LLC

(to be merged with and into NEXEO SOLUTIONS HOLDINGS, LLC),
as Holdings,

NEXEO SOLUTIONS SUB HOLDING CORP.,
as Sub Holdco

BANK OF AMERICA, N.A.,
as Agent,

and

THE OTHER LENDERS PARTY HERETO

DEUTSCHE BANK AG NEW YORK BRANCH,

WELLS FARGO BANK, NATIONAL ASSOCIATION

AND

SUNTRUST BANK,
as Co-Syndication Agents,

CAPITAL ONE, NATIONAL ASSOCIATION,

and

U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

DEUTSCHE BANK SECURITIES INC.,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES:

Commitment Schedule

Schedule I	Guarantors
Schedule 1.01(a)	[Reserved]
Schedule 1.01(b)	Existing Letters of Credit
Schedule 1.01(c)	Material Foreign Subsidiaries
Schedule 1.01(d)	Excluded Subsidiaries
Schedule 1.01(e)	Permitted Inventory Locations
Schedule 1.01(f)	Mortgaged Properties
Schedule 3.12	Subsidiaries and Other Equity Investments
Schedule 4.01(b)	Local Counsel
Schedule 5.15	Post-Closing Matters
Schedule 6.01	Existing Liens
Schedule 6.02	Existing Investments
Schedule 6.03	Existing Indebtedness
Schedule 6.08	Transactions with Affiliates
Schedule 6.09	Existing Restrictions
Schedule 9.01	Agent’s Office, Certain Addresses for Notices

EXHIBITS:

Exhibit A —	Form of Assignment and Assumption
Exhibit B —	Form of Borrowing Base Certificate
Exhibit C —	Form of Compliance Certificate
Exhibit D —	Joinder Agreement
Exhibit E-1 —	Form of U.S. Letter of Credit Request
Exhibit E-2 —	Form of Canadian Letter of Credit Request
Exhibit E-3 —	Form of FILO Facility Letter of Credit Request
Exhibit F —	Form of Borrowing Request
Exhibit G —	Form of Revolving Promissory Note
Exhibit H —	Form of ABL Intercreditor Agreement
Exhibit I —	Form of Perfection Certificate
Exhibit J —	[Reserved]
Exhibit K —	Form of Solvency Certificate
Exhibit L —	Form of U.S. Tax Compliance Certificate

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 9, 2016, by and among NEON FINANCE COMPANY LLC, a Delaware limited liability company (“Merger Sub 3”), to be merged with and into NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party hereto as a U.S. Borrower (each a “U.S. Borrower” and together with the Company, Holdings (as defined below) and Sub Holdco (as defined below), the “U.S. Borrowers”), NEXEO SOLUTIONS CANADA CORP., a Canadian corporation (the “Canadian Borrower” and together with the U.S. Borrowers, collectively the “Borrowers”, and individually, each a “Borrower”), NEON HOLDING COMPANY LLC, a Delaware limited liability company (“Merger Sub 1”), to be merged with and into NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), the Lenders and BANK OF AMERICA, N.A., as administrative agent for the Lenders hereunder and as collateral agent for the Secured Parties (in such capacities, together with its successors in such capacities, the “Agent”).

PRELIMINARY STATEMENTS

A.                                    Pursuant to the terms of the Acquisition Agreement, on the Closing Date, Merger Sub 1 will merge with and into Holdings (the “Merger”), with Holdings surviving such Merger.  On the Closing Date, following the Acquisition, Merger Sub 3 will merge with and into the Company (the “Borrower Merger”), with the Company surviving such Borrower Merger.

B.                                    The SPAC will contribute all funds available in the Trust Account (as defined in the Acquisition Agreement), which holds funds contributed from the public investors and held by the SPAC for the purposes of undertaking business combination(s), subject to any redemptions required under applicable Law, to Merger Sub 1 and Merger Sub 2 (the “Trust Account Contribution”).  One or more of the Investors will directly or indirectly make cash contributions to the SPAC (with all contributions to the SPAC to be in the form of common equity), which will be further contributed to the common equity of Merger Sub 1 and Merger Sub 2, in an aggregate amount equal to, when combined with the fair market value of all capital contributions and investments by management and existing equity holders of Holdings rolled over or invested in connection with the Transactions, including any equity issued in the SPAC with respect to any rolled over equity in Holdings, and together with the Trust Account Contribution, equal to at least forty percent (40%) of the sum of (i) the aggregate amount of the Revolving Loans and the Senior Secured Term Loans (the “Closing Date Credit Facilities”) funded on the Closing Date (but excluding the gross proceeds of any loans borrowed on the Closing Date to fund working capital needs and OID or upfront fees (including by any increase in the aggregate principal amount of the Closing Date Credit Facilities) pursuant to “market flex” provisions in the Fee Letter) plus (ii) the equity capitalization of the SPAC and its subsidiaries on the Closing Date after giving effect to the Transactions (such contribution and rollover, collectively, the “Equity Contribution”).

C.                                    To consummate the Transactions, the Company has requested that the Lenders extend credit in the form of Commitments on the Closing Date in an aggregate principal amount of up to $575,000,000.

D.                                    To consummate the Transactions, the Company will also borrow loans under the Senior Secured Term Loan Facility.

E.                                     The Lenders are willing to extend such credit to the Company on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                            Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL First Lien Collateral” has the meaning specified in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means the intercreditor agreement to be dated as of the Closing Date among the Agent, the Senior Secured Term Loan Facility Agent and the Loan Parties, substantially in the form attached as Exhibit H or any other intercreditor agreement among the Agent, one or more Senior Representatives of holders of Indebtedness that is intended to be secured by the ABL First Lien Collateral on a junior lien basis to the Liens securing the Obligations on terms that are no less favorable in any material respect to the Secured Parties than those contained in the form attached as Exhibit H.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” means collectively, “Account” as defined in either the UCC or PPSA, as applicable.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “EBITDA”.

“Acquisition” means (i) the Merger and (ii) the merger of Merger Sub 2 with and into Blocker, with Blocker surviving such merger.

“Acquisition Date” has the meaning specified in the definition of “U.S. Borrowing Base” or “Canadian Borrowing Base”, as applicable.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of March 21, 2016, among inter alios, Merger Sub 1, Merger Sub 2, the Company and Holdings.

“Additional Lender” has the meaning assigned to such term in Section 2.23.

“Adjustment Date” means with respect to determinations of the Applicable Rate, Average Excess Availability and Average Revolving Loan Utilization, the first day of each January, April, July and October.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning assigned to such term in Section 6.08.

“Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Agreement” has the meaning assigned to such term in the Preamble.

“Allowed Consignment Amount” has the meaning assigned to such term in the definition of “Eligible Canadian Inventory”.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the LIBOR Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Alternative Currency” means, with respect to Letters of Credit, each of Euro and each other currency approved in accordance with Section 1.07.

“AML Legislation” has the meaning assigned to such term in Section 9.23.

“Annual Financial Statements” means the audited consolidated balance sheets of Holdings and its Restricted Subsidiaries as of the fiscal years ended September 30, 2014 and September 30, 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for Holdings and its Restricted Subsidiaries for the fiscal years ended September 30, 2014 and September 30, 2015.

“Applicable Issuing Bank” means (a) with respect to the Borrower Group made up of U.S. Borrowers, the U.S. Issuing Bank, and (b) with respect to the Borrower Group made up of the Canadian Borrower, the Canadian Issuing Bank.

“Applicable Lenders” means with respect to any Class of Commitments (and extensions of credit thereunder), the Lenders with Commitments of such Class (or, if the Commitments of such Class have expired or been terminated, that had Commitments of such Class immediately prior to such expiration or termination).

“Applicable Percentage” means, with respect to any (i) U.S. Revolving Lender, with respect to U.S. Revolving Loans, U.S. LC Exposure or U.S. Swingline Loans, a percentage equal to a fraction the numerator of which is such U.S. Revolving Lender’s U.S. Revolving Commitment and the denominator of which is the aggregate U.S. Revolving Commitment of all U.S. Revolving Lenders as of such date, (ii) Canadian Revolving Lender, with respect to Canadian Revolving Loans, Canadian LC Exposure or Canadian Swingline Loans, a percentage equal to a fraction the numerator of which is such Canadian Revolving Lender’s Canadian Revolving Commitment and the denominator of which is the aggregate Canadian Revolving Commitment of all Canadian Revolving Lenders as of such date or (iii) FILO Facility Revolving Lender, with respect to FILO Facility Revolving Loans or FILO Facility LC Exposure, a percentage equal to a fraction the numerator of which is such FILO Facility Revolving Lender’s FILO Facility Revolving Commitment and the denominator of which is the aggregate FILO Facility Revolving Commitment of all FILO Facility Revolving Lenders as of such date (if the applicable Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Revolving Lender’s share of the aggregate U.S. Revolving Exposure, Canadian Revolving Exposure or FILO Facility Revolving Exposure, as applicable, at that time).

“Applicable Rate” means, for any day, with respect to any Revolving Loan, the applicable rate per annum set forth below under the caption “ABR/Canadian Prime Rate Spread” or “LIBOR Rate/Canadian BA Rate Spread”, as the case may be, based upon the Average Excess Availability as of the most recent Adjustment Date; provided that until the first Adjustment Date occurring on or after the Closing Date, the “Applicable Rate” shall be based upon Category 2 set forth below:

With respect to U.S. Revolving Loans and Canadian Revolving Loans:

Average Excess Availability	ABR/Canadian Prime Rate Spread	LIBOR Rate/Canadian BA Rate Spread

Category 1
Average Excess Availability less than 33.33%	0.75%	1.75%

Average Excess Availability	ABR/Canadian Prime Rate Spread	LIBOR Rate/Canadian BA Rate Spread

Category 2
Average Excess Availability greater than or equal to 33.33% but less than 66.67%	0.50%	1.50%

Category 3
Average Excess Availability greater than or equal to 66.67%	0.25%	1.25%

With respect to FILO Facility Revolving Loans:

Average Excess Availability	ABR Spread	LIBOR Rate Spread

Category 1
Average Excess Availability less than 33.33%	1.50%	2.50%

Category 2
Average Excess Availability greater than or equal to 33.33% but less than 66.67%	1.25%	2.25%

Category 3
Average Excess Availability greater than or equal to 66.67%	1.00%	2.00%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Excess Availability in accordance with the table above; provided that (i) if a Specified Default shall have occurred and be continuing at the time any reduction in the Applicable Rate would otherwise be implemented, no such reduction shall be implemented until the date on which such Specified Default shall no longer be continuing and (ii) if any Borrowing Base Certificate delivered pursuant to this Agreement is at any time restated or otherwise revised, or if it is subsequently determined at any time prior to the date on which all Loans have been repaid in full in cash and all Commitments have been terminated that the information set forth in any such Borrowing Base Certificate was false or incorrect, in either case, such that the Applicable Rate would have been higher than was otherwise in effect during any period, then (1) interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand and shall be payable only to the Applicable Lenders whose Commitments were outstanding during such period when the Applicable Rate for the applicable Class of Commitments should have been higher (regardless of whether such Lenders remain parties to this Agreement at the time such payment is made), and (2) if the payment required under the immediately preceding clause (1) is made no later than five (5) Business Days following such demand, then the failure to pay such interest on the date(s) such higher interest would have been due shall not, in and of itself, constitute a Default or Event of Default (without constituting a waiver of any other Default or Event of Default arising as a result thereof), and no amounts shall be payable at the rate set forth in Section 2.13(g) in respect of any such interest.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent or the applicable U.S. Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appointed Agent” has the meaning assigned to such term in Article VIII.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

“Attorney” has the meaning assigned to such term in Article VIII.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Available Equity Amount” means, with respect to any transaction for which the Available Equity Amount is to be utilized, the net cash proceeds, marketable securities or Qualified Proceeds from (x) any capital contribution to Holdings, (y) any sale of Equity Interests (other than Disqualified Stock) of Holdings or (z) any issuance of Indebtedness or Disqualified Stock by Holdings or any of its Restricted Subsidiaries to the extent such Indebtedness of Disqualified Stock has been converted into or exchanged for Qualified Stock of Holdings, in each case, to the extent such proceeds are (A) not received from Holdings or any Restricted Subsidiary and (B) received substantially concurrently with the transaction for which the Available Equity Amount is to be utilized.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination in full of the Commitments.

“Available Revolving Commitment” means the sum of (a) U.S. Available Revolving Commitments plus (b) the Dollar Equivalent of Canadian Available Revolving Commitments plus (c) FILO Facility Revolving Commitments.

“Average Excess Availability” means, at any Adjustment Date, the average daily Excess Availability for the three-month period immediately preceding such Adjustment Date, divided by the Line Cap at such time.

“Average Revolving Loan Utilization” means, as of any Adjustment Date, the Dollar Equivalent of the Canadian Average Revolving Loan Utilization, the FILO Facility Average Revolving Loan Utilization or the U.S. Average Revolving Loan Utilization as of such date, as the case may be.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BANA” means Bank of America, N.A., a national banking association, acting in its individual capacity, and its successors and assigns.

“Bank of America — Canada Branch” means Bank of America, N.A. (acting through its Canada branch), and its successors and assigns.

“Bank of Canada Overnight Rate” means the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, lockbox and other cash management arrangements and commercial credit card and merchant card services.

“Bankruptcy Proceeding” means (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law or any proceeding of the type specified in Section 7.01(g), in each case, with respect to any Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, winding up or other similar case or proceeding with respect to any Person, (c) any liquidation, dissolution, reorganization or winding up of any Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Person.

“Blocked Account Control Agreement” has the meaning assigned to such term in Section 2.21(a).

“Blocked Accounts” has the meaning assigned to such term in Section 2.21(a).

“Blocker” has the meaning specified in the Acquisition Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“Borrower Agent” has the meaning assigned to such term in Section 2.24.

“Borrower Group” a group consisting of (a) U.S. Loan Parties in their respective capacities as Borrowers or Guarantors of the U.S. Obligations and/or (b) Canadian Loan Parties, as applicable.

“Borrower Group Obligations” means, with respect to any (i) U.S. Loan Party, all Obligations and (ii) Canadian Loan Party, all Canadian Obligations.

“Borrower Materials” has the meaning specified in Section 5.02.

“Borrower Merger” has the meaning specified in the Preamble to this Agreement.

“Borrower Percentage” has the meaning assigned to such term in Section 2.25(f).

“Borrowing” means any (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of LIBOR Rate Loans and Canadian BA Rate Loans, as to which a single Interest Period is in effect, (b) Swingline Loan or (c) Protective Advance or Overadvance Loan.

“Borrowing Base” means the U.S. Borrowing Base or the Canadian Borrowing Base, or the Dollar Equivalent of the combined U.S. Borrowing Base and Canadian Borrowing Base, as the context may require.

“Borrowing Base Certificate” means a U.S. Borrowing Base Certificate or a Canadian Borrowing Base Certificate, as applicable.

“Borrowing Request” means a request by the Borrower Agent for a Revolving Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit F, or such other form as shall be approved by the Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina, or, with respect to Canadian Loans and Canadian Letters of Credit, Toronto, Ontario, are authorized or required by law to remain closed; provided that, (a) when used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with any Loan or Letter of Credit denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which dealings in deposits in the relevant currency are not open for dealings in deposits in the relevant Alternative Currency in the London or other applicable offshore interbank market for such currency.

“CAM Exchange” has the meaning assigned to such term in Section 2.31.

“CAM Exchange Date” has the meaning assigned to such term in Section 2.31.

“CAM Percentage” has the meaning assigned to such term in Section 2.31.

“Canadian Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the Agent’s ability to realize upon the Canadian Collateral consisting of Canadian Borrowing Base Assets included in the Canadian Borrowing Base, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Canadian Collateral consisting of Canadian Borrowing Base Assets included in the Canadian Borrowing Base or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Canadian Borrowing Base, and includes the Canadian Priority Payables Reserves.

“Canadian Available Revolving Commitment” means, at any time, the aggregate of the Canadian Commitments of all Canadian Revolving Lenders then in effect minus the Canadian Revolving Exposure of all Canadian Revolving Lenders at such time.

“Canadian Average Revolving Loan Utilization” means, at any Adjustment Date, the Dollar Equivalent of the average daily aggregate Canadian Revolving Exposure (excluding any Canadian Revolving Exposure resulting from any outstanding Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Closing Date to such Adjustment Date), divided by the aggregate Canadian Commitments at such time.

“Canadian BA Rate” means with respect to each Interest Period, a per annum rate of interest equal to the Canadian Dollar bankers’ acceptance rate, or comparable or successor rate approved by the Agent, determined by it at or about 10:00 a.m. (Toronto time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day) for a term comparable to the term of the applicable Canadian BA Rate Loan, as published on the CDOR or other applicable Reuters screen page (or other commercially available source designated by the Agent from time to time); provided that, if negative, the Canadian BA Rate shall be deemed to be zero hereunder.

“Canadian BA Rate Loan” means a Canadian Revolver Loan, in Canadian Dollars, that bears interest at a rate determined by reference to the Canadian BA Rate.

“Canadian Bank Products” means all Bank Products provided to any Canadian Loan Party by any Cash Management Provider.

“Canadian Borrowing Base” means the Dollar Equivalent of (a) during the Initial Borrowing Base Period, if any, the Initial Borrowing Base, and (b) at all times thereafter, (i) 90% (or, in the case of Account Debtors not having an Investment Grade Rating, 85%) of the Value of Eligible Canadian Receivables, plus (ii) 85% of the Net Orderly Liquidation Value of Eligible Canadian Inventory, plus (iii) 100% of cash and Cash Equivalents held in Blocked Accounts maintained with the Agent (it being understood that, notwithstanding anything in this Agreement to the contrary, the Canadian Borrowing Base shall be adjusted to give effect to any deposit or withdrawal from any such Blocked Accounts on the date of such deposit or withdrawal) minus (iv) without duplication, the then amount of all Canadian Availability Reserves and other Canadian Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22.  The Canadian Borrowing Base at any time shall be determined by reference to the most recent Canadian Borrowing Base Certificate delivered to the Agent pursuant to Section 5.02(f), as adjusted to give effect to Reserves determined in the Permitted Discretion of the Agent in accordance with Section 2.22 following such delivery; provided that such Reserves shall not be established or changed except upon prior written notice to the Company in accordance with Section 2.22; provided, further, that no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized.  Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Canadian Receivables”, “Eligible Canadian Inventory” or any other “Reserve” then established.

In connection with any Permitted Acquisition or similar Investment (including, in connection with a merger or consolidation of the Company permitted pursuant to this Agreement) (a “Proposed Acquisition”), the portion of the Canadian Borrowing Base that is attributable to any assets of the target in any such Permitted Acquisition or other Investment (the “Proposed Target”) will be limited to, to the extent inventory appraisals and field examinations reasonably acceptable to the Agent are not complete as of such date, (i) on or, in the case of calculations of the Canadian Borrowing Base on a Pro Forma Basis only, prior to the date of the closing of such Proposed Acquisition or similar Investment (the “Acquisition Date”) and for each subsequent Canadian Borrowing Base Certificate for such Canadian Borrowing Base that is required to be delivered after the Acquisition Date and prior to the date that is ninety (90) days after the Acquisition Date, 20% of the Canadian Borrowing Base at such time (calculated prior to giving effect to the contribution of the Proposed Target’s assets) and (ii) thereafter, none of the Proposed Target’s assets shall be included in the Canadian Borrowing Base until the applicable inventory appraisals and field examination reasonably acceptable to the Agent have been delivered; it being understood and agreed that there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such items within the applicable time period; provided, that in the case of any Proposed Acquisition with a purchase price of less than $5,000,000 (for any transaction or series of related transactions), the limitations set forth in the foregoing clauses (i) through (iii) shall not apply, in which case all of such Proposed Target’s Eligible Receivables and Eligible Inventory (including assets relating thereto) shall be included in the Borrowing Base and be subject to the advance rates set forth in clauses (a) and (b) above.

“Canadian Borrowing Base Assets” means the Canadian Borrower’s Inventory and Receivables and other assets directly related thereto, including documents, instruments, general intangibles, deposit accounts and the proceeds of all of the same.

“Canadian Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Canadian Borrower, in substantially the form of Exhibit B or another form which is acceptable to the Agent in its reasonable discretion.

“Canadian Cash Management Obligations” means any and all obligations of the Canadian Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Canadian Bank Products.

“Canadian Cash Management Reserves” means all Canadian Reserves which the Agent from time to time after the occurrence and during the continuation of a Liquidity Event establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated Canadian Cash Management Obligations then provided or outstanding.

“Canadian Collateral” means any and all property owned, leased or operated by a Person subject (or purported to be subject) to a security interest or Lien under the Collateral Documents and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, on behalf of itself and the Secured Parties, to secure the Canadian Secured Obligations; provided however that Canadian Collateral shall not at any time include any Margin Stock or any U.S. Collateral.

“Canadian Commitment” means, at any time, a Canadian Revolving Commitment or an Extended Canadian Revolving Commitment, as in effect at such time.

“Canadian Commitment Adjustment” has the meaning assigned to such term in Section 2.09(g).

“Canadian Commitment Adjustment Date” has the meaning assigned to such term in Section 2.09(g).

“Canadian Commitment Adjustment Notice” has the meaning assigned to such term in Section 2.09(g).

“Canadian Defined Benefit Plan” means a Canadian Pension Plan with a “defined benefit provision” as such term is defined in the Income Tax Act (Canada).

“Canadian Dollars” or “Cdn$” means the lawful currency of Canada.

“Canadian Extension Agreement” has the meaning assigned to such term in Section 2.27(b)(iii).

“Canadian Extension Election” has the meaning assigned to such term in Section 2.27(b)(ii).

“Canadian Extension Request” has the meaning assigned to such term in Section 2.27(b)(i).

“Canadian Extension Series” shall mean all Extended Canadian Commitments that are established pursuant to the same Canadian Extension Agreement (or any subsequent Canadian Extension Agreement to the extent such Canadian Extension Agreement expressly provides that Extended Canadian Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and extension fees.

“Canadian Hedging Obligations” means Hedging Obligations of a Canadian Loan Party.

“Canadian Issuing Bank” means each of Bank of America — Canada Branch and any other Canadian Revolving Lender which at the request of the Canadian Borrower and after notice to the Agent agrees to become a Canadian Issuing Bank and, solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit.  Each Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates or branches of such Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.06(b)(x).

“Canadian LC Disbursement” means a payment made by a Canadian Issuing Bank pursuant to a drawing on a Canadian Letter of Credit.

“Canadian LC Exposure” means, at any time of determination, the Dollar Equivalent of the sum (without duplication) of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate amount of all Canadian LC Disbursements that have not yet been reimbursed by or on behalf of the Canadian Borrower or any other Canadian Loan Party at such time, less (c) the amount then on deposit in the Canadian LC Collateral Account.  The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Lender” means, as of any date of determination, a Lender with a Canadian Commitment or, if the Canadian Commitments have terminated or expired, a Lender with Canadian Revolving Exposure.

“Canadian Letter of Credit” means any standby or commercial letter of credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) by a Canadian Issuing Bank for the account of the Canadian Borrower pursuant to this Agreement.

“Canadian Letter of Credit Request” has the meaning assigned to such term in Section 2.06(b)(ii).

“Canadian Loan Guarantor” means each Canadian Loan Party other than the Canadian Borrower.

“Canadian Loan Parties” means the Canadian Borrower, each Canadian Subsidiary (other than any Excluded Subsidiary), and any other Person who becomes a party to this Agreement as a Canadian Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“Canadian Loans” means the loans and advances made by the Canadian Lenders pursuant to this Agreement, including Canadian Revolving Loans, Canadian Swingline Loans, Canadian Protective Advances and Extended Canadian Revolving Loans.

“Canadian Obligations” means on any date, the portion of the Obligations outstanding that are owing by the Canadian Borrower or any other Canadian Loan Party.

“Canadian Overadvance” means at any time the amount by which the aggregate outstanding Canadian Revolving Exposure exceeds the Canadian Borrowing Base.

“Canadian Overadvance Condition” means and is deemed to exist any time the aggregate outstanding Canadian Revolving Exposure exceeds the Canadian Borrowing Base.

“Canadian Overadvance Loan” means a Canadian Prime Rate Loan made at a time a Canadian Overadvance Condition exists or which results in a Canadian Overadvance Condition.

“Canadian Pension Plan” means a plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or statute or tax statute or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Canadian employees or former employees.

“Canadian Prime Rate” means, for any day, the greater of (a) the per annum rate of interest designated by Bank of America—Canada Branch from time to time as its prime rate for commercial loans made by it in Canada in Canadian Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; or (b) the Canadian BA Rate for a one month interest period as of such day, plus 1.00%; provided that, if negative, the Canadian BA Rate shall be deemed to be zero hereunder..  Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Prime Rate Loan” means a Canadian Revolver Loan, in Canadian Dollars, that bears interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Priority Payables Reserves” means reserves established by the Agent in its Permitted Discretion for amounts payable by the Canadian Loan Parties and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to or pari passu with the Agent’s Liens, including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts payable under the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan, the PBA or otherwise as required to be contributed pursuant to any applicable Law relating to Canadian Pension Plans (including any amounts representing any unfunded liability, solvency deficiency or wind up deficiency with respect to any Canadian Pension Plan), or any similar statutory or other claims that would have or would reasonably be expected to have priority over or pari passu with any Liens granted to the Agent in the future.

“Canadian Protective Advance” has the meaning assigned to such term in Section 2.04(d).

“Canadian Qualified Lender” means a financial institution that is not prohibited by applicable Law, including under the Bank Act (Canada), from having a Canadian Revolver Commitment or making any Canadian Revolver Loans to the Canadian Borrower hereunder, and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), that financial institution deals at arm’s length with the Canadian Borrower and the Canadian Loan Guarantors for purposes of the Income Tax Act (Canada).

“Canadian Reserves” means all (if any) Canadian Availability Reserves (including any Dilution Reserves, Rent Reserves and Canadian Cash Management Reserves and Canadian Secured Hedging Reserves with respect to the Canadian Borrower), and any and all other reserves which the Agent deems necessary in its Permitted Discretion.

“Canadian Revolving Borrowing” means a request for Canadian Revolving Loans.

“Canadian Revolving Commitment” means, with respect to each Canadian Revolving Lender, the commitment of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Protective Advances, Canadian Letters of Credit and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender’s Canadian Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23.  The initial amount of each Canadian Revolving Lender’s Canadian Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Revolving Commitment, as applicable.  The initial aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments is $40,000,000.

“Canadian Revolving Exposure” means, with respect to any Canadian Lender at any time, the Dollar Equivalent sum of the outstanding principal amount of such Lender’s Canadian Revolving Loans and its Canadian LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amounts of Canadian Swingline Loans and Canadian Protective Advances outstanding at such time.

“Canadian Revolving Lender” means, as of any date of determination, a Canadian Lender with a Canadian Commitment or, if the Canadian Commitments have terminated or expired, a Lender with Canadian Revolving Exposure.  Unless the context otherwise requires, the term “Canadian Revolving Lenders” includes the Canadian Swingline Lender.

“Canadian Revolving Loan” means the loans and advances made by the Canadian Revolving Lenders to the Canadian Borrower pursuant to this Agreement, including a Loan made pursuant to Section 2.01(b), Canadian Swingline Loans and Canadian Protective Advances.

“Canadian Secured Cash Management Obligations” means all Canadian Cash Management Obligations owing to the Agent, a Joint Lead Arranger, a Canadian Revolving Lender or any branch or Affiliate thereof and with respect to which the Canadian Borrower (or other Canadian Loan Party) and the Canadian Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent, (i) that such a transaction has been entered into, (ii) that it constitutes a Canadian Secured Cash Management Obligation entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement and (iii) the maximum amount of such obligation, which amount may be established or increased (by further written notice to the Agent from time to time) as long as the establishment of a Canadian Reserve for such amount and all other Canadian Secured Related Obligations would not result in a Canadian Overadvance.  For the avoidance of doubt, all Canadian Cash Management Obligations owing to the Agent or any Affiliate or branch thereof shall constitute Canadian Secured Cash Management Obligations.

“Canadian Secured Hedge Agreements” means all Canadian Hedging Obligations owing to the Agent, a Joint Lead Arranger, a Canadian Revolving Lender or any branch or Affiliate thereof and with respect to which the Canadian Borrower (or other Canadian Loan Party) and the Canadian Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent (which notice shall be supplemented on a monthly basis (or more frequently) with notice to the Agent of the then outstanding liability owing under such Canadian Hedging Obligations), that such a transaction has been entered into and that it constitutes a Canadian Secured Hedge Agreement entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement.

“Canadian Secured Hedging Reserves” means all Canadian Reserves which the Agent from time to time establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated Canadian Hedging Obligations under Canadian Secured Hedge Agreements then provided or outstanding.

“Canadian Secured Obligations” means all Canadian Obligations and Canadian Secured Related Obligations.

“Canadian Secured Related Obligations” means all Canadian Secured Cash Management Obligations and all Canadian Secured Hedge Agreements.

“Canadian Security Agreement” means, collectively, those certain General Security Agreements and deeds of hypothec, between the Canadian Loan Parties and the Agent from time to time.

“Canadian Settlement” has the meaning assigned to such term in Section 2.05(b)(ii).

“Canadian Settlement Date” has the meaning assigned to such term in Section 2.05(b)(ii).

“Canadian Subsidiary” means a Subsidiary of a Loan Party organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Exposure” means, with respect to any Canadian Revolving Lender, at any time, such Canadian Revolving Lender’s Applicable Percentage of the Canadian Swingline Loans outstanding at such time.

“Canadian Swingline Lender” means Bank of America — Canada Branch, in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan” means a Loan made pursuant to Section 2.05(b).

“Capital Expenditures” means, for any period, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP; provided that the term “Capital Expenditures” shall not include:

(i)                                     expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or compensation awards paid on account of a Recovery Event,

(ii)                                  the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii)                               the purchase of plant, property or equipment to the extent financed with the proceeds of sales, transfers or other dispositions(other than sales, transfers or dispositions of inventory in the ordinary course of business),

(iv)                              expenditures that are accounted for as capital expenditures by Holdings or any Subsidiary and that actually are paid for by a Person other than Holdings or any Subsidiary and for which neither Holdings nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by Holdings or any Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute “Capital Expenditures” in the applicable period),

(v)                                 the book value of any asset owned by Holdings or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(vi)                              any expenditures that constitute Permitted Acquisitions (or similar investment) and expenditures made in connection with the Transactions,

(vii)                           expenditures made with proceeds of the issuance of Equity Interests of, or a cash capital contribution to, Holdings after the Closing Date;

(viii)                        any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Company and the Subsidiaries for such period; or

(ix)                              any Lease Expenses.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 Dollars;

(2)                                 (a) Canadian Dollars, pounds sterling, euros or any national currency of any participating member state of the EMU; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3)                                 securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;

(4)                                 certificates of deposit, time deposits, guaranteed investment certificates and eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve (12) months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5)                                 repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6)                                 commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7)                                 marketable short-term money market and similar funds or securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(8)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(9)                                 readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(10)                          Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency); and

(11)                          investment funds investing at least 90.0% of their assets in funds or securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10) and (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Provider” means the Agent, a Lender, a Joint Bookrunner or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into an agreement providing for Bank Products, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Joint Bookrunner or an Affiliate or branch of any of the foregoing; provided that such provider who is not BANA delivers written notice to the Agent, in form and substance satisfactory to the Agent, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 9.24.

“Cash Management Obligations” means obligations owed by Holdings or any Restricted Subsidiary to any Cash Management Provider in respect of or in connection with any Bank Products.

“Cash Receipts” has the meaning assigned to such term in Section 2.21(b).

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon or any involuntary loss of title) to replace or repair such equipment, fixed assets or real property.

“CEA Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.  It is understood and agreed that (i) the Dodd—Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof.

“Change of Control” means the earliest to occur of:

(a)                                 the acquisition of ownership, directly or indirectly, beneficially or of record, by (1) any Person (other than any Permitted Holder), (2) Persons (other than one or more of the Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or (3) any Person that becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than forty-five percent (45%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings and the percentage of the aggregate ordinary voting power so held by such Person or group is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in Holdings held by the Permitted Holders;

(b)                                 during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the board of directors of Holdings ceasing to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)                                  any “Change of Control” (or any comparable term) in any Senior Secured Term Loan Documents; or

(d)                                 the Company ceases to be a direct or indirect wholly owned Subsidiary of Holdings (or any Successor Holdings or successor under Section 6.04(a)).

“Charges” has the meaning assigned to such term in Section 9.17.

“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, (and/or with respect to a Canadian Loan Party, “chattel paper”, as defined in the PPSA) including electronic chattel paper, now owned or hereafter acquired by any Loan Party, wherever located.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans (of the same Extension Series), Swingline Loans or Protective Advances or Overadvance Loans; and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or an Extended Revolving Commitment (of the same Extension Series).

“Closing Date” means June 9, 2016.

“Closing Date ABL Availability Amount” means the sum of (x) Closing Date Use of Proceeds Amount and (y) the Closing Date LC Amount.

“Closing Date Borrowing Base Certificate” means a certificate signed by a Responsible Officer and delivered on the Closing Date certifying as to the amount (and, only if such amount exceeds the Closing Date ABL Availability Amount, the applicable calculation) of the Borrowing Base or the Initial Borrowing Base, as applicable.

“Closing Date LC Amount” means the aggregate amount of (x) Letters of Credit issued on the Closing Date to backstop or replace letters of credit under the Existing ABL Credit Agreement and (y) Existing Letters of Credit.

“Closing Date Use of Proceeds Amount” has the meaning assigned to such term in Section 3.17.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all U.S. Collateral and all Canadian Collateral.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreements, as applicable.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)                                 the Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01 or, after the Closing Date, pursuant to Section 5.11 or Section 5.13 at such time, duly executed by each Loan Party thereto;

(b)                                 (I) all U.S. Obligations shall have been unconditionally guaranteed by Holdings, Sub Holdco, each Restricted Subsidiary of the Company that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule I hereto (each, a “U.S. Guarantor”), and any Restricted Subsidiary of the Company that Guarantees any Indebtedness incurred by the Company or a Guarantor pursuant to the Senior Secured Term Loan Documents, any Permitted Secured Ratio Debt (or, in each case, any Indebtedness that constitutes Refinancing Indebtedness thereof) shall be a Guarantor hereunder and (II) all Canadian Obligations shall have been unconditionally guaranteed by (x) each U.S. Guarantor and (y) each Canadian Restricted Subsidiary of the Company that is a wholly owned Material Foreign Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule I hereto (together with the U.S. Guarantors, the “Guarantors”); provided that it is understood and agreed that no Foreign Subsidiary that is not otherwise a Canadian entity shall be required to become a Guarantor hereunder;

(c)                                  except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 6.01, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by (w) delivering certificated securities or promissory notes, (x) filing financing statements under the Uniform Commercial Code and the PPSA, as applicable, (y) making any necessary filings with the United States Patent and Trademark Office or the United States Copyright Office or the Canadian Intellectual Property Office) or (z) control (to the extent required by Section 2.21) in substantially all tangible and intangible personal property of the Company and each Guarantor (including accounts (other than any Receivables Transaction Assets), inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States or Canada, other general intangibles, and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents; provided that no Canadian Collateral shall secure any Loan to a U.S. Person; provided further that any such security interests in Collateral shall be subject to the terms of the ABL Intercreditor Agreement;

(d)                                 the Obligations and the Guaranty shall have been secured by a second-priority security interest (subject to non-consensual Liens permitted by Section 6.01) in (i) all the Equity Interests of the Company, (ii) all Equity Interests of each direct, wholly owned Material Domestic Subsidiary (other than, with respect to the U.S. Obligations, a Material Domestic Subsidiary described in the following clause (iii)(A)) that is directly owned by the Company or any other Loan Party and (iii) in the case of the U.S. Obligations, (A) 65% of the issued and outstanding Equity Interests that are Voting Stock and 100% of the issued and outstanding Equity Interest that are not Voting Stock of each wholly owned Material Domestic Subsidiary that is directly owned by the Company or by any other U.S. Loan Party and that is a Domestic Foreign Holding Company and (B) 65% of the issued and outstanding Equity Interests that are Voting Stock and 100% of the issued and outstanding Equity Interest that are not Voting Stock of each wholly owned Material Foreign Subsidiary that is directly owned by the Company or by any other U.S. Loan Party and, in the case of Canadian Secured Obligations, 100% of the issued and outstanding Equity Interests of each wholly-owned Canadian Subsidiary that constitutes a Material Foreign Subsidiary that is directly owned by the Company or by any other Loan Party;

(e)                                  the Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property required to be delivered pursuant to Sections 5.11 and 5.13(b), as applicable, duly executed and delivered by the record owner of such property and (ii)  each of the other documents required to be delivered pursuant to Section 5.11 and 5.13, as applicable.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals with respect to, particular assets if and for so long as, in the reasonable judgment of the Agent and the Company, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys abstracts or appraisals in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Company, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A)                               the Collateral and Guarantee Requirement shall not apply to any Excluded Property;

(B)                               except to the extent required under Section 2.21, no deposit account control agreement or securities account control agreement shall be required with respect to any deposit account or securities account;

(C)                               no actions in any jurisdiction other than the U.S. and Canada or that are necessary to comply with the Laws of any jurisdiction other than the U.S. or Canada (including the provinces and territories thereof) shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or Canada or to perfect such security interests (it being understood that there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the U.S. or Canada (including the provinces and territories thereof)); and

(D)                               no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Agent.

“Collateral Documents” means, collectively, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages, the Blocked Account Control Agreements, the Collateral Access Agreements, the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Agent and the Lenders pursuant to Sections 2.21, 4.01, 5.11 or 5.13, the ABL Intercreditor Agreement and each of the other agreements, instruments or documents that creates (or purports to create) a Lien or Guarantee in favor of the Agent for the benefit of the Secured Parties.

“Collateral Test Triggering Event” means any fiscal year of Holdings during which Excess Availability has been less than the greater of (A) 17.5% of the Line Cap and (B) $71,875,000 for five (5) consecutive Business Days.

“Commitment” means a U.S. Commitment or a Canadian Commitment.  The Commitments of each Lender and the total Commitments of all Lenders as of the Closing Date are set forth on the Commitment Schedule.

“Commitment Fee Rate” means the applicable rate per annum set forth below based upon the Average Revolving Loan Utilization for the applicable Class of Commitments as of the most recent Adjustment Date:

Average Revolving Loan Utilization	Commitment Fee Rate
Less than 50%	0.375%
Greater than or equal to 50%	0.250%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Revolving Loan Utilization in accordance with the table above; provided that until the first Adjustment Date occurring after the Closing Date, the “Commitment Fee Rate” shall be 0.375%.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Company Material Adverse Effect” means a “Company Material Adverse Effect” as defined in the Acquisition Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C, which certificate shall in any event be a certificate of either the chief financial officer or the treasurer of the Company (a) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (b) commencing with the certificate delivered pursuant to Section 5.02(a) for the fiscal quarter ending September 30, 2016, setting forth a calculation of the First Lien Senior Secured Net Leverage Ratio, the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio and the Consolidated Net Leverage Ratio as of the end of the most recent four fiscal quarter period for which such financial statements are being delivered.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including, without duplication, the amortization of deferred financing fees and costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs, amortization of favorable and unfavorable lease assets or liabilities and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)                                 consolidated interest expense in respect of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of OID resulting from the issuance of Indebtedness (other than the Senior Secured Term Loans and the Revolving Loans) at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers, acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transaction or any acquisition, (u) penalties and interest relating to taxes (including, for the avoidance of doubt, accrued interest with respect to payments pursuant to the terms of the Tax Receivable Agreement), (v) any “additional interest” or “liquidated damages” with respect to any debt securities for failure to timely comply with registration rights obligations, (w) amortization of OID, deferred financing fees and costs, debt issuance costs, commissions, fees and expenses and discounted liabilities, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Program and (z) any accretion of accrued interest on discounted liabilities); plus

(2)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)                                 interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)                                 the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(2)                                 any net after-tax effect of gains or losses attributable to asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business as determined in good faith by Holdings shall be excluded;

(3)                                 the net income for such period of any Person that is an Unrestricted Subsidiary or any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to Holdings or a Restricted Subsidiary thereof in respect of such period and the net losses of any such Person shall only be included to the extent funded with cash from Holdings or any Restricted Subsidiary;

(4)                                 [reserved];

(5)                                 effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other noncash charges in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(6)                                 any net after-tax effect of income (loss) from the early extinguishment, cancellation or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(7)                                 any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(8)                                 any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights, equity based awards, equity incentive programs or other non-cash deemed financial charges in respect of any pension liabilities or other provisions shall be excluded, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of Holdings or any of its direct or indirect parent companies in connection with the Transaction shall be excluded;

(9)                                 any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to this Agreement and the Senior Secured Term Loan Documents), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement or the Senior Secured Term Loan Documents) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded;

(10)                          accruals and reserves that are established within twelve (12) months after the Closing Date that are so required to be established as a result of the Transaction (or within twelve (12) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(11)                          any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as Holdings has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(12)                          to the extent covered by insurance and actually reimbursed, or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded;

(13)                          any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification 815 and related pronouncements shall be excluded;

(14)                          any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other monetary assets and liabilities shall be excluded;

(15)                          effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates) shall be excluded; and

(16)                          (a) payments pursuant to the terms of the Tax Receivable Agreement shall be excluded and (b) gains or losses resulting from the remeasurement of obligations under the Tax Receivable Agreement shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Investment permitted by Section 6.02 or any Disposition permitted by Section 6.05.

“Consolidated Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) the Consolidated Total Indebtedness of Holdings and its Restricted Subsidiaries as of the last day of such Test Period to (b) EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries on a

consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit and all obligations under any Qualified Receivables Program and all Hedging Obligations) plus (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis (excluding, for the avoidance of doubt, any intercompany obligations among Holdings and the Restricted Subsidiaries of this nature), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP minus (3) the aggregate amount of cash and cash equivalents of Holdings and its Restricted Subsidiaries on such date.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.  The Dollar-Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar-Equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)                                 to advance or supply funds

(a)                                 for the purchase or payment of any such primary obligation, or

(b)                                 to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Holdings and/or other companies.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “EBITDA”.

“Cost” means the cost of purchase of Inventory determined according to the accounting policies used in the preparation of the Company’s audited financial statements but excluding the LIFO reserve.

“Crossover Lender” means any U.S. Revolving Lender that is also a Canadian Revolving Lender or that has an Affiliate or branch that is a Canadian Revolving Lender.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Cure Trigger Period” shall have the meaning assigned to such term in Section 7.02.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties.  All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral; and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Security Agreements and the ABL Intercreditor Agreement.

“Debtor Relief Law” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, or similar debtor relief Laws (including under corporate statutes) of the United States, Canada, states, provinces or territories thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Derivative Transaction” means (a) an interest-rate transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) an exchange-rate transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Derivative Transaction.

“Designated Disbursement Account” has the meaning assigned to such term in Section 2.21(d).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration.

“Designated Obligations” has the meaning assigned to such term in Section 2.31.

“Dilution Reserve” means a reserve for dilution of Receivables subject to the limitations set forth in Section 2.22.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of EBITDA of such Sold Entity or Business or such

Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary, as applicable, and its Restricted Subsidiaries.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Lease-Back Transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lenders” means (i) such Persons that have been specified in writing to the Agent and Joint Lead Arrangers by the Company prior to March 21, 2016, (ii) competitors of the Company and its Subsidiaries that have been specified in writing to the Agent from time to time by the Company and (iii) any of their Affiliates (other than in the case of clause (ii), Affiliates that are bona fide debt funds) that are (x) identified in writing from time to time to the Agent by the Company or (y) reasonably identifiable on the basis of such Affiliates’ names; provided, in each case, that no updates to the schedule of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Commitments or Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.  The schedule of Disqualified Lenders shall be maintained with the Agent and may be communicated to a Lender or prospective Lender upon request to the Agent but shall not otherwise be posted or made available to Lenders.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the then Latest Maturity Date or the date the Loans are no longer outstanding; provided that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates (excluding Investors (but not excluding any future, current or former employee, director, officer, manager or consultant)) or Immediate Family Members), of Holdings, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which Holdings or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of Holdings (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“Distressed Person” has the meaning assigned to such term in the definition of “Lender-Related Distress Event”.

“Document” has the meaning assigned to such term in Article 9 of the UCC (or, with respect to any Document of a Canadian Loan Party, a “document of title” as defined in the PPSA).

“Dollar Equivalent” means, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any other currency, the amount of Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Foreign Holding Company” means any Domestic Subsidiary with no material assets other than Equity Interests and/or Indebtedness (including any Indebtedness that is treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)                                 increased (without duplication) by the following, in each case (other than clauses (i) and (l)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)                                 provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (16) of the definition of “Consolidated Net Income”; plus

(b)                                 consolidated interest expense of such Person for such period (including to the extent not reflected in such consolidated interest expense (t) premium payments, debt discount, fees, charges and expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, (u) other bank, administrative agency (or trustee) and financing fees, (v) costs of surety bonds in connection with financing activities,  commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptances or any similar facilities or financing and hedging arrangements, (x) amortization of debt discounts or premiums), (y) net losses of Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, net of interest income and gains with respect to such obligations and (z) amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(t) through (z) in the definition thereof; plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d)                                 the amount of any restructuring charges, accruals or reserves; plus

(e)                                  any other non-cash charges, including (A) any write offs, write downs, expenses, losses or items reducing Consolidated Net Income for such period, (B) equity-based awards compensation expense, (C) losses on sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets, inventory and investments in debt and equity securities and (D) all losses from investments recorded using the equity method (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f)                                   the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary; plus

(g)                                  the amount of management, monitoring, consulting and advisory fees (including termination and transaction fees) and related indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under Section 6.08; plus

(h)                                 the amount of extraordinary, exceptional, nonrecurring or unusual losses (including all fees and expenses relating thereto) or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any strategic initiatives, costs or accruals or reserves incurred in connection with acquisitions after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), restructuring costs and curtailments or modifications to pension and postretirement employee benefit plans; plus

(i)                                     the amount of “run-rate” cost savings and synergies projected by the Company in good faith to result from actions either taken or expected to be taken within 18 months after the end of such period (which cost savings and synergies shall be calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings adjustments made pursuant to the definition of “Pro Forma Adjustment”); provided that (A) such cost savings and synergies are reasonably identifiable and reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (B) amounts added pursuant to this clause (i) and the definition of “Pro Forma Adjustment” (solely in respect of Pro Forma Adjustments for “run rate” cost savings and synergies as a result of any Specified Transaction) shall not exceed 25% of EBITDA for such period (calculated prior to giving effect to any adjustment pursuant to this clause (i) and the definition of “Pro Forma Adjustment” (solely in respect of Pro Forma Adjustments for “run rate” cost savings and synergies as a result of any Specified Transaction)); plus

(j)                                    the amount of loss on sale of Receivables, Receivables Transaction Assets and related assets in connection with a Qualified Receivables Program; plus

(k)                                 any costs or expenses incurred by Holdings, the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interest of Holdings (other than Disqualified Stock); plus

(l)                                     cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m)                             any net loss from disposed or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of);

(2)                                 decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a)                                 non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; plus

(b)                                 any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus

(c)                                  any net income from disposed or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); plus

(d)                                 extraordinary gains and unusual or non-recurring gains (less all fees and expenses relating thereto); and

(3)                                 increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification 460, Guarantees; and

(4)                                 increased or decreased (to the extent not already included in determining EBITDA) for any Pro Forma Adjustment.

There shall be included in determining EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition).  For purposes of determining the EBITDA for any period, there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).  Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, EBITDA shall be $53,526,000, $51,605,000, $37,216,000 and $40,854,000 for the fiscal quarters ended June 30, 2015, September 30, 2015, December 31, 2015, and March 31, 2016, respectively.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, or company engaged in the business of making asset based loans or commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $750,000,000, (c) any Affiliate of a Lender or (d) an Approved Fund of a Lender; provided that, in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Defaulting Lender, (iii) with respect to any Canadian Revolving Lender, any of the foregoing listed in clauses (a) through (c) of this definition that is not a Canadian Qualified Lender unless an Event of Default has occurred and is continuing, or (iv) Holdings, Sub Holdco, the Company or any Subsidiary.

“Eligible Canadian In-Transit Inventory” means, at any time, without duplication of other Eligible Canadian Inventory, Inventory of the Canadian Borrower:

(a)                                 which has been shipped (A) from a foreign location outside Canada for receipt by the Canadian Borrower within sixty (60) days of the date of shipment or (B) from a Canadian domestic location for receipt by the Canadian Borrower within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to the Canadian Borrower;

(b)                                 for which the purchase order is in the name of the Canadian Borrower and title has passed to the Canadian Borrower and has been fully paid for or are subject to payment terms which are not overdue;

(c)                                  for which the document of title is negotiable and reflects the Agent as consignee (or, with the consent of the Agent, the Canadian Borrower) and in each case for Inventory shipped from or held in a foreign location, as to which the Agent has control over such documents of title (including by delivery of customs broker/freight forwarder agreements in a form and substance reasonably acceptable to the Agent);

(d)                                 which is insured in favor of the Canadian Borrower in accordance with the terms of this Agreement; and

(e)                                  which satisfies all of the criterial for Eligible Canadian Inventory (other than the fact that such Inventory is in-transit).

“Eligible Canadian Inventory” means, at any time, without duplication of other Eligible Inventory, all Inventory of the Canadian Borrower that, unless otherwise approved by the Agent in its Permitted Discretion, meets all of the following requirements:

(a)                                 such Inventory is owned by the Canadian Borrower and is subject to a first priority perfected Lien in favor of the Agent;

(b)                                 such Inventory is not subject to any other Lien other than Permitted Liens so long as such Liens (other than Liens under the Loan Documents) do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c)                                  such Inventory consists of raw materials or finished goods and does not consist of work-in-process, packaging and shipping materials, supplies or consigned goods, except that consigned goods valued at up to the Dollar Equivalent of $10,000,000 in the aggregate (the “Allowed Consignment Amount”) shall be eligible at any time as Eligible Canadian Inventory or Eligible U.S. Inventory on a combined basis;

(d)                                 such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e)                                  such Inventory is currently either usable or saleable, at prices approximating at least the Cost thereof, in the normal course of the Canadian Borrower’s business;

(f)                                   such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g)                                  such Inventory does not constitute Hazardous Material classified as Inventory of the Environmental Services Division not in compliance with Environmental Laws;

(h)                                 such Inventory is either (x) located within Canada at one of the Permitted Inventory Locations, (y) in transit within Canada from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days or (z) Eligible Canadian In-Transit Inventory;

(i)                                     if such Inventory is located at any location leased by the Canadian Borrower, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(j)                                    such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

With respect to any Inventory that was acquired or originated by any Person acquired by the Canadian Borrower after the Closing Date, the Agent shall use commercially reasonable efforts, at the expense of the Canadian Borrower, to complete diligence in respect of such Inventory, within a reasonable time following request of the Borrower Agent.

“Eligible Canadian Receivable” means the unpaid portion of a Receivable payable in Dollars or Canadian Dollars to the Canadian Borrower subject to the Lien in favor of the Agent net of any returns, discounts, credits or other allowances or deductions agreed to by the Canadian Borrower and net of any amounts owed by the Canadian Borrower to the Account Debtor on such Receivable (including to the extent of any set-off), which Receivable, unless otherwise approved by the Agent in its Permitted Discretion, meets all of the following requirements:

(a)                                 such Receivable is owned by the Canadian Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Canadian Borrower to make such Receivable payable by the Account Debtor, and, for the avoidance of doubt, in the case a Receivable related to goods shipped where title to such goods passes to the customer upon receipt of the goods, such transaction shall not be deemed a bona fide transaction requiring no further act until such goods have been received by the customer;

(b)                                 such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 120 days after the invoice date; provided that in calculating delinquent portions of Receivables, credit balances which are unapplied for more than 60 days shall not reduce the past due portion of the Receivables balance;

(c)                                  such Receivable does not arise out of any transaction with any Loan Party, Excluded Subsidiary, or any Affiliate of any of the foregoing, other than Receivables arising out of transactions with domestic Affiliates of the Sponsor (other than Holdings, Sub Holdco, the Company or any Subsidiary thereof), which Receivables (i) arise from arms-length transactions entered to in the ordinary course of business upon standard market terms and (ii) would otherwise be an Eligible Canadian Receivable hereunder;

(d)                                 such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are, based (i) on the most recent Canadian Borrowing Base Certificate, not Eligible Canadian Receivables pursuant to clause (b) above or (ii) based on the most recent Canadian Borrowing Base Certificate and U.S. Borrowing Base Certificate, on a consolidated basis, past due more than 60 days after their applicable due date or later than 90 days after their applicable invoice date;

(e)                                  if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the Canadian Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Agent, and on terms, reasonably acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the Canada and has been duly assigned to the Agent, except that up to $2,000,000 of such Receivables outstanding at any time that are otherwise Eligible Canadian Receivables, may be included in Eligible Canadian Receivables without such letter of credit supports;

(f)                                   if such Receivable is owed by a Governmental Authority, the Canadian Borrower has assigned to the Agent its right to payments of such Receivable so as to comply with the Financial Administration Act (Canada), as amended from time to time, or any such other applicable Law;

(g)                                  the representations and warranties set forth in the Canadian Security Agreement applicable to Receivables are correct in all material respects with respect to such Receivable;

(h)                                 such Receivable (i) is a valid, legally enforceable obligation of the Account Debtor with respect thereto and (ii) is not disputed, is not subject to a claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance, recoupment, offset or chargeback that has been asserted with respect thereto by the applicable Account Debtor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance, recoupment, offset or chargeback), and is not subject to offset or reduction based upon cash received by the Canadian Borrower but not yet applied against such Receivable;

(i)                                     the Account Debtor is not subject to an event of the type described in Section 7.01(g) or Section 7.01(h); provided that (i) the Agent may, in its Permitted Discretion, include Receivables from Account Debtors subject to such proceedings if and to the extent that such Receivables are fully covered by credit insurance, letters of credit or other sufficient third-party credit support, or are otherwise deemed by the Agent not to pose an unreasonable risk of non-collectability and (ii) Receivables of an Account Debtor subject to such proceedings will be Eligible Canadian Receivables so long as (A) such Account Debtor has received “debtor in possession” financing reasonably satisfactory to the Agent, (B) Accounts of such Account Debtor that are Eligible Receivables may not exceed $250,000 in the aggregate (and all such Receivables that are Eligible Canadian Receivables in accordance with clause (ii) of this proviso may not exceed $1,000,000 in the aggregate) and (C) such Receivables do not remain unpaid more than sixty (60) days after the original due date shown on the invoice or more than ninety (90) days after the original invoice date;

(j)                                    the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(k)                                 such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Borrowers, based on the most recent U.S. Borrowing Base Certificate and Canadian Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess;

(l)                                     such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Agent in its Permitted Discretion;

(m)                             such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

(n)                                 such Receivable is subject to a first priority perfected Lien in favor of the Agent;

(o)                                 such Receivable is not subject to any Lien other than Permitted Liens so long as such Liens (other than Liens pursuant to the Loan Documents) do not have priority over the Lien of the Agent and are junior to the Lien of the Agent; and

(p)                                 such Receivable is not subject to a Permitted Receivables Transaction.

With respect to any Receivables that were acquired or originated by any Person acquired by the Canadian Borrower after the Closing Date, the Agent shall use commercially reasonable efforts, at the expense of the Canadian Borrower, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower Agent.

“Eligible Inventory” means Eligible Canadian Inventory or Eligible U.S. Inventory.

“Eligible Receivable” means an Eligible Canadian Receivable or an Eligible U.S. Receivable.

“Eligible U.S. In-Transit Inventory” means, at any time, without duplication of other Eligible U.S. Inventory, Inventory of a U.S. Borrower:

(a)                                 which has been shipped (A) from a foreign location for receipt by a U.S. Borrower within sixty (60) days of the date of shipment or (B) from a domestic location for receipt by a U.S. Borrower within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to such U.S. Borrower;

(b)                                 for which the purchase order is in the name of a U.S. Borrower and title has passed to such U.S. Borrower and has been fully paid for or are subject to payment terms which are not overdue;

(c)                                  for which the document of title is negotiable and reflects the Agent as consignee (or, with the consent of the Agent, a U.S. Borrower), and in each case for Inventory shipped from or held in a foreign location, as to which the Agent has control over such documents of title (including by delivery of customs broker/freight forwarder agreements in a form and substance reasonably acceptable to the Agent);

(d)                                 which is insured in favor of a U.S. Borrower in accordance with the terms of this Agreement; and

(e)                                  such Inventory satisfies all of the criterial for Eligible U.S. Inventory (other than the fact that such Inventory is in-transit).

“Eligible U.S. Inventory” means, at any time, all Inventory of a U.S. Borrower that, unless otherwise approved by the Agent in its Permitted Discretion, meets all of the following requirements:

(a)                                 such Inventory is owned by a U.S. Borrower and is subject to a first priority perfected Lien in favor of the Agent;

(b)                                 such Inventory is not subject to any other Lien other than Permitted Liens so long as such Liens (other than Liens pursuant to the Loan Documents) do not have priority over the Lien of the Agent and are junior to the Lien of the Agent;

(c)                                  such Inventory consists of raw materials or finished goods and does not consist of work-in-process, packaging and shipping materials, supplies or consigned goods, except that consigned goods valued at up to the Dollar Equivalent of the Allowed Consignment Amount shall be eligible at any time as Eligible Canadian Inventory or Eligible U.S. Inventory on a combined basis;

(d)                                 such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(e)                                  such Inventory is currently either usable or saleable, at prices approximating at least the Cost thereof, in the normal course of the applicable U.S. Borrower’s business;

(f)                                   such Inventory is not obsolete or returned (except Inventory that is placed back into stock in the ordinary course of business) or repossessed or used goods taken in trade;

(g)                                  such Inventory does not constitute Hazardous Material classified as Inventory of the Environmental Services Division not in compliance with Environmental Laws;

(h)                                 such Inventory is either (x) located within the United States at one of the Permitted Inventory Locations, (y) is in transit within the United States from one Permitted Inventory Location to another Permitted Inventory Location for not more than seven consecutive days or (z) Eligible U.S. In-Transit Inventory;

(i)                                     if such Inventory is located at any location leased by a U.S. Loan Party, (i) the lessor has delivered to the Agent a Collateral Access Agreement as to such location or (ii) a Rent Reserve with respect to such location has been established by the Agent in its Permitted Discretion; and

(j)                                    such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion.

With respect to any Inventory that was acquired or originated by any Person acquired after the Closing Date, the Agent shall use commercially reasonable efforts, at the expense of the U.S. Loan Parties, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower Agent.

“Eligible U.S. Receivable” means the unpaid portion of a Receivable payable in Dollars or Canadian Dollars to a U.S. Borrower subject to the Lien in favor of the Agent net of any returns, discounts, credits or other allowances or deductions agreed to by a U.S. Borrower and net of any amounts owed by a U.S. Borrower to the Account Debtor on such Receivable (including to the extent of any set-off), which Receivable, unless otherwise approved by the Agent in its Permitted Discretion, meets all of the following requirements:

(a)                                 such Receivable is owned by a U.S. Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any U.S. Borrower to make such Receivable payable by the Account Debtor, and, for the avoidance of doubt, in the case a Receivable related to goods shipped where title to such goods passes to the customer upon receipt of the goods, such transaction shall not be deemed a bona fide transaction requiring no further act until such goods have been received by the customer;

(b)                                 such Receivable is not past due more than 60 days after its due date, which due date shall not be later than 120 days after the invoice date; provided that in calculating delinquent portions of Receivables, credit balances which are unapplied for more than 60 days shall not reduce the past due portion of the Receivables balance;

(c)                                  such Receivable does not arise out of any transaction with any Loan Party, Excluded Subsidiary, or any Affiliate of any of the foregoing, other than Receivables arising out of transactions with domestic Affiliates of the Sponsor (other than Holdings, Sub Holdco, the Company or any Subsidiary thereof), which Receivables (i) arise from arms-length transactions entered to in the ordinary course of business upon standard market terms and (ii) would otherwise be Eligible U.S. Receivables hereunder;

(d)                                 such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are (i) based on the most recent U.S. Borrowing Base Certificate, not Eligible U.S. Receivables pursuant to clause (b) above or (ii) based on the most recent Canadian Borrowing Base Certificate and U.S. Borrowing Base Certificate, on a consolidated basis, past due more than 60 days after their applicable due date or later than 90 days after their applicable invoice date;

(e)                                  if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable U.S. Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Agent, and on terms, reasonably acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly assigned to the Agent, except that up to $10,000,000 of such Receivables outstanding at any time that are otherwise Eligible U.S. Receivables, may be included in Eligible U.S. Receivables without such letter of credit supports;

(f)                                   such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any other applicable Law now or hereafter existing similar in effect thereto, unless the applicable Borrower has assigned its right to payments of such Receivable so as to comply with the Assignment of Claims Act of 1940, as amended from time to time, or any such other applicable Law, or to any contractual provision accepted in writing by such Borrower prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been made or obtained;

(g)                                  the representations and warranties set forth in the U.S. Security Agreement applicable to Receivables are correct in all material respects with respect to such Receivables;

(h)                                 such Receivable (i) is a valid, legally enforceable obligation of the Account Debtor with respect thereto and (ii) is not disputed, is not subject to a claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance recoupment, offset or chargeback that has been asserted with respect thereto by the applicable Account Debtor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance, recoupment, offset or chargeback), and is not subject to offset or reduction based upon cash received by such Borrower but not yet applied against such Receivable;

(i)                                     the Account Debtor is not subject to an event of the type described in Section 7.01(g) or Section 7.01(h); provided that (i) the Agent may, in its Permitted Discretion, include Receivables from Account Debtors subject to such proceedings if and to the extent that such Receivables are fully covered by credit insurance, letters of credit or other sufficient third-party credit support, or are otherwise deemed by the Agent not to pose an unreasonable risk of non-collectability and (ii) Receivables of an Account Debtor subject to such proceedings will be Eligible U.S. Receivables so long as (A) such Account Debtor has received “debtor in possession” financing reasonably satisfactory to the Agent, (B) Accounts of such Account Debtor that are Eligible Receivables may not exceed $2,500,000 in the aggregate (and all such Receivables that are Eligible U.S. Receivables in accordance with clause (ii) of this proviso may not exceed $10,000,000 in the aggregate) and (C) such Receivables do not remain unpaid more than sixty (60) days after the original due date shown on the invoice or more than ninety (90) days after the original invoice date;

(j)                                    the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(k)                                 such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Borrowers, based on the most recent U.S. Borrowing Base Certificate and Canadian Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess;

(l)                                     such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Agent in its Permitted Discretion;

(m)                             such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

(n)                                 such Receivable is subject to a first priority perfected Lien in favor of the Agent;

(o)                                 such Receivable is not subject to any Lien other than Permitted Liens so long as such Liens (other than Liens pursuant to the Loan Documents) do not have priority over the Lien of the Agent and are junior to the Lien of the Agent; and

(p)                                 such Receivable is not subject to a Permitted Receivables Transaction.

With respect to any Receivables that were acquired or originated by any Person acquired by any U.S. Borrower after the Closing Date, the Agent shall use commercially reasonable efforts, at the expense of the U.S. Loan Parties, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower Agent.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all applicable Laws relating to pollution or the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning specified in the Preliminary Statements of this Agreement.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Section 414(m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of its respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of its respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of its respective ERISA Affiliates concerning the imposition of withdrawal liability or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of its respective ERISA Affiliates, (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 of the Code) with respect to a Pension Plan, whether or not waived; (h) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (i) the imposition of a lien under Section 303(k) of ERISA or Section 412(c) of the Code with respect to any Pension Plan; (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); or (k) the occurrence of a nonexempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party or any of their respective ERISA Affiliates (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Loan Party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the lawful currency of the participating member states introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Amount” has the meaning assigned to such term in Section 2.30.

“Excess Availability” means, at any time, the remainder of (a) the Line Cap at such time over (b) the Total Revolver Exposure at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means, on any date, (i) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by BANA at its noon spot rate at which Dollars are offered on such date for Canadian Dollars, and (ii) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by BANA at its noon spot rate at which Canadian Dollars are offered on such date for such Dollars.

“Excluded Accounts” means the collective reference to deposit accounts or securities accounts that are (i) solely used for the purposes of making payments in respect of payroll, taxes and employee’s wages and benefits, (ii) accounts where solely proceeds of funded Indebtedness, other than the proceeds of the Revolving Loans, are deposited, (iii) accounts used solely as zero balance accounts and, subject to Section 2.21(d), each segregated DDA that is established and maintained from time to time by any Loan Party and that is used exclusively as a disbursement account, (iv) solely used as trust and fiduciary accounts for the benefit of third parties; and (v)

accounts that solely hold the proceeds of the sale of Term Loan First Lien Collateral and (vi) other accounts with funds on deposit not to exceed $2,500,000 in the aggregate for all such accounts at any time.

“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of any Subsidiary acquired pursuant to a Permitted Acquisition subject to assumed Indebtedness permitted pursuant to clause (25) of the definition of “Permitted Indebtedness” if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness permitted pursuant to clause (9) of the definition of “Permitted Liens” and if and for so long as the terms of such Indebtedness validly prohibit the creation of any other Lien on such Equity Interests and such prohibition is not incurred in contemplation of such acquisition, (iii) solely with respect to any Loan to a U.S. Person, Equity Interests constituting Voting Stock of any Foreign Subsidiary or Domestic Foreign Holding Company, in each case of the Company or a Domestic Subsidiary of the Company and not otherwise constituting Excluded Equity, in excess of 65% of the issued and outstanding Voting Stock of each such Foreign Subsidiary or Domestic Foreign Holding Company, (iv) of any Subsidiary with respect to which the Agent and the Company have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (v) of any captive insurance companies, not-for-profit Subsidiaries, or special purpose entities, (vi) to the extent requiring the consent of one or more third parties (that are not Holdings or its Subsidiaries) or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement after giving effect to the anti-assignment provisions of the Uniform Commercial Code, the PPSA and other applicable Laws, Equity Interests in any Person other than wholly-owned Restricted Subsidiary that is a Material Subsidiary and (vii) constituting Margin Stock.

“Excluded Property” means (i) any fee-owned real property that is not a Material Real Property and any leasehold interests in real property, (ii) (A) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a Uniform Commercial Code or PPSA financing statement, (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a Uniform Commercial Code or PPSA financing statement and (C) commercial tort claims having a value less than $5,000,000 to the extent a Lien thereon cannot be perfected by the filing of a Uniform Commercial Code or PPSA financing statement, (iii) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws after giving effect to the anti-assignment provisions of the Uniform Commercial Code, the PPSA and other applicable Laws, (iv) any lease, license or other agreement, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code, the PPSA and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (v) assets for which a pledge thereof or a security interest therein would result in a material adverse tax consequence as reasonably determined by the Company (in consultation with (but without the consent of) the Agent), (vi) assets for which the Agent and the Company have determined in their reasonable judgment and agreed in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (vii) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable United States federal law and (viii) Excluded Equity.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01(d) hereto, (b) any Subsidiary that is not a wholly owned Subsidiary of the Company or a Guarantor, (c) in the case of the U.S. Obligations, any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (d) in the case of the U.S. Obligations, any Domestic Foreign Holding Company, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition that, at the time of such Permitted Acquisition (or other Investment not prohibited hereunder), has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition (or other Investment not prohibited hereunder) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor, (f) [reserved], (g) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date or at the time such

Restricted Subsidiary is acquired (and not entered into in contemplation of such acquisition), as applicable, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (h) captive insurance companies, (i) any special purpose entity, (j) any special purpose securitization vehicle (or similar entity), (k) any Subsidiary that is a not-for-profit organization, (l) any other Subsidiary with respect to which, in the reasonable judgment of the Agent (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (m) each Immaterial Subsidiary and (n) each Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any CEA Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such CEA Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 2.25(h) and any other “keepwell, support, or other agreement” for the benefit of such Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to each Agent and each Lender, (i) any tax on such Agent’s or Lender’s net income or profits (or franchise tax in lieu of such tax on net income or profits) imposed by a jurisdiction as a result of such Agent or Lender being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such Agent or Lender and the jurisdiction (including as a result of such Agent or Lender carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction, other than a connection arising solely from such Agent or Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (ii) any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any other jurisdiction described in (i), (iii) other than any Foreign Lender becoming a party hereto pursuant to Section 2.19, any U.S. federal withholding tax that is imposed on amounts payable to a Foreign Lender pursuant to a Law in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) (or where the Foreign Lender is a partnership for U.S. federal income tax purposes, pursuant to a law in effect on the later of the date on which such Foreign Lender becomes a party hereto or the date on which the affected partner becomes a partner of such Foreign Lender), except, in the case of a Foreign Lender that designates a new Lending Office or is an assignee, to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal withholding tax pursuant to Section 2.17, (iv) any withholding tax attributable to a Lender’s failure to comply with Section 2.17(e), (v) any U.S. federal withholding tax imposed under FATCA and (vi) any interest, additions to taxes and penalties with respect to any taxes described in clauses (i) through (v) of this definition.

“Existing ABL Credit Agreement” means that certain Credit Agreement, dated March 31, 2011, among the Company, the other borrowers and guarantors party thereto and Bank of America, N.A., as agent, as amended prior to the Closing Date.

“Existing ABL Credit Agreement Canadian Borrowing Base” means the “Canadian Borrowing Base” as defined in and as determined in a manner set forth in the Existing ABL Credit Agreement.

“Existing ABL Credit Agreement U.S. Borrowing Base” means the “U.S. Borrowing Base” as defined in and as determined in a manner set forth in the Existing ABL Credit Agreement.

“Existing Class” means each Class of Existing Revolving Commitments.

“Existing Canadian Revolving Commitments” has the meaning assigned to such term in Section 2.27(b)(i).

“Existing Canadian Revolving Loans” has the meaning assigned to such term in Section 2.27(b)(i).

“Existing Letter of Credit” means any letter of credit previously issued under the Existing ABL Credit Agreement for the account of the Company or any other Loan Party by a Lender or an Affiliate of a Lender that is outstanding on the Closing Date and listed on Schedule 1.01(b).

“Existing Revolving Commitments” means the Existing U.S. Revolving Commitments and the Existing Canadian Revolving Commitments, as applicable.

“Existing U.S. Revolving Commitments” has the meaning assigned to such term in Section 2.27(a)(i).

“Existing U.S. Revolving Loans” has the meaning assigned to such term in Section 2.27(a)(i).

“Extended Canadian Loans/Commitments” means Extended Canadian Revolving Loans and/or Extended Canadian Revolving Commitments.

“Extended Canadian Revolving Commitments” has the meaning assigned to such term in Section 2.27(b)(i).

“Extended Canadian Revolving Loans” has the meaning assigned to such term in Section 2.27(b)(i).

“Extended Revolving Commitments” means Extended U.S. Revolving Commitments or Extended Canadian Revolving Commitments, as applicable.

“Extended U.S. Loans/Commitments” means Extended U.S. Revolving Loans and/or Extended U.S. Revolving Commitments.

“Extended U.S. Revolving Commitments” has the meaning assigned to such term in Section 2.27(a)(i).

“Extended U.S. Revolving Loans” has the meaning assigned to such term in Section 2.27(a)(i).

“Extending Canadian Lender” has the meaning assigned to such term in Section 2.27(b)(iii).

“Extending U.S. Lender” has the meaning assigned to such term in Section 2.27(a)(ii).

“Extension Series” means a Canadian Extension Series or a U.S. Extension Series, as applicable.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Holdings in good faith.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any successor provision that is substantively comparable (and, in each case, any regulations promulgated thereunder or official interpretations thereof), any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a

Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Agent on such day on such transactions as determined by the Agent.  If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.

“Fee Letter” means the letter, dated as of March 21, 2016, by and among Merger Sub 3, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Finance LLC, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc., as amended, supplemented or otherwise modified from time to time.

“FILO Facility Available Revolving Commitments” means, at any time, the aggregate of the FILO Facility Revolving Commitments of all FILO Facility Revolving Lenders then in effect minus the FILO Facility Revolving Exposure of all FILO Facility Revolving Lenders at such time.

“FILO Facility Average Revolving Loan Utilization” means, at any Adjustment Date, the Dollar Equivalent of the average daily aggregate FILO Facility Revolving Exposure for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Closing Date to such Adjustment Date), divided by the aggregate FILO Facility Revolving Commitments at such time.

“FILO Facility Issuing Bank” means BANA in its capacity as issuer of FILO Facility Letters of Credit hereunder.

“FILO Facility LC Collateral Account” has the meaning assigned to such term in Section 2.06(c)(ix).

“FILO Facility LC Disbursement” means a payment made by the FILO Facility Issuing Bank pursuant to a drawing on a FILO Facility Letter of Credit.  All FILO Facility LC Disbursements shall be denominated in Dollars.

“FILO Facility LC Exposure” means, at any time of determination, the sum (without duplication) of the Dollar Equivalent of (a) the aggregate undrawn amount of all outstanding FILO Facility Letters of Credit at such time plus (b) the aggregate amount of all FILO Facility LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrowers or any other U.S. Loan Party at such time, less (c) the amount then on deposit in the FILO Facility LC Collateral Account.  The FILO Facility LC Exposure of any FILO Facility Revolving Lender at any time shall be its Applicable Percentage of the total FILO Facility LC Exposure at such time.

“FILO Facility Letter of Credit” means any standby letter of credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) by the FILO Facility Issuing Bank from time to time in its sole and absolute discretion for the account of any Foreign Subsidiary of the Company (other than Canadian Loan Parties) approved by the FILO Facility Issuing Bank or for the account of a U.S. Borrower solely for the benefit of any such Foreign Subsidiary pursuant to this Agreement.  FILO Facility Letters of Credit may be issued in Dollars or in an Alternative Currency in the sole discretion of the FILO Facility Issuing Bank.

“FILO Facility Letter of Credit Request” has the meaning assigned to such term in Section 2.06(c)(ii).

“FILO Facility Reserve” shall mean, at any time, a U.S. Reserve of up to the amount at such time by which (x) the FILO Facility Revolving Exposure at such time exceeds (y) the sum of 5% of Eligible U.S. Receivables and 10% of Eligible U.S. Inventory included in the most recently delivered U.S. Borrowing Base Certificate at or prior to such time.

“FILO Facility Revolving Borrowing” means a request for FILO Facility Revolving Loans.

“FILO Facility Revolving Commitment” means, with respect to each FILO Facility Revolving Lender, the commitment of such FILO Facility Revolving Lender to make FILO Facility Revolving Loans and to acquire participations in FILO Facility Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such FILO Facility Revolving Lender’s FILO Facility Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each FILO Facility Revolving Lender’s FILO Facility Revolving Commitment is set forth in the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its FILO Facility Revolving Commitment, as applicable.  The initial aggregate amount of the FILO Facility Revolving Lenders’ FILO Facility Revolving Commitments is $30,000,000.

“FILO Facility Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s FILO Facility Revolving Loans and its FILO Facility LC Exposure.

“FILO Facility Revolving Lender” means, as of any date of determination, a Lender with a FILO Facility Revolving Commitment or, if the FILO Facility Revolving Commitments have terminated or expired, a Lender with FILO Facility Revolving Exposure.

“FILO Facility Revolving Loan” means the loans and advances made by the FILO Facility Revolving Lenders pursuant to Section 2.01(c).

“Financed Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are financed with the proceeds of Indebtedness (other than Revolving Loans).

“Financial Officer” means the chief financial officer, treasurer or controller of the Company.

“First Lien Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) the Consolidated Total Indebtedness (excluding unsecured Indebtedness and Indebtedness that is secured on a junior priority basis to the Obligations but including the Senior Secured Term Loans and any Incremental Term Loans) of Holdings and its Restricted Subsidiaries as of the day of such Test Period to (b) EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of:

(i)                                     EBITDA of Holdings and its Restricted Subsidiaries for the most recent Test Period ended on or prior to such date of determination, minus the sum of (A) cash taxes actually paid based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes (including in respect of repatriated funds) during such Test Period by Holdings and its Restricted Subsidiaries on a consolidated basis, (B) any dividends or distributions related to taxes and payments under the Tax Receivable Agreement by Holdings and its Restricted Subsidiaries on a consolidated basis and (C) Unfinanced Capital Expenditures made by Holdings and its Restricted Subsidiaries during such Test Period; to

(ii)                                  Fixed Charges payable by Holdings and its Restricted Subsidiaries in cash during such Test Period, all as determined on a consolidated basis in accordance with GAAP.

For purposes of calculating the Fixed Charge Coverage Ratio for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1)                                 Consolidated Interest Expense of such Person for such period paid in cash;

(2)                                 scheduled principal amortization of indebtedness in respect of borrowed money (excluding payments in respect of intercompany Indebtedness);

(3)                                 all dividends and distributions other than (A) those made in reliance on the Payment Conditions and (B) any dividends or distributions related to taxes or payments under the Tax Receivable Agreement; and

(4)                                 solely for purposes of determining compliance with the Payment Conditions (and not compliance with Section 6.14), all dividends and distributions made in reliance on the Payment Conditions other than any dividends or distribution related to taxes or payments under the Tax Receivable Agreement.

“Floating Rate” means Alternate Base Rate or Canadian Prime Rate.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, a Loan Party with respect to employees employed outside the United States or Canada (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Lender” means for U.S. Borrowers, a Lender that is not a U.S. Person, and for the Canadian Borrower, a Lender that is not resident or organized in Canada.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiary or Subsidiaries that are not Loan Parties, as determined in accordance with GAAP in good faith by Holdings, without intercompany eliminations between such Foreign Subsidiaries and Holdings and its other Subsidiaries.

“FSCO” means the Financial Services Commission of Ontario or like body in any other province or territory of Canada and any other Governmental Authority succeeding to the functions thereof.

“Funding Account” means the account of the Borrower Agent to which the Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 9.04(e).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.09.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other substances, wastes, pollutants and contaminants and chemicals in any form including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes, to the extent any of the foregoing are regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious properties or characteristics.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between the Company or any Subsidiary and any other Person.

“Hedge Bank” means any Person that is an Agent, a Lender, a Joint Bookrunner or an Affiliate or branch of any of the foregoing on the Closing Date or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Joint Bookrunner or an Affiliate or branch of any of the foregoing; provided that such Person who is not BANA delivers written notice to the Agent, in form and substance satisfactory to the Agent, (i) describing the Secured Hedge Agreement and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 9.24.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement or other derivative (including equity derivative agreements) for the purpose of transferring or mitigating interest rate, currency, commodity risks or equity risks either generally or under specific contingencies.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Company that is not a Material Subsidiary.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Term Loan” means the “Incremental Loans” as defined in the Senior Secured Term Loan Documents as in effect on the Closing Date.

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                 any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)                                 in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable; or

(d)                                 representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of Holdings appearing upon the balance sheet of Holdings solely by reason of push-down accounting under GAAP shall be excluded;

(2)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)                                 to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of any Qualified Receivables Program or (c) any obligations under the Tax Receivable Agreement.

“Indemnitees” has the meaning specified in Section 9.03(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Information” has the meaning specified in Section 9.12.

“Initial Borrowing Base” means, at any time during the Initial Borrowing Base Period, an amount equal (a) with respect to the U.S. Borrowing Base, the greater of (i) the Closing Date ABL Availability Amount and (ii) the Existing ABL Credit Agreement U.S. Borrowing Base, calculated as of the last day of the most recently ended month that is at least 15 Business Days prior to the date of determination and (b) with respect to the Canadian Borrowing Base, the Existing ABL Credit Agreement Canadian Borrowing Base; provided that (x) the sum of clauses (a) and (b) shall not exceed $300,000,000 (and, if the aggregate amount of clauses (a) and (b) would otherwise exceed $300,000,000, the Borrowers shall indicate the allocation of such $300,000,000 between clauses (a) and (b) above) and (y) if the Agent has not received the results of a field examination, in form and substance satisfactory to the Agent, prior to the 120th day following the Closing Date, each Borrowing Base shall be deemed to be zero until such time as (x) the field examination is completed and delivered and (y) a Borrowing Base Certificate (other than the Closing Date Borrowing Base Certificate) is delivered; provided further, that there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such items within the applicable time period.

“Initial Borrowing Base Period” means if the U.S. Borrowers or the Canadian Borrower, as applicable, do not deliver to the Agent (x) a field examination, in form and substance satisfactory to the Agent, prior to the Closing Date or (y) a Borrowing Base Certificate (other than the Closing Date Borrowing Base Certificate) prior to the Closing Date, the period commencing on the Closing Date and ending on the earlier of (a) the 120th day after the Closing Date and (b) the date on which the Company has delivered to the Agent (x) a field examination in form and substance satisfactory to the Agent and (y) a Borrowing Base Certificate (other than the Closing Date Borrowing Base Certificate); provided that notwithstanding the delivery of a field examination, the Borrowers may elect to keep the Initial Borrowing Base in effect until the 120th day after the Closing Date.

“Instrument” shall have the meaning assigned to such term in Article 9 of the UCC (and/or with respect to a Canadian Loan Party, as defined in the PPSA).

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreements.

“Interest Election Request” means a request by the Borrower Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan (other than a Swingline Loan), the first day of each January, April, July and October and the Maturity Date, (b) with respect to any LIBOR Rate Loan or Canadian BA Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Rate Borrowing or Canadian BA Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period (or if such day is not a Business Day, the next succeeding Business Day) and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means (a) with respect to any LIBOR Rate Borrowing or Canadian BA Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to and agreed to by each Lender, twelve months or a period shorter than one month) thereafter, as the Borrower Agent may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Period Rate” means the LIBOR Rate or the Canadian BA Rate.

“Inventory” means collectively, any “Inventory” as defined in either the UCC or PPSA, as applicable.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 6.02:

(1)                                 “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)                                 Holdings’ “Investment” in such Subsidiary at the time of such redesignation; less

(b)                                 the portion (proportionate to Holdings’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Holdings or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or, if the applicable instrument or Person is not then rated by Moody’s or S&P, an equivalent rating by any other rating agency.

“Investment Grade Securities” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                 debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings and its Subsidiaries;

(3)                                 investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)                                 corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors” means (a) the Sponsor, (b) TPG and (c) the Management Stockholders.

“IP Rights” has the meaning specified in Section 3.15.

“IRS” means the U.S. Internal Revenue Service.

“Issuing Banks” means, collectively, the U.S. Issuing Banks and the Canadian Issuing Banks.

“Joinder Agreement” has the meaning assigned to such term in Section 5.11(b).

“Joint Bookrunner” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof) and Deutsche Bank Securities Inc.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner and Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof), Deutsche Bank Securities Inc., Wells Fargo Bank, National Association and SunTrust Robinson Humphrey, Inc.

“Junior Financing” has the meaning specified in Section 6.12(a)(i).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Disbursement” means a Canadian LC Disbursement, a U.S. LC Disbursement or a FILO Facility LC Disbursement, as applicable.

“LC Exposure” means, at any time of determination, the sum of the Canadian LC Exposure, the U.S. LC Exposure and the FILO Facility LC Exposure.

“LCA Election” has the meaning specified in Section 1.08(d).

“LCA Test Date” has the meaning specified in Section 1.08(d).

“Lease Expense” means, for any period, all rental expenses of the Company and its Subsidiaries during such period under operating leases for real or personal property (including in connection with Sale and Lease-Back Transactions), but excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income; provided that Lease Expense shall not include (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to the Transactions and pursuant to an acquisition (including a Permitted Acquisition) to the extent that such rental expenses relate to operating leases (i) in effect at the time of (and immediately prior to) such acquisition and (ii) related to periods prior to such acquisition, (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP and (d) the effects from applying purchase accounting.

“Lender Default” means (i) the refusal (in writing) or failure of any Lender to make available its portion of any incurrence of Loans or to fund its participations in Letters of Credit or Swingline Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due; (iii) a Lender has notified the Company or the Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement; (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that it will comply with its obligations under this Agreement or (v) a Distressed Person with respect to such Lender has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver, trustee or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or becomes the subject of an EU Bail-In Action, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Agent.

“Letter of Credit” means any U.S. Letter of Credit, Canadian Letter of Credit or FILO Facility Letter of Credit.

“LIBOR Rate” means,

(a)                                 with respect to any Interest Period, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which comparable or successor rate is approved by the Agent, as published on the applicable Reuters Screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to an Alternate Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that, if negative, the LIBOR Rate shall be deemed to be 0.00%.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, trust (deemed, constructive, statutory or otherwise), encumbrance, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, registered, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement or similar registration or filing under the Uniform Commercial Code, the PPSA (or equivalent statutes, including security under the Bank Act (Canada)) of any jurisdiction; provided that (i) in no event shall an operating lease be deemed to constitute a Lien and (ii) in no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Loan Party.

“Limited Condition Acquisition” means any acquisition, including by way of merger or amalgamation, by the Company or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Line Cap” means, at any time, the lesser of (a) the total Commitments and (b) the combined Borrowing Base.

“Liquidity Event” means (a) the period from the date that Excess Availability shall have been less than the greater of (x) 10.0% of the Line Cap and (y) $40,250,000 for five (5) consecutive Business Days to the date Excess Availability shall have been at least the greater of (x) 10.0% of the Line Cap and (y) $40,250,000 for twenty (20) consecutive calendar days or (b) upon the occurrence of a Specified Default, the period that such Specified Default shall be continuing.

“Loan Account” has the meaning assigned to such term in Section 2.26(a).

“Loan Documents” means, collectively, (a) this Agreement, (b) any promissory notes issued pursuant to this Agreement, (c) any Letters of Credit or Letter of Credit applications, (d) any amendment executed in connection with a Revolving Commitment Increase or an Extension Series or Extension Offer and (e) the Collateral Documents.

“Loan Guarantor” means (a) each U.S. Loan Guarantor and (b) each Canadian Loan Guarantor.

“Loan Parties” means the U.S. Loan Parties and the Canadian Loan Parties.

“Loans” means U.S. Loans, Canadian Loans and FILO Facility Revolving Loans.

“Management Fee Agreement” means the management services agreement between certain of the management companies associated with the Investors or their advisors, if applicable, and the Company.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of Holdings (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of Holdings on the Closing Date or will become holders of such Equity Interests in connection with the Acquisition.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies of the Lenders, or the Agent under any Loan Document.

“Material Domestic Subsidiary” means, (i) on the Closing Date and until the first delivery of financial statements for any period ending after the Closing Date pursuant to Section 5.01(a) or 5.01(b), each of the Company’s Domestic Subsidiaries and (ii) at any date of determination following delivery of any financial statements for any period ending after the Closing Date pursuant to Section 5.01(a) or 5.01(b), each of Holdings’ Domestic Subsidiaries (a) whose total assets at the date of the latest balance sheet date included in the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for the four fiscal quarter period ending on such date were equal to or greater than 2.5% of the consolidated gross revenues of Holdings and the Restricted Subsidiaries for the period of four fiscal quarters ending on such date, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of Holdings for which financial statements have been delivered pursuant to Section 5.01 or more than 5.0% of the consolidated gross revenues of Holdings and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ending as of the last day of such fiscal quarter, then the Company shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Agent may agree in its reasonable discretion), (i) designate in writing to the Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of Holdings’ Foreign Subsidiaries (a) whose total assets at the date of the latest balance sheet date included in the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for the period of four fiscal quarters ending on such date were equal to or greater than 2.5% of the consolidated gross revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP (it being understood that, as of the Closing Date, “Material Foreign Subsidiaries” means each of Holdings’ Foreign Subsidiaries listed on Schedule 1.01(c)).

“Material Indebtedness” has the meaning specified in Section 7.01(e).

“Material Real Property” means any real property owned by any Loan Party with a cost or book value in excess of $4,500,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means with respect to the Canadian Revolving Commitments, the FILO Facility Revolving Commitments and the U.S. Revolving Commitments, the fifth (5th) anniversary of the Closing Date, provided, that in the case of any Extension Series of Extended Revolving Commitments, “Maturity Date” in clause (a) shall mean the maturity date related thereto.

“Maximum Liability” has the meaning assigned to such term in Section 10.08.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Merger” has the meaning specified in the introductory paragraph of this Agreement.

“Merger Sub 1” has the meaning specified in the introductory paragraph to this Agreement.

“Merger Sub 2” means Neon Acquisition Company LLC, a Delaware limited liability company.

“Merger Sub 3” has the meaning specified in the introductory paragraph to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 5.13(b)(iv).

“Mortgaged Properties” means each Material Real Property listed on Schedule 1.01(f) and each other Material Real Property, if any, that is subject to a Mortgage delivered pursuant to Section 5.11 or Section 5.13.

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds of hypothec and mortgages made by the Loan Parties in favor or for the benefit of the Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Agent.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of its respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions if a Loan Party would have liability thereto.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof, net of all costs of liquidation thereof, as based upon the most recent Inventory appraisal conducted in accordance with this Agreement (or, prior to the completion of an appraisal under this Agreement most recently received by the Agent prior to the Closing Date) and expressed as a percentage of Cost of such Inventory.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Paying Borrower” has the meaning assigned to such term in Section 2.25(f).

“Non-Paying U.S. Guarantor” has the meaning assigned to such term in Section 10.09.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount was not previously (and is not concurrently being) applied in determining the permissibility of any other transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Commitment, Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement; provided that Obligations of any Loan Party shall not include any Excluded Swap Obligation of such Loan Party and (c) Secured Cash Management Obligations.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” has the meaning assigned to such term in Section 9.21.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, or enforcement of, or otherwise with respect to, any Loan Document, but not including any Excluded Taxes.

“Overadvance” means a Canadian Overadvance or a U.S. Overadvance.

“Overadvance Condition” means a Canadian Overadvance Condition or a U.S. Overadvance Condition.

“Overadvance Loan” means a Canadian Overadvance Loan or a U.S. Overadvance Loan.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272 (2001).

“Paying Borrower” has the meaning assigned to such term in Section 2.25(f).

“Paying U.S. Guarantor” has the meaning assigned to such term in Section 10.09.

“Payment Account” has the meaning assigned to such term in Section 2.21(c).

“Payment Conditions” means, at any time of determination with respect to any Payment Conditions Transaction, as of the date of such Payment Conditions Transaction and after giving Pro Forma Effect thereto, (i) no Specified Default exists, (ii) the Fixed Charge Coverage Ratio of Holdings as of the last day of the most recently ended Test Period shall be at least 1.00 to 1.00 and (iii) Excess Availability as of the date of such Payment Conditions Transaction and throughout the immediately preceding thirty (30) days on an average basis, exceeds the greater of (1) in the case of any Specified Investment, (x) 10% of the Line Cap and (y) $40,250,000 and (2) in the case of any Specified Debt Incurrence, Specified Restricted Payment or Specified Restricted Debt Payment, (x) 12.5% of the Line Cap and (y) $51,750,000; provided, however, that the condition set forth in clause (ii) shall not be applicable if Excess Availability after giving Pro Forma Effect to such Payment Conditions Transaction as of the date of such Payment Conditions Transaction and throughout the immediately preceding thirty (30) days on an average basis exceeds the greater of (1) in the case of any Specified Investment, (x) 15.0% of the Line Cap and (y) $60,375,000 and (2) in the case of any Specified Debt Incurrence, Specified Restricted Payment or Specified Restricted Debt Payment, (x) 17.5% of the Line Cap and (y) $71,875,000.

“Payment Conditions Transaction” means any Specified Debt Incurrence, Specified Investment, Specified Restricted Payment and/or Specified Restricted Debt Payment.

“PBA” means the Pensions Benefits Act (Ontario) or any other Canadian federal or provincial statute in relation to Canadian Pension Plans.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of its respective ERISA Affiliates or to which any Loan Party or any of its respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years if a Loan Party would have liability thereto.

“Perfection Certificate” means that certain Perfection Certificate by and among the Company, Holdings, Merger Sub 3, Sub Holdco, Merger Sub 2, the Canadian Borrower and the Guarantors party thereto, dated as of the date hereof.

“Permitted Acquisition” has the meaning specified in the definition of “Permitted Investments”.

“Permitted Cure Security” means any Qualified Stock of Holdings.

“Permitted Discretion” means the Agent’s commercially reasonable credit judgment (from the perspective of an asset-based lender), exercised in good faith in accordance with customary business practices for similar asset based lending facilities, based upon its consideration of any factor that it reasonably believes (i) could materially adversely affect the quantity, quality, mix or value of Collateral (including any applicable Laws that may inhibit collection of a Receivable), the enforceability or priority of the Agent’s Liens thereon, or the amount that the Agent, the Lenders or the Issuing Banks could receive in liquidation of any Collateral; (ii) that renders or would cause any collateral report or financial information delivered by any Loan Party to be incomplete, inaccurate or misleading in any material respect; or (iii) creates an Event of Default; provided that circumstances, conditions, events or contingencies existing or arising prior to the Closing Date and known to the Agent, in each case, prior to the Closing Date shall not be the basis for any establishment of any reserves after the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in a material respect since the Closing Date; provided, further, that nothing in the forgoing limitations shall prohibit the Agent from imposing a FILO Facility Reserve, Canadian Cash Management Reserve or U.S. Cash Management Reserve in accordance with the limitations set forth in the definitions thereof.  In exercising such judgment, the Agent may consider any factors that could materially increase the credit risk of lending to the Borrowers on the security of the Collateral.

“Permitted Foreign Facility” means one or more credit facilities of one or more of Holdings or any U.S. Loan Party or their respective Foreign Subsidiaries (other than Canadian Subsidiaries) that are established pursuant to the provisions of Section 2.23.

“Permitted Foreign Facility Lender” has the meaning assigned to such term in Section 2.23(e).

“Permitted Holders” means any of the Investors.

“Permitted Indebtedness” means:

(1)                                 (A) Indebtedness outstanding under the Senior Secured Term Loan Facility on the Closing Date and (B) additional Indebtedness under the Senior Secured Term Loan Facility or any Permitted Secured Ratio Debt (I) if such Indebtedness is incurred in reliance on this subclause (B)(I), in an amount, when taken together with the amount of Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (B)(I), not to exceed the excess of (X) the sum of (i) $175,000,000 plus (ii) the amount of any voluntary prepayment of Senior Secured Term Loans (excluding prepayments with the proceeds of Indebtedness) minus (Y) the amount of Revolving Commitment Increases made pursuant to Section 2.23(a)(i) and (II) if such Indebtedness is incurred in reliance on this subclause (B)(II) so long as immediately after giving Pro Forma Effect thereto and after giving effect to any Permitted Acquisition consummated in connection therewith and all other appropriate Pro Forma Adjustments (but excluding the cash proceeds of any such Indebtedness), the Secured Net Leverage Ratio as of the last day of the most recently ended Test Period shall not exceed 4.6 to 1.0;

(2)                                 the incurrence of Indebtedness pursuant to the Loan Documents, including the issuance and creation of letters of credit and bankers’ acceptances hereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the undrawn face amount thereof);

(3)                                 [reserved];

(4)                                 Indebtedness of Holdings and the Restricted Subsidiaries in existence on the Closing Date and set forth on Schedule 6.03;

(5)                                 Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred or issued by Holdings or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness,

Disqualified Stock and/or Preferred Stock incurred or issued and outstanding under this clause (5), not to exceed the greater of (A) $65,000,000 and (B) 30.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period at any time outstanding;

(6)                                 Indebtedness incurred by Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(7)                                 Indebtedness arising from agreements of Holdings or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, deferred compensation (or other similar arrangements), earnouts or similar obligations, in each case, incurred or assumed in connection with (a) the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition or (b) a Permitted Acquisition (or other Investment not prohibited hereunder), in each case other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such disposition, Permitted Acquisition or other Investment not prohibited hereunder;

(8)                                 Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness owing (x) by a U.S. Loan Party to a Restricted Subsidiary that is not a U.S. Loan Party or (y) by a Canadian Loan Party to a Restricted Subsidiary that is not a Loan Party is expressly subordinated to the relevant Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)                                 Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a U.S. Loan Party incurs such Indebtedness to a Restricted Subsidiary that is not a U.S. Loan Party or a Canadian Loan Party incurs such Indebtedness to a Restricted Subsidiary that is not a Loan Party, such Indebtedness is expressly subordinated or pari passu in right of payment to the relevant Obligations; provided, further, that any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (9);

(10)                          shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another of the Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause (10);

(11)                          Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) (i) entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Company or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;

(12)                          obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(13)                          (a) Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by Holdings since immediately after the Closing Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Holdings or any of its Subsidiaries) as determined in accordance with the definition of “Available Equity Amount” (other than with respect to clause (B) thereof) to the extent such net cash proceeds or cash are Not Otherwise Applied and (b) Indebtedness or Disqualified Stock of Holdings and Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (13)(b) and any Refinancing Indebtedness in respect of Indebtedness in respect thereof then outstanding, does not at any one time outstanding exceed the greater of (i) $115,000,000 and (ii) 55.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period;

(14)                          the incurrence by Holdings or any Restricted Subsidiary of Indebtedness, the issuance by Holdings or any Restricted Subsidiary of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under clauses (1), (4), (5) and (13) above, this clause (14) and clauses (15) and (25) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(a)                                 has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(b)                                 to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c)                                  shall not include:

(i)                                     Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a U.S. Loan Party that refinances Indebtedness or Disqualified Stock of Holdings;

(ii)                                  Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a U.S. Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of a U.S. Loan Party;

(iii)                               Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Holdings that is not a Canadian Loan Party or a U.S. Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Canadian Loan Party; or

(iv)                              Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (14) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Secured Indebtedness (other than Indebtedness under clause (1) above);

(15)                          the incurrence of Permitted Ratio Debt;

(16)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(17)                          Indebtedness supported by a Letter of Credit in a principal amount not in excess of the stated amount of such Letter of Credit;

(18)                          (a) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under this definition or clause (22) of the definition of “Permitted Investments” and (b) any guarantee by a Restricted Subsidiary of Indebtedness of Holdings or a Restricted Subsidiary; provided that any Restricted Subsidiary that is not a Loan Party may not, by virtue of this clause (18), guarantee Indebtedness that it would not otherwise be permitted to incur under Section 6.01;

(19)                          Indebtedness consisting of Indebtedness issued by Holdings or any Restricted Subsidiary to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in Section 6.06(4);

(20)                          customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(21)                          Indebtedness in respect of Bank Products provided by banks or other financial institutions to Holdings and the Restricted Subsidiaries in the ordinary course of business;

(22)                          Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis;

(23)                          Indebtedness of Holdings or any Restricted Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(24)                          the incurrence of Indebtedness of Foreign Subsidiaries (other than Canadian Loan Parties) of Holdings in an amount not to exceed at any one time outstanding, the greater of (x) 5.0% of the Foreign Subsidiary Total Assets and (y) 75.0% of the book value of the accounts receivable and inventory of such Foreign Subsidiaries as of the last day of the most recently ended Test Period;

(25)                          Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary assumed in connection with (but not incurred in contemplation of) a Permitted Acquisition (or other Investment not prohibited hereunder) so long as either (x) the Consolidated Net Leverage Ratio as of the last day of the most recently ended Test Period, after giving Pro Forma Effect to such Permitted Acquisition (or other Investment not prohibited hereunder), does not exceed 4.6 to 1.0 or (y) the aggregate principal amount of such Indebtedness, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred or issued under this clause (25), does not exceed $52,500,000; provided that (i) the aggregate principal amount of any such Indebtedness that is incurred or guaranteed by any Restricted Subsidiary of Holdings that is not a U.S. Loan Party pursuant to this clause (25) and any Permitted Ratio Debt, when taken together with the aggregate principal amount of Refinancing Indebtedness in respect thereof (including successive refinancings), shall not exceed $65,000,000 and (ii) if any such Indebtedness under this clause (25) is secured by the ABL First Lien Collateral, such Liens shall be subject to the ABL Intercreditor Agreement on the same basis (or on a more favorable basis to the Lenders) as the Senior Secured Term Loans;

(26)                          Indebtedness of Holdings or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(27)                          Indebtedness representing deferred compensation to employees of the Company (or any direct or indirect parent of the Company) and its Restricted Subsidiaries incurred in the ordinary course of business;

(28)                          [reserved]; and

(29)                          additional unsecured Indebtedness of Holdings or any Restricted Subsidiary if, after giving Pro Forma Effect to the incurrence thereof, the Payment Conditions have been met on a Pro Forma Basis; provided that (i) such Indebtedness shall not require any principal payments (other than customary amortization payments, customary asset sale, change of control offers or events of default) on or prior to the Latest Maturity Date and (ii) such Indebtedness has a Weighted Average Life to Maturity that is at least 91 days longer than the then remaining period until the Latest Maturity Date.

“Permitted Inventory Locations” means each location listed on Schedule 1.01(e) and from time to time each other location within the United States or Canada which the Company has notified the Agent is a location at which Inventory of a Borrower is maintained.

“Permitted Investments” means:

(1)                                 any Investment (i) in any U.S. Loan Party, (ii) by Restricted Subsidiaries (other than U.S. Loan Parties) in any Canadian Loan Party, (iii) by Restricted Subsidiaries that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties, (iv) by U.S. Loan Parties in Restricted Subsidiaries that are not U.S. Loan Parties and (v) by Canadian Loan Parties in Restricted Subsidiaries that are not Loan Parties; provided that the aggregate amount of Investments (other than as a result of the transfer of Equity Interests or Indebtedness of Restricted Subsidiaries that are not Loan Parties to other Restricted Subsidiaries that are not Loan Parties) outstanding at any time pursuant to subclauses (iv) and (v) shall not exceed the greater of (x) $115,000,000 and (y) 55.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period plus, in each case, up to $75,000,000 for working capital purposes;

(2)                                 any Investment in Cash Equivalents or Investment Grade Securities;

(3)                                 the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person or Equity Interests in a

Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation); provided that with respect to each purchase or other acquisition made pursuant to this clause (3) (each, a “Permitted Acquisition”):

(A)                               the aggregate amount of Investments by U.S. Loan Parties for (i) the direct or indirect acquisition of Persons that do not become U.S. Loan Parties or (ii) in the case of an asset acquisition, assets that are not acquired by a U.S. Loan Party, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed at any time outstanding the sum of (x) the greater of $115,000,000 and 55.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period and (y) the Available Equity Amount at such time;

(B)                               the acquired property, assets, business or Person is in a business permitted under Section 6.07;

(C)                               subject, in the case of a Limited Condition Acquisition, to Section 1.08, immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing;

(D)                               the Company shall have delivered to the Agent, on behalf of the Lenders, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth in this clause (3) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(E)                                the Payment Conditions shall have been satisfied on a Pro Forma Basis;

(4)                                 any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to Section 6.05;

(5)                                 any Investment existing, or contemplated, on the Closing Date and set forth on Schedule 6.02 or made pursuant to binding commitments in effect on the Closing Date or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Closing Date or binding commitment existing on the Closing Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment as in existence on the Closing Date or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or OID or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;

(6)                                 any Investment acquired by Holdings or any Restricted Subsidiary:

(a)                                 consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b)                                 in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(c)                                  in satisfaction of judgments against other Persons; or

(d)                                 as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)                                 Hedging Obligations permitted under clause (11) of the definition of “Permitted Indebtedness”;

(8)                                 Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of Holdings, or any of its direct or indirect parent companies; provided that the proceeds from such Equity Interests will not increase the Available Equity Amount;

(9)                                 guarantees of Indebtedness of Holdings or a Restricted Subsidiary permitted under Section 6.03;

(10)                          any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 6.08 (except transactions described in clauses (2) and (5) of the proviso to such Section);

(11)                          Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12)                          additional Investments, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or have not been subsequently sold or transferred for cash or marketable securities), not to exceed the greater of (a) $115,000,000 and (b) 55.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period;

(13)                          Investments that, in the good faith determination of Holdings are necessary or advisable to effect any Permitted Receivables Transaction or any repurchase obligation in connection therewith;

(14)                          advances to, or guarantees of Indebtedness of, employees not in excess of $10,000,000 outstanding at any one time, in the aggregate;

(15)                          loans and advances to employees, directors, officers, managers, distributors and consultants for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent company thereof;

(16)                          Investments consisting of advances, loans or extensions of trade credit in the ordinary course of business by Holdings or any Restricted Subsidiary;

(17)                          any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18)                          Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(19)                          Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(20)                          Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(21)                          Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(22)                          guarantees by Holdings or any Restricted Subsidiary of obligations of Restricted Subsidiaries in the ordinary course of business;

(23)                          Investments out of the Available Equity Amount;

(24)                          other Investments in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) 40.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period;

(25)                          other Investments so long as immediately after giving Pro Forma Effect thereto the Payment Conditions have been satisfied;

(26)                          Investments resulting from the Transactions;

(27)                          Investments consisting of promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 6.05;

(28)                          Investments consisting of loans and advances to any direct or indirect parent of Holdings in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 6.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 6.06 by a corresponding amount (if such applicable provision of Section 6.06 contains a maximum amount); and

(29)                          the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger, amalgamation or consolidation); provided that (i) the total consideration for all such Persons and assets acquired after the Closing Date shall not exceed $115,000,000, (ii) the purchase or other acquisition agreement in respect of any such acquisition shall have been entered into no later than six (6) months after the Closing Date and (iii) such acquisition shall have been consummated within twelve (12) months after the Closing Date;

provided that any Investment in any Person other than the Company or any Subsidiary of the Company that is a U.S. Loan Party or a Canadian Loan Party that otherwise constitutes a Permitted Investment may be made through intermediate Investments in Subsidiaries that are not U.S. Loan Parties or Canadian Loan Parties and such Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)                                 Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than thirty (30) days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)                                 Liens for Taxes not yet due and payable or thereafter payable without penalty or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)                                 Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Closing Date;

(5)                                 minor survey exceptions, minor encumbrances, minor title defects, ground leases, restrictions, covenants, conditions, right-of-ways, encroachments, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)                                 Liens securing obligations relating to any Indebtedness permitted to be incurred pursuant to clause (5), (13)(b), (14) or (24) of the definition of “Permitted Indebtedness”; provided that (a) Liens securing obligations relating to any Indebtedness permitted to be incurred pursuant to clause (14) of the definition of “Permitted Indebtedness” relate only to obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Indebtedness being refinanced (other than after-acquired property that is (A) affixed or incorporated into the property covered by such Lien (it being understood that individual financings of the type permitted under clause (5) of the definition of “Permitted Indebtedness” provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates), (B) except in the case of a Loan Party, after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof) and does not secure such Indebtedness with a greater priority with respect to any Collateral than the Indebtedness so refinanced or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness issued under clause (5) of the definition of “Permitted Indebtedness”, (b) Liens securing obligations relating to Indebtedness permitted to be incurred pursuant to clause (24) of the definition of “Permitted Indebtedness” extend only to the assets of Foreign Subsidiaries (other than Canadian Loan Parties), (c) Liens securing obligations relating to any Indebtedness to be incurred pursuant to clause (5) of the definition of “Permitted Indebtedness” extend only to the assets so purchased, leased or improved and any accessions or extensions thereof and (d) in the case of Liens securing obligations under clause (13)(b) of the definition of “Permitted Indebtedness”, such Liens on the ABL First Lien Collateral shall be subordinated to the Liens of the Agent, pursuant to the ABL Intercreditor Agreement and a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party thereto;

(7)                                 Liens existing on the Closing Date or pursuant to agreements in existence on the Closing Date and, in each case, described on Schedule 6.01;

(8)                                 Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by Holdings or any Restricted Subsidiary (other than after-acquired property that is (A) affixed or incorporated into the property covered by such Lien (it being understood that individual financings of the type permitted under clause (5) of the definition of “Permitted Indebtedness” provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates), (B) except in the case of a Loan Party, after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof);

(9)                                 Liens on property or other assets at the time Holdings or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;

(10)                          Liens securing obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.03; provided that any Liens on the ABL First Lien Collateral (x) of any U.S. Loan Party securing obligations owing to any Restricted Subsidiary that is not a U.S. Loan Party or (y) of any Canadian Loan Party securing obligations to any Restricted Subsidiary that is not a Loan Party shall, in each case, be subordinated to the Liens of the Agent securing the relevant Obligations;

(11)                          Liens securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is Permitted Indebtedness secured by a Lien on the same property securing such Hedging Obligations;

(12)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                          leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary and do not secure any Indebtedness;

(14)                          Liens arising from Uniform Commercial Code or the PPSA (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business;

(15)                          Liens in favor of any Loan Party;

(16)                          Liens on accounts receivable, Receivables Transaction Assets and related assets incurred in connection with a Permitted Receivables Transaction;

(17)                          Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property (other than after-acquired property that is (A) affixed or incorporated into the property covered by such Lien (it being understood that individual financings of the type permitted under clause (5) of the definition of “Permitted Indebtedness” provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates), (B) except in the case of a Loan Party, after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof)), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(18)                          deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(19)                          other Liens securing obligations in an aggregate amount at any one time outstanding not to exceed the greater of (a) $45,000,000 and (b) 22.5% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period determined as of the date of incurrence so long as (x) any Liens on the ABL First Lien Collateral are junior to the Liens on ABL First Lien Collateral securing the Obligations and (y) the beneficiaries thereof (or an agent on their behalf) shall have become a party to the ABL Intercreditor Agreement;

(20)                          Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(g);

(21)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)                          Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)                          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24)                          Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                          Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of Holdings or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business;

(26)                          Liens securing any obligations under any Bank Products or Hedging Obligations owing to any lender or agent under the Senior Secured Term Loan Facility or an Affiliate of any of the

foregoing on the Closing Date or at the time it enters into an agreement providing for Bank Products or Hedging Obligations; provided that any Liens on the ABL First Lien Collateral Agreement are subject to the ABL Intercreditor Agreement;

(27)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(29)                          Liens solely on any cash earnest money deposits made by Holdings or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted;

(30)                          ground leases in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;

(31)                          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(32)                          Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(33)                          Liens on the assets of Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Subsidiaries that is permitted by Section 6.03;

(34)                          Liens arising solely from precautionary UCC or PPSA financing statements or similar filings;

(35)                          with respect to any Foreign Subsidiary other than a Canadian Loan Party, other liens and privileges arising mandatorily by law;

(36)                          Liens securing obligations under Indebtedness outstanding pursuant to clause (1) of the definition of “Permitted Indebtedness” and any Refinancing Indebtedness (as defined in and permitted in accordance with the terms and conditions of the Senior Secured Term Loan Documents) in respect thereof so long as (x) any Liens on the ABL First Lien Collateral are on the same basis (or on a more favorable basis to the Lenders) as the Senior Secured Term Loans and (y) the beneficiaries thereof (or an agent on their behalf) shall have become a party to the ABL Intercreditor Agreement;

(37)                          any interest or title of a lessor or sublessor under leases or subleases entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(38)                          any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary;  and

(39)                          Liens created pursuant to the Loan Documents (including, without limitation, Liens securing the Loans) and the Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness (including payment-in-kind interest) or the accretion or amortization of OID and, in each case, such amounts shall be deemed permitted so long as the Indebtedness is permitted to be secured.

“Permitted Ratio Debt” means any “Permitted Non-Guarantor Ratio Debt” and “Permitted Unsecured Ratio Debt” as defined in and permitted in accordance with the terms and conditions of the Senior Secured Term Loan Documents as in effect on the Closing Date.

“Permitted Receivables Transaction” means a transaction entered in the ordinary course of business by any Borrower or any Subsidiary under a Qualified Receivables Program pursuant to which such Borrower or such Subsidiary agrees to assign to a Qualified Receivables Counterparty its right, title and interest in and to all or a portion of such Borrower’s or such Subsidiary’s Accounts (and related assets) owing from a Qualified Account Debtor; provided that:

(a)                                 prior notice shall be given to the Agent before entering into a Qualified Receivables Program;

(b)                                 once party to a Qualified Receivables Program with respect to a Qualified Account Debtor, all Accounts originated by such Borrower or Subsidiary owed by such Qualified Account Debtor shall be excluded from the Borrowing Base until such Qualified Receivables Program is terminated;

(c)                                  a pro forma Borrowing Base Certificate for the latest available reporting period shall be delivered to the Agent prior to entering into a Qualified Receivables Program excluding the Accounts of a Qualified Account Debtor from the calculation of the Borrowing Base and demonstrating that after giving Pro Forma Effect to such exclusion (i) the U.S. Revolving Exposure does not exceed the U.S. Borrowing Base and (ii) the Canadian Revolving Exposure does not exceed the Canadian Borrowing Base; and

(d)                                 there shall be no Liens on the Receivables Transaction Assets other than in connection with the Permitted Receivables Transactions and other Liens permitted under Section 6.02.

“Permitted Secured Ratio Debt” means any “Permitted Additional Pari Debt” or “Permitted Junior Priority Debt”, each as defined in and permitted in accordance with the terms and conditions of the Senior Secured Term Loan Documents as in effect on the Closing Date.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan or Canadian Pension Plan, established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 5.02.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition (or other Investment not prohibited hereunder) or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition (or other Investment not prohibited hereunder) or conversion is consummated and ending on the last day of the eighteen (18) month period immediately following the date on which such Permitted Acquisition (or other Investment not prohibited hereunder) or conversion is consummated.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, that if validity, perfection and effect of perfection and non-perfection of Agent’s security interest in any Collateral of any Loan Party are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period (or, with respect to the Transactions, the eighteen (18) months following the Closing Date), with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the EBITDA of the Company, additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Company and its Restricted Subsidiaries, in each case, being given Pro Forma Effect, that (i) have been realized or (ii) will be implemented following such transaction and are quantifiable and expected to be realized within the succeeding eighteen (18) months and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Company and its Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions (or other Investment not prohibited hereunder) or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that amounts added to EBITDA pursuant to this definition (solely in respect of Pro Forma Adjustments for “run-rate” cost savings and synergies as a result of any Specified Transaction) and clause (1)(i) of the definition of “EBITDA” shall not exceed 25% of EBITDA for such period (calculated prior to giving effect to any adjustment pursuant to this definition (solely in respect of Pro Forma Adjustments for “run-rate” cost savings and synergies as a result of any Specified Transaction) or clause (1)(i) of the definition of “EBITDA”).

“Pro Forma Balance Sheet” has the meaning specified in Section 3.05(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “EBITDA” and give effect to events (including operating expense reductions) that are (as determined by Holdings in good faith) (i) (x) directly attributable to such transaction and (y) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”; provided, however, that, notwithstanding anything to the contrary in this definition, when calculating the Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with Section 6.14, the events described in this definition that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect.

“Pro Forma Financial Statements” has the meaning specified in Section 3.05(a)(ii).

“Projections” has the meaning specified in Section 5.01(c).

“Proposed Acquisition” has the meaning specified in the definition of “Canadian Borrowing Base”.

“Proposed Target” has the meaning specified in the definition “Canadian Borrowing Base”.

“Protective Advances” means U.S. Protective Advances and Canadian Protective Advances.

“Purchasing Debt Affiliate” means any Affiliate of the Borrower, including the Sponsor, other than Holdings, Sub Holdco, the Company and its Restricted Subsidiaries.

“Qualified Account Debtors” means up to five (5) (or such greater number as the Agent may agree in its sole discretion) Account Debtors that have been specified on a written schedule delivered to the Agent, as such schedule may be updated from time to time by the Company.

“Qualified ECP” means, in respect of any CEA Swap Obligation, each Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Receivables Counterparty” means each bank or other financial institution that is a Lender or Affiliate of a Lender, or any other bank or financial institution reasonably satisfactory to Agent.

“Qualified Receivables Program” means a financing program (including customer sponsored acceleration payment programs) sponsored by a Qualified Account Debtor in partnership with one or more Qualified Receivables Counterparties, under which one or more participating suppliers of such Qualified Account Debtor may sell, convey, transfer or assign from time to time, on a non-recourse basis (except for customary representations, warranties, covenants and indemnities made in connection with such financing program), all or a portion of its Receivables Transaction Assets to one or more Qualified Receivables Counterparties on mutually-agreed terms and conditions.

“Qualified Stock” means any Equity Interests that are not Disqualified Stock.

“Quarterly Financial Statements” means the unaudited condensed consolidated balance sheets and related statements of income and cash flows of Holdings and its Restricted Subsidiaries for the three (3) most recent fiscal quarters after the date of the Annual Financial Statements and ended at least forty-five (45) days before the Closing Date.

“Receivables” means Accounts.

“Receivables Transaction Assets” means in connection with any Permitted Receivables Transaction, Accounts owing by the applicable Qualified Account Debtor, together with the books and records with respect thereto, all payments made on such Account and any other payments, receipts or recoveries received by the seller of such Account with respect to such Account, all rights of the seller of such Accounts to enforce rights to reimbursement constituting, or for the payment of money arising from, such Accounts and all other contractual rights of the seller of such Accounts related to such Accounts or arising from the sale of goods or the rendition of services which gave rise to such Accounts, and the proceeds of any of the foregoing (including “proceeds” as defined in the UCC or the PPSA, as applicable).

“Recovery Event” means dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary.

“Refinancing” means:

(i)                                     the repayment in full and termination of all commitments under the Amended and Restated Credit Agreement, dated as of March 9, 2011, by and among the Company, Nexeo Solutions, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto;

(ii)                                  the repayment in full and termination of all commitments under the Existing ABL Credit Agreement; and

(iii)                               the satisfaction and discharge of the Senior Subordinated Notes on or prior to the Closing Date and the deposit of funds sufficient to fund the redemption of the Senior Subordinated Notes within 90 days of the date hereof with the trustee or other paying agent therefor on the Closing Date.

“Refinancing Indebtedness” has the meaning assigned to such term in clause (14) of the definition of “Permitted Indebtedness”.

“Refunding Capital Stock” has the meaning assigned to such term in clause (2) of Section 6.06.

“Register” has the meaning assigned to such term in Section 9.04(b)(v).

“Related Funds” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, other representatives and controlling persons of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching of Hazardous Materials into the environment.

“Rent Reserve” means an amount approximately equal to two months of the aggregate rent payable by Holdings and the Borrowers on all leased properties in respect of which landlord’s or warehouseman’s waivers, in form and substance reasonably acceptable to the Agent, or Collateral Access Agreements, are not in effect or such greater amount as the Agent may, in its Permitted Discretion, reasonably determine to be appropriate.

“Report” means reports prepared by the Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent, subject to the provisions of Section 9.12.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required Canadian Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), Canadian Revolving Lenders having Canadian Revolving Exposure and unused Canadian Revolving Commitments representing more than 50% of the sum of the total Canadian Revolving Exposure and unused Canadian Revolving Commitments at such time; provided that (i) the Canadian Revolving Exposure and unused Canadian Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Canadian Lenders at any time and (ii) if any Extended Canadian Revolving Commitments are outstanding, such Canadian Commitments shall be included in the determination of the Required Lenders.

“Required Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Total Exposure and unused Revolving Commitments representing more than 50% of the sum of the Total Exposure and unused Revolving Commitments at such time; provided that (i) portion of the Total Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time and (ii) if any Extended Revolving Commitments (and the exposure thereunder) are outstanding, such Commitments shall be included in the determination of the Required Lenders.

“Required Reserve Notice” means (a) so long as no Event of Default has occurred and is continuing, at least three days’ advance notice to the Borrower Agent, and (b) if an Event of Default has occurred and is continuing, one days’ advance notice to the Borrower Agent (or no advance notice to the Borrower Agent, as may reasonably be determined to be appropriate by the Agent in its Permitted Discretion to protect the interests of the Lenders).

“Required U.S. Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), U.S. Revolving Lenders having U.S. Revolving Exposure and unused U.S. Revolving Commitments representing more than 50% of the sum of the total U.S. Revolving Exposure and unused U.S. Revolving Commitments at such time; provided that (i) the U.S. Revolving Exposure and unused U.S. Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Required U.S. Lenders at any time and (ii) if any Extended U.S. Revolving Commitments are outstanding, such U.S. Commitments shall be included in the determination of the Required Lenders.

“Reserves” means U.S. Reserves or Canadian Reserves, as applicable.

“Reset Date” has the meaning assigned to such term in Section 2.30.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings or any of its Restricted Subsidiaries (other than dividends or distributions solely in Equity Interests (other than Disqualified Stock) of Holdings), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings’ or any of its Restricted Subsidiaries’ stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Holdings (including the Company) that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Borrowing” means a request for Revolving Loans.

“Revolving Commitment” means for any Lender as of any time, the sum of such Lender’s U.S. Commitment, such Lender’s Canadian Commitment and such Lender’s FILO Facility Revolving Commitment in effect at such time.

“Revolving Lender” means any Canadian Revolving Lender, any U.S. Revolving Lender and any FILO Facility Revolving Lender.

“Revolving Loan” means a U.S. Revolving Loan, a Canadian Revolving Loan or a FILO Facility Revolving Loan.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Sanctions Laws and Regulations” means any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control or the U.S. Department of State, and any similar law, regulation, or executive order enacted in the United States, Canada or any other applicable jurisdiction.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Currency” has the meaning assigned to such term in Section 9.21.

“Section 2.27 Additional Agreement” means the Section 2.27 Additional Canadian Agreements and the Section 2.27 Additional U.S. Agreements.

“Section 2.27 Additional Canadian Agreement” has the meaning assigned to such term in Section 2.27(b)(iii).

“Section 2.27 Additional U.S. Agreement” has the meaning assigned to such term in Section 2.27(a)(iii).

“Secured Cash Management Obligations” means Canadian Secured Cash Management Obligations or the U.S. Secured Cash Management Obligations, as applicable.

“Secured Hedge Agreement” means any Canadian Secured Hedge Agreement or U.S. Secured Hedge Agreement.

“Secured Indebtedness” means any Indebtedness of Holdings or any Restricted Subsidiary secured by a Lien.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness consisting of Secured Indebtedness of Holdings and its Restricted Subsidiaries as of the last day of such Test Period to (b) EBITDA of Holdings and its Restricted Subsidiaries for such Test Period.

“Secured Obligations” means all Obligations.

“Secured Parties” means, collectively, the Agent, the Lenders, each Hedge Bank party to a Secured Hedge Agreement and each Cash Management Provider owed Secured Cash Management Obligations, and each co-agent or sub-agent appointed by the Agent from time to time pursuant to Section 8.

“Security Agreements” means, collectively, (a) the U.S. Security Agreement and (b) the Canadian Security Agreement.

“Senior Representative” means, with respect to any series of Permitted Secured Ratio Debt, Permitted Ratio Debt or Refinancing Indebtedness in respect of any of the foregoing, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Term Loan Documents” means the Senior Secured Term Loan Facility and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Senior Secured Term Loan Facility” means that certain senior secured term loan credit facility dated on or about the Closing Date by and among Holdings, Sub Holdco, the Company, the other borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and BANA, as agent and the other agents party thereto, including any related notes, collateral documents, letters of credit and guarantees, instruments and agreements executed in connection therewith, and any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indenture, guarantees, credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, exchange or refinance any part of the loans, notes, guarantees, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Senior Secured Term Loan Facility Agent” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Senior Secured Term Loan Facility Agent” means Bank of America, N.A., as administrative agent and collateral agent for the Senior Secured Term Loan Facility.

“Senior Secured Term Loans” means the loans initially made to the Company pursuant to the Senior Secured Term Loan Documents in an initial aggregate principal amount of $655,000,000, which may be increased from time to time pursuant to the Senior Secured Term Loan Documents, and any change, modification, refinancing, refunding, renewal, replacement or extension of the Senior Secured Term Loans otherwise permitted hereunder.

“Senior Subordinated Notes” means $175,000,000 in aggregate principal amount of the Issuers’ (as defined in the Senior Subordinated Notes Indenture) senior subordinated notes due 2018 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior Subordinated Notes Indenture in exchange for the initial, unregistered senior subordinated notes.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated March 9, 2011, among the Nexeo Solutions, LLC, Nexeo Solutions Finance Corporation and Wells Fargo Bank, National Association, as trustee, as amended, modified, supplemented, replaced or refinanced prior to the date of this Agreement.

“Settlement” and “Settlement Date” have the meanings assigned to such terms in Section 2.05(a)(ii).

“Similar Business” means (1) any business engaged in by Holdings or any Restricted Subsidiary on the Closing Date and (2) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and the Restricted Subsidiaries are engaged on the Closing Date.

“Sold Entity or Business” has the meaning specified in the definition of the term “EBITDA”.

“Solvent” and “Solvency” mean, on any date of determination, the Company and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

“SPAC” means WL Ross Holding Corp., a special purpose acquisition company.

“SPC” has the meaning specified in Section 9.04(e).

“Specified Acquisition Agreement Representations” means the representations made by or on behalf of Holdings, its subsidiaries and their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Merger Sub 3 or Merger Sub 2 (or any of their affiliates) have the right to terminate its obligations under the Acquisition Agreement (in accordance with the terms thereof) or decline to consummate the Acquisition, in each case as a result of a breach of such representations in the Acquisition Agreement.

“Specified Debt Incurrence” means any incurrence of Indebtedness pursuant to clause (29) of the definition of “Permitted Indebtedness”.

“Specified Default” means (a) the Borrowing Base Certificate being materially inaccurate or (b) the occurrence of any Event of Default specified in Sections 7.01(a), Section 7.01(c)(i) (solely with respect to failure to observe or perform any covenant, condition or agreement contained in (i) Section 2.21 (solely with respect to the application of amounts, in each case, during the continuance of a Liquidity Event pursuant to Sections 2.21(c) and (d)) or (ii) Section 6.14 (subject to the Cure Right in Section 7.02)), Section 7.01(c)(ii), Section 7.01(g) or Section 7.01(h).

“Specified Existing Canadian Revolving Commitment Class” has the meaning assigned to such term in Section 2.27(b)(i).

“Specified Existing U.S. Revolving Commitment Class” has the meaning assigned to such term in Section 2.27(a)(i).

“Specified Investment” means any investment, loan or advance pursuant to clause (3) or (25) of the definition of “Permitted Investments”.

“Specified Location” has the meaning specified in the definition of “Rent Reserve”.

“Specified Obligor” means, in respect of any CEA Swap Obligation, each Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder (determined prior to giving effect to Section 2.25(h)).

“Specified Representations” means those representations and warranties made by Holdings and the Company in Sections 3.01(a) (with respect to organizational status only), 3.01(b)(ii), 3.02(a), 3.02(b)(i), 3.04, 3.13, 3.16, 3.18, 3.19 (limited to the use of proceeds of the Loans and Letters of Credit on the Closing Date) and Section 3.20 (subject to the final paragraph of Section 4.01).

“Specified Restricted Debt Payment” means any prepayment, redemption, purchase, defeasance or other payment of Junior Financing prior to its scheduled maturity pursuant to Section 6.12(a)(i)(E).

“Specified Restricted Payment” means any Restricted Payment pursuant to Section 6.06(14).

“Specified Transaction” means any Investment, acquisition, Disposition, merger, amalgamation, consolidation, discontinued operation (as determined in accordance with GAAP), incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or other event that by the terms of this Agreement requires such test to be calculated on a Pro Forma Basis or after giving Pro Forma Effect; provided that any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $5,000,000 shall not be calculated on a Pro Forma Basis or after giving Pro Forma Effect.

“Sponsor” means any of WL Ross Sponsor LLC and any of its Affiliates and funds or partnerships managed or advised by it or any of its Affiliates, but not including, however, any portfolio company of any of the foregoing.

“Sub Holdco” has the meaning specified in the introductory paragraph to this Agreement.

“Subject Persons” has the meaning assigned to such term in Section 9.12.

“Subordinated Indebtedness” means any Indebtedness (other than Indebtedness among any of the Loan Parties and their respective Restricted Subsidiaries) of any Loan Party that is by its terms subordinated to the Obligations of such Loan Party arising under the Loans or the Guaranty of the Loans.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association, unlimited liability company or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)                                 any partnership, joint venture, limited liability company or similar entity of which;

(a)                                       more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)                                       such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Borrower” has the meaning specified in Section 6.04(d).

“Successor Holdings” has the meaning specified in Section 6.04(e).

“Super Majority Lenders” means, at any time and subject to the limitations set forth in Section 9.04(g), Revolving Lenders having Total Exposure and unused Revolving Commitments representing more than 66 2/3% of the sum of the Total Exposure and unused Revolving Commitments at such time; provided that (i) the portion of the Total Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time and (ii) if any Extended Revolving Commitments are outstanding, such Commitments (and the exposure thereunder) shall be included in the determination of the Super Majority Lenders.

“Swingline Borrowing” means a request for Swingline Loans.

“Swingline Lender” means the Canadian Swingline Lender or the U.S. Swingline Lender, or both, as the context may require.

“Swingline Loan” means a Canadian Swingline Loan or a U.S. Swingline Loan or both, as the context may require.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement substantially in the form attached as Exhibit B to the Acquisition Agreement, as in effect on the Closing Date.

“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Termination Date” means the date on which all Obligations are paid in full in cash (other than Secured Hedge Agreement, Secured Cash Management Obligations and any contingent or inchoate obligations, in each case, not then due and payable) and the Commitments and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms set forth in Section 2.06(a)(x) or Section 2.06(b)(x) or back-stopped following the termination of the Commitments).

“Termination Event” means (a) the whole or partial withdrawal of the Canadian Borrower or any Canadian Loan Guarantor from a Canadian Defined Benefit Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Defined Benefit Plan or the treatment of a Canadian Defined Benefit Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition which could reasonably be expected to constitute grounds for the termination of, winding up of, partial termination or winding up of, or the appointment of a trustee to administer, any Canadian Defined Benefit Plan.

“Term Loan First Lien Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Loan Fixed Charge Coverage Ratio” means the “Fixed Charge Coverage Ratio” as defined in the Senior Secured Term Loan Facility as in effect on the Closing Date.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 5.01, the Test Period in effect shall be the period of four consecutive fiscal quarters of Holdings ended March 31, 2016.

“Threshold Amount” means $40,000,000.

“Total Assets” means the total assets of Holdings and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Holdings or such other Person as may be expressly stated.

“Total Exposure” means on any date, the sum of (i) Total Revolver Exposure and (ii) the FILO Facility Revolving Exposure (if any).

“Total Revolver Commitments” means the aggregate outstanding amount of U.S. Commitments of all U.S. Revolving Lenders and the Canadian Commitments of all Canadian Revolving Lenders.

“Total Revolver Exposure” means on any date, the sum of (i) the U.S. Revolving Exposure plus (ii) the Canadian Revolving Exposure.

“TPG” means any of TPG Capital, L.P. and any of its Affiliates and funds or partnerships managed or advised by it or any of its Affiliates, but not including, however, any portfolio company of any of the foregoing.

“Transactions” means, collectively, (a) the Equity Contribution, (b) the Acquisition and the other transactions contemplated by the Acquisition Agreement and the Borrower Merger, (c) the funding of the Loans on the Closing Date, (d) the funding of the Senior Secured Term Loans on the Closing Date, (e) the execution and delivery of the Loan Documents and the Senior Secured Term Loan Documents, (f) the Refinancing, (g) the consummation of any other transactions in connection with the foregoing and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Costs” means (a) consideration paid in connection with the Acquisition, (b) amounts paid to consummate the Refinancing and (c) Transactions Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any Restricted Subsidiary in connection with the Transaction (including costs incurred to consummate the Acquisition and the Refinancing), including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.06.

“Trigger Event” means, at any time, that Trigger Event Excess Availability, is less than the greater of (a) $40,250,000 and (b) 10.0% of the Line Cap, as of such date.  Upon the occurrence of any Trigger Event, such Trigger Event shall be deemed to be continuing notwithstanding that Trigger Event Excess Availability may thereafter exceed the amount set forth in the preceding sentence unless and until Trigger Event Excess Availability exceeds such amount for twenty (20) consecutive days, in which event a Trigger Event shall no longer be deemed to be continuing.

“Trigger Event Excess Availability” means, as of any date of determination, the sum of (a) Excess Availability and (b) the amount by which the Borrowing Base at such time exceeds the aggregate Revolving Commitments; provided that the amount set forth in this clause (b) shall not exceed 2.5% of the aggregate Revolving Commitments.

“Trust Account” means a “Trust Account” as defined in the Acquisition Agreement.

“Trust Account Contribution” has the meaning specified in the Preliminary Statements of this Agreement.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate, the Canadian Prime Rate or the Canadian BA Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar United States code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Uncontrolled Cash” means all amounts from time to time on deposit in the Designated Disbursement Account.

“Unfinanced Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are not Financed Capital Expenditures.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing and:

(1)                                 each of (a) the Subsidiary to be so designated and (b) its Subsidiaries does not (directly or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary;

(2)                                 such designation shall be deemed to be an Investment or, to the extent that investment capacity under Section 6.02 (other than clause (25) of the definition of “Permitted Investments”) is not then available, satisfaction of the Payment Conditions under clause (25) of the definition of “Permitted Investments”; and

(3)                                 each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary.

Subject to compliance with Section 6.02, the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing and either:

(1)                                 the Term Loan Fixed Charge Coverage Ratio as of the last day of the most recently ended Test Period would have been at least 2.00 to 1.00, determined on a Pro Forma Basis taking into account such designation; or

(2)                                 the Term Loan Fixed Charge Coverage Ratio for such period would be equal to or greater than such ratio immediately prior to such designation, in each case on a Pro Forma Basis taking into account such designation.

Any such designation by Holdings shall be notified by a Responsible Officer of the Company to the Agent by promptly filing with the Agent a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and a certificate of such Responsible Officer certifying that such designation complied with the foregoing provisions.

“U.S. Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the Agent’s ability to realize upon the U.S. Collateral consisting of U.S. Borrowing Base Assets included in the U.S. Borrowing Base, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the U.S. Collateral consisting of U.S. Borrowing Base Assets included in the U.S. Borrowing Base or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the U.S. Borrowing Base.

“U.S. Available Revolving Commitment” means, at any time, the aggregate of the U.S. Commitments of all U.S. Revolving Lenders then in effect minus the U.S. Revolving Exposure of all U.S. Revolving Lenders at such time.

“U.S. Average Revolving Loan Utilization” means, at any Adjustment Date, the average daily aggregate U.S. Revolving Exposure (excluding any U.S. Revolving Exposure resulting from any outstanding Swingline Loans) for the three-month period immediately preceding such Adjustment Date (or, if less, the period from the Closing Date to such Adjustment Date), divided by the aggregate U.S. Commitments in effect at such time.

“U.S. Bank Products” means each and Bank Products provided to any U.S. Loan Party or any Restricted Subsidiary (other than the Canadian Loan Parties) by the Agent, any U.S. Revolving Lender or any of their respective Affiliates or branches.

“U.S. Borrower” means, means any of the Company, Holdings, Sub Holdco and each other Domestic Subsidiary of the Company that becomes a Borrower from time to time pursuant to Section 5.11(a).

“U.S. Borrower’s Maximum Liability” has the meaning assigned to such term in Section 2.25(e).

“U.S. Borrowing Base” means (a) during the Initial Borrowing Base Period, if any, the Initial Borrowing Base, and (b) at all times thereafter, (i) 90% (or, in the case of Account Debtors not having an Investment Grade Rating, 85%) of the Value of Eligible U.S. Receivables, plus (ii) 85% of the Net Orderly Liquidation Value of Eligible U.S. Inventory plus (iii) 100% of cash and cash equivalents held in Blocked Accounts maintained by the Agent (it being understood that the U.S. Borrowing Base shall be adjusted to give effect to any deposit or withdrawal from any such Blocked Accounts on the date of such deposit or withdrawal) minus (iv) without duplication, the then amount of all U.S. Availability Reserves and other U.S. Reserves as the Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.22(a).  The U.S. Borrowing Base at any time shall be determined by reference to the most recent U.S. Borrowing Base Certificate delivered to the Agent pursuant to Section 5.02(h), as adjusted to give effect to Reserves determined in the Permitted Discretion of the Agent in accordance with Section 2.22 following such delivery; provided that such Reserves shall not be established or changed except upon prior written notice to the Company in accordance with Section 2.22; provided, further, that no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized.  Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible U.S. Receivables”, “Eligible U.S. Inventory” or any other “U.S. Reserve” then established.

In connection with any Proposed Acquisition, the portion of the U.S. Borrowing Base that is attributable to any assets of the Proposed Target will be limited to, to the extent inventory appraisals and field examinations reasonably acceptable to the Agent are not complete as of such date, (i) on or, in the case of calculations of the U.S. Borrowing Base on a Pro Forma Basis only, prior to the date of the applicable Acquisition Date and for each subsequent U.S. Borrowing Base Certificate for such U.S. Borrowing Base that is required to be delivered after the Acquisition Date and prior to the date that is ninety (90) days after the Acquisition Date, 20% of the U.S. Borrowing Base at such time (calculated prior to giving effect to the contribution of the Proposed Target’s assets) and (ii) thereafter, none of the Proposed Target’s assets shall be included in the U.S. Borrowing Base until the applicable inventory appraisal and field examination reasonably acceptable to the Agent have been delivered; it being understood and agreed that there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such items within the applicable time period; provided, that in the case of any Proposed Acquisition with a purchase price of less than $5,000,000 (for any transaction or series of related transactions), the limitations set forth in the foregoing clauses (i) through (iii) shall not apply, in which case all of such Proposed Target’s Eligible Receivables and Eligible Inventory (including assets relating thereto) shall be included in the Borrowing Base and be subject to the advance rates set forth in clauses (a) and (b) above.

“U.S. Borrowing Base Assets” means any U.S. Loan Party’s Inventory and Receivables and other assets directly related thereto, including documents, instruments, general intangibles, deposit accounts and the proceeds of all of the same.

“U.S. Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Company, in substantially the form of Exhibit B or another form which is acceptable to the Agent in its reasonable discretion.

“U.S. Cash Management Obligations” means any and all obligations of the U.S. Loan Parties and any Restricted Subsidiary (other than the Canadian Loan Parties), whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with U.S. Bank Products.

“U.S. Cash Management Reserves” means all U.S. Reserves which the Agent from time to time after the occurrence and during the continuation of a Liquidity Event establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated U.S. Secured Cash Management Obligations then provided or outstanding.

“U.S. Collateral” means any and all property owned, leased or operated by a Person subject to a security interest or Lien under the Collateral Documents and any and all other property of any U.S. Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and the Secured Parties, to secure the U.S. Obligations; provided, however that U.S. Collateral shall not at any time include any Margin Stock or any Canadian Collateral.

“U.S. Commitment” means, at any time, a U.S. Revolving Commitment or an Extended U.S. Revolving Commitment as in effect at such time.

“U.S. Extension Agreement” has the meaning assigned to such term in Section 2.27(a)(iii).

“U.S. Extension Election” has the meaning assigned to such term in Section 2.27(a)(ii).

“U.S. Extension Request” has the meaning assigned to such term in Section 2.27(a)(i).

“U.S. Extension Series” shall mean all Extended U.S. Revolving Commitments that are established pursuant to the same U.S. Extension Agreement (or any subsequent U.S. Extension Agreement to the extent such U.S. Extension Agreement expressly provides that Extended U.S. Revolving Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins and extension fees.

“U.S. Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“U.S. Hedging Obligations” means Hedging Obligations of a U.S. Loan Party.

“U.S. Issuing Bank” means each of Bank of America, N.A. (including in its capacity as FILO Facility Issuing Bank) and any other U.S. Revolving Lender which at the request of the Borrower Agent and after notice to the Agent agrees to become a U.S. Issuing Bank and, solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit.  Each U.S. Issuing Bank may, in its discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“U.S. LC Collateral Account” has the meaning assigned to such term in Section 2.06(a)(x).

“U.S. LC Disbursement” means a payment made by a U.S. Issuing Bank pursuant to a drawing on a U.S. Letter of Credit.  All U.S. LC Disbursements shall be denominated in Dollars.

“U.S. LC Exposure” means, at any time of determination, the sum (without duplication) of the Dollar Equivalent of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate amount of all U.S. LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower or any other U.S. Loan Party at such time, less (c) the amount then on deposit in the U.S. LC Collateral Account.  The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.

“U.S. Lenders” means, as of any date of determination, a Lender with a U.S. Commitment or, if the U.S. Commitments have terminated or expired, a Lender with U.S. Revolving Exposure.

“U.S. Letter of Credit” means any standby or commercial letter of credit issued (or, in the case of an Existing Letter of Credit, deemed to be issued) by a U.S. Issuing Bank for the account of a U.S. Borrower, any other U.S. Loan Party or any Subsidiary of the Company (other than Canadian Loan Parties) pursuant to this Agreement.  U.S. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“U.S. Letter of Credit Request” has the meaning assigned to such term in Section 2.06(a)(ii).

“U.S. Loan Guarantor” means, with respect to all U.S. Obligations, each U.S. Loan Party that is not a U.S. Borrower.

“U.S. Loan Guaranty” means Article X of this Agreement.

“U.S. Loan Party” means Holdings, Sub Holdco, each U.S. Borrower, each Domestic Subsidiary (other than any Excluded Subsidiary), and any other Person who becomes a party to this Agreement as a U.S. Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“U.S. Loans” means the loans and advances made by the U.S. Lenders pursuant to this Agreement, including U.S. Revolving Loans, U.S. Swingline Loans, U.S. Protective Advances and Extended U.S. Revolving Loans.

“U.S. Obligated Party” has the meaning assigned to such term in Section 10.02.

“U.S. Obligations” means on any date, the portion of the Obligations outstanding that are owing by a U.S. Borrower or any other U.S. Loan Party, including, for the avoidance of doubt, the Obligations that are owing by a U.S. Borrower or any other U.S. Loan Party in respect of FILO Facility Revolving Commitments, FILO Facility Revolving Loans, FILO Facility Letters of Credit and the U.S. Guaranteed Obligations.

“U.S. Overadvance” means at any time the amount by which the aggregate outstanding U.S. Revolving Exposure exceeds the U.S. Borrowing Base.

“U.S. Overadvance Condition” means and is deemed to exist any time the aggregate outstanding U.S. Revolving Exposure exceeds the U.S. Borrowing Base.

“U.S. Overadvance Loan” means an ABR U.S. Loan made at a time a U.S. Overadvance Condition exists or which results in a U.S. Overadvance Condition.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Protective Advance” has the meaning assigned to such term in Section 2.04(a).

“U.S. Reserves” means all (if any) U.S. Availability Reserves (including any Dilution Reserves, Rent Reserves and U.S. Cash Management Reserves and U.S. Secured Hedging Reserves with respect to Holdings and the U.S. Borrowers), and any and all other reserves which the Agent deems necessary in its Permitted Discretion.

“U.S. Revolving Borrowing” means a request for U.S. Revolving Loans.

“U.S. Revolving Commitment” means, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in U.S. Protective Advances, U.S. Letters of Credit and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Lender’s U.S. Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.23.  The initial amount of each U.S. Revolving Lender’s U.S. Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable.  The initial aggregate amount of the U.S. Revolving Lenders’ U.S. Revolving Commitments is $505,000,000.

“U.S. Revolving Exposure” means, with respect to any U.S. Lender at any time, the sum of the outstanding principal amount of such Lender’s U.S. Revolving Loans and its U.S. LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amounts of U.S. Swingline Loans and U.S. Protective Advances outstanding at such time.

“U.S. Revolving Lender” means, as of any date of determination, a Lender with a U.S. Commitment or, if the U.S. Commitments have terminated or expired, a Lender with U.S. Revolving Exposure.  Unless the context otherwise requires, the term “U.S. Revolving Lenders” includes the U.S. Swingline Lender.

“U.S. Revolving Loan” means the loans and advances made by the U.S. Revolving Lenders pursuant to this Agreement, including Loans made pursuant to Section 2.01(a), U.S. Swingline Loans and U.S. Protective Advances.

“U.S. Secured Cash Management Obligations” means all U.S. Cash Management Obligations owing to the Agent, a Joint Lead Arranger, a U.S. Revolving Lender or any Affiliate or branch thereof and with respect to which the U.S. Borrower (or other U.S. Loan Party) and the U.S. Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent (i) that such a transaction has been entered into, (ii) that it constitutes a U.S. Secured Cash Management Obligation entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement and (iii) the maximum amount of such obligation, which amount may be established or increased (by further written notice to the Agent from time to time) as long as the establishment of a U.S. Reserve for such amount and all other U.S. Secured Related Obligations would not result in a U.S. Overadvance.  For the avoidance of doubt, all U.S. Cash Management Obligations owing to the Agent shall constitute U.S. Secured Cash Management Agreements.

“U.S. Secured Hedge Agreements” means all U.S. Hedging Obligations owing to the Agent, a Joint Lead Arranger, a U.S. Revolving Lender or any Affiliate thereof and with respect to which the Company (or other U.S. Loan Party) and the U.S. Revolving Lender or other Person referred to above in this definition party thereto shall have delivered (except in the case of the Agent) written notice to the Agent (which notice shall be supplemented on a monthly basis (or more frequently) with notice to the Agent of the then outstanding liability owing under such U.S. Hedging Obligations), that such a transaction has been entered into and that it constitutes a U.S. Secured Hedge Agreement entitled to the benefits of the Collateral Documents and the ABL Intercreditor Agreement.

“U.S. Secured Hedging Reserves” means all U.S. Reserves which the Agent from time to time establishes in its Permitted Discretion as being appropriate to reflect reasonably anticipated U.S. Hedging Obligations under U.S. Secured Hedge Agreements then provided or outstanding.

“U.S. Secured Related Obligations” means all U.S. Secured Cash Management Obligations and all U.S. Secured Hedge Agreements.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the U.S. Loan Parties and the Agent.

“U.S. Subsidiary” means a Subsidiary of a Loan Party that is organized under the laws of a state of the United States or the District of Columbia.

“U.S. Swingline Exposure” means, with respect to any U.S. Revolving Lender, at any time, such U.S. Revolving Lender’s Applicable Percentage of the U.S. Swingline Loans outstanding at such time.

“U.S. Swingline Lender” means Bank of America, N.A., in its capacity as lender of U.S. Swingline Loans hereunder.

“U.S. Swingline Loan” means a Loan made pursuant to Section 2.05(a).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(e)(ii)(C).

“Value” means with reference to (a) Eligible Inventory, on any date, the value thereof determined on the basis of the lower of (i) cost thereof calculated based upon the book value thereof determined in accordance with GAAP but excluding the LIFO reserves and (ii) the market value thereof, and (b) Eligible Receivables, the book value thereof determined in accordance with GAAP.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)                                 the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)                                 the sum of all such payments.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02                            Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBOR Rate Loan”) or by Class and Type (e.g., a “LIBOR Rate Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBOR Rate Borrowing”) or by Class and Type (e.g., a “LIBOR Rate Revolving Borrowing”).

Section 1.03                            Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04                            Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the provisions of Section 9.02.

Section 1.05                            Interpretation (Quebec).  For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en anglais seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en anglais seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

Section 1.06                            Currency Equivalents Generally.

(a)                                 Covenant Compliance.  For purposes of determining compliance under Sections 6.01 through 6.10 with respect to any amount in a currency other than Dollars (other than with respect to any calculation of the Fixed Charge Coverage Ratio, EBITDA or any other amount derived from the financial statements of Holdings or any other Loan Party), compliance will be determined at the time of incurrence or advancing thereof using the prevailing currency exchange rates reasonably determined by the Borrowers at the time of such incurrence or advancement.  For purposes of determining compliance with Section 6.14, any calculation of the Fixed Charge Coverage Ratio, EBITDA or any other amount derived from the financial statements of Holdings or any Loan Party, such amount shall be determined in a manner consistent with that used in calculating EBITDA for the related period.

(b)                                 Generally.  Any amount specified in this Agreement (other than in Articles II, VIII and IX or as otherwise provided in Section 1.06(a)) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Agent at such time on the basis of the Exchange Rate for the purchase of such currency with Dollars or the screen rate for the purchase of such currency with Dollars quoted by Bloomberg or other nationally recognized information bureau.

Section 1.07                            Additional Alternative Currencies.  The Borrowers may from time to time request that U.S. Letters of Credit or FILO Facility Letters of Credit, as applicable, be issued in a currency other than Dollars, Euros or any other any other currency previously approved under this Section 1.07 from time to time as an “Alternative Currency”; provided that such requested currency is (a) lawful currency that is readily available and freely transferrable and convertible into Dollars and (b) approved by the Agent and the Applicable Issuing Bank.  Any such request shall be made to the Agent not later than ten (10) Business Days (or such other time period agreed by the Agent and the Applicable Issuing Bank in their sole discretion) prior to the date of the desired issuance of a Letter of Credit in such currency, and the Agent shall promptly notify the Applicable Issuing Bank thereof.  The Applicable Issuing Bank shall notify the Agent, not later than 11:00 a.m., five (5) Business Days (or such other period of time as may be agreed by the Agent and the Applicable Issuing Bank in their sole discretion) after receipt of such request whether it consents, in its sole discretion, to the issuance of U.S. Letters of Credit or FILO Facility Letters of Credit, as applicable, in such requested currency.  Any failure to so respond shall be deemed a refusal by the Applicable Issuing Bank to issue U.S. Letters of Credit or FILO Facility Letters of Credit, as applicable, in the requested currency.  If such alternative currency is approved by the Agent and the Issuing Bank, the Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of the issuance of U.S. Letters of Credit.

Section 1.08                            Pro Forma and Other Calculations.

(a)                                 Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or applicable Restricted Subsidiary may designate.

(b)                                 Any determination of Total Assets shall be made by reference to the last day of the four fiscal quarter period most recently ended for which internal financial statements of the Company are available (as determined in good faith by the Company) on or prior to the relevant date of determination.

(c)                                  For purposes of calculating the Fixed Charge Coverage Ratio and Term Loan Fixed Charge Coverage Ratio, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the definition of “Pro Forma Basis”.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

(d)                                 Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant (in each case, other than when determining the applicable Borrowing Base for purposes of any Borrowing or any issuance, amendment, renewal or extension of any Letter of Credit) shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness (which includes, for the avoidance of doubt, any borrowing in connection with the Revolving Loans) and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with.  For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA of the Company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions.  If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transactions on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE II
THE CREDITS

Section 2.01                            Revolving Commitments.

(a)                                 U.S. Revolving Loans.  Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees, severally and not jointly, to make U.S. Revolving Loans to the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such U.S. Revolving Lender’s U.S. Revolving Exposure exceeding such U.S. Revolving Lender’s U.S. Commitment at such time or (ii) the total U.S. Revolving Exposures exceeding the lesser of (x) the sum of the total U.S. Commitments and (y) the U.S. Borrowing Base (subject to the Agent’s authority, in its sole discretion, to make U.S. Protective Advances and U.S. Overadvances pursuant to the terms of Section 2.04) at such time.  Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable U.S. Borrowers may borrow, repay and reborrow the applicable U.S. Revolving Loans.  Each U.S. Revolving Loan shall be funded and repaid in Dollars.

(b)                                 Canadian Revolving Loans.  Subject to the terms and conditions set forth herein, each Canadian Revolving Lender agrees, severally and not jointly, to make Canadian Revolving Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Canadian Revolving Lender’s Canadian Revolving Exposure exceeding such Canadian Revolving Lender’s Canadian Commitment at such time or (ii) the total Canadian Revolving Exposures exceeding the lesser of (x) the sum of the total Canadian Commitments and (y) the Canadian Borrowing Base (subject to the Agent’s authority, in its sole discretion, to make Canadian Protective Advances and Canadian Overadvances pursuant to the terms of Section 2.04) at such time.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, repay and reborrow Canadian Revolving Loans.  Each Canadian Revolving Loan shall be funded and repaid in Canadian Dollars.

(c)                                  FILO Facility Revolving Loans.  Subject to the terms and conditions set forth herein, each FILO Facility Revolving Lender agrees, severally and not jointly, to make FILO Facility Revolving Loans to the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such FILO Facility Revolving Lender’s FILO Facility Revolving Exposure exceeding such FILO Facility Revolving Lender’s FILO Facility Revolving Commitment at such time, or (ii) the total FILO Facility Revolving Exposures exceeding the sum of the total FILO Facility Revolving Commitments; provided that the U.S. Borrowers shall not be permitted to make draws of FILO Facility Revolving Loans except for deemed draws made to reimburse the FILO Facility Issuing Bank for FILO Facility LC Disbursements in accordance with Section 2.06(c)(v).  Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable U.S. Borrowers may borrow, repay and reborrow the applicable FILO Facility Revolving Loan.  Each FILO Facility Revolving Loan shall be funded and repaid in Dollars.

Section 2.02                            Revolving Loans and Borrowings.

(a)                                 Revolving Loans.  Each Revolving Loan (other than a Swingline Loan or a Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Revolving Lenders ratably in accordance with their respective Commitments of the applicable Class.  Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b)                                 Revolving Borrowings.

(i)                                     Subject to Section 2.14, each U.S. Revolving Borrowing shall be comprised entirely of ABR Loans or LIBOR Rate Loans as the Borrower Agent may request in accordance herewith.  Each U.S. Swingline Loan and each U.S. Protective Advance shall be an ABR Loan.  Each U.S. Revolving Lender at its option may make any LIBOR Rate Loan by causing any domestic or foreign branch or Affiliate of such U.S. Revolving Lender to make such U.S. Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the applicable U.S. Borrowers to repay such U.S. Revolving Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such U.S. Revolving Lender shall use reasonable efforts to minimize any increase in the LIBOR Rate or increased costs to the applicable U.S. Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).

(ii)                                  Subject to Section 2.14, each Canadian Revolving Borrowing shall be comprised entirely of Canadian BA Rate Loans or Canadian Prime Rate Loans as the Canadian Borrower may request in accordance herewith.  Each Canadian Swingline Loan and each Canadian Protective Advance shall be a Canadian Prime Rate Loan. Each Canadian Revolving Lender at its option may make any Canadian BA Rate Loan by causing any domestic or foreign branch or Affiliate of such Canadian Revolving Lender to make such Canadian Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the Canadian Borrower to repay such Canadian Revolving Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such Canadian Revolving Lender shall use reasonable efforts to minimize any increase in the Canadian BA Rate or increased costs (including taxes) to the Canadian Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs (including taxes) for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply and in the event of a request for compensation or gross-up for taxes, the provisions of Section 2.17 shall apply only to the extent that those provisions would have applied if the Canadian Revolving Loan had been made by the Canadian Revolving Lender).

(iii)                               Subject to Section 2.14, each FILO Facility Revolving Borrowing shall be comprised entirely of ABR Loans or LIBOR Rate Loans as the Borrower Agent may request in accordance herewith.  Each FILO Facility Revolving Lender at its option may make any LIBOR Rate Loan by causing any domestic or foreign branch or Affiliate of such FILO Facility Revolving Lender to make such FILO Facility Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of the U.S. Borrowers to repay such FILO Facility Revolving Loan in accordance with the terms of this Agreement and (ii) in exercising such option, such FILO Facility Revolving Lender shall use reasonable efforts to minimize any increase in the LIBOR Rate or increased costs to the U.S. Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).

(c)                                  Minimum Amounts of Borrowings.

(i)                                     At the commencement of each Interest Period for any LIBOR Rate U.S. Revolving Borrowing, such U.S. Revolving Borrowing shall comprise an aggregate principal amount that is an integral multiple of $250,000 and not less than $500,000.  Each ABR U.S. Revolving Borrowing when made shall be in a minimum principal amount of $500,000; provided that an ABR U.S. Revolving Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the total

U.S. Commitments at such time or that is required to finance the reimbursement of a U.S. LC Disbursement as contemplated by Section 2.06(a)(v).  U.S. Revolving Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBOR Rate U.S. Revolving Borrowings at any time outstanding.

(ii)                                  At the commencement of each Interest Period for any Canadian BA Rate Revolving Borrowing, such Revolving Borrowing of Canadian Revolving Loans shall comprise an aggregate principal amount that is an integral multiple of Cdn $100,000 and not less than Cdn $500,000.  Each Canadian Prime Rate Canadian Revolving Borrowing when made shall be in a minimum principal amount of Cdn $100,000; provided that a Canadian Prime Rate Canadian Revolving Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the total Canadian Commitments at such time or that is required to finance the reimbursement of a Canadian LC Disbursement as contemplated by Section 2.06(b)(v).  Canadian Revolving Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of four different Interest Periods in effect for Canadian BA Rate Revolving Borrowings at any time outstanding.

(iii)                               At the commencement of each Interest Period for any LIBOR Rate FILO Facility Revolving Borrowing, such FILO Facility Revolving Borrowing shall comprise an aggregate principal amount that is an integral multiple of $250,000 and not less than $500,000.  Each ABR FILO Facility Revolving Borrowing when made shall be in a minimum principal amount of $500,000; provided that an ABR FILO Facility Revolving Borrowing may be made in a lesser aggregate amount that is equal to the entire unused balance of the total FILO Facility Revolving Commitments at such time or that is required to finance the reimbursement of a FILO Facility LC Disbursement as contemplated by Section 2.06(c)(v).  FILO Facility Revolving Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of three different Interest Periods in effect for LIBOR Rate FILO Facility Revolving Borrowings at any time outstanding.

(d)                                 Borrowings Beyond Maturity Date.  Notwithstanding any other provision of this Agreement, the Borrower Agent shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03                            Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower Agent shall notify the Agent of such request either in writing by delivery of a Borrowing Request (by hand or facsimile) signed by the Borrower Agent or by telephone (a) in the case of a LIBOR Rate Borrowing, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing (including any such notice of an ABR Borrowing or Canadian Prime Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(a)(v), Section 2.06(b)(v) or Section 2.06(c)(v), as applicable), not later than 12:00 noon, New York City time, on the date of the proposed Borrowing, and (c) in the case of a Canadian BA Rate Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Agent of a written Borrowing Request signed by the Borrower Agent.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)                                     the aggregate amount of the requested Revolving Borrowing;

(ii)                                  the date of such Revolving Borrowing, which shall be a Business Day;

(iii)                               whether such Revolving Borrowing is to be an ABR Borrowing, a LIBOR Rate Borrowing, a Canadian Prime Rate Borrowing or a Canadian BA Rate Borrowing;

(iv)                              in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)                                 whether the Borrowing is for a Canadian Revolving Loan, a U.S. Revolving Loan or a FILO Facility Revolving Loan; and

(vi)                              the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no election as to the Type of Canadian Revolving Borrowing is specified, then the requested Canadian Revolving Borrowing shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Rate Borrowing or Canadian BA Rate Borrowing, then the Borrower Agent shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Agent shall advise each Applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.  Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Agent of a written request signed by the Company.

Section 2.04                            Protective Advances and Overadvances.

(a)                                 Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Agent is authorized by the U.S. Borrowers and the U.S. Revolving Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation), to make U.S. Loans to the U.S. Borrowers, on behalf of all U.S. Lenders whether or not any condition precedent set forth in Section 4.02 has not been satisfied or waived, including the failure to comply with the conditions set forth in Section 2.01, which the Agent, in its Permitted Discretion, deems necessary or desirable (x) to preserve or protect the U.S. Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Loans and other U.S. Obligations, or (z) to pay any other amount chargeable to or required to be paid by the U.S. Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (each such U.S. Loan, a “U.S. Protective Advance”).  Any U.S. Protective Advance may be made in a principal amount that would cause the aggregate U.S. Revolving Exposure to exceed the U.S. Borrowing Base; provided, that no U.S. Protective Advance may be made to the extent that, after giving effect to such U.S. Protective Advance (together with the outstanding principal amount of any outstanding U.S. Protective Advances), the aggregate principal amount of U.S. Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed U.S. Protective Advance, and is not known by the Agent to exceed, together with U.S. Overadvances described in Section 2.04(c), 10% of the lesser of (i) the total U.S. Commitments and (ii) the U.S. Borrowing Base, at such time; provided, further, that, the aggregate amount of outstanding U.S. Protective Advances plus any U.S. Overadvances described in Section 2.04(c) plus the aggregate of all other U.S. Revolving Exposure shall not exceed the aggregate total U.S. Commitments.  Notwithstanding anything herein to the contrary, U.S. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied or waived.  The Agent agrees to use reasonable efforts to deliver prompt notice to the U.S. Lenders of any U.S. Protective Advance or U.S. Overadvance.  Each U.S. Protective Advance shall be secured by the Liens in favor of the Agent in and to the U.S. Collateral and shall constitute U.S. Obligations hereunder.  The Agent’s authorization to make U.S. Protective Advances may be revoked at any time by the Required U.S. Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.  The making of a U.S. Protective Advance on any one occasion shall not obligate the Agent to make any U.S. Protective Advance on any other occasion.  At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Agent may request the U.S. Revolving Lenders to make a U.S. Loan to repay a U.S. Protective Advance.  At any other time, the Agent may require the U.S. Lenders to fund their risk participations described in Section 2.04(b).

(b)                                 Upon the making of a U.S. Protective Advance by the Agent (whether before or after the occurrence of a Default), each U.S. Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Agent without recourse or warranty, an undivided interest and participation in such U.S. Protective Advance in proportion to its Applicable Percentage.  From and after the date, if any, on which any U.S. Revolving Lender is required to fund its participation in any U.S. Protective Advance purchased hereunder, the Agent shall promptly distribute to such U.S. Revolving Lender, such U.S.

Revolving Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of U.S. Collateral received by the Agent in respect of such U.S. Protective Advance.

(c)                                  Notwithstanding anything to the contrary contained elsewhere in this Section 2.04 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Agent may require all U.S. Revolving Lenders to honor requests or deemed requests by the U.S. Borrowers for U.S. Loans at a time that a U.S. Overadvance Condition exists or which would result in a U.S. Overadvance Condition and each Lender shall be obligated to continue to make its Applicable Percentage of any such U.S. Overadvance Loan up to a maximum amount outstanding equal to its U.S. Commitment at such time, so long as such U.S. Overadvance is not known by the Agent to exceed, 5% of the lesser of (i) the total U.S. Commitments and (ii) the U.S. Borrowing Base, at such time, but in no event shall such U.S. Overadvance exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period; provided, that, the aggregate amount of outstanding U.S. Overadvances plus any U.S. Protective Advances described in Section 2.04(a) plus the aggregate of all other U.S. Revolving Exposure shall not exceed the aggregate total U.S. Commitments.  The Agent’s authorization to require U.S. Revolving Lenders to honor requests or deemed requests for U.S. Overadvance Loans may be revoked at any time by the Required U.S. Lenders.

(d)                                 Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Agent is authorized by the Canadian Borrower and the Canadian Revolving Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation), to make Canadian Loans to the Canadian Borrower, on behalf of all Canadian Lenders whether or not any condition precedent set forth in Section 4.02 has been satisfied or waived, including the failure to comply with the conditions set forth in Section 2.01, which the Agent, in its Permitted Discretion, deems necessary or desirable (x) to preserve or protect the Canadian Collateral, or any portion thereof, (y) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Loans and other Canadian Obligations, or (z) to pay any other amount chargeable to or required to be paid by the Canadian Loan Parties pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (each such Canadian Loan, a “Canadian Protective Advance”).  Any Canadian Protective Advance may be made in a principal amount that would cause the aggregate Canadian Revolving Exposure to exceed the Canadian Borrowing Base; provided that no Canadian Protective Advance may be made to the extent that, after giving effect to such Canadian Protective Advance (together with the outstanding principal amount of any outstanding Canadian Protective Advances), the aggregate principal amount of Canadian Protective Advances outstanding hereunder would exceed, as determined on the date of such proposed Canadian Protective Advance, and is not known by the Agent to exceed, together with Canadian Overadvances described in Section 2.04(f), 10% of the lesser of (i) the total Canadian Commitments and (ii) the Canadian Borrowing Base, at such time; provided, further, that, the aggregate amount of outstanding Canadian Protective Advances plus any Canadian Overadvances described in Section 2.04(f) plus the aggregate of all other Canadian Revolving Exposure shall not exceed the aggregate total Canadian Commitments.  Notwithstanding anything herein to the contrary, Canadian Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied or waived.  The Agent agrees to use reasonable efforts to deliver prompt notice to the Canadian Lenders of any Canadian Protective Advance or Canadian Overadvance.  Each Canadian Protective Advance shall be secured by the Liens in favor of the Agent in and to the Canadian Collateral and shall constitute Canadian Obligations hereunder.  The Agent’s authorization to make Canadian Protective Advances may be revoked at any time by the Required Canadian Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.  The making of a Canadian Protective Advance on any one occasion shall not obligate the Agent to make any Canadian Protective Advance on any other occasion.  At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Agent may request the Canadian Revolving Lenders to make a Canadian Revolving Loan to repay a Canadian Protective Advance.  At any other time, the Agent may require the Canadian Revolving Lenders to fund their risk participations described in Section 2.04(e).

(e)                                  Upon the making of a Canadian Protective Advance by the Agent (whether before or after the occurrence of a Default), each Canadian Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Agent without recourse or warranty, an undivided interest and participation in such Canadian Protective Advance in proportion to its Applicable Percentage.  From and after the date, if any, on which any Canadian Revolving Lender is required to fund its participation in any Canadian Protective Advance purchased hereunder, the Agent shall promptly distribute to such Canadian Revolving

Lender, such Canadian Revolving Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Canadian Collateral received by the Agent in respect of such Canadian Protective Advance.

(f)                                   Notwithstanding anything to the contrary contained elsewhere in this Section 2.04 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Agent may require all Canadian Revolving Lenders to honor requests or deemed requests by the Canadian Borrower for Canadian Revolving Loans at a time that a Canadian Overadvance Condition exists or which would result in a Canadian Overadvance Condition and each Lender shall be obligated to continue to make its Applicable Percentage of any such Canadian Overadvance Loan up to a maximum amount outstanding equal to its Canadian Commitment at such time, so long as such Canadian Overadvance is not known by the Agent to exceed, 5% of the lesser of (i) the total Canadian Commitments and (ii) the Canadian Borrowing Base, at such time, but in no event shall such Canadian Overadvance exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve month period; provided, that, the aggregate amount of outstanding Canadian Overadvances plus any Canadian Protective Advances described in Section 2.04(d) plus the aggregate of all other Canadian Revolving Exposure shall not exceed the aggregate total Canadian Commitments.  The Agent’s authorization to require Canadian Revolving Lenders to honor requests or deemed requests for Canadian Overadvance Loans may be revoked at any time by the Required Canadian Lenders.

Section 2.05                            Swingline Loans.

(a)                                 U.S. Swingline Loans.

(i)                                     Subject to the terms and conditions set forth herein, the U.S. Swingline Lender may in its discretion, and in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.05, make available U.S. Swingline Loans to the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding $50,000,000 or (ii) the total U.S. Revolving Exposures exceeding the lesser of the total U.S. Commitments and the U.S. Borrowing Base at such time; provided, that the U.S. Swingline Lender shall not be required to make a U.S. Swingline Loan to refinance an outstanding U.S. Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrowers may borrow, prepay and reborrow U.S. Swingline Loans.  To request a U.S. Swingline Loan, the Borrower Agent shall notify the Agent of such request by telephone (confirmed by facsimile), not later than 1:00 p.m., New York City time, on the day of a proposed U.S. Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested U.S. Swingline Loan.  The Agent will promptly advise the U.S. Swingline Lender of any such notice received from the Borrower Agent.  The U.S. Swingline Lender shall make each U.S. Swingline Loan available to the U.S. Borrowers by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Borrower Agent (including, in the case of a U.S. Swingline Loan made to finance the reimbursement of a U.S. LC Disbursement as provided in Section 2.06(a)(v), by remittance to the applicable U.S. Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Agent to be distributed to the U.S. Lenders) on the requested date of such U.S. Swingline Loan.

(ii)                                  To facilitate administration of the U.S. Revolving Loans, the U.S. Revolving Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any U.S. Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the U.S. Revolving Loans and the U.S. Swingline Loans and the U.S. Protective Advances shall take place on a periodic basis in accordance with this clause (ii).  The Agent shall request settlement (a “Settlement”) with the U.S. Revolving Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the U.S. Swingline Lender, with respect to each outstanding U.S. Swingline Loan and (B) with respect to collections received, in each case, by notifying the U.S. Revolving Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:30 p.m. New York City time, on the date of such requested Settlement (the “Settlement Date”).  Each U.S. Revolving Lender (other than the U.S. Swingline Lender, in the case of U.S. Swingline Loans) shall make the amount of such U.S. Revolving Lender’s Applicable Percentage of the outstanding principal amount of the U.S. Swingline

Loans with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 3:30 p.m., New York City time, on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied without regard to any minimum amount specified therein.  Such amounts made available to the Agent shall be applied against the amounts of the applicable U.S. Swingline Loan and, together with the portion of such U.S. Swingline Loan representing the U.S. Swingline Lender’s pro rata share thereof, shall constitute U.S. Revolving Loans of the U.S. Revolving Lenders.  If any such amount is not made available to the Agent by any U.S. Revolving Lender on the Settlement Date applicable thereto, the Agent shall, on behalf of the U.S. Swingline Lender with respect to each outstanding U.S. Swingline Loan, be entitled to recover such amount on demand from such U.S. Revolving Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to U.S. Revolving Loans.  Between Settlement Dates the Agent may pay over to the U.S. Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the U.S. Revolving Loans, for application to the U.S. Swingline Lender’s U.S. Revolving Loans or U.S. Swingline Loans.  If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the U.S. Swingline Lender’s U.S. Revolving Loans, the U.S. Swingline Lender shall pay to the Agent for the accounts of the U.S. Revolving Lenders, to be applied to the outstanding U.S. Revolving Loans of such U.S. Revolving Lenders, an amount such that each U.S. Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Applicable Percentage of the U.S. Revolving Loans.  During the period between Settlement Dates, the U.S. Swingline Lender with respect to U.S. Swingline Loans, the Agent with respect to U.S. Protective Advances and each U.S. Revolving Lender with respect to its U.S. Revolving Loans shall be entitled to interest thereon at the applicable rate or rates payable under this Agreement.

(iii)                               In addition, the U.S. Swingline Lender may by written notice given to the Agent not later than 1:00 p.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of the U.S. Swingline Loans outstanding.  Such notice shall specify the aggregate amount of U.S. Swingline Loans in which U.S. Revolving Lenders will participate.  Promptly upon receipt of such notice, the Agent will give notice thereof to each U.S. Revolving Lender, specifying in such notice such U.S. Revolving Lender’s Applicable Percentage of such U.S. Swingline Loan or Loans.  Each U.S. Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the U.S. Swingline Lender, such U.S. Revolving Lender’s Applicable Percentage of such U.S. Swingline Loan or Loans.  Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations in U.S. Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each U.S. Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to U.S. Loans made by such U.S. Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the Agent shall promptly pay to the U.S. Swingline Lender the amounts so received by it from the U.S. Revolving Lenders.  The Agent shall notify the Borrower Agent of any participations in any U.S. Swingline Loan acquired pursuant to this paragraph.  Any amounts received by the U.S. Swingline Lender from the U.S. Borrowers (or other party on behalf of any U.S. Borrower) in respect of a U.S. Swingline Loan after receipt by the U.S. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the U.S. Revolving Lenders that shall have made their payments pursuant to this paragraph and to the U.S. Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the U.S. Swingline Lender or the Agent, as applicable, if and to the extent such payment is required to be refunded to any U.S. Borrower for any reason.  The purchase of participations in a U.S. Swingline Loan pursuant to this paragraph shall not relieve the U.S. Borrowers of any default in the payment thereof.

(b)           Canadian Swingline Loans.

(i)            Subject to the terms and conditions set forth herein, the Canadian Swingline Lender may in its discretion, and in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.05, make available Canadian Swingline Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Swingline Loans exceeding the Dollar Equivalent of $10,000,000 or (ii) the total Canadian Revolving Exposures exceeding the lesser of the total Canadian Commitments and the Canadian Borrowing Base at such time; provided that the Canadian Swingline Lender shall not be required to make a Canadian Swingline Loan to refinance an outstanding Canadian Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Swingline Loans.  To request a Canadian Swingline Loan, the Canadian Borrower shall notify the Agent of such request by telephone (confirmed by facsimile), not later than 1:00 p.m., Toronto time, on the day of a proposed Canadian Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Canadian Swingline Loan.  The Agent will promptly advise the Canadian Swingline Lender of any such notice received from the Canadian Borrower.  The Canadian Swingline Lender shall make each Canadian Swingline Loan available to the Canadian Borrower by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Canadian Borrower (including, in the case of a Canadian Swingline Loan made to finance the reimbursement of a Canadian LC Disbursement as provided in Section 2.06(b)(v), by remittance to the applicable Canadian Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Agent to be distributed to the Canadian Lenders) on the requested date of such Canadian Swingline Loan.

(ii)           To facilitate administration of the Canadian Revolving Loans, the Canadian Revolving Lenders and the Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by the Canadian Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Canadian Revolving Loans and the Canadian Swingline Loans and the Canadian Protective Advances shall take place on a periodic basis in accordance with this clause (ii).  The Agent shall request settlement (a “Canadian Settlement”) with the Canadian Revolving Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Canadian Swingline Lender, with respect to each outstanding Canadian Swingline Loan and (B) with respect to collections received, in each case, by notifying the Canadian Revolving Lenders of such requested Canadian Settlement by telecopy, telephone, or other similar form of transmission, of such requested Canadian Settlement, no later than 2:30 p.m. Toronto time, on the date of such requested Canadian Settlement (the “Canadian Settlement Date”).  Each Canadian Revolving Lender (other than the Canadian Swingline Lender, in the case of Canadian Swingline Loans) shall make the amount of such Canadian Revolving Lender’s Applicable Percentage of the outstanding principal amount of the Canadian Swingline Loans with respect to which Canadian Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 3:30 p.m., Toronto time, on the Canadian Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied without regard to any minimum amount specified therein.  Such amounts made available to the Agent shall be applied against the amounts of the applicable Canadian Swingline Loan and, together with the portion of such Canadian Swingline Loan representing the Canadian Swingline Lender’s pro rata share thereof, shall constitute Canadian Revolving Loans of the Canadian Revolving Lenders.  If any such amount is not made available to the Agent by any Canadian Revolving Lender on the Settlement Date applicable thereto, the Agent shall, on behalf of the Canadian Swingline Lender with respect to each outstanding Canadian Swingline Loan, be entitled to recover such amount on demand from such Canadian Revolving Lender together with interest thereon at the Bank of Canada Overnight Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to Canadian Revolving Loans.  Between Canadian Settlement Dates the Agent may pay over to the Canadian Swingline Lender any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Revolving Loans, for application to the Canadian Swingline Lender’s Canadian Revolving Loans or Canadian Swingline Loans.

If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Canadian Swingline Lender’s Canadian Revolving Loans, the Canadian Swingline Lender shall pay to the Agent for the accounts of the Canadian Revolving Lenders, to be applied to the outstanding Canadian Revolving Loans of such Canadian Revolving Lenders, an amount such that each Canadian Revolving Lender shall, upon receipt of such amount, have, as of such Canadian Settlement Date, its Applicable Percentage of the Canadian Revolving Loans.  During the period between Settlement Dates, the Canadian Swingline Lender with respect to Canadian Swingline Loans, the Agent with respect to Canadian Protective Advances and each Canadian Revolving Lender with respect to its Canadian Revolving Loans shall be entitled to interest thereon at the applicable rate or rates payable under this Agreement.

(iii)          In addition, the Canadian Swingline Lender may by written notice given to the Agent not later than 1:00 p.m., Toronto time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of the Canadian Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Canadian Swingline Loans in which Canadian Revolving Lenders will participate.  Promptly upon receipt of such notice, the Agent will give notice thereof to each Canadian Revolving Lender, specifying in such notice such Canadian Revolving Lender’s Applicable Percentage of such Canadian Swingline Loan or Loans.  Each Canadian Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Canadian Swingline Lender, such Canadian Revolving Lender’s Applicable Percentage of such Canadian Swingline Loan or Loans.  Each Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations in Canadian Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Canadian Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Canadian Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Canadian Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Canadian Revolving Lenders), and the Agent shall promptly pay to the Canadian Swingline Lender the amounts so received by it from the Canadian Revolving Lenders.  The Agent shall notify the Canadian Borrower of any participations in any Canadian Swingline Loan acquired pursuant to this paragraph.  Any amounts received by the Canadian Swingline Lender from the Canadian Borrower (or other party on behalf of the Canadian Borrower) in respect of a Canadian Swingline Loan after receipt by the Canadian Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Canadian Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Canadian Swingline Lender or the Agent, as applicable, if and to the extent such payment is required to be refunded to the Canadian Borrower for any reason.  The purchase of participations in a Canadian Swingline Loan pursuant to this paragraph shall not relieve the Canadian Borrower of any default in the payment thereof.

Section 2.06         Letters of Credit.

(a)           U.S. Letters of Credit.

(i)            General.  Subject to the terms and conditions set forth herein, (i) each U.S. Issuing Bank agrees, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.06, (A) from time to time on any Business Day during the period from the Closing Date to the 3rd Business Day prior to the Maturity Date, upon the request of the Borrower Agent, to issue U.S. Letters of Credit denominated in Dollars or in one or more Alternative Currencies and issued on sight basis only for the account of one or more of the U.S. Borrowers, any other U.S. Loan Party or any Subsidiary of the Company (other than the Canadian Loan Parties) (so long as with respect to any Letter of Credit issued for the account of any Subsidiary of the Company that is not a U.S. Loan Party, the Company is a joint and several co-applicant, and references to the Company or a “U.S. Borrower” in this Section 2.06 shall be deemed to include reference to such Subsidiary) and to amend or renew U.S. Letters of Credit previously issued by it, in accordance with Section 2.06(a)(ii), and (B) to honor drafts under the U.S. Letters of Credit, and (ii) the U.S. Revolving Lenders severally agree to participate in the U.S. Letters of Credit issued pursuant to Section 2.06(a)(iv).  Subject to the terms and conditions hereof, the U.S. Borrowers’ ability to obtain U.S. Letters of Credit shall be fully revolving, and accordingly the U.S. Borrowers may, during the foregoing period, obtain U.S. Letters of Credit to replace U.S. Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a U.S. Letter of Credit (or the amendment, renewal or extension of an outstanding U.S. Letter of Credit), the Borrower Agent shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable U.S. Issuing Bank) to the applicable U.S. Issuing Bank and the Agent, at least two (2) Business Days, in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable U.S. Issuing Bank), a request to issue in the form of Exhibit E-1 attached hereto (each a “U.S. Letter of Credit Request”).  To request an amendment, extension or renewal of a U.S. Letter of Credit, the Borrower Agent shall submit such a request on its letterhead, addressed to the applicable U.S. Issuing Bank (with a copy to the Agent) at least two (2) Business Days, in advance of the requested date of amendment, extension or renewal, identifying the U.S. Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal.  Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such U.S. Letter of Credit.  If requested by the applicable U.S. Issuing Bank, the Borrower Agent also shall submit a U.S. Letter of Credit application on such U.S. Issuing Bank’s standard form in connection with any request for a U.S. Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of U.S. Letter of Credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent or any Borrower with, the applicable U.S. Issuing Bank relating to any U.S. Letter of Credit, the terms and conditions of this Agreement shall control.  A U.S. Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each U.S. Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. LC Exposure (including U.S. Letters of Credit denominated in an Alternative Currency) shall not exceed $200,000,000 and (ii) the total U.S. Revolving Exposures shall not exceed the lesser of the total U.S. Commitments and the U.S. Borrowing Base at such time. Promptly after the delivery of any U.S. Letter of Credit or any amendment to a U.S. Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable U.S. Issuing Bank will also deliver to the Borrower Agent and the Agent a true and complete copy of such U.S. Letter of Credit or amendment.  Promptly after receipt of such U.S. Letter of Credit or amendment, the Agent shall notify the U.S. Revolving Lenders, in writing, of such U.S. Letter of Credit or amendment, and if so requested by a U.S. Revolving Lender the Agent will provide such U.S. Revolving Lender with copies of such U.S. Letter of Credit or amendment.  With respect to commercial U.S. Letters of Credit, each U.S. Issuing Bank shall, on the first Business Day of each week, submit to the Agent, by facsimile, a report detailing the daily aggregate total of commercial U.S. Letters of Credit for the previous calendar week.

(iii)          Expiration Date.  Each U.S. Letter of Credit shall expire not later than the earlier of (i) the date one year after the date of the issuance of such U.S. Letter of Credit and (ii) the date that is three (3) Business Days prior to the Maturity Date; provided that any U.S. Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (ii) of this paragraph (c) except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Applicable Issuing Bank).

(iv)          Participations.  By the issuance of a U.S. Letter of Credit (or an amendment to a U.S. Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable U.S. Issuing Bank or the U.S. Revolving Lenders, the applicable U.S. Issuing Bank hereby grants to each U.S. Revolving Lender, and each U.S. Revolving Lender hereby acquires from such U.S. Issuing Bank, a participation in such U.S. Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such U.S. Letter of Credit.  In consideration and in furtherance of the foregoing, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent in Dollars, for the account of the applicable U.S. Issuing Bank, such U.S. Lender’s Applicable Percentage of each U.S. LC Disbursement made by such U.S. Issuing Bank and not reimbursed by the U.S. Borrowers on the date due as provided in paragraph (v) of this Section 2.06(a), or of any reimbursement payment required to be refunded to any Borrower for any reason.  Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of U.S. Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any U.S. Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(v)           Reimbursement.  If the applicable U.S. Issuing Bank shall make any U.S. LC Disbursement in respect of a U.S. Letter of Credit, the U.S. Borrowers shall reimburse such U.S. LC Disbursement by paying to the Agent an amount equal to such U.S. LC Disbursement not later than (i) for a U.S. Letter of Credit to be reimbursed in Dollars, 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent is presented notice of such U.S. LC Disbursement under paragraph (vii) of this Section 2.06 and (iii) for a U.S. Letter of Credit to be reimbursed in an Alternative Currency, the Applicable Time on the date of a payment by a U.S. Issuing Bank; provided that the Borrower Agent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR U.S. Revolving Borrowing or U.S. Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR U.S. Revolving Borrowing or U.S. Swingline Loan.  In the case of a U.S. Letter of Credit denominated in an Alternative Currency, the U.S. Borrowers shall reimburse the applicable U.S. Issuing Bank in such Alternative Currency, unless (A) such U.S. Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the U.S. Borrowers shall have notified the applicable U.S. Issuing Bank promptly following receipt of the notice of drawing that the U.S. Borrowers will reimburse such U.S. Issuing Bank in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a U.S. Letter of Credit denominated in an Alternative Currency, the applicable U.S. Issuing Bank shall notify the Borrower Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  If the U.S. Borrowers fail to make such payment when due, the Agent shall notify each U.S. Revolving Lender of the applicable U.S. LC Disbursement (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a U.S. Letter of Credit denominated in an Alternative Currency), the payment then due from the U.S. Borrowers in respect thereof and such U.S. Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each U.S. Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the U.S. Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the Agent shall promptly pay to the applicable U.S. Issuing Bank the amounts so received by it from the U.S. Revolving Lenders.  Promptly following receipt by the Agent of any payment from the U.S. Borrowers pursuant to this paragraph, the Agent shall distribute such payment in Dollars and in the same funds as those received by the Agent to the applicable U.S. Issuing Bank or, to the extent that U.S. Revolving Lenders have made payments pursuant to this paragraph to reimburse such U.S. Issuing Bank, then to such Lenders and such U.S. Issuing Bank as their interests may appear.

(vi)          Obligations Absolute.  The U.S. Borrowers’ obligation to reimburse U.S. LC Disbursements as provided in paragraph (v) of this Section 2.06(a) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any U.S. Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a U.S. Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable U.S. Issuing Bank under a U.S. Letter of Credit against presentation of a draft or other document that does not comply with the terms of such U.S. Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06(a)(vi), constitute a legal or equitable discharge of, or provide a right of setoff against, any U.S. Borrower’s obligations hereunder.

Neither the Agent, the U.S. Revolving Lenders nor any U.S. Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any U.S. Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any U.S. Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such U.S. Issuing Bank; provided that the foregoing shall not be construed to excuse such U.S. Issuing Bank from liability to the U.S. Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each U.S. Borrower to the extent permitted by applicable Law) suffered by any U.S. Borrower that are caused by such U.S. Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a U.S. Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of applicable U.S. Issuing Bank (as finally determined by a court of competent jurisdiction), such U.S. Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a U.S. Letter of Credit, the applicable U.S. Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such U.S. Letter of Credit.

(vii)         Disbursement Procedures.  The applicable U.S. Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a U.S. Letter of Credit.  Such U.S. Issuing Bank shall promptly notify the Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such U.S. Issuing Bank has made or will make a U.S. LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such U.S. Issuing Bank and the U.S. Revolving Lenders with respect to any such U.S. LC Disbursement.

(viii)        Interim Interest.  If a U.S. Issuing Bank shall make any U.S. LC Disbursement, then, unless the U.S. Borrowers shall reimburse such U.S. LC Disbursement in full on the date such U.S. LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such U.S. LC Disbursement is made to but excluding the date that the U.S. Borrowers reimburse such U.S. LC Disbursement, at the rate per annum then applicable to ABR U.S. Revolving Loans; provided that, if the U.S. Borrowers fail to reimburse such U.S. LC Disbursement when due pursuant to paragraph (v) of this Section 2.06(a), then Section 2.13(g) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable U.S. Issuing Bank, except that interest accrued on and after the date of payment by any U.S. Revolving Lender pursuant to paragraph (v) of this Section 2.06(a) to reimburse such U.S. Issuing Bank shall be for the account of such U.S. Lender to the extent of such payment.

(ix)          Replacement of a U.S. Issuing Bank.  A U.S. Issuing Bank may be replaced at the written request of the Borrower Agent and without the consent of the Agent at any time by written agreement among the Borrower Agent, the replaced U.S. Issuing Bank and the successor U.S. Issuing Bank, and acknowledged by the Agent.  The Agent shall notify the U.S. Revolving Lenders and the FILO Facility Revolving Lenders of any such replacement of a U.S. Issuing Bank.  At the time any such replacement shall become effective, the U.S. Borrowers shall pay all unpaid fees accrued for the account of the replaced U.S. Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor U.S. Issuing Bank shall have all the rights and obligations of the replaced U.S. Issuing Bank under this Agreement with respect to U.S. Letters of Credit to be issued thereafter and (ii) references herein to the term “U.S. Issuing Bank” shall be deemed to refer to such successor or to any previous U.S. Issuing Bank, or to such successor and all previous U.S. Issuing Banks, as the context shall require.  After the replacement of a U.S. Issuing Bank hereunder, the replaced U.S. Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a U.S. Issuing Bank under this Agreement with respect to U.S. Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional U.S. Letters of Credit.

(x)           Cash Collateralization.  If (A) any Event of Default shall occur and be continuing, (B) total U.S. Revolving Exposure at any time exceeds the lesser of (1) the aggregate U.S. Revolving Commitments and (2) the U.S. Borrowing Base at such time, (C) the Maturity Date shall occur or (D) if and to the extent required in accordance with the provisions of Section 2.28, on the Business Day that the Borrower Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the total U.S. LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the U.S. Borrowers shall deposit, in an account with the Agent, in the name of the Agent and for the benefit of the U.S. Revolving Lenders (the “U.S. LC Collateral Account”), an amount in cash equal to 103% of the U.S. LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Article VII; provided further that such deposit may be required at times and in the amounts specified in Section 2.11(b)(ii) and Section 2.11(c)(ii).  Such deposit shall be held by the Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (x).  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and each U.S. Borrower hereby grants the Agent a security interest in the U.S. LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the U.S. Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Agent to reimburse the applicable U.S. Issuing Bank for U.S. LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrowers for the U.S. LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the total U.S. LC Exposure), be applied to satisfy other Secured Obligations.  If the U.S. Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrower Agent but in no event later than two (2) Business Days after such Event of Default has been cured or waived.  If U.S. Borrowers fail to provide any cash collateral as required by this Section 2.06(a)(x), the U.S. Lenders may (and, upon direction of the Agent, shall) advance, as U.S. Loans, the amount of the cash collateral required (whether or not the Commitments have terminated, a U.S. Protective Advance or U.S. Overadvance exists or the conditions in Article IV are satisfied).

(b)           Canadian Letters of Credit.

(i)            General.  Subject to the terms and conditions set forth herein, (i) each Canadian Issuing Bank agrees, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.06(b), (A) from time to time on any Business Day during the period from the Closing Date to the 3rd Business Day, prior to the Maturity Date, upon the request of the Borrower Agent, to issue Canadian Letters of Credit denominated in Canadian Dollars only and issued on sight basis only for the account of the Canadian Borrower (or any other Canadian Subsidiary of the Canadian Borrower so long as the Canadian Borrower is a joint and several co-applicant, and references to the Canadian Borrower in this Section 2.06(b) shall be deemed to include reference to such Subsidiary) and to amend or renew Canadian Letters of Credit previously issued by it, in accordance with Section 2.06(b)(ii), and (B) to honor drafts under the Canadian Letters of Credit, and (ii) the Canadian Revolving Lenders severally agree to participate in the Canadian Letters of Credit issued pursuant to Section 2.06(b)(iv).  Subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Canadian Letter of Credit (or the amendment, renewal or extension of an outstanding Canadian Letter of Credit), the Borrower Agent shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Canadian Issuing Bank) to the applicable Canadian Issuing Bank and the Agent, at least two (2) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Canadian Issuing Bank), a request to issue in the form of Exhibit E-2 attached hereto (each a “Canadian Letter of Credit Request”).  To request an amendment, extension or renewal of a Canadian Letter of Credit, the Borrower Agent shall submit such a request on its letterhead, addressed to the applicable Canadian Issuing Bank (with a copy to the Agent) at least two (2) Business Days, in advance of the requested date of amendment, extension or renewal, identifying the Canadian Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal.  Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such Canadian Letter of Credit.  If requested by the applicable Canadian Issuing Bank, the Borrower Agent also shall submit a Canadian Letter of Credit application on such Canadian Issuing Bank’s standard form in connection with any request for a Canadian Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Canadian Letter of Credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent or any Canadian Borrower with, the applicable Canadian Issuing Bank relating to any Canadian Letter of Credit, the terms and conditions of this Agreement shall control.  A Canadian Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each Canadian Letter of Credit the applicable Canadian Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Canadian LC Exposure shall not exceed the Dollar Equivalent of $10,000,000 and (ii) the total Canadian Revolving Exposures shall not exceed the lesser of the total Canadian Commitments and the Canadian Borrowing Base, at such time.  Promptly after the delivery of any Canadian Letter of Credit or any amendment to a Canadian Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Canadian Issuing Bank will also deliver to the Borrower Agent and the Agent a true and complete copy of such Canadian Letter of Credit or amendment.  Promptly after receipt of such Canadian Letter of Credit or amendment, the Agent shall notify the Canadian Revolving Lenders, in writing, of such Canadian Letter of Credit or amendment, and if so requested by a Canadian Revolving Lender the Agent will provide such Canadian Revolving Lender with copies of such Canadian Letter of Credit or amendment.  With respect to commercial Canadian Letters of Credit, each Canadian Issuing Bank shall, on the first Business Day of each week, submit to the Agent, by facsimile, a report detailing the daily aggregate total of commercial Canadian Letters of Credit for the previous calendar week.

(iii)          Expiration Date.  Each Canadian Letter of Credit shall expire not later than the earlier of (i) the date one year after the date of the issuance of such Canadian Letter of Credit and (ii) the date that is three (3) Business Days prior to the Maturity Date; provided that any standby Canadian Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (ii) of this paragraph (c) except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Applicable Issuing Bank).  Each commercial Canadian Letter of Credit shall expire on the earlier of (i) 180 days after the date of the issuance of such Canadian Letter of Credit and (ii) the date that is thirty (30) days prior to the Maturity Date.

(iv)          Participations.  By the issuance of a Canadian Letter of Credit (or an amendment to a Canadian Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Canadian Issuing Bank or the Canadian Revolving Lenders, the applicable Canadian Issuing Bank hereby grants to each Canadian Revolving Lender, and each Canadian Revolving Lender hereby acquires from such Canadian Issuing Bank, a participation in such Canadian Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit.  In consideration and in furtherance of the foregoing, each Canadian Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the applicable Canadian Issuing Bank, such Lender’s Applicable Percentage of each Canadian LC Disbursement made by such Canadian Issuing Bank and not reimbursed by the Canadian Borrower on the date due as provided in paragraph (v) of this Section 2.06(b), or of any reimbursement payment required to be refunded to the Canadian Borrower for any reason.  Each Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Canadian Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Canadian Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(v)           Reimbursement.  If the applicable Canadian Issuing Bank shall make any Canadian LC Disbursement in respect of a Canadian Letter of Credit, the Canadian Borrower shall reimburse such Canadian LC Disbursement by paying to the Agent an amount equal to such Canadian LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent is presented notice of such Canadian LC Disbursement under paragraph (vii) of this Section 2.06; provided that the Borrower Agent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Canadian Prime Rate Revolving Borrowing or Canadian Swingline Loan in an equivalent amount and, to the extent so financed, the Canadian Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Rate Revolving Borrowing or Swingline Loan.  If the Canadian Borrower fails to make such payment when due, the Agent shall notify each Canadian Revolving Lender of the applicable Canadian LC Disbursement, the payment then due from the Canadian Borrower in respect thereof and such Canadian Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Canadian Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Canadian Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Canadian Revolving Lenders), and the Agent shall promptly pay to the applicable Canadian Issuing Bank the amounts so received by it from the Canadian Revolving Lenders.  Promptly following receipt by the Agent of any payment from the Canadian Borrower pursuant to this paragraph, the Agent shall distribute such payment to the applicable Canadian Issuing Bank or, to the extent that Canadian Revolving Lenders have made payments pursuant to this paragraph to reimburse such Canadian Issuing Bank, then to such Lenders and such Canadian Issuing Bank as their interests may appear.

(vi)          Obligations Absolute.  The Canadian Borrower’s obligation to reimburse Canadian LC Disbursements as provided in paragraph (v) of this Section 2.06(b) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Canadian Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Canadian Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Canadian Issuing Bank under a Canadian Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Canadian Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Canadian Borrower’s obligations hereunder.  Neither the Agent, the Canadian Revolving Lenders nor any Canadian Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Canadian Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Canadian Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Canadian Issuing Bank; provided that the foregoing shall not be construed to excuse such Canadian Issuing Bank from liability to the Canadian Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Canadian Borrower to the extent permitted by applicable Law) suffered by the Canadian Borrower that are caused by such Canadian Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Canadian Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an applicable Canadian Issuing Bank (as finally determined by a court of competent jurisdiction), such Canadian Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Canadian Letter of Credit, the applicable Canadian Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Canadian Letter of Credit.

(vii)         Disbursement Procedures.  The applicable Canadian Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Canadian Letter of Credit.  Such Canadian Issuing Bank shall promptly notify the Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether such Canadian Issuing Bank has made or will make a Canadian LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Canadian Borrower of its obligation to reimburse such Canadian Issuing Bank and the Canadian Revolving Lenders with respect to any such Canadian LC Disbursement.

(viii)        Interim Interest.  If a Canadian Issuing Bank shall make any Canadian LC Disbursement, then, unless the Canadian Borrower shall reimburse such Canadian LC Disbursement in full on the date such Canadian LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Canadian LC Disbursement is made to but excluding the date that the Canadian Borrower reimburses such Canadian LC Disbursement, at the rate per annum then applicable to Canadian Prime Rate Revolving Loans; provided that, if the Canadian Borrower fails to reimburse such Canadian LC Disbursement when due pursuant to paragraph (v) of this Section 2.06(b), then Section 2.13(g) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Canadian Issuing Bank, except that interest accrued on and after the date of payment by any Canadian Revolving Lender pursuant to paragraph (v) of this Section 2.06(b) to reimburse such Canadian Issuing Bank shall be for the account of such Lender to the extent of such payment.

(ix)          Replacement of a Canadian Issuing Bank.  A Canadian Issuing Bank may be replaced at the written request of the Borrower Agent and without the consent of the Agent at any time by written agreement among the Borrower Agent, the replaced Canadian Issuing Bank and the successor Canadian Issuing Bank, and acknowledged by the Agent.  The Agent shall notify the Canadian Revolving Lenders of any such replacement of a Canadian Issuing Bank.  At the time any such replacement shall become effective, the Canadian Borrower shall pay all unpaid fees accrued for the account of the replaced Canadian Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Canadian Issuing Bank shall have all the rights and obligations of the replaced Canadian Issuing Bank under this Agreement with respect to Canadian Letters of Credit to be issued thereafter and (ii) references herein to the term “Canadian Issuing Bank” shall be deemed to refer to such successor or to any previous Canadian Issuing Bank, or to such successor and all previous Canadian Issuing Banks, as the context shall require.  After the replacement of a Canadian Issuing Bank hereunder, the replaced Canadian Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Canadian Issuing Bank under this Agreement with respect to Canadian Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Canadian Letters of Credit.

(x)           Cash Collateralization.  If (A) any Event of Default shall occur and be continuing, (B) Excess Availability shall at any time be less than zero, (C) the Maturity Date shall occur or (D) if and to the extent required in accordance with the provisions of Section 2.28, on the Business Day that the Borrower Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Canadian Revolving Lenders with Canadian LC Exposure representing greater than 50% of the total Canadian LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the Canadian Borrower shall deposit, in an account with the Agent, in the name of the Agent and for the benefit of the Canadian Revolving Lenders (the “Canadian LC Collateral Account”), an amount in cash equal to 103% of the Canadian LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Canadian Borrower described in clause (g) or (h) of Article VII; provided further that such deposit may be required at times and in the amounts specified in Section 2.11(b)(ii) and Section 2.11(c)(ii).  Such deposit shall be held by the Agent as collateral for the payment and performance of the Canadian Obligations in accordance with the provisions of this paragraph (x).  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Canadian Borrower hereby grants the Agent a security interest in the Canadian LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Canadian Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Agent to reimburse the applicable Canadian Issuing Bank for Canadian LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrower for the Canadian LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Canadian Revolving Lenders with Canadian LC Exposure representing greater than 50% of the total Canadian LC Exposure), be applied to satisfy other Secured Obligations.  If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrower Agent but in no event later than two (2) Business Days after such Event of Default has been cured or waived.  If the Canadian Borrower fails to provide any cash collateral as required by this Section 2.06(b)(x), the Canadian Revolving Lenders may (and, upon direction of the Agent, shall) advance, as Canadian Revolving Loans, the amount of the cash collateral required (whether or not the Commitments have terminated, a Canadian Protective Advance or Canadian Overadvance exists or the conditions in Article IV are satisfied).

(c)           FILO Facility Letters of Credit.

(i)            General.  Subject to the terms and conditions set forth herein, (i) the FILO Facility Issuing Bank agrees, in reliance upon the agreements of the FILO Facility Revolving Lenders set forth in this Section 2.06, (A) from time to time on any Business Day during the period from the Closing Date to but not including the third (3rd) Business Day prior to the Maturity Date, if the FILO Facility Issuing Bank elects to do so in its sole and absolute discretion in response to any request of the Borrower Agent, to issue FILO Facility Letters of Credit denominated in Dollars or in one or more Alternative Currencies and issued on sight basis only for the account of any Foreign Subsidiary of the Company (other than the Canadian Loan Parties) approved by the FILO Facility Issuing Bank with respect to FILO Facility Letters of Credit or any U.S. Borrower solely for the benefit of any such Foreign Subsidiary (so long as with respect to any FILO Facility Letter of Credit issued for the account of any Foreign Subsidiary of the Company that is not a U.S. Loan Party, the Company is a joint and several co-applicant, and references to the Company or a “U.S. Borrower” in this Section 2.06 shall be deemed to include reference to such Foreign Subsidiary) and, if it so elects in its sole and absolute discretion, to amend or renew FILO Facility Letters of Credit previously issued by it, in accordance with Section 2.06(c)(ii), and (B) if it elects to issue any FILO Facility Letter of Credit to honor drafts under each such FILO Facility Letter of Credit, and (ii) the FILO Facility Revolving Lenders severally agree to participate in the FILO Facility Letters of Credit issued pursuant to Section 2.06(c)(iv); provided, that the issuance of any FILO Facility Letter of Credit will be in the sole and absolute discretion of the FILO Facility Issuing Bank, and the FILO Facility Issuing Bank shall have no obligation to issue any FILO Facility Letter of Credit or amend or extend any previously issued FILO Facility Letter of Credit.  Subject to the terms and conditions hereof, the U.S. Borrowers’ ability to obtain FILO Facility Letters of Credit shall be fully revolving, and accordingly the U.S. Borrowers may, during the foregoing period, obtain FILO Facility Letters of Credit to replace FILO Facility Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a FILO Facility Letter of Credit (or the amendment, renewal or extension of an outstanding FILO Facility Letter of Credit), the Borrower Agent shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the FILO Facility Issuing Bank) to the FILO Facility Issuing Bank and the Agent, at least two (2) Business Days, in advance of the requested date of issuance (or such shorter period as is acceptable to the FILO Facility Issuing Bank), a request to issue in the form of Exhibit E-3 (each a “FILO Facility Letter of Credit Request”).  To request an amendment, extension or renewal of a FILO Facility Letter of Credit, the Borrower Agent shall submit such a request on its letterhead, addressed to the FILO Facility Issuing Bank (with a copy to the Agent) at least two (2) Business Days, in advance of the requested date of amendment, extension or renewal, identifying the FILO Facility Letter of Credit to be amended, renewed or extended, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal.  Requests for issuance, amendment, renewal or extension must be accompanied by such other information as shall be necessary to issue, amend, renew or extend such FILO Facility Letter of Credit.  If requested by the FILO Facility Issuing Bank, the Borrower Agent also shall submit a FILO Facility Letter of Credit application on the FILO Facility Issuing Bank’s standard form in connection with any request for a FILO Facility Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of FILO Facility Letter of Credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent or any Borrower with, the FILO Facility Issuing Bank relating to any FILO Facility Letter of Credit, the terms and conditions of this Agreement shall control.  A FILO Facility Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each FILO Facility Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the total FILO Facility Revolving Exposures shall not exceed the total FILO Facility Revolving Commitments at such time. Promptly after the delivery of any FILO Facility Letter of Credit or any amendment to a FILO Facility Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the FILO Facility Issuing Bank will also deliver to the Borrower Agent and the Agent a true and complete copy of such FILO Facility Letter of Credit or amendment.  Promptly after receipt of such FILO Facility Letter of Credit or amendment, the Agent shall notify the FILO Facility Revolving Lenders, in writing, of such FILO Facility Letter of Credit or amendment, and if so requested by a FILO Facility Revolving Lender the Agent will provide such FILO Facility Revolving Lender with copies of such FILO Facility Letter of Credit or amendment.  With respect to commercial FILO Facility Letters of Credit, the FILO Facility Issuing Bank shall, on the first Business Day of each week, submit to the Agent, by facsimile, a report detailing the daily aggregate total of commercial FILO Facility Letters of Credit for the previous calendar week.

(iii)          Expiration Date.  Each standby FILO Facility Letter of Credit shall expire not later than the earlier of (i) the date one year after the date of the issuance of such FILO Facility Letter of Credit, (ii) the maturity date of the applicable Foreign Subsidiary’s credit obligations with respect to which such FILO Facility Letter of Credit was issued and (iii) the date that is five (5) Business Days prior to the Maturity Date; provided that any standby FILO Facility Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in clause (ii) or (iii) of this paragraph (c)(iii)).

(iv)          Participations.  By the issuance of a FILO Facility Letter of Credit (or an amendment to a FILO Facility Letter of Credit increasing the amount thereof) and without any further action on the part of the FILO Facility Issuing Bank or the FILO Facility Revolving Lenders, the FILO Facility Issuing Bank hereby grants to each FILO Facility Revolving Lender, and each FILO Facility Revolving Lender hereby acquires from the FILO Facility Issuing Bank, a participation in such FILO Facility Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such FILO Facility Letter of Credit.  In consideration and in furtherance of the foregoing, each FILO Facility Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent in Dollars, for the account of the FILO Facility Issuing Bank, such FILO Facility Revolving Lender’s Applicable Percentage of each FILO Facility LC Disbursement made by the FILO Facility Issuing Bank and not reimbursed by the U.S. Borrowers on the date due as provided in paragraph (v) of this Section 2.06(c), or of any reimbursement payment required to be refunded to any Borrower for any reason.  Each FILO Facility Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of FILO Facility Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any FILO Facility Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(v)           Reimbursement.  If the FILO Facility Issuing Bank shall make any FILO Facility LC Disbursement in respect of a FILO Facility Letter of Credit, the U.S. Borrowers shall reimburse such FILO Facility LC Disbursement by paying to the Agent an amount equal to such FILO Facility LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the date the Borrower Agent is presented notice of such FILO Facility LC Disbursement under paragraph (vii) of this Section 2.06 if such notice is presented on or after 10:00 a.m. New York City time and (iii) for a FILO Facility Letter of Credit to be reimbursed in an Alternative Currency, the Applicable Time on the date of a payment by the FILO Facility Issuing Bank; provided that the Borrower Agent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR FILO Facility Revolving Borrowing in an equivalent amount and, to the extent so financed, the U.S. Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR FILO Facility Revolving Borrowing.  In the case of a FILO Facility Letter of Credit denominated in an Alternative Currency, the U.S. Borrowers shall reimburse the FILO Facility Issuing Bank in such Alternative Currency, unless (A) the FILO Facility Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the U.S. Borrowers shall have notified the FILO Facility Issuing Bank promptly following receipt of the notice of drawing that the U.S. Borrowers will reimburse the FILO Facility Issuing Bank in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a FILO Facility Letter of Credit denominated in an Alternative Currency, the FILO Facility Issuing Bank shall notify the Borrower Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  If the U.S. Borrowers fail to make such payment when due, the Agent shall notify each FILO Facility Revolving Lender of the applicable FILO Facility LC Disbursement (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a FILO Facility Letter of Credit denominated in an Alternative Currency), the payment then due from the U.S. Borrowers in respect thereof and such FILO Facility Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each FILO Facility Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the U.S. Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the FILO Facility Revolving Lenders), and the Agent shall promptly pay to the FILO Facility Issuing Bank the amounts so received by it from the FILO Facility Revolving Lenders.  Promptly following receipt by the Agent of any payment from the U.S. Borrowers pursuant to this paragraph, the Agent shall distribute such payment in Dollars and in the same funds as those received by the Agent to the FILO Facility Issuing Bank or, to the extent that FILO Facility Revolving Lenders have made payments pursuant to this paragraph to reimburse the FILO Facility Issuing Bank, then to such Lenders and the FILO Facility Issuing Bank as their interests may appear.

(vi)          Obligations Absolute.  The U.S. Borrowers’ obligation to reimburse FILO Facility LC Disbursements as provided in paragraph (v) of this Section 2.06(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any FILO Facility Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a FILO Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the FILO Facility Issuing Bank under a FILO Facility Letter of Credit against presentation of a draft or other document that does not comply with the terms of such FILO Facility Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06(c)(vi), constitute a legal or equitable discharge of, or provide a right of setoff against, any U.S. Borrower’s obligations hereunder.  Neither the Agent, the FILO Facility Revolving Lenders nor the FILO Facility Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any FILO Facility Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any FILO Facility Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the FILO Facility Issuing Bank; provided that the foregoing shall not be construed to excuse the FILO Facility Issuing Bank from liability to the U.S. Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each U.S. Borrower to the extent permitted by applicable Law) suffered by any U.S. Borrower that are caused by the FILO Facility Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a FILO Facility Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the FILO Facility Issuing Bank (as finally determined by a court of competent jurisdiction), the FILO Facility Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a FILO Facility Letter of Credit, the FILO Facility Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such FILO Facility Letter of Credit.

(vii)         Disbursement Procedures.  The FILO Facility Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a FILO Facility Letter of Credit.  The FILO Facility Issuing Bank shall promptly notify the Agent and the Borrower Agent by telephone (confirmed by facsimile) of such demand for payment and whether the FILO Facility Issuing Bank has made or will make a FILO Facility LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrowers of their obligation to reimburse the FILO Facility Issuing Bank and the FILO Facility Revolving Lenders with respect to any such FILO Facility LC Disbursement.

(viii)        Interim Interest.  If the FILO Facility Issuing Bank shall make any FILO Facility LC Disbursement, then, unless the U.S. Borrowers shall reimburse such FILO Facility LC Disbursement in full on the date such FILO Facility LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such FILO Facility LC Disbursement is made to but excluding the date that the U.S. Borrowers reimburse such FILO Facility LC Disbursement, at the rate per annum then applicable to ABR FILO Facility Revolving Loans; provided that, if the U.S. Borrowers fail to reimburse such FILO Facility LC Disbursement when due pursuant to paragraph (v) of this Section 2.06(c), then Section 2.13(g) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the FILO Facility Issuing Bank, except that interest accrued on and after the date of payment by any FILO Facility Revolving Lender pursuant to paragraph (v) of this Section 2.06(c) to reimburse the FILO Facility Issuing Bank shall be for the account of such FILO Facility Revolving Lender to the extent of such payment.

(ix)          Cash Collateralization.  If (A) any Event of Default shall occur and be continuing, (B) the Maturity Date shall occur or (C) if and to the extent required in accordance with the provisions of Section 2.28, on the Business Day that the Borrower Agent receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, FILO Facility Revolving Lenders with FILO Facility LC Exposure representing greater than 50% of the total FILO Facility LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the U.S. Borrowers shall deposit, in an account with the Agent, in the name of the Agent and for the benefit of the FILO Facility Revolving Lenders (the “FILO Facility LC Collateral Account”), an amount in cash equal to 103% of the FILO Facility LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Article VII.  Such deposit shall be held by the Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (ix).  The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and each U.S. Borrower hereby grants the Agent a security interest in the FILO Facility LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the U.S. Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Agent to reimburse the FILO Facility Issuing Bank for FILO Facility LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrowers for the FILO Facility LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of FILO Facility Revolving Lenders with FILO Facility LC Exposure representing greater than 50% of the total FILO Facility LC Exposure), be applied to satisfy other Secured Obligations.  If the U.S. Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrower Agent but in no event later than three (3) Business Days after such Event of Default has been cured or waived.  If U.S. Borrowers fail to provide any cash collateral as required by this Section 2.06(c)(ix), the FILO Facility Revolving Lenders may (and, upon direction of the Agent, shall) advance, as FILO Facility Revolving Loans, the amount of the cash collateral required (whether or not the Commitments have terminated or the conditions in Article IV are satisfied).

Section 2.07         Funding of Borrowings.

(a)           Each Applicable Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Agent in an amount equal to such Applicable Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05.  The Agent will make such Loans available to the Borrowers within the applicable Borrower Group by promptly transferring or crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower Agent; provided that Floating Rate Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(a)(v), Section 2.06(b)(v) or Section 2.06(c)(v) shall be remitted by the Agent to the Applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Agent to be applied as contemplated by Section 2.04 (and the Agent shall, upon the request of the Borrower Agent, deliver to the Borrower Agent a reasonably detailed accounting of such application).

(b)           Unless the Agent shall have received notice from an Applicable Lender prior to the proposed date of any Borrowing that such Applicable Lender will not make available to the Agent such Applicable Lender’s share of such Borrowing, the Agent may assume that such Applicable Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrowers within the applicable Borrower Group a corresponding amount.  In such event, if an Applicable Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrowers within the applicable Borrower Group severally agree to pay to the Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrowers to but excluding the date of payment to the Agent, at (i) in the case of such Applicable Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers within the applicable Borrower Group, the interest rate applicable to ABR Loans or Canadian Prime Rate Loans, as applicable.  If such Applicable Lender pays such amount to the Agent, then such amount shall constitute such Applicable Lender’s Loan included in such Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or any Borrower or any Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08         Type; Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower Agent may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08.  The Borrower Agent may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.08 shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b)           To make an election pursuant to this Section 2.08, the Borrower Agent shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Agent were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery or facsimile to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower Agent.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing, a LIBOR Rate Borrowing, a Canadian Prime Rate Borrowing or a Canadian BA Rate Borrowing; and

(iv)          if the resulting Borrowing is a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing but does not specify an Interest Period, then the Borrower Agent shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Agent shall advise each Applicable Lender of the details thereof and of such Applicable Lender’s portion of each resulting Borrowing.

(e)           If the Borrower Agent fails to deliver a timely Interest Election Request with respect to a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or a Canadian Prime Rate Borrowing, respectively.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required U.S. Lenders or the Required Canadian Lenders, as applicable, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing with respect to Revolving Loans may be converted to or continued as a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing and (ii) unless repaid, each LIBOR Rate Borrowing and Canadian BA Rate Borrowing shall be converted to an ABR Borrowing or Canadian Prime Rate Borrowing, respectively, at the end of the then-current Interest Period applicable thereto.

Section 2.09         Termination and Reduction of Revolving Commitments.

(a)           Termination Generally.  Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date applicable to them and each Extension Series of Extended Revolving Credit Commitments shall terminate on the Maturity Date applicable to such Series.

(b)           Termination of Revolving Commitments.  Upon delivering the notice required by Section 2.09(i), the Borrower Agent may at any time terminate the Revolving Commitments, which termination shall terminate all U.S. Revolving Commitments, Canadian Revolving Commitments and FILO Facility Revolving Commitments, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit (or at the discretion of the Agent a backup standby letter of credit reasonably satisfactory to the Agent) equal to 103% of the LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses then due and payable under the Loan Documents.

(c)           Termination of Canadian Revolving Commitments.  Upon delivering the notice required by Section 2.09(i), the Borrower Agent may at any time terminate the Canadian Revolving Commitments, upon (i) the payment in full of all outstanding Canadian Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Canadian Letters of Credit (or alternatively, with respect to each such Canadian Letter of Credit, the furnishing to the Agent of a cash deposit (or at the discretion of the Agent a backup standby letter of credit reasonably satisfactory to the Agent) equal to 103% of the Canadian LC Exposure as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses then due and payable under the Loan Documents.

(d)           Reduction of U.S. Revolving Commitments.  Upon delivering the notice required by Section 2.09(i), the Borrower Agent may from time to time reduce the U.S. Commitments; provided that (i) each reduction of the U.S. Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower Agent shall not reduce the U.S. Commitments if, after giving effect to any concurrent prepayment of the U.S. Revolving Loans in accordance with Section 2.10, the sum of the U.S. Revolving Exposures would exceed the lesser of the total U.S. Commitments and the U.S. Borrowing Base, at such time, and (iii) any such reduction shall apply proportionately and permanently to reduce the U.S. Commitments of each of the U.S. Revolving Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended U.S. Revolving Commitments pursuant to Section 2.27, the U.S. Revolving Commitments of any one or more Lenders providing any such Extended U.S. Revolving Commitments on such date shall be reduced in an amount equal to the amount of U.S. Revolving Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any U.S. Revolving Loans made on such date, the U.S. Revolving Exposure of any such Lender does not exceed the lesser of the U.S. Revolving Commitment thereof and its Applicable Percentage of the U.S. Borrowing Base (such U.S. Revolving Exposure, U.S. Revolving Commitment and Applicable Percentage being determined in each case, for the avoidance of doubt, exclusive of such U.S. Lender’s Extended U.S. Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of U.S. Revolving Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.18 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.27 of U.S. Revolving Commitments and U.S. Revolving Loans into Extended U.S. Revolving Commitments and Extended U.S. Revolving Loans, respectively, and prior to any reduction being made to the U.S. Revolving Commitment of any other Lender).

(e)           Reduction of Canadian Revolving Commitments.  Upon delivering the notice required by Section 2.09(i), the Borrower Agent may from time to time reduce the Canadian Commitments; provided that (i) each reduction of the Canadian Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower Agent shall not reduce the Canadian Commitments if, after giving effect to any concurrent prepayment of the Canadian Revolving Loans in accordance with Section 2.10, the sum of the Canadian Revolving Exposures would exceed the lesser of the total Canadian Commitments and the Canadian Borrowing Base, at such time, and (iii) any such reduction shall apply proportionately and permanently to reduce the Canadian Commitments of each of the Canadian Revolving Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Canadian Revolving Commitments pursuant to Section 2.27, the Canadian Revolving Commitments of any one or more Lenders providing any such Extended Canadian Revolving Commitments on such date shall be reduced in an amount equal to the amount of Canadian Revolving Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Canadian Revolving Loans made on such date, the Canadian Revolving Exposure of any such Lender does not exceed the lesser of the Canadian Revolving Commitment thereof and its Applicable Percentage of the Canadian Borrowing Base (such Canadian Revolving Exposure, Canadian Revolving Commitment and Applicable Percentage being determined in each case, for the avoidance of doubt, exclusive of such Canadian Lender’s Extended Canadian Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Canadian Revolving Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.18 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.27 of Canadian Revolving Commitments and Canadian Revolving Loans into Extended Canadian Revolving Commitments and Extended Canadian Revolving Loans, respectively, and prior to any reduction being made to the Canadian Revolving Commitment of any other Lender).

(f)            Reduction of FILO Facility Revolving Commitments.  Upon delivering the notice required by Section 2.09(i), the Borrower Agent may from time to time reduce the FILO Facility Revolving Commitments; provided that (i) each reduction of the FILO Facility Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) the Borrower Agent shall not reduce the FILO Facility Revolving Commitments if, after giving effect to any concurrent prepayment of the FILO Facility Revolving Loans in accordance with Section 2.10, the sum of the FILO Facility Revolving Exposures would exceed the total FILO Facility Revolving Commitments at such time, and (iii) any such reduction shall apply proportionately and permanently to reduce the FILO Facility Revolving Commitments of each of the FILO Facility Revolving Lenders.

(g)           Adjustment of Canadian Revolver Commitments.

(i)            From time to time other than during the existence of an Event of Default, on the first day of any calendar quarter (a “Canadian Commitment Adjustment Date”) and upon at least 30 days prior written notice to the Agent (a “Canadian Commitment Adjustment Notice”), the Borrower Agent may increase or decrease the Canadian Commitments of any Crossover Lender with the consent of such Canadian Lender (a “Canadian Commitment Adjustment”), effective as of the Canadian Commitment Adjustment Date; provided that any such increase shall not exceed the amount of U.S. Commitment of such Crossover Lender on such Canadian Commitment Adjustment Date.  The aggregate amount of all Canadian Commitment Adjustments on any Canadian Commitment Adjustment Date shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof and in no event shall the Canadian Revolving Commitments exceed $75,000,000.

(ii)           The parties to this Agreement acknowledge and agree that the adjustments to the Canadian Commitments hereunder are made as an accommodation to the Borrowers and at no time shall the Canadian Revolving Exposure exceed the Canadian Commitments at such time.

(h)           Adjustment of U.S. Revolver Commitments.

(i)            On each Canadian Commitment Adjustment Date occurring in accordance with Section 2.09(g), the U.S. Commitment of each Crossover Lender electing to make a Canadian Commitment Adjustment shall automatically adjust dollar-for-dollar in an inverse manner to any Canadian Commitment Adjustment (an increase in the Canadian Revolving Commitments shall result in a decrease in such U.S. Revolving Commitments and vice versa) in an amount equal to such Canadian Commitment Adjustment, which adjustment shall automatically change the U.S. Commitment of such Crossover Lender, effective as of the Canadian Commitment Adjustment Date.

(ii)           The parties to this Agreement acknowledge and agree that at no time shall the Total Revolver Exposure exceed the Total Revolver Commitments.

(iii)          On each Canadian Commitment Adjustment Date (A) the aggregate total Canadian Commitments and the aggregate total U.S. Commitments under, and for all purposes of, this Agreement shall be increased or decreased, as applicable by the aggregate amount of Canadian Commitment Adjustments on such date, (B) the Commitment Schedule shall be deemed modified, without further action, to reflect the revised Canadian Commitments and U.S. Commitments of the Lenders, and (C) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased aggregate total Commitments (including to reallocate Canadian Revolving Exposure among the Canadian Revolving Lenders and U.S. Revolving Exposure among the U.S. Revolving Lenders).

(i)            Notification.  The Borrower Agent shall notify the Agent of any election to terminate or reduce the Revolving Commitments under paragraph (a) through (f) of this Section 2.09 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof, it being understood that such notice of termination or reduction may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or the consummation of an acquisition or disposition.  Promptly following receipt of any notice, the Agent shall advise the U.S. Revolving Lenders, the Canadian Revolving Lenders or the FILO Facility Revolving Lenders, as applicable, of the contents thereof.  Any termination or reduction of the Revolving Commitments pursuant to this Section 2.09 shall be permanent.

Section 2.10         Repayment of Loans; Evidence of Debt.

(a)           (i)  The Canadian Borrower hereby unconditionally promises to pay (A) to the Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (B) to the Agent the then unpaid amount of each Canadian Protective Advance on the earlier of the Maturity Date and demand by the Agent, (C) to the Canadian Swingline Lender the then unpaid principal amount of each Canadian Swingline Loan on the Maturity Date and (D) to the Agent for the account of each Extending Canadian Lender of each Canadian Extension Series, the then unpaid principal amount of each Extended Canadian Revolving Loan of such Canadian Extension Series on the maturity date for such Canadian Extension Series; provided that on each date that a Canadian Revolving Loan is made while any Canadian Swingline Loan or Canadian Protective Advance is outstanding, the Canadian Borrower shall repay all such Canadian Swingline Loans and Canadian Protective Advances with the proceeds of such Canadian Revolving Loan then outstanding.

(ii)           Each U.S. Borrower hereby unconditionally promises to pay (A) to the Agent for the account of each U.S. Revolving Lender the then unpaid principal amount of each U.S. Revolving Loan on the Maturity Date, (B) to the Agent the then unpaid amount of each U.S. Protective Advance on the earlier of the Maturity Date and demand by the Agent, (C) to the U.S. Swingline Lender the then unpaid principal amount of each U.S. Swingline Loan on the Maturity Date and (D) to the Agent for the account of each Extending U.S. Lender of each U.S. Extension Series, the then unpaid principal amount of each Extended U.S. Revolving Loan of such U.S. Extension Series that constitutes a U.S. Loan on the maturity date for such U.S. Extension Series; provided that on each date that a U.S. Loan is made while any U.S. Swingline Loan or U.S. Protective Advance is outstanding, the U.S. Borrowers shall repay all such U.S. Swingline Loans and U.S. Protective Advances with the proceeds of such U.S. Loan then outstanding.

(iii)          Each U.S. Borrower hereby unconditionally promises to pay to the Agent for the account of each FILO Facility Revolving Lender the then unpaid principal amount of each FILO Facility Revolving Loan on the Maturity Date.

(b)           At all times after the occurrence and during the continuance of a Liquidity Event and notification thereof by the Agent to the Borrower Agent (subject to the provisions of Section 2.18(b) and to the terms of the Security Agreement), on each Business Day, at or before 1:00 p.m., New York City time, the Agent shall apply all immediately available funds credited (i) on behalf of the applicable U.S. Borrowers to the Payment Account or such other account directed by the Agent pursuant to Section 2.21(b), first to pay any fees or expense reimbursements then due to the Agent, the Issuing Banks and the U.S. Revolving Lenders (other than in connection with U.S. Secured Cash Management Obligations or U.S. Secured Hedge Agreements), pro rata, second to pay interest due and payable in respect of any U.S. Revolving Loans (including U.S. Swingline Loans) and any U.S. Protective Advances that may be outstanding, pro rata, third to prepay the principal of any U.S. Protective Advances that may be outstanding, pro rata, and fourth to prepay the principal of the U.S. Revolving Loans (including U.S. Swingline Loans) and to cash collateralize outstanding U.S. LC Exposure, pro rata, and (ii) on behalf of the Canadian Borrower to the Payment Account or such other account directed by the Agent pursuant to Section 2.21(b), first to pay any fees or expense reimbursements then due to the Agent, the Canadian Issuing Banks and the Canadian Revolving Lenders (other than in connection with Canadian Secured Cash Management Obligations or Canadian Secured Hedge Agreements), pro rata, second to pay interest due and payable in respect of any Canadian Revolving Loans (including Canadian Swingline Loans) and any Canadian Protective Advances that may be outstanding, pro rata, third to prepay the principal of any Canadian Protective Advances that may be outstanding, pro rata, and fourth to prepay the principal of the Canadian Revolving Loans (including Canadian Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure, pro rata.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)           The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)            Any Revolving Lender may request that Revolving Loans made by it be evidenced by a promissory note.  In such event, the Borrowers of the applicable Borrower Group shall prepare, execute and deliver to such Revolving Lender a promissory note payable to such Revolving Lender and its registered assigns and in substantially the form of Exhibit G hereto.

Section 2.11         Prepayment of Loans.

(a)           Upon prior notice in accordance with paragraph (d) of this Section 2.11, the Borrowers shall have the right at any time and from time to time to prepay any Revolving Borrowing in whole or in part without premium or penalty (but subject to Section 2.16).

(b)           (i)  Except for Canadian Protective Advances and Canadian Overadvance Loans permitted under Section 2.04, in the event that the total Canadian Revolving Exposure exceeds the lesser of (A) the aggregate Canadian Commitments and (B) the Canadian Borrowing Base, the Canadian Borrower shall within one (1) Business Day, prepay first, any outstanding Canadian Swingline Loans in an amount equal to such excess Canadian Swingline Loans, second, if any excess remains after prepaying all Canadian Swingline Loans, any outstanding Canadian Revolving Loans in an amount equal to any remaining excess and third, if any excess remains after prepaying all Canadian Swingline Loans and all Canadian Revolving Loans, depositing an amount in cash in an amount equal to any remaining excess in the Canadian LC Collateral Account; provided that nothing in this clause (b)(i) shall reduce the Canadian Commitments.

(ii)           Except for U.S. Protective Advances and U.S. Overadvance Loans permitted under Section 2.04, in the event that the total U.S. Revolving Exposure exceeds the lesser of (A) the aggregate U.S. Commitments and (B) the U.S. Borrowing Base, the applicable U.S. Borrowers shall, within one (1) Business Day, prepay first, solely with respect to the U.S. Borrowers, any outstanding U.S. Swingline Loans in an amount equal to such excess U.S. Swingline Loans, second, if any excess remains after prepaying all U.S. Swingline Loans, any outstanding U.S. Revolving Loans in an amount equal to any remaining excess and third, if any excess remains after prepaying all U.S. Swingline Loans and all U.S. Revolving Loans, solely with respect to the U.S. Borrowers, depositing an amount in cash in an amount equal to any remaining excess in the U.S. LC Collateral Account; provided that nothing in this clause (b)(i) shall reduce the U.S. Commitments.

(c)           [Reserved].

(d)           The Borrower Agent shall notify the Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 10:00 a.m., New York City time, on the day of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall specify the prepayment date and the principal amount of each

Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the U.S. Loans or Canadian Loans, as applicable, included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12         Fees.

(a)           Commitment Fees.

(i)            U.S. Commitment Fee.  The U.S. Borrowers agree to pay to the Agent for the account of each U.S. Revolving Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the U.S. Available Revolving Commitment of such U.S. Revolving Lender (to the extent that such U.S. Revolving Lender does not otherwise constitute a Defaulting Lender) during the period from and including the Closing Date to but excluding the date on which the U.S. Lenders’ U.S. Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first day of each January, April, July and October and on the date on which the U.S. Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of calculating the commitment fees only, no portion of the U.S. Commitments shall be deemed utilized as a result of outstanding U.S. Swingline Loans.

(ii)           Canadian Commitment Fee.  The Canadian Borrower agrees to pay to the Agent for the account of each Canadian Revolving Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the Canadian Available Revolving Commitment of such Canadian Revolving Lender (to the extent that such Canadian Revolving Lender does not otherwise constitute a Defaulting Lender) during the period from and including the Closing Date to but excluding the date on which the Canadian Lenders’ Canadian Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first day of each January, April, July and October and on the date on which the Canadian Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of calculating the commitment fees only, no portion of the Canadian Commitments as of such date shall be deemed utilized as a result of outstanding Canadian Swingline Loans.

(iii)          FILO Facility Revolving Commitment Fee.  The U.S. Borrowers agree to pay to the Agent for the account of each FILO Facility Revolving Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the FILO Facility Available Revolving Commitment of such FILO Facility Revolving Lender (to the extent that such FILO Facility Revolving Lender does not otherwise constitute a Defaulting Lender) during the period from and including the Closing Date to but excluding the date on which the FILO Facility Lenders’ FILO Facility Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first day of each January, April, July and October and on the date on which the FILO Facility Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           (i)  The U.S. Borrowers agree to pay (A) to the Agent for the account of each U.S. Revolving Lender a participation fee with respect to its participations in U.S. Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBOR Rate Revolving Loans on the daily amount of such U.S. Revolving Lender’s U.S. LC Exposure (excluding any portion thereof attributable to unreimbursed U.S. LC Disbursements), during the period from and including the Closing Date to but excluding the later of the date on which such U.S. Revolving Lender’s U.S. Commitment terminates and the date on which such U.S. Revolving Lender ceases to have any U.S. LC Exposure, and (B) to each U.S. Issuing Bank, for its own account, a fronting fee, in respect of each U.S. Letter of Credit issued by such U.S. Issuing Bank for the period from the date of issuance of such U.S. Letter of Credit through the expiration date of such U.S. Letter of Credit (or if terminated on an earlier date to the termination date of such U.S. Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and such U.S. Issuing Bank of the daily stated amount of such U.S. Letter of Credit, as well as such U.S. Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any U.S. Letter of Credit or processing of drawings thereunder; provided that no fronting fee payable pursuant to this clause (B) shall be less than $500.00 per annum. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the first day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the U.S. Commitments terminate and any such fees accruing after the date on which the U.S. Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(ii)           The Canadian Borrower agrees to pay (A) to the Agent for the account of each Canadian Revolving Lender a participation fee with respect to its participations in Canadian Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Canadian BA Rate Revolving Loans on the daily amount of such Canadian Revolving Lender’s Canadian LC Exposure (excluding any portion thereof attributable to unreimbursed Canadian LC Disbursements), during the period from and including the Closing Date to but excluding the later of the date on which such Canadian Revolving Lender’s Canadian Commitment terminates and the date on which such Canadian Revolving Lender ceases to have any Canadian LC Exposure, and (B) to each Canadian Issuing Bank, for its own account, a fronting fee, in respect of each Canadian Letter of Credit issued by such Canadian Issuing Bank for the period from the date of issuance of such Canadian Letter of Credit through the expiration date of such Canadian Letter of Credit (or if terminated on an earlier date to the termination date of such Canadian Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and such Canadian Issuing Bank of the daily stated amount of such Canadian Letter of Credit, as well as such Canadian Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Canadian Letter of Credit or processing of drawings thereunder; provided that no fronting fee payable pursuant to this clause (B) shall be less than $500.00 per annum. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the first day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Canadian Commitments terminate and any such fees accruing after the date on which the Canadian Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed.

(iii)          The U.S. Borrowers agree to pay (A) to the Agent for the account of each FILO Facility Revolving Lender a participation fee with respect to its participations in FILO Facility Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate for LIBOR Rate FILO Revolving Loans, and (B) to the FILO Facility Issuing Bank, for its own account, a fronting fee, in respect of each FILO Facility Letter of Credit issued by the FILO Facility Issuing Bank for the period from the date of issuance of such FILO Facility Letter of Credit through the expiration date of such FILO Facility Letter of Credit (or if terminated on an earlier date to the termination date of such FILO Facility Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and the FILO Facility Issuing Bank of the daily stated amount of such FILO Facility Letter of Credit, as well as the FILO Facility Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any FILO Facility Letter of Credit or processing of drawings thereunder; provided that no fronting fee payable pursuant to this clause (B) shall be less than $500.00 per annum. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the FILO Facility Revolving Commitments terminate and any such fees accruing after the date on which the FILO Facility Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the FILO Facility Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c)           The Borrowers agree to pay to the Agent, for its own account, such agency fees as may be separately agreed upon by the Company and the Agent, including pursuant to the Fee Letter, payable in the amounts and at the times so agreed.

(d)           [Reserved].

(e)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.13         Interest.

(a)           The U.S. Revolving Loans comprising each ABR Borrowing (including each U.S. Swingline Loan and each U.S. Protective Advance) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The U.S. Revolving Loans comprising each LIBOR Rate Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such U.S. Borrowing plus the Applicable Rate.

(c)           The Canadian Revolving Loans comprising each Canadian Prime Rate Borrowing (including each Canadian Swingline Loan and each Canadian Protective Advance) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(d)           The Canadian Revolving Loans comprising each Canadian BA Rate Borrowing shall bear interest at the Canadian BA Rate for the Interest Period in effect for such Canadian Borrowing plus the Applicable Rate.

(e)           The FILO Facility Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(f)            The FILO Facility Revolving Loans comprising each LIBOR Rate Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such FILO Facility Revolving Borrowing plus the Applicable Rate.

(g)           Notwithstanding the foregoing, if any principal is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount (including overdue interest), two percent (2%) plus the rate applicable to ABR Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable, as provided in paragraph (a) of this Section 2.13.

(h)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the applicable Commitments; provided that (i) interest accrued pursuant to paragraph (g) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Rate Loan or Canadian BA Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(i)            All interest hereunder shall be computed on the basis of a year of 360 days, and except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the “prime rate” and the Canadian Prime Rate and Canadian BA Rate shall be computed on the basis of a year of 365 days (or, in the case of Alternate Base Rate Loans, 366 days, as the case may be) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, LIBOR Rate, LIBOR Rate, Canadian Prime Rate and Canadian BA Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

For the purposes of the Interest Act (Canada), (i) whenever any interest or fees under this Agreement or any other Loan Document is calculated using a rate on the basis of a period of time different from the actual numbers of days in the year (360 days, for example), the equivalent rate is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example), (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.14         Alternate Rate of Interest.

(a)           U.S. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a LIBOR Rate Borrowing:

(i)            the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period; or

(ii)           the Agent is advised by the Required U.S. Lenders that the LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such U.S. Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower Agent and the U.S. Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower Agent and the U.S. Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a LIBOR Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)           Canadian Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Canadian BA Rate Borrowing:

(i)            the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Canadian BA Rate for such Interest Period; or

(ii)           the Agent is advised by the Required Canadian Lenders that the Canadian BA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Canadian Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower Agent and the Canadian Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower Agent and the Canadian Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Canadian BA Rate Borrowing shall be ineffective and such Borrowing shall be converted to a Canadian Prime Rate Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a Canadian BA Rate Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing.

Section 2.15         Increased Costs.

(a)           If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate or the Canadian BA Rate) or Issuing Bank; or impose on any Lender or Issuing Bank or the London interbank market or the market for Canadian bankers’ acceptances any other condition affecting this Agreement or Interest Period Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Interest Period Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, following delivery of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrowers to which such Lender or Issuing Bank has Commitments will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered (except for Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 and any Excluded Taxes).

(b)           If any Lender or Issuing Bank determines that any Change in Law, other than with respect to Taxes, which shall be dealt with exclusively pursuant to Section 2.17, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time following delivery of the certificate contemplated by paragraph (c) of this Section 2.15 the Borrowers to which such Lender or Issuing Bank has Commitments will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower Agent and shall be conclusive absent manifest error.  The Borrowers to which such Lender or Issuing Bank has Commitments shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers of a Borrower Group shall not be required to compensate a Lender to such Borrower Group or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16         Break Funding Payments.  In the event of (a) the payment of any principal of any Interest Period Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Interest Period Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Interest Period Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Interest Period Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Agent pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrowers of the relevant Borrower Group shall compensate each Applicable Lender for the loss, cost and expense attributable to such event.  In the case of a LIBOR Rate Loan, such loss, cost or expense to any U.S. Revolving Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower Agent and shall be conclusive absent manifest error.  The Borrowers to which such Lender has Commitments shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17         Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party hereunder or any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party or other applicable withholding agent shall be required to deduct, withhold, or remit any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Agent, Lender or any Issuing Bank (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party or withholding agent shall make such deductions and (iii) the applicable Loan Party or withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.  If at any time a Loan Party is required by applicable Law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender, Agent or Issuing Bank upon becoming aware of the same.  In addition, each Lender, Agent or Issuing Bank will promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party would be required to make any deduction or withholding from any sum payable hereunder.

(b)           In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           Borrowers within each Borrower Group shall indemnify and reimburse the Agent, each Applicable Lender and each Applicable Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Applicable Lender or such Applicable Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Borrower Group hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Agent by an Applicable Lender or an Applicable Issuing Bank, or by the Agent on its own behalf or on behalf of an Applicable Lender or an Applicable Issuing Bank, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)           Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower Agent (with a copy to the Agent), at the time or times prescribed by applicable Law, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower Agent as will permit such payments to be made without, or at a reduced rate of, withholding (including any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code).

Without limiting the foregoing:

(i)            Each Lender that is a U.S. Person shall deliver to the Borrower Agent (with a copy to the Agent) on or before the date on which such Lender becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)           Each Foreign Lender shall deliver to the Borrower Agent (with a copy to the Agent) on or before the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Agent) whichever of the following is applicable:

(A)          two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code;

(B)          two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms);

(C)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (i) two properly completed and duly signed certificates substantially in the form of Exhibit L to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (any such certificate, a “U.S. Tax Compliance Certificate”) and (ii) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms);

(D)          to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W 8BEN E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner); or

(E)           two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(iii)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of those Sections (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent (with a copy to the Agent) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Agent as may be necessary for the relevant Borrowers and the Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under such Sections and, if necessary, to determine the amount to deduct and withhold from such payment.  For purposes of this Section 2.17(e)(iii), (A) “FATCA” shall include any amendments made to FATCA after the date of this Agreement and (B) the term “Lender” shall include the Agent.

(iv)          The Agent shall deliver to the Borrower Agent one duly signed, properly completed, original copy of either IRS Form W-9 (or successor form) or a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement to be treated as a U.S. Person with respect to payments under this Agreement, in either case, on or prior to the Closing Date (or on or prior to the date it becomes the Agent hereunder, in the case of any replacement or successor Agent).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Borrower Agent in writing of its legal inability to do so.  Notwithstanding any other provision of this clause (e), no Lender or Agent shall be required to deliver any form that such it is not legally eligible to deliver.

(f)            If the Agent, Issuing Bank or a Lender determines, in good faith in its reasonable sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or such Lender in good faith in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional mounts with respect to such Tax had never been paid.  This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to such Loan Party or any other Person.

(g)           If the Borrower Agent determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes or Other Taxes for which additional amounts have been paid under this Section 2.17, the relevant Lender, Agent or Issuing Bank shall cooperate with the Borrower Agent in challenging such Indemnified Taxes or Other Taxes, at the Borrowers’ expense, if so requested by the Borrower Agent in writing.

(h)           The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.18         Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)           Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Agent to the applicable account designated to the Borrower Agent by the Agent, except payments to be made directly to the Applicable Issuing Bank or the applicable Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars or Canadian Dollars, as applicable.  Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.  At all times that the circumstances specified in Section 2.21(d) are in effect, solely for purposes of determining the amount of Revolving Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the applicable Obligations, on the day of receipt, subject to actual collection.

(b)           Subject in all respects to the provisions of the ABL Intercreditor Agreement, all proceeds of Collateral received by the Agent after an Event of Default has occurred and is continuing shall upon election by the Agent or at the direction of the Required U.S. Lenders or Required Canadian Lenders, as applicable, be applied as follows:

(i)            with respect to amounts received from or on account of any U.S. Loan Party, or in respect of any U.S. Collateral, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Agent or any U.S. Issuing Bank from the U.S. Borrowers (other than in connection with U.S. Secured Cash Management Obligations or U.S. Secured Hedge Agreements), second, ratably, to pay any fees or expense reimbursements then due to the U.S. Revolving Lenders from the U.S. Borrowers (other than in connection with U.S. Secured Cash Management Obligations or U.S. Secured Hedge Agreements), third, to pay interest due and payable in respect of any U.S. Revolving Loans (including any U.S. Swingline Loans) and any U.S. Protective Advances, ratably, fourth, to pay the principal of the U.S. Protective Advances, fifth, to prepay principal on the U.S. Revolving Loans (other than the U.S. Protective Advances), unreimbursed U.S. LC Disbursements, U.S. Obligations then owing under U.S. Secured Hedge Agreements up to the amount of U.S. Secured Hedging Reserves with respect to specific U.S. Secured Hedge Agreements and U.S. Obligations then owing under related U.S. Secured Cash Management Obligations up to the amount of U.S. Cash Management Reserves with respect to specific U.S. Secured Cash Management Obligations, ratably, sixth, to pay an amount to the Agent equal to 103% of the U.S. LC Exposure on such date, to be held in the U.S. LC Collateral Account as cash collateral for such U.S. Obligations, seventh, to prepay principal on the FILO Facility Revolving Loans, unreimbursed FILO Facility LC Disbursements and any Obligations owing with respect to revolving loans and letter of credit disbursements under any Permitted Foreign Facilities and to pay an amount to the Agent equal to 103% of the FILO Facility LC Exposure and any similar exposure with respect to any outstanding letters of credit issued under Permitted Foreign Facilities on such date, to be held in the FILO Facility LC Collateral Account (or, with respect to any Permitted Foreign Facility, an account with the Agent, in the name of the Agent and for the benefit of the applicable Permitted Foreign Facility Lenders) as cash collateral for such U.S. Obligations, eighth, to pay any amounts of U.S. Obligations owing with respect to U.S. Secured Cash Management Obligations to the extent the amount of U.S. Secured Cash Management Obligations for any U.S. Secured Cash Management Obligations exceeds the U.S. Cash Management Reserves with respect thereto (or if no U.S. Cash Management Reserves have been established therefor) and U.S. Obligations owing with respect to U.S. Secured Hedge Agreements to the extent the amount of U.S. Obligations for any U.S. Secured Hedge Agreements exceeds the U.S. Secured Hedging Reserves with respect thereto (or if no U.S. Secured Hedging Reserves have been established therefor), ratably, ninth, to the payment of any other U.S. Obligation due to the Agent or any U.S. Revolving Lender, FILO Facility Revolving Lender or Permitted Foreign Facility Lender by the U.S. Borrowers, tenth, to payment of the Canadian Obligations described in Section 2.18(b)(ii), in the order set forth therein; eleventh, as provided for under the ABL Intercreditor Agreement and twelfth, to the U.S. Borrowers or as the Borrower Agent shall direct; and

(ii)           with respect to amounts received from or on account of any Canadian Loan Party, or in respect of any Canadian Collateral, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Agent or any Canadian Issuing Bank from the Canadian Borrower (other than in connection with Canadian Secured Cash Management Obligations or Canadian Secured Hedge Agreements), second, ratably, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders from the Canadian Borrower (other than in connection with Canadian Secured Cash Management Obligations or Canadian Secured Hedge Agreements), third, to pay interest due and payable in respect of any Canadian Revolving Loans (including any Canadian Swingline Loans) and any Canadian Protective Advances, ratably, fourth, to pay the principal of the Canadian Protective Advances, fifth, to prepay principal on the Canadian Revolving Loans (other than the Canadian Protective Advances), unreimbursed Canadian LC Disbursements, Canadian Obligations then owing under Canadian Secured Hedge Agreements up to the amount of Canadian Secured Hedging Reserves with respect to specific Canadian Secured Hedge Agreements and Canadian Obligations then owing under related Canadian Secured Cash Management Obligations up to the amount of Canadian Cash Management Reserves with respect to specific Canadian Secured Cash Management Obligations, ratably, sixth, to pay an amount to the Agent equal to 103% of the Canadian LC Exposure on such date, to be held in the Canadian LC Collateral Account as cash collateral for such Canadian Obligations, seventh, to pay any amounts of Canadian Obligations owing with respect to

Canadian Secured Cash Management Obligations to the extent the amount of Canadian Secured Cash Management Obligations for any Canadian Secured Cash Management Obligations exceeds the Canadian Cash Management Reserves with respect thereto (or if no Canadian Cash Management Reserves have been established therefor) and Canadian Obligations owing with respect to Canadian Secured Hedge Agreements to the extent the amount of Canadian Obligations for any Canadian Secured Hedge Agreements exceeds the Canadian Secured Hedging Reserves with respect thereto (or if no Canadian Secured Hedging Reserves have been established therefor), ratably, eighth, to the payment of any other Canadian Obligation due to the Agent or any Canadian Revolving Lender by the Canadian Loan Party, ninth, as provided for under the ABL Intercreditor Agreement and tenth, to the Canadian Borrower or as the Borrower Agent shall direct.

(c)           (i)  If any Canadian Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Canadian Revolving Loans or participations in Canadian LC Disbursements, Canadian Swingline Loans or Canadian Protective Advances resulting in such Canadian Revolving Lender receiving payment of a greater proportion of the aggregate amount of its Canadian Revolving Loans and participations in Canadian LC Disbursements, Canadian Swingline Loans or Canadian Protective Advances and accrued interest thereon than the proportion received by any other Canadian Revolving Lender, then the Canadian Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Canadian Revolving Loans and participations in Canadian LC Disbursements, Canadian Swingline Loans and Canadian Protective Advances of other Canadian Revolving Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Canadian Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Canadian Revolving Loans and participations in Canadian LC Disbursements, Canadian Swingline Loans and Canadian Protective Advances; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by the Canadian Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Canadian Revolving Lender as consideration for the assignment of or sale of a participation in any of its Canadian Revolving Loans or participations in Canadian LC Disbursements, Canadian Swingline Loans or Canadian Protective Advances to any assignee or participant.  The Canadian Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Canadian Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Canadian Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Canadian Revolving Lender were a direct creditor of the Canadian Borrower in the amount of such participation.

(ii)           If any U.S. Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its U.S. Revolving Loans or participations in U.S. LC Disbursements, U.S. Swingline Loans or U.S. Protective Advances resulting in such U.S. Revolving Lender receiving payment of a greater proportion of the aggregate amount of its U.S. Revolving Loans and participations in U.S. LC Disbursements, U.S. Swingline Loans or U.S. Protective Advances and accrued interest thereon than the proportion received by any other U.S. Revolving Lender, then the U.S. Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the U.S. Revolving Loans and participations in U.S. LC Disbursements, U.S. Swingline Loans and U.S. Protective Advances of other U.S. Revolving Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the U.S. Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective U.S. Revolving Loans and participations in U.S. LC Disbursements, U.S. Swingline Loans and U.S. Protective Advances; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this paragraph shall not be construed to apply to any payment made by any U.S. Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a U.S. Revolving Lender as consideration for the assignment of or sale of a participation in any of its U.S. Revolving Loans or participations in U.S. LC Disbursements, U.S. Swingline Loans or U.S. Protective Advances to any assignee or participant.  Each U.S. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any U.S. Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such U.S. Borrower rights of set-off and counterclaim with respect to such participation as fully as if such U.S. Revolving Lender were a direct creditor of such U.S. Borrower in the amount of such participation.

(d)           Unless the Agent shall have received notice from the Borrower Agent prior to the date on which any payment is due to the Agent for the account of the Lenders or the Applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Applicable Issuing Bank, as applicable, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Applicable Lenders or the Applicable Issuing Bank, as applicable, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Applicable Lender or Applicable Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(b) and (e), 2.05(a)(ii) and (iii), 2.05(b)(ii) and (iii), 2.06(a)(iv) or (v), 2.06(b)(iv) or (v), 2.06(c)(iv) or (v), 2.07(b), 2.18(c) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)            Anything contained herein to the contrary notwithstanding, the Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by the Agent that are otherwise to be provided to a Defaulting Lender hereunder, and may apply such funds to such Defaulting Lender’s defaulted obligations or readvance such funds to the Borrowers in connection with the funding of any Revolving Loan or issuance of any Letters of Credit hereunder, including cash collateralization thereof, in accordance with this Agreement.

(g)           Agent shall have no obligation to calculate the amount of any Secured Cash Management Obligation or Secured Hedging Obligation and may request a reasonably detailed calculation thereof from each applicable Bank Products or swap provider.

Section 2.19         Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.15, or if Borrowers of any Borrower Group are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  Borrowers of each Borrower Group hereby agree to pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to such Borrower Group in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Agent shall have received the prior written consent of the Agent and each Issuing Bank, which consent in each case shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  The Agent is irrevocably appointed as attorney-in-fact to execute any Assignment and Assumption(s) if the Defaulting Lender fails to execute the same.  A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Agent to require such assignment and delegation cease to apply.  Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Borrower or any Lender may have against any Lender that is a Defaulting Lender.

(c)           In the case of a Defaulting Lender, the Borrower Agent shall have the right, so long as no Event of Default under Sections 7.01(a), (g) or (h) has occurred and is continuing and, after giving Pro Forma Effect thereto, (x) the U.S. Revolving Exposures do not exceed the U.S. Revolving Commitments, (y) the Canadian Revolving Exposures do not exceed the Canadian Revolving Commitments and (z) the FILO Facility Revolving Exposures do not exceed the FILO Facility Revolving Commitments, to terminate all or a portion of the Commitments such Defaulting Lender and repay the Loans outstanding to such Defaulting Lender on a non-pro rata basis.

Section 2.20         Illegality.  If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable Lending Office to make or maintain any Interest Period Rate Loans, then, on notice thereof by such Lender to the Borrower Agent through the Agent, any obligations of such Lender to make or continue Interest Period Rate Loans or to convert Floating Rate Borrowings to Interest Period Rate Borrowings shall be suspended until such Lender notifies the Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower Agent shall upon demand from such Lender (with a copy to the Agent), either convert all Interest Period Rate Borrowings of such Lender to Floating Rate Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Interest Period Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrowers of the applicable Borrower Group shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be disadvantageous to it.

Section 2.21         Cash Receipts; Cash Dominion.

(a)           Each Loan Party shall use commercially reasonable efforts to enter into, as soon as possible after the Closing Date, an effective account control agreement (each, a “Blocked Account Control Agreement”) with each account bank, in form and substance reasonably satisfactory to the Agent and the Company, with respect to each DDA (other than an Excluded Account) (collectively, the “Blocked Accounts”); provided that (1) on the 120th day following the Closing Date (or such longer period following such date as the Agent may agree in its sole discretion), if the applicable Loan Party shall not have entered into a Blocked Account Control Agreement with respect to any such Blocked Account, such Blocked Account shall be closed and all funds therein transferred to a DDA at the Agent or another financial institution that has executed a Blocked Account Control Agreement within thirty (30) days after the expiration of such 120 day period and (2) the applicable Loan Party shall enter into a Blocked Account Control Agreement with respect to any such DDA (other than an Excluded Account) which is established after the Closing Date, promptly and in any event within sixty (60) days upon such establishment (or such longer period as the Agent may agree in its discretion).  Notwithstanding anything in this section to the contrary, the provisions of this Section 2.21(a) shall not apply to any DDA acquired by a Loan Party in connection with a Permitted Acquisition prior to the date that is 120 days (or such later date as the Agent may agree) following the consummation of such Permitted Acquisition.

(b)           Each Borrower agrees that it will cause all proceeds of the ABL First Lien Collateral (other than the Uncontrolled Cash, the “Cash Receipts”) to be deposited into a Blocked Account, which deposits may be made through a remote scanning process for purposes of depositing payment items into the Blocked Accounts from time to time.  Each Borrower agrees that it will promptly cause all such payment items to be scanned and deposited into Blocked Accounts and will provide copies at the Agent’s reasonable written request of any and all agreements entered into by a Borrower with any third party that provides the scanning equipment or the services to reconcile the invoices with any scanned payment items.

(c)           Each Blocked Account Control Agreement shall require, after the occurrence and during the continuance of a Liquidity Event (and delivery of notice thereof from the Agent to the Borrower Agent and the other parties to such instrument or agreement), the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have occurred), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account (net of such minimum balance as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained and other than any Uncontrolled Cash), to one or more accounts maintained by the Agent at BANA or Bank of America — Canada Branch (the “Payment Accounts”) or such other account as directed by the Agent.  Subject to the terms of the Security Agreement, all amounts received in the Payment Account or such other account shall be applied (and allocated) by the Agent in accordance with Section 2.10(b); provided that if the circumstances described in Section 2.18(b) are applicable, all such amounts shall be applied in accordance with such Section 2.18(b).

(d)           If, at any time after the occurrence and during the continuance of a Liquidity Event, any cash or cash equivalents owned by any Loan Party (other than (i) for the U.S. Loan Parties, an amount not to exceed $15,000,000 in the aggregate that is on deposit in a segregated DDA which the Borrower Agent designates in writing to the Agent as being the “uncontrolled cash account”, (ii) for the Canadian Loan Parties, an amount not to exceed $3,000,000 in the aggregate that is on deposit in a segregated DDA which the Canadian Borrower designates in writing to the Agent as being the “uncontrolled cash account” (each such account, a “Designated Disbursement Account” and collectively, the “Designated Disbursement Accounts”), which funds shall not be funded from, or when withdrawn from the Designated Disbursement Accounts, shall not be replenished by, funds constituting proceeds of the ABL First Lien Collateral so long as such Liquidity Event continues, (iii) de minimis cash or cash equivalents from time to time inadvertently misapplied by any Loan Party and (iv) accounts used solely as payroll, trust and tax withholding accounts funded in the ordinary course of business and required by applicable Law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Control Agreement or a lockbox, the Agent shall be entitled to require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account or lockbox, and to cause all future deposits to be made to a Blocked Account or lockbox, as applicable.

(e)           The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts without the Agent’s consent, subject to the contemporaneous execution and delivery to the Agent of a Blocked Account Control Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Agent.  The Loan Parties may open or close Excluded Accounts at any time, without requirement of delivery of a Blocked Account Control Agreement and, so long as no Event of Default has occurred and is continuing, without consent of the Agent.

(f)            So long as no Liquidity Event as to which the Agent has notified the Borrower Agent has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

(g)           Any amounts (x) received in the Payment Accounts (including all interest and other earnings with respect thereto, if any) at any time after the Termination Date or (y) that continue to be swept to the Payment Accounts after the Liquidity Event have been cured, in each case, shall (subject in the case of clause (x), to the provisions of the ABL Intercreditor Agreement) be remitted to the operating account of the applicable Borrower as specified by the Borrower Agent.

Section 2.22         Reserves; Change in Reserves; Decisions by Agent.

(a)           U.S. Reserves.  The Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease U.S. Reserves; provided that, as a condition to the establishment of any new category of U.S. Reserves, or any increase in U.S. Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Borrower Agent.  The amount of any U.S. Reserve established by the Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the U.S. Reserve.  No reserves shall be imposed on the first two percent (2%) of dilution of Eligible U.S. Receivables (or five percent (5%) in the case of Account Debtors not having an Investment Grade Rating) and thereafter no dilution reserve shall exceed one percent (1%) for each incremental whole percentage in dilution over two percent (2%) (or five percent (5%) in the case of Account Debtors not having an Investment Grade Rating).  Upon delivery of such notice, the Agent shall be available to discuss the proposed U.S. Reserve or increase, and the U.S. Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such U.S. Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion.  In no event shall such notice and opportunity limit the right of the Agent to establish or change such U.S. Reserve, unless the Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new U.S. Reserve or such change no longer exists or has otherwise been adequately addressed by the U.S. Borrowers.  Notwithstanding anything herein to the contrary, U.S. Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible U.S. Receivable” or “Eligible U.S. Inventory” and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible U.S. Receivable, any Eligible U.S. Inventory or the Net Orderly Liquidation Value of any Eligible U.S. Inventory and vice versa.

(b)           Canadian Reserves.  The Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease Canadian Reserves; provided that, as a condition to the establishment of any new category of Canadian Reserves, or any increase in Canadian Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Borrower Agent.  The amount of any Canadian Reserve established by the Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Canadian Reserve.  No reserves shall be imposed on the first two percent (2%) of dilution of Eligible Canadian Receivables (or five percent (5%) in the case of Account Debtors not having an Investment Grade Rating) and thereafter no dilution reserve shall exceed one percent (1%) for each incremental whole percentage in dilution over two percent (2%) (or five percent (5%) in the case of Account Debtors not having an Investment Grade Rating).  Upon delivery of such notice, the Agent shall be available to discuss the proposed Canadian Reserve or increase, and the Canadian Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Canadian Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Agent in the exercise of its Permitted Discretion.  In no event shall such notice and opportunity limit the right of the Agent to establish or change such Canadian Reserve, unless the Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Canadian Reserve or such change no longer exists or has otherwise been adequately addressed by the Canadian Borrower.  Notwithstanding anything herein to the contrary, Canadian Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Canadian Receivable” or “Eligible Canadian Inventory” and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible Canadian Receivable, any Eligible Canadian Inventory or the Net Orderly Liquidation Value of any Eligible Canadian Inventory and vice versa.

(c)           Ineligiblity.  If the Agent deems any Inventory or Receivables ineligible in its Permitted Discretion (and not based upon the criteria set forth in the definitions of “Eligible Canadian In-Transit Inventory”, “Eligible Canadian Inventory”‘ “Eligible Canadian Receivable”, “Eligible U.S. In-Transit Inventory”, “Eligible U.S. Inventory” or “Eligible U.S. Receivable”), then the Agent shall give the Borrower Agent five (5) Business Days’ prior notice thereof; provided that (i) any modification of the eligibility criteria set forth above shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such eligibility criteria, as determined by the Agent in its Permitted Discretion and (ii) circumstances, conditions, events or contingencies arising prior to the Closing Date of which the Agent had actual knowledge prior to the Closing Date shall not be the basis for any such modification after the Closing Date unless such circumstances, conditions, events or contingencies shall have changed since the Closing Date.

Section 2.23         Commitment Increases.

(a)           The Borrower Agent shall have the right at any time, and from time to time, to request one or more increases in the amount of the total Revolving Commitments (each such increase, which may consist of U.S. Revolving Commitments or Canadian Revolving Commitments, a “Revolving Commitment Increase”) in an aggregate amount not to exceed the sum of (i) $175,000,000 (less the aggregate principal amount of any Indebtedness incurred in reliance on clause (1)(B)(I) of the definition of “Permitted Indebtedness”) and (ii) any voluntary commitment reductions undertaken pursuant to Section 2.09 or 2.19(c).

(b)           Each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof).

(c)           The effectiveness of any Revolving Commitment Increase shall be subject, on date of such Revolving Commitment Increase, of each of the following conditions:

(i)            after giving effect to the effectiveness of the Revolving Commitment Increase, no Default or Event of Default shall exist;

(ii)           the representations and warranties set forth in Article III shall be true and correct in all material respects (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be;

(iii)          the final maturity of such Revolving Commitment Increase shall be no earlier than the Latest Maturity Date of the Revolving Commitments in existence immediately prior to such Revolving Commitment Increase;

(iv)          if the pricing terms (other than fees that are subject to clause (v) below) for such Revolving Commitment Increase are more favorable than the applicable margins and commitment fee in effect with respect to the Revolving Commitments of the applicable Class in effect immediately prior to such Revolving Commitment Increase, then the pricing terms with respect to the Revolving Commitments shall be increased to be consistent with that for such Revolving Credit Increase; and

(v)           the Revolving Commitment Increase shall be on terms and pursuant to documentation applicable to the Revolving Commitments, except with respect to any arrangement, upfront or similar fees that may be agreed to among the Company and the Lenders providing such additional commitments.

(d)           The Borrower Agent may, but shall not be obligated to, offer any existing Lender the opportunity to provide any Revolving Commitment Increase (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that the Agent, applicable Issuing Bank and applicable Swingline Lender shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s providing such Revolving Commitment Increase if such consent would be required under Section 9.04 for an assignment of Loans and/or Commitments to such Additional Lender.

(e)           The Agent shall promptly notify each Lender as to the effectiveness of each Revolving Commitment Increase, and at such time (A) the aggregate total Revolving Commitments and the aggregate total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Revolving Commitment Increases, (B) the Commitment Schedule shall be deemed modified, without further action, to reflect the revised Revolving Commitments of the Lenders, and (C) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased aggregate total Commitments.

(f)            Permitted Foreign Facilities. The Borrower Agent shall have the right at any time, and from time to time, to seek increases in the FILO Facility Revolving Commitment or establish one or more Permitted Foreign Facilities denominated in Dollars or other currencies to be agreed by the Agent, the Borrower Agent and the Lenders issuing commitments under such facility (each, an “Permitted Foreign Facility Lender”) in an aggregate principal amount not to exceed the Dollar Equivalent of $30,000,000.  Each such Permitted Foreign Facility may provide for Loans to be made to (i) specified U.S. Loan Parties, (ii) specified Canadian Loan Parties or (iii) any Foreign Subsidiaries of the Company and guaranteed by the U.S. Loan Parties, all upon terms and conditions (including interest rate margins, fees, Borrowing Base provisions and applicable currency) to be agreed by the Company, the Agent and the applicable Permitted Foreign Facility Lender(s) in accordance with Section 9.02(b). Loans to U.S. Loan Parties under such Permitted Foreign Facilities and/or guarantees by U.S. Loan Parties of loans made to Foreign Subsidiaries shall constitute Secured Obligations under the Loan Documents.

(g)           Establishing Permitted Foreign Facilities.  The Agent may arrange for one or more existing U.S. Revolving Lenders and/or their Affiliates to issue commitments in an amount equal to the amount of the Permitted

Foreign Facility requested by the Borrower Agent; provided, however, that (A) no Lender shall be obligated to provide a commitment under any Permitted Foreign Facility as a result of any request by the Borrower Agent, and the Borrower Agent shall not be obligated to provide any existing Lender or its Affiliates with the opportunity to provide a commitment under any Permitted Foreign Facility established pursuant hereto, and (B) any Person providing a commitment under a Permitted Foreign Facility that is not an existing U.S. Revolving Lender shall be an Eligible Assignee and shall be subject to the approval of the Agent and the Borrower Agent (each such consent not to be unreasonably withheld) to the extent required under Section 9.04(b). The proceeds of any Permitted Foreign Facility may be used for general corporate purposes.

(i)            No Permitted Foreign Facility shall become effective unless and until each of the following conditions have been satisfied or waived by the Agent and applicable Permitted Foreign Facility Lender(s):

(A)          after giving effect to the effectiveness of the Permitted Foreign Facility, no Default or Event of Default shall exist;

(B)          the representations and warranties set forth in Article III shall be true and correct in all material respects (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be);

(C)          the final maturity of such Permitted Foreign Facility shall be no earlier than the Latest Maturity Date of the Revolving Commitments in existence immediately prior to such Permitted Foreign Facility; and

(D)          the Permitted Foreign Facility shall be on terms and pursuant to documentation applicable to the Revolving Commitments, except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Company and the lenders providing such additional commitments.

(ii)           The Agent shall promptly notify each Lender as to the effectiveness of each Permitted Foreign Facility, including all amendments to the Loan Documents approved by the Agent in accordance with Section 9.02(b) in order to establish such Permitted Foreign Facility.

Section 2.24         Borrower Agent.  Each Borrower hereby designates the Company as its representative and agent (in such capacity, the “Borrower Agent”) for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, the Issuing Banks or any Lender.  The Company hereby accepts such appointment.  The Agent, the Issuing Banks and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by the Company, as Borrower Agent on behalf of any Borrower.  The Agent, the Issuing Banks and the Lenders may give any notice or communication with a Borrower hereunder to the Company, as Borrower Agent, on behalf of such Borrower.  Each of the Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the Company, as Borrower Agent, for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Company, as Borrower Agent shall be binding upon and enforceable against it.  Anything contained herein to the contrary notwithstanding, no Borrower (other than the Company, as Borrower Agent) shall be authorized to request any Borrowing or Letter of Credit hereunder without the prior written consent of the Company.

Section 2.25         Joint and Several Liability of the U.S. Borrowers.

(a)           Each U.S. Borrower agrees that it is absolutely and unconditionally jointly and severally liable, as co-borrower, for the prompt payment and performance of all Borrower Group Obligations of U.S. Borrowers and all

agreements of each of the U.S. Borrowers under the Loan Documents.  Each U.S. Borrower agrees that its co-borrower obligations hereunder are direct obligations of payment and not of collection, that such obligations shall not be discharged until the Termination Date.

(b)           It is agreed among each U.S. Borrower, the Agent, the U.S. Issuing Banks and the Applicable Lenders that the provisions of this Section 2.25 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Agent, the U.S. Issuing Banks and the Applicable Lenders would decline to make U.S. Loans and issue U.S. Letters of Credit.  Each U.S. Borrower acknowledges that its obligations pursuant to this Section 2.25 are necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(c)           Nothing contained in this Agreement (including any provisions of this Section 2.25 to the contrary) shall limit the liability of (i) any U.S. Borrower to pay U.S. Loans made directly or indirectly to that U.S. Borrower (including U.S. Loans advanced to any other U.S. Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such U.S. Borrower), U.S. LC Exposure and all accrued interest, fees, expenses and other related Borrower Group Obligations of U.S. Borrowers with respect thereto, for which such U.S. Borrower shall be primarily liable for all purposes hereunder or (ii) the Company in respect of all of the Borrower Group Obligations of U.S. Borrowers under the Loan Documents.  The U.S. Issuing Banks and the Applicable Lenders shall have the right, at any time in their discretion, to condition U.S. Loans and U.S. Letters of Credit upon a separate calculation of borrowing availability for each U.S. Borrower and to restrict the disbursement and use of such U.S. Loans and U.S. Letters of Credit to such U.S. Borrower.

(d)           Each Borrower in each Borrower Group has requested that the Agent and the Lenders make this credit facility available to the Borrowers in such Borrower Group on a combined basis, in order to finance such Borrower’s business most efficiently and economically.  Within a Borrower Group, each Borrower’s business is a mutual and collective enterprise, and such Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each such Borrower and ease the administration of their relationship with the Lenders, all to the mutual advantage of Borrowers in such Borrower Group.  Borrowers in each Borrower Group acknowledge and agree that the Agent’s and the Lenders’ willingness to extend credit to Borrowers in such Borrower Group and to administer the Collateral supporting the applicable Borrower Group Obligations on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers in such Borrower Group and at such Borrower’s request.

(e)           In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Borrower under this Section 2.25 or under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Borrower’s liability under this Section 2.25 or under this Agreement, then, notwithstanding any other provision of this Section 2.25 to the contrary, the amount of such liability shall, without any further action by the U.S. Borrowers or the U.S. Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant U.S. Borrower’s maximum liability (“U.S. Borrower’s Maximum Liability”)).  This Section 2.25(e) with respect to the U.S. Borrower’s Maximum Liability of each U.S. Borrower is intended solely to preserve the rights of the U.S. Lenders to the maximum extent not subject to avoidance under applicable Law, and no U.S. Borrower nor any other Person or entity shall have any right or claim under this Section with respect to such U.S. Borrower’s Maximum Liability, except to the extent necessary so that the obligations of any U.S. Borrower hereunder shall not be rendered voidable under applicable Law.  Each U.S. Borrower agrees that the U.S. Obligations may at any time and from time to time exceed the U.S. Borrower’s Maximum Liability of each U.S. Borrower without impairing this Section 2.25(e) or this Agreement, or affecting the rights and remedies of the U.S. Lenders hereunder, provided that nothing in this sentence shall be construed to increase any U.S. Borrower’s obligations hereunder beyond its U.S. Borrower’s Maximum Liability.

(f)            In the event any U.S. Borrower (a “Paying Borrower”) shall make any payment or payments under this Section 2.25 or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Agreement, each other U.S. Borrower (each a “Non-Paying Borrower”) shall contribute to such Paying Borrower an amount equal to such Non-Paying Borrower’s “Borrower Percentage” of such payment or payments made, or losses suffered, by such Paying Borrower.  For purposes of this Section 2.25, each Non-Paying Borrower’s “Borrower Percentage” with respect to any such payment or loss by a Paying Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Borrower’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Borrower’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Borrower from any other U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate U.S. Borrower’s Maximum Liability of all U.S. Borrowers hereunder (including such Paying Borrower) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a U.S. Borrower’s Maximum Liability has not been determined for any U.S. Borrower, the aggregate amount of all monies received by such U.S. Borrowers from any other U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any U.S. Borrower’s several liability for the entire amount of the U.S. Obligations (up to such U.S. Borrower’s Maximum Liability).  Each of the U.S. Borrowers covenants and agrees that its right to receive any contribution under this Section 2.25 from a Non-Paying Borrower shall be subordinate and junior in right of payment to the U.S. Obligations until the Termination Date.  This provision is for the benefit of all of the Agent, the U.S. Issuing Banks, the U.S. Lenders, the U.S. Borrowers and the U.S. Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

(g)           Notwithstanding anything in this Agreement to the contrary, no Canadian Loan Party shall guaranty, or otherwise provide credit support for, any Loan to a U.S. Person, and the Obligations of each Canadian Loan Party shall be joint and several in nature each as to 100% of the Canadian Obligations.

(h)           Each Qualified ECP hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligor with respect to such CEA Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such CEA Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 2.25(h) voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section 2.25(h) shall remain in full force and effect until payment in full of all Obligations and termination of all Commitments.  Each Loan Party intends this Section 2.25(h) to constitute, and this Section 2.25(h) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 2.26         Loan Account; Statement of Obligations.

(a)           The Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of the Borrowers within each Borrower Group resulting from each Revolving Loan made to such Borrower Group or issuance of a Letter of Credit for the account of one or more Borrowers in such Borrower Group from time to time and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses.  Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder.  The Agent may maintain a single Loan Account in the name of the Company, as Borrower Agent, and each Borrower confirms within a Borrower Group that such arrangement shall have no effect on the joint and several character of its liability for the Obligations of its Borrower Group or its guaranty (if any) of the Obligations of the other Borrower Group.  In the absence of manifest error, entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.

(b)           The Borrowers hereby authorize the Agent, from time to time without prior notice to the Borrowers, to charge to the Loan Account all interest and all fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable by any Loan Party hereunder or under any of the other Loan Documents, all fees and costs provided for in Section 2.12, and all other payments due and payable under any Loan Document, which amounts so charged shall thereafter constitute Revolving Loans hereunder which shall accrue interest at the rate then applicable to Revolving Loans that are Floating Rate Loans (unless and until converted into Interest Period Rate Loans in accordance with the terms hereof); provided that the Agent shall not be authorized to charge any such amount to the Loan Account unless the same shall not have been paid by any Loan Party when payment of such amount has otherwise become due and payable hereunder or under any other Loan Document.  Any interest not paid by any Loan Party within two Business Days after such payment of such amount has otherwise become due and payable hereunder or under any other Loan Document shall be compounded by being charged to the Loan Account and shall thereafter constitute Loans hereunder and shall accrue interest at the rate then applicable to Loans that are Floating Rate Loans (unless and until converted into Interest Period Rate Loans in accordance with the terms hereof).

Section 2.27         Extensions of Revolving Loans and Revolving Commitments.

(a)           Extensions of U.S. Revolving Loans and U.S. Revolving Commitments.

(i)            The Borrower Agent may at any time and from time to time request that all or a portion of the U.S. Revolving Commitments (including any previously extended U.S. Revolving Commitments) existing at the time of such request (each, an “Existing U.S. Revolving Commitment” and any related revolving loans under any such facility, “Existing U.S. Revolving Loans”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing U.S. Revolving Loans related to such Existing U.S. Revolving Commitments (any such Existing U.S. Revolving Commitments which have been so extended, “Extended U.S. Revolving Commitments” and any related U.S. Revolving Loans, “Extended U.S. Revolving Loans”) and to provide for other terms consistent with this Section 2.27.  Prior to entering into any U.S. Extension Agreement with respect to any Extended U.S. Revolving Commitments, the Borrower Agent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing U.S. Revolving Commitments) (a “U.S. Extension Request”) setting forth the proposed terms of the Extended U.S. Revolving Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing U.S. Revolving Commitments from which they are to be extended (the “Specified Existing U.S. Revolving Commitment Class”) except (x) all or any of the final maturity dates of such Extended U.S. Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended U.S. Revolving Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class and (z) the commitment fee rate with respect to the Extended U.S. Revolving Commitments may be higher or lower than the commitment fee rate for Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment, in each case, to the extent provided in the applicable U.S. Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended U.S. Revolving Loans under any Extended U.S. Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing U.S. Revolving Loans (the mechanics for which may be implemented through the applicable U.S. Extension Agreement and may include technical changes related to the borrowing and repayment procedures of this Agreement), (2) assignments and participations of Extended U.S. Revolving Commitments and Extended U.S. Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 9.04 and (3), (I) in the case of Section 2.09, no permanent repayment of Extended U.S. Revolving Loans (and corresponding permanent reduction in the related Extended U.S. Revolving Commitments) shall be permitted unless all Existing U.S. Revolving Loans and all Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class, shall have been repaid in full and terminated, respectively and (II) in all other cases, no termination of Extended U.S. Revolving Commitments and no repayment of Extended U.S. Revolving Loans accompanied by a corresponding permanent reduction in Extended U.S. Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing U.S. Revolving Loans and Existing U.S. Revolving Commitments of the Specified Existing Revolving Commitment Class (or all Existing U.S. Revolving Commitments of such Class and related Existing U.S. Revolving Loans shall have otherwise been terminated and repaid in full).  Any Extended U.S. Revolving Commitments of any U.S. Extension Series shall constitute a separate Class of U.S. Revolving Commitments from Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class and from any other Existing U.S. Revolving Commitments (together with any other Extended U.S. Revolving Commitments so established on such date).

(ii)           The Borrower Agent shall provide the applicable U.S. Extension Request at least ten (10) Business Days prior to the date on which U.S. Lenders under the Existing Class are requested to respond.  Any U.S. Lender (an “Extending U.S. Lender”) wishing to have all or a portion of its U.S. Revolving Commitments (or any earlier Extended U.S. Revolving Commitments) of an Existing Class subject to such U.S. Extension Request exchanged into Extended U.S. Loans/Commitments shall notify the Agent (a “U.S. Extension Election”) on or prior to the date specified in such U.S. Extension Request of the amount of its U.S. Revolving Commitments (and/or any earlier Extended U.S. Revolving Commitments) which it has elected to convert into Extended U.S. Loans/Commitments, but in no event shall any Lender be required to become an Extending U.S. Lender.  In the event that the aggregate amount of U.S. Revolving Commitments (and any earlier Extended U.S. Revolving Commitments) subject to U.S. Extension Elections exceeds the amount of Extended U.S. Loans/Commitments requested pursuant to the applicable U.S. Extension Request, U.S. Revolving Commitments (and any earlier Extended U.S. Revolving Commitments) subject to U.S. Extension Elections shall be exchanged to Extended U.S. Loans/Commitments on a pro rata basis based on the amount of U.S. Revolving Commitments (and any earlier Extended U.S. Revolving Commitments) included in each such Extension Election.  Notwithstanding the conversion of any Existing U.S. Revolving Commitment into an Extended U.S. Revolving Commitment, such Extended U.S. Revolving Commitment shall be treated identically to all Existing U.S. Revolving Commitments of the Specified Existing U.S. Revolving Commitment Class for purposes of the obligations of a U.S. Revolving Lender in respect of U.S. Swingline Loans under Section 2.05 and U.S. Letters of Credit under Section 2.06, except that the applicable U.S. Extension Agreement may provide that the last day for making U.S. Swingline Loans and/or the last day for issuing U.S. Letters of Credit may be extended and the related obligations to make U.S. Swingline Loans and issue U.S. Letters of Credit may be continued (pursuant to mechanics set forth in the applicable U.S. Extension Agreement) so long as the U.S. Swingline Lender and/or the applicable U.S. Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other U.S. Lender shall be required in connection with any such extension).

(iii)          Extended U.S. Loans/Commitments shall be established pursuant to an amendment (a “U.S. Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.27(a)(iii) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any U.S. Lender other than the Extending U.S. Lenders with respect to the Extended U.S. Loans/Commitments established thereby) executed by the Borrower Agent, the Agent and the Extending U.S. Lenders.  Notwithstanding anything to the contrary in this Section 2.27 and without limiting the generality or applicability of Section 9.02 to any Section 2.27 Additional Agreements, any U.S. Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.27 Additional U.S. Agreement”) to this Agreement and the other Loan Documents; provided that such Section 2.27 Additional U.S. Agreements do not become effective prior to the time that such Section 2.27 Additional U.S. Agreements have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended U.S. Loans/Commitments provided for in any U.S. Extension Agreement) by such of the U.S. Lenders, U.S. Loan Parties and other parties (if any) as may be required in order for such Section 2.27 Additional U.S. Agreements to become effective in accordance with Section 9.02.  It is understood and agreed that each U.S. Lender has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.27 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.27 Additional U.S. Agreement.  In connection with any U.S. Extension Agreement, the Borrower Agent shall deliver an opinion of counsel reasonably acceptable to the Agent (i) as to the enforceability of such U.S. Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such U.S. Extension Agreement, including without limitation, the Extended U.S. Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 9.02 of this Agreement and (iii) as to any other matter reasonably requested by the Agent.

(b)           Extensions of Canadian Revolving Loans and Canadian Revolving Commitments.

(i)            The Borrower Agent may at any time and from time to time request that all or a portion of the Canadian Revolving Commitments (including any previously extended Canadian Revolving Commitments) existing at the time of such request (each, an “Existing Canadian Revolving Commitment” and any related revolving loans under any such facility, “Existing Canadian Revolving Loans”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Canadian Revolving Loans related to such Existing Canadian Revolving Commitments (any such Existing Canadian Revolving Commitments which have been so extended, “Extended Canadian Revolving Commitments” and any related Canadian Revolving Loans, “Extended Canadian Revolving Loans”) and to provide for other terms consistent with this Section 2.27.  Prior to entering into any Canadian Extension Agreement with respect to any Extended Canadian Revolving Commitments, the Borrower Agent shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Canadian Revolving Commitments) (a “Canadian Extension Request”) setting forth the proposed terms of the Extended Canadian Revolving Commitments to be established thereunder, which terms shall be identical to those applicable to the Existing Canadian Revolving Commitments from which they are to be extended (the “Specified Existing Canadian Revolving Commitment Class”) except (x) all or any of the final maturity dates of such Extended Canadian Revolving Commitments may be delayed to later dates than the final maturity dates of the Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Canadian Revolving Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class and (z) the commitment fee rate with respect to the Extended Canadian Revolving Commitments may be higher or lower than the commitment fee rate for Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment, in each case, to the extent provided in the applicable Canadian Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Canadian Revolving Loans under any Extended Canadian Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Canadian Revolving Loans (the mechanics for which may be implemented through the applicable Canadian Extension Agreement and may include technical changes related to the borrowing and repayment procedures of this Agreement), (2) assignments and participations of Extended Canadian Revolving Commitments and Extended Canadian Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 9.04 and (3), (I) in the case of Section 2.09, no permanent repayment of Extended Canadian Revolving Loans (and corresponding permanent reduction in the related Extended Canadian Revolving Commitments) shall be permitted unless all Existing Canadian Revolving Loans and all Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class, shall have been repaid in full and terminated, respectively and (II) in all other cases, no termination of Extended Canadian Revolving Commitments and no repayment of Extended Canadian Revolving Loans accompanied by a corresponding permanent reduction in Extended Canadian Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Canadian Revolving Loans and Existing Canadian Revolving Commitments of the Specified Existing Revolving Commitment Class (or all Existing Canadian Revolving Commitments of such Class and related Existing Canadian Revolving Loans shall have otherwise been terminated and repaid in full).  Any Extended Canadian Revolving Commitments of any Canadian Extension Series shall constitute a separate Class of Canadian Revolving Commitments from Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class and from any other Existing Canadian Revolving Commitments (together with any other Extended Canadian Revolving Commitments so established on such date).

(ii)           The Borrower Agent shall provide the applicable Canadian Extension Request at least ten (10) Business Days prior to the date on which Canadian Lenders under the Existing Class are requested to respond.  Any Canadian Lender (an “Extending Canadian Lender”) wishing to have all or a portion of its

Canadian Revolving Commitments (or any earlier Extended Canadian Revolving Commitments) of an Existing Class subject to such Canadian Extension Request exchanged into Canadian Extended Loans/Commitments shall notify the Agent (a “Canadian Extension Election”) on or prior to the date specified in such Canadian Extension Request of the amount of its Canadian Revolving Commitments (and/or any earlier Extended Canadian Revolving Commitments) which it has elected to convert into Extended Canadian Loans/Commitments, but in no event shall any Lender be required to become an Extending Canadian Lender.  In the event that the aggregate amount of Canadian Revolving Commitments (and any earlier Extended Canadian Revolving Commitments) subject to Canadian Extension Elections exceeds the amount of Canadian Extended Loans/Commitments requested pursuant to the applicable Canadian Extension Request, Canadian Revolving Commitments (and any earlier Extended Canadian Revolving Commitments) subject to Canadian Extension Elections shall be exchanged to Extended Canadian Loans/Commitments on a pro rata basis based on the amount of Canadian Revolving Commitments (and any earlier Extended Canadian Revolving Commitments) included in each such Extension Election.  Notwithstanding the conversion of any Existing Canadian Revolving Commitment into an Extended Canadian Revolving Commitment, such Extended Canadian Revolving Commitment shall be treated identically to all Existing Canadian Revolving Commitments of the Specified Existing Canadian Revolving Commitment Class for purposes of the obligations of a Canadian Revolving Lender in respect of Canadian Swingline Loans under Section 2.05 and Canadian Letters of Credit under Section 2.06, except that the applicable Canadian Extension Agreement may provide that the last day for making Canadian Swingline Loans and/or the last day for issuing Canadian Letters of Credit may be extended and the related obligations to make Canadian Swingline Loans and issue Canadian Letters of Credit may be continued (pursuant to mechanics set forth in the applicable Canadian Extension Agreement) so long as the Canadian Swingline Lender and/or the applicable Canadian Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Canadian Lender shall be required in connection with any such extension).

(iii)          Extended Canadian Loans/Commitments shall be established pursuant to an amendment (a “Canadian Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.27(b)(iii) and notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any Canadian Lender other than the Extending Canadian Lenders with respect to the Extended Canadian Loans/Commitments established thereby) executed by the Borrower Agent, the Agent and the Extending Canadian Lenders.  Notwithstanding anything to the contrary in this Section 2.27 and without limiting the generality or applicability of Section 9.02 to any Section 2.27 Additional Agreements, any Canadian Extension Agreement may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.27 Additional Canadian Agreement”) to this Agreement and the other Loan Documents; provided that such Section 2.27 Additional Canadian Agreements do not become effective prior to the time that such Section 2.27 Additional Canadian Agreements have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Canadian Loans/Commitments provided for in any Canadian Extension Agreement) by such of the Canadian Lenders, Canadian Loan Parties and other parties (if any) as may be required in order for such Section 2.27 Additional Canadian Agreements to become effective in accordance with Section 9.02.  It is understood and agreed that each Canadian Lender has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.27 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.27 Additional Canadian Agreement.  In connection with any Canadian Extension Agreement, the Borrower Agent shall deliver an opinion of counsel reasonably acceptable to the Agent (i) as to the enforceability of such Canadian Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence), (ii) to the effect that such Canadian Extension Agreement, including without limitation, the Extended Canadian Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 9.02 of this Agreement and (iii) as to any other matter reasonably requested by the Agent.

Section 2.28         Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)           the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, all affected Lenders, the Required Lenders, the Required U.S. Lenders, the Required Canadian Lenders or the Super Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)           if any Canadian Swingline Exposure or Canadian LC Exposure exists at the time a Canadian Lender becomes a Defaulting Lender then:

(i)            all or any part of such Canadian Swingline Exposure and Canadian LC Exposure shall be reallocated among the non-defaulting Canadian Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-defaulting Canadian Lenders’ Canadian Revolving Exposures plus such Defaulting Lender’s Canadian Swingline Exposure and Canadian LC Exposure does not exceed the lesser of the total of all non-defaulting Canadian Lenders’ Canadian Commitments and the Canadian Borrowing Base, as of such date, (y) no such non-defaulting Canadian Lender’s Canadian Revolving Exposure shall exceed such Canadian Revolving Lender’s Canadian Commitment at such time, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Canadian Borrower shall within three (3) Business Days following notice by the Agent (x) first, prepay the Canadian Swingline Exposure of such Defaulting Lender and (y) second, cash collateralize such Defaulting Lender’s Canadian LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(b)(x) for so long as such Canadian LC Exposure is outstanding;

(iii)          if the Canadian Borrower cash collateralizes any portion of such Defaulting Lender’s Canadian LC Exposure pursuant to this Section 2.28(c), the Canadian Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s Canadian LC Exposure during the period such Defaulting Lender’s Canadian LC Exposure is cash collateralized;

(iv)          if the Canadian LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.28(c), then the fees payable to the Canadian Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-defaulting Canadian Lenders’ Applicable Percentages; or

(v)           if any Defaulting Lender’s Canadian LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.28(c), then, without prejudice to any rights or remedies of the applicable Canadian Issuing Bank or any Canadian Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Canadian LC Exposure shall be payable to the applicable Canadian Issuing Bank until such Canadian LC Exposure is cash collateralized and/or reallocated;

(d)           if any U.S. Swingline Exposure or U.S. LC Exposure exists at the time a U.S. Lender becomes a Defaulting Lender then:

(i)            all or any part of such U.S. Swingline Exposure and U.S. LC Exposure shall be reallocated among the non-defaulting U.S. Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-defaulting U.S. Lenders’ U.S. Revolving Exposures plus such Defaulting Lender’s U.S. Swingline Exposure and Canadian LC Exposure does not exceed the lesser of the total of all non-defaulting U.S. Lenders’ U.S. Commitments and the U.S. Borrowing Base, as of such date, (y) no such non-defaulting U.S. Lender’s U.S. Revolving Exposure shall exceed such U.S. Revolving Lender’s U.S. Commitment at such time, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the U.S. Borrowers shall within three (3) Business Days following notice by the Agent (x) first, prepay the U.S. Swingline Exposure of such Defaulting Lender and (y) second, cash collateralize such Defaulting Lender’s U.S. LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(a)(x) for so long as such U.S. LC Exposure is outstanding;

(iii)          if the U.S. Borrowers cash collateralize any portion of such Defaulting Lender’s U.S. LC Exposure pursuant to this Section 2.28(d), the U.S. Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s U.S. LC Exposure during the period such Defaulting Lender’s U.S. LC Exposure is cash collateralized;

(iv)          if the U.S. LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.28(d), then the fees payable to the U.S. Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-defaulting U.S. Lenders’ Applicable Percentages; or

(v)           if any Defaulting Lender’s U.S. LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.28(d), then, without prejudice to any rights or remedies of the applicable U.S. Issuing Bank or any U.S. Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s U.S. LC Exposure shall be payable to the applicable U.S. Issuing Bank until such U.S. LC Exposure is cash collateralized and/or reallocated;

(e)           so long as any Canadian Lender is a Defaulting Lender, the Canadian Swingline Lender shall not be required to fund any Canadian Swingline Loan and the Canadian Issuing Banks shall not be required to issue, amend or increase any Canadian Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-defaulting Canadian Lenders and/or cash collateral will be provided by the Canadian Borrower in accordance with Section 2.28(c), and participating interests in any such newly issued or increased Canadian Letter of Credit or newly made Canadian Swingline Loan shall be allocated among non-defaulting Canadian Lenders in a manner consistent with Section 2.28(c)(i) (and Defaulting Lenders shall not participate therein);

(f)            so long as any U.S. Lender is a Defaulting Lender, the U.S. Swingline Lender shall not be required to fund any U.S. Swingline Loan and the U.S. Issuing Banks shall not be required to issue, amend or increase any U.S. Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-defaulting U.S. Lenders and/or cash collateral will be provided by the U.S. Borrowers in accordance with Section 2.28(d), and participating interests in any such newly issued or increased U.S. Letter of Credit or newly made U.S. Swingline Loan shall be allocated among non-defaulting U.S. Lenders in a manner consistent with Section 2.28(d) (and Defaulting Lenders shall not participate therein);

(g)           in the event and on the date that each of the Agent, the Borrower Agent, the Canadian Issuing Banks and the Canadian Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Canadian Lender to be a Defaulting Lender, then the Canadian Swingline Exposure and Canadian LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Canadian Lender’s Revolving Commitment and on such date such Canadian Lender shall purchase at par such of the Canadian Loans of the other Canadian Lenders (other than Canadian Swingline Loans) as the Agent shall determine may be necessary in order for such Canadian Lender to hold such Canadian Loans in accordance with its Applicable Percentage; and

(h)           in the event and on the date that each of the Agent, the Borrower Agent, the U.S. Issuing Banks and the U.S. Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such U.S. Lender to be a Defaulting Lender, then the U.S. Swingline Exposure and U.S. LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such U.S. Lender’s Revolving Commitment and on such date such U.S. Lender shall purchase at par such of the U.S. Loans of the other U.S. Lenders (other than U.S. Swingline Loans) as the Agent shall determine may be necessary in order for such U.S. Lender to hold such U.S. Loans in accordance with its Applicable Percentage.

Section 2.29         Currency Matters.  Dollars are the currency of account and payment for each and every sum at any time due from U.S. Loan Parties hereunder and Canadian Dollars are the currency of account and payment for each and every sum at any time due from Canadian Loan Parties hereunder, unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by the Agent.  Notwithstanding the foregoing:

(a)           Each repayment of a Revolving Loan or LC Obligation or a part thereof shall be made in the currency in which such Revolving Loan or LC Obligation is denominated at the time of that repayment;

(b)           Each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c)           Each payment of fees by a U.S. Borrower pursuant to Section 2.12 shall be in Dollars;

(d)           Each payment of fees by the Canadian Borrower pursuant to Section 2.12 shall be in Dollars;

(e)           Each payment in respect of out-of-pocket costs, expenses or advances that the Agent may incur during a Default or an Event of Default, or during the pendency of any Bankruptcy Proceeding of any Loan Party, and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made; and

(f)            Any amount expressed to be payable in Canadian Dollars shall be paid in Canadian Dollars.

No payment to any Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Secured Party shall have received payment in full in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 2.29.  To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Loan Party (together with the other Loan Parties within its Borrower Group or other obligors pursuant to any Guaranty of such Borrower Group Obligations) agrees to indemnify and hold harmless such Secured Party, with respect to the amount of the shortfall with respect to amounts payable by such Loan Party hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.  To the extent that the amount of any such payment to a Secured Party shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Secured Party shall return such excess to the members of the affected Borrower Group.

Section 2.30         Currency Fluctuations.  On any Business Day determined by the Agent, but no less frequently than monthly, the Agent shall determine the Exchange Rate as of such date.  The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.  On each Reset Date, Agent shall determine the Dollar Equivalent of the Canadian Revolver Exposure.  If, on any Reset Date, the Total Revolver Exposure exceeds the total amount of the Commitments on such date or the Dollar Equivalent of Canadian Revolver Exposure on such date exceeds the Canadian Commitments on such date (the amount of any such excess referred to herein as the “Excess Amount”) then (i) the Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within three Business Days thereafter, the Canadian Borrower shall cause such excess to be eliminated, either by repayment of Canadian Revolving Loans or depositing of Cash Collateral with the Agent with respect to Canadian LC Obligations and until such Excess Amount is repaid, the Canadian Lenders shall not have any obligation to make any Canadian Revolving Loans.

Section 2.31         Collection Allocation Mechanism (CAM) and Lender Loss Sharing Agreement.  In order to implement a mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder among all Lenders and to provide for equitable sharing of gains and losses under the Loan Documents, each Lender and the Agent agree as follows:

(a)           Definitions.  As used in this Section 2.31, the following terms shall have the following meanings:

(i)            “CAM Exchange” means the exchange of the U.S. Lenders’ interests and the Canadian Lenders’ interests provided for in Section 2.31(b).

(ii)           “CAM Exchange Date” means the first date after the Closing Date on which there shall occur (A) any Event of Default under clause (g), (h) or (i) of Section 7.01, with respect to a Borrower or (B) an acceleration of Loans and termination of the Commitments pursuant to Section 7.01.

(iii)          “CAM Percentage” means as to each Lender, a fraction expressed as a percentage, (i) the numerator of which shall be the aggregate amount of such Lender’s Canadian Commitments and U.S. Commitments immediately prior to the CAM Exchange Date, and (ii) the denominator of which shall be the amount of the Canadian Commitments and U.S. Commitments of all the Lenders immediately prior to the CAM Exchange Date.

(iv)          “Designated Obligations” means all Obligations of the Borrowers with respect to (i) principal and interest under the U.S. Revolving Loans, Canadian Revolving Loans, Overadvance Loans and Protective Advances, (ii) unreimbursed drawings under U.S. Letters of Credit and Canadian Letters of Credit and interest thereon, and (iii) fees under Section 2.12(a)(i) and (ii), (b)(i) and (ii) and (c).

(b)           CAM Exchange.  On the CAM Exchange Date, (a) each U.S. Lender shall fund its participation in any outstanding U.S. Protective Advances and unreimbursed drawings made under U.S. Letters of Credit in accordance with Section 2.04(a)-(c) and Section 2.06(a), and (b) each Canadian Lender shall fund its participation in (i) any outstanding Canadian Protective Advances in accordance with Section 2.04(d)-(f) of this Agreement and (ii) any unreimbursed drawings made under Canadian Letters of Credit pursuant to Section 2.06(b), and the Lenders shall purchase at par interests in the Designated Obligations (and shall make payments to Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse the Applicable Issuing Bank for unreimbursed drawings under outstanding U.S. Letters of Credit and Canadian Letters of Credit such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Commitments and the Canadian Commitments in which it shall participate immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(c)           Consents; Delivery of Notes.  Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 9.04(c) hereby consents and agrees to the CAM Exchange.  Each Borrower agrees from time to time to execute and deliver to Lenders all such promissory notes and other instruments and documents as Agent shall reasonably request to evidence and confirm the respective interests and obligations of Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(d)           Distribution of Payments.  As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to Lenders, pro rata in accordance with their respective CAM Percentages, subject to any applicable provisions of the ABL Intercreditor Agreement.

(e)           Post-CAM Exchange Date LC Drawings.  In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a U.S. Letter of Credit or Canadian Letter of Credit by an Issuing Bank that is not reimbursed by U.S. Borrowers or the Canadian Borrower, as applicable, then each Lender shall promptly reimburse each Applicable Issuing Bank for its CAM Percentage of such unreimbursed payment.

(f)            Withholding and Deductions.  Notwithstanding any other provision of this Section 2.31, the Agent and each Lender agree that if the Agent or a Lender is required under applicable Law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify the Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by the Agent or any Lender subject to such withholding to the Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of the Agent or such Lender subject to such withholding as against the Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents.  Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 2.31, having been paid to the Agent or such Lender with respect to which such withholding or deduction was made.

(g)           No Loan Party Obligations.  The provisions of this Section 2.31 are solely an agreement among the Agent and Lenders for the purpose of allocating risk and the Loan Parties have no additional obligations with respect thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each of Holdings (solely to extent applicable to it), the Company and its Restricted Subsidiaries represents and warrants to the Lenders on the Closing Date and on the date of each subsequent credit extension that:

Section 3.01         Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of its Restricted Subsidiaries that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to Holdings and the Company), (b)(i), (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.02         Authorization; No Contravention.

(a)           The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

(b)           Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transaction will (i) contravene the terms of any of such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 6.01) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and

(iii), to the extent that such breach, contravention or violation would not reasonably be expected to have a, individually or in the aggregate, Material Adverse Effect.

Section 3.03         Governmental Authorization.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.04         Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Law and by general principles of equity and principles of good faith and fair dealing.

Section 3.05         Financial Statements; No Material Adverse Effect.

(a)           (i)  The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of Holdings and its Restricted Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(ii)           The unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2015, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Company and its Subsidiaries for the 12-month period ended December 31, 2015, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Company and its Subsidiaries as of December 31, 2015 and their estimated results of operations for the period covered thereby.

(b)           Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c)           The forecasts of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries for certain fiscal years ending after the Closing Date, copies of which have been furnished to the Agent prior to the Closing Date, and all Projections delivered pursuant to Section 5.01 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

Each Lender and the Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.

Section 3.06         Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Company or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 3.07         Labor Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any of the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened and (b) hours worked by and payment made based on hours worked to employees of each of the Company or its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

Section 3.08         Ownership of Property; Liens.  Except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Liens permitted by Section 6.01 and Liens and privileges arising mandatorily by Law.

Section 3.09         Environmental Matters.

(a)           Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries and their respective operations and properties is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits required for its operations as currently conducted) and (ii) none of the Loan Parties or any of their respective Subsidiaries has become subject to any pending, or to the knowledge of the Company, threatened Environmental Claim.

(b)           Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Loan Parties or any of their respective Subsidiaries has, nor to their knowledge has any other Person, (i) treated, stored, transported or Released Hazardous Materials at or from any currently or formerly owned, leased or operated real estate or facility, or (ii) arranged for transport of Hazardous Materials, in each case in a manner that would reasonably be expected to give rise to an Environmental Liability.

Section 3.10         Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings, the Company and its Subsidiaries has timely filed Tax returns and reports required to be filed, and have timely paid all Taxes (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets (whether or not shown in a Tax Return), except those that are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed Tax assessment, deficiency or other claim against any Loan Party or any of its Restricted Subsidiaries except (i) those being actively contested by a Loan Party or such Restricted Subsidiary in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the Tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.11         ERISA Compliance.

(a)           Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and (v) neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and no such Multiemployer Plan is expected to be insolvent or in endangered or critical status; except, with respect to each of the foregoing clauses (i) through (v) of this Section 3.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)           Except where noncompliance or the incurrence of an obligation would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders, and no Loan Party has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

(d)           The Canadian Loan Parties are in compliance with the requirements of the FSCO and the PBA and other federal or provincial applicable Laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.  No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan.  No Canadian Loan Party or any of its Subsidiaries has any material withdrawal liability in connection with a Canadian Pension Plan.  No Termination Event has occurred.  No Lien has arisen, choate or inchoate, in respect of Canadian Loan Parties or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).  No Loan Party is party to, or maintains, contributes or has any liability in respect of any Canadian Defined Benefit Plan, except with the prior written consent of the Agent.

Section 3.12         Subsidiaries.  As of the Closing Date, Holdings has no Subsidiaries other than those specifically disclosed in Schedule 3.12, and all of the outstanding Equity Interests in Holdings and its Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by Holdings or any Restricted Subsidiary are owned free and clear of all security interests of any Person except (i) those created under the Collateral Documents or under the Senior Secured Term Loan Documents (which Liens shall be subject to the ABL Intercreditor Agreement) and (ii) any nonconsensual Lien that is permitted under Section 6.01.  As of the Closing Date, Schedule 3.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings and any Restricted Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 3.13         Margin Regulations; Investment Company Act.

(a)           As of the Closing Date, none of the Collateral is Margin Stock.  No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

(b)           Neither the Company nor any Guarantor is an “investment company” under the Investment Company Act of 1940.

Section 3.14         Disclosure.  As of the Closing Date, none of the information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.

Section 3.15         Intellectual Property; Licenses, Etc.  The Company and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, industrial designs, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, the operation of the respective businesses of the Company or any of its Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Company, threatened against any Loan Party or Subsidiary, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.16         Solvency.  On the Closing Date after giving effect to the Transaction, the Company and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 3.17         Use of Proceeds.  The proceeds of the Loans made hereunder and of Letters of Credit issued hereunder will be used (a) on the Closing Date, (A) to fund any upfront fees or OID required to be funded under the Fee Letter (including in respect of the flex provisions in the Fee Letter in respect of the Senior Secured Term Loans) and (B) to fund (x) a portion of the Transaction Costs and other costs associated with the consummation of the transactions under this Agreement in an aggregate amount not to exceed $110,000,000 and (y) any working capital needs of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed $10,000,000 (the sum of the amounts set forth in clauses (A) and (B) above, the “Closing Date Use of Proceeds Amount”) and (C) to issue Letters of Credit in respect of the Closing Date LC Amount, and (b) after the Closing Date, for working capital requirements and other general corporate purposes of Holdings and its Subsidiaries including the financing of acquisitions, other investments and dividends, other distributions on account of the Equity Interests of Holdings (or any parent entity thereof) permitted hereunder and any other use not explicitly prohibited under the Loan Documents.

Section 3.18         PATRIOT Act.  To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto; (ii) the PATRIOT Act and (iii) the AML Legislation.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or the Corruption of Foreign Public Officials Act (Canada), as amended.

Section 3.19         Economic Sanctions, OFAC and Anti-Corruption Laws.

(a)           To the extent applicable, each of the Company and its Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations.

(b)           None of (I) the Company or any other Loan Party or (II) a Restricted Subsidiary that is not a Loan Party or, (III) to the knowledge of the Company, any director, manager, officer, agent or employee of the Company or any of their Restricted Subsidiaries, in each case, is a Person (or under the control of a Person) on the list of “Specially Designated Nationals and Blocked Persons” or the target of the limitations or prohibitions under any Sanctions Laws and Regulations.

(c)           No part of the proceeds of any Loan and no Letter of Credit will be used for any improper payments by the Company or any of its Subsidiaries, directly or, to the knowledge of the Company, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the FCPA, the Corruption of Foreign Public Officials Act (Canada) and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Company.

Section 3.20         Collateral Documents.  Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Agent of any Pledged Collateral required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Agent for the benefit of the applicable Secured Parties a legal, valid and enforceable first priority perfected Lien (subject to Liens permitted by Section 6.01 and subject to the ABL Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Section 3.21         EEA Financial Institution.  No Loan Party is an EEA Financial Institution.

Section 3.22         Borrowing Base Certificate.  The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in accordance with the requirements of this Agreement.

ARTICLE IV
CONDITIONS

Section 4.01         Closing Date.  The obligation of each Lender to make a Borrowing hereunder on the Closing Date is subject to satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 9.02):

(a)           The Agent (or its counsel) shall have received (i) from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the Security Agreements, the ABL Intercreditor Agreement, each note (to the extent requested at least three (3) Business Days prior to the Closing Date), the Perfection Certificate and each other Loan Document to be executed on the Closing Date, signed on behalf of such party and (ii) a Borrowing Request as required by Section 2.03.

(b)           Subject to the final paragraph of this Section 4.01 and subject to the terms of the ABL Intercreditor Agreement, the Agent (or its bailee) shall have received the certificates representing the Equity Interests pledged pursuant to the Security Agreements, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(c)           Subject to the last paragraph of this Section 4.01 and the terms of each applicable Collateral Document, each document (including any UCC or PPSA (or similar) financing statement) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(d)           The Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Responsible Officer of such Loan Party, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its board of directors, members or other governing body (including any committee thereof) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Company and the Borrowers, the Borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the Responsible Officer or authorized signatory of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate of good standing referred to below (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a certificate of good standing (or subsistence) with respect to each Loan Party from the Secretary of State (or similar official) of the jurisdiction of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party).

(e)           The Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Kirkland & Ellis LLP, special counsel for Holdings, the Company and each other Loan Party and (ii) local or other counsel reasonably satisfactory to the Agent as specified on Schedule 4.01(b) (other than local counsel opinions relating to the Mortgages which shall be delivered as provided in Section 5.13(b)(v)), in each case (A) dated the Closing Date, (B) addressed to the Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Agent and covering such matters relating to the Loan Documents as the Agent shall reasonably request.

(f)            The Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit K from the Company’s chief financial officer (or other officer with equivalent duties) certifying as to the matters set forth therein.

(g)           All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in the case of expenses to the extent invoiced at least three (3) Business Days prior to the Closing Date, shall, upon the initial funding of the Loans, have been paid (which amounts may be offset against the proceeds of the Loans).

(h)           Prior to or substantially simultaneously with initial funding of the Loans hereunder, the Acquisition shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any amendments, consents or waivers by you thereto that are materially adverse to the Lenders or the Joint Lead Arrangers, without the prior consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any aggregate reduction in the purchase price of, or consideration for, the Acquisition is not materially adverse to the interests of the Lenders or the Joint Lead Arrangers, but shall be applied first to reduce the Equity Contribution, so long as the Equity Contribution is not less than forty percent (40%), and thereafter (i) sixty percent (60%) of any such reduction shall be applied to reduce the Senior Secured Term Loan Facility and (ii) 40% of any such reduction shall be applied to reduce the Equity Contribution, (b) any increase in the purchase price of, or consideration for, the Acquisition is not materially adverse to the interests of the Lenders or the Joint Lead Arrangers so long as such increase is funded by the Equity Contribution and (b) any amendment to the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement) is materially adverse to the interests of the Lenders and the Joint Lead Arrangers).

(i)            The (i) Specified Acquisition Agreement Representations shall be true and correct as required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects; provided that in the case of any Specified Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be a Company Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

(j)            The Equity Contribution shall have been made, or substantially simultaneously with the initial funding of the Loans hereunder, shall be made (to the extent not otherwise applied to the Transactions).

(k)           The Arrangers shall have received (i) the Annual Financial Statements, (ii) the Quarterly Financial Statements and (iii) the Pro Forma Financial Statements.

(l)            The Agent shall have received reasonably satisfactory evidence that the Refinancing shall have been consummated, or substantially simultaneously with the funding of the Loans hereunder shall be consummated.

(m)          The Agent and the Joint Lead Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Company and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent and the Joint Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act and the AML Legislation.

(n)           Except as set forth in the Company Disclosure Schedules (as defined in the Acquisition Agreement) and except as disclosed in the Company SEC Documents (as defined in the Acquisition Agreement) filed with the SEC prior to the date of the Acquisition Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Company SEC Documents) and excluding disclosures referred to as “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are related to forward-looking statements, since September 30, 2015, there shall not have been any Company Material Adverse Effect.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding the foregoing, to the extent any Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) a Lien on Collateral that may be perfected by the filing of a financing statement under the UCC or the PPSA and (ii) a pledge of the Equity Interest of the Borrowers, or any Guarantor, organized under the laws of the U.S. or Canada (or a province or territory thereof) with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock or equivalent certificate, if any) after the Company’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Loans on the Closing Date but may, if required, instead be delivered and/or perfected within ninety (90) days (or such longer period as the Agent may reasonably agree in its reasonable discretion) after the Closing Date pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

Section 4.02         Each Credit Event.  The obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Revolving Borrowing (other than an Overadvance Loan or Protective Advance), and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the stated amount of the relevant Letter of Credit), is subject to the satisfaction of the following conditions:

(a)           The Agent shall have received, in the case of a Revolving Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Applicable Issuing Bank and the Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.06(a)(ii) or (b)(ii), as applicable, or, in the case of a Swingline Borrowing, the Swingline Lender and the Agent shall have received a Swingline Borrowing request as required by Section 2.05(a)(i) or (b)(i), as applicable.

(b)           The representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date); provided that the only Loan Documents representations the accuracy of which shall condition the availability of Loans and Letters of Credit hereunder on the Closing Date, shall be only the Specified Representations.

(c)           After the Closing Date, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit) shall be deemed to constitute a representation and warranty by the Borrowers within such Company Group on behalf of whom such extension of credit is proposed to be made on the date thereof as to the matters specified in paragraphs (b) and (c).

ARTICLE V
AFFIRMATIVE COVENANTS

Until the Termination Date, each of Holdings and the Company shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02 and 5.03) cause each of the Restricted Subsidiaries to:

Section 5.01         Financial Statements.  Deliver to the Agent for prompt further distribution to each Lender each of the following and shall take the following actions:

(a)           as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings (or, in the case of the fiscal year ending September 30, 2016, one hundred and twenty (120) days after September 30, 2016), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year together with related notes thereto and management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or the Senior Secured Term Loan Facility occurring within one year from the time such opinion is delivered) or any qualification or exception as to the scope of such audit;

(b)           as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings (or, in the case of any fiscal quarter ending on or prior to June 30, 2016 within sixty (60) days after the last day of such fiscal quarter), a condensed consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (i) condensed consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations;

(c)           within ninety (90) days after the end of each fiscal year (or, in the case of the fiscal year ending September 30, 2016, one hundred and twenty (120) days after September 30, 2016), a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of Holdings for its internal use (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected operations or income and projected cash flow and setting forth the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Company stating that such

Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material;

(d)           simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(e)           annually, at a time mutually agreed with the Agent that is promptly after the delivery of the information required pursuant to clause (a) above, use commercially reasonable efforts to participate in a conference call for Lenders to discuss the financial condition and results of operations of Holdings and its Subsidiaries for the most recently-ended period for which financial statements have been delivered; provided that, the Lenders shall be permitted to join, to the extent permitted by applicable Laws and the extent permitted under any applicable documentation governing the SPAC, quarterly calls with public equity holders; provided, further, that if the SPAC is holding a conference call open to the public to discuss the financial condition and results of operations of Holdings and its Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) above, Holdings will not be required to hold a second, separate call for the Lenders so long as the Lenders are provided access to such initial conference call (which requirement can be satisfied by Holdings by posting the conference call information for its quarterly calls with public equity holders in its filings with the SEC) and the ability to ask questions thereon.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings that holds all of the Equity Interests of Holdings or (B) Holdings’ or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than (x) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or the Senior Secured Term Loan Facility occurring within one year from the time such opinion is delivered or (y) a prospective default under any financial covenant with respect to the Senior Secured Term Loan Facility) or any qualification or exception as to the scope of such audit.

Any financial statements required to be delivered pursuant to Sections 5.01(a) or (b) shall not be required to contain all purchase accounting adjustments relating to the Transaction to the extent it is not practicable to include any such adjustments in such financial statements.

Section 5.02         Certificates; Other Information.  Deliver to the Agent for prompt further distribution to each Lender:

(a)           no later than five (5) days after the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by either the chief financial officer or the treasurer of the Company;

(b)           promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Agent pursuant to any other clause of this Section 5.02;

(c)           promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Senior Secured Term Loan Facility so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Agent pursuant to any other clause of this Section 5.02;

(d)           together with the delivery of the financial statements pursuant to Section 5.01(a) and each Compliance Certificate pursuant to Section 5.02(a), (i) a report setting forth the information required by Exhibit A of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report) and (ii) a list of each Subsidiary of Holdings that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(e)           promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Agent may from time to time on its own behalf or on behalf of any Lender reasonably request;

(f)            as soon as available but in any event on or prior to the fifteenth (15th) Business Day of each fiscal month (or more frequently as the Company may elect; provided that if such election is exercised, it must be continued until the date that is sixty (60) days after the date of such election), a Canadian Borrowing Base Certificate and a U.S. Borrowing Base Certificate, as of the close of business on the last day of the immediately preceding fiscal month, together with such supporting information and schedules required pursuant to the terms of the applicable Borrowing Base Certificate; provided, however, that during a Liquidity Event, the Company shall deliver a Canadian Borrowing Base Certificate and a U.S. Borrowing Base Certificate and such supporting information on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(g)           at the Agent’s request, concurrently with the delivery of the Borrowing Base Certificates, deliver to the Agent a schedule of Inventory as of the last Business Day of the immediately preceding month or week, as applicable, of the Borrower Group, itemizing and describing the kind, type and quantity of Inventory, the applicable Borrowers’ Cost thereof and the location thereof;

(h)           at the Agent’s request, concurrently with the delivery of the Borrowing Base Certificates, thereafter deliver to the Agent a schedule of Receivables which (i) shall be as of the last Business Day of the immediately preceding month or week, as applicable, (ii) shall be reconciled to the Borrowing Base Certificates as of such last Business Day, and (iii) shall set forth a detailed aged trial balance of all of the applicable Borrower Group’s then existing Receivables, specifying the names, balance due and, if an Event of Default then exists, the addresses, for each Account Debtor obligated on any Receivable so listed; and

(i)            as promptly as reasonably practicable from time to time following the Agent’s request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, Sub Holdco, the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent (on behalf of any Lender) may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(c) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 9.01; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that:  (i) upon written request by the Agent, the Company shall deliver paper copies of such documents to the Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Agent and maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings, its Subsidiaries or their securities for purposes of United States Federal and state and Canadian securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.03         Notices.  Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Agent:

(a)           of the occurrence of any Default;

(b)           of any loss, damage or destruction to the ABL First Lien Collateral in the amount of $25,000,000 or more, whether or not covered by insurance;

(c)           of any default notice received by a Responsible Officer of the Company with respect to any leased location or public warehouse that contains Inventory in the amount of $10,000,000 or more; or

(d)           of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event or Termination Event that, in any such case referred to in clauses (i), (ii) or (iii), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 5.03 shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 5.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

Section 5.04         Payment of Taxes.  Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Taxes are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.05         Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b)           Take all reasonable action to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (a) or (b) to the extent (other than with respect to the preservation of the existence of Holdings and the Company) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or pursuant to any merger, amalgamation, consolidation, liquidation, dissolution or Disposition permitted by Article VI.

Section 5.06         Maintenance of Properties.  Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 5.07         Maintenance of Insurance.

(a)           Maintain with insurance companies that the Company believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to Holdings’ and its Restricted Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons, and will furnish to the Lenders, upon written request from the Agent, information presented in reasonable detail as to the insurance so carried.  Each such policy of insurance shall as appropriate, (i) name the Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Agent, on behalf of the Secured Parties as the loss payee thereunder.

(b)           If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Company shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Agent.

Section 5.08         Compliance with Laws.  Comply in all material respects with its Organization Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property (including without limitation ERISA, PBA, and Sanctions Laws and Regulations, OFAC and FCPA), except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 5.09         Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Company or such Restricted Subsidiary, as the case may be.

Section 5.10         Inspection Rights; Appraisals; Field Examinations.

(a)           Permit representatives and independent contractors of the Agent (including employees of Agent or any consultants, accountants, lawyers and appraisers retained by the Agent in consultation with the Company) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, excluding any such visits and inspections during the continuation of an Event of Default and excluding the exercise of rights pursuant to Section 5.10(b), only the Agent on behalf of the Lenders may exercise rights of the Agent and the Lenders under this Section 5.10 and the Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Company’s expense; provided, further, that when an Event of Default exists, the Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice.  The Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants.  Notwithstanding anything to the contrary in this Section 5.10, none of the Company or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)           The Agent (or any consultants, accountants, lawyers and appraisers retained by the Agent in consultation with the Company) may carry out, at the Company’s expense, one inventory appraisal and one field examination in any calendar year; provided, however, that notwithstanding the foregoing limitations, (i) at any time during the continuance of a Collateral Test Triggering Event, the Agent may carry out, at the Company’s expense, two (2) inventory appraisals and two (2) field examinations in any calendar year, and (ii) at any time during the continuation of a Specified Default, the Agent may carry out, at the Company’s expense, inventory appraisals and field examinations as frequently as determined by the Agent in its Permitted Discretion.

(c)           The Loan Parties acknowledge that the Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Agent and the Lenders, subject to the provisions of Section 9.12 hereof.

Section 5.11         Covenant to Guarantee Obligations and Give Security.  At the Company’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)           (x) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary or a Material Foreign Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, any Subsidiary becoming a wholly owned Material Domestic Subsidiary or a Material Foreign Subsidiary or any Subsidiary ceasing to be an Excluded Subsidiary, (y) upon the acquisition of any material assets by the Company or any other Loan Party or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):

(i)            within forty-five (45) days (or such greater number of days specified below) (or such longer period as agreed by the Agent in its reasonable discretion) after such formation, acquisition or designation or, in each case, such longer period as the Agent may agree in its reasonable discretion:

(A)          cause each such Material Domestic Subsidiary or Material Foreign Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Agent;

(B)          within forty-five (45) days (or within one hundred twenty (120) days in the case of documents listed in Section 5.13(b)) (or such longer period as agreed by the Agent in its reasonable discretion) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary or Material Foreign Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Agent a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the “Joinder Agreement”), a joinder to the guaranty, Mortgages with respect to any Material Real Property, security agreement supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 5.13(b)); provided, however, that, prior to the delivery of any Mortgage encumbering such Material Real Property, the Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such Material Real Property and if such Material Real Property is located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and each other Loan Party relating thereto and (ii) evidence of flood insurance as required under Section 5.07), as reasonably requested by and in form and substance reasonably satisfactory to the Agent (consistent with the Security Agreements, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)          cause each such Material Domestic Subsidiary and Material Foreign Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and Material Foreign Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Agent;

(D)          within forty-five (45) days (or within one hundred twenty (120) days in the case of documents listed in Section 5.13(b)) (or such longer period as agreed by the Agent in its reasonable discretion) after such formation, acquisition or designation, take and cause the applicable Material Domestic Subsidiary or Material Foreign Subsidiary and each direct or indirect parent of such applicable Material Domestic Subsidiary or Material Foreign Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code or PPSA financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii)           within forty-five (45) days (or within one hundred twenty (120) days in the case of documents listed in Section 5.13(b)) after the request therefor by the Agent (or such longer period as the Agent may agree in its reasonable discretion), deliver to the Agent a signed copy of an opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Agent as to such matters set forth in this Section 5.11(a) as the Agent may reasonably request, and

(iii)          as promptly as practicable after the reasonable request therefor by the Agent, deliver to the Agent with respect to each Material Real Property, environmental assessment reports; provided that the Agent may in its reasonable discretion accept any such existing report to the extent prepared as of a date reasonably satisfactory to the Agent; provided, however, that there shall be no obligation to deliver to the Agent any environmental assessment report whose disclosure to the Agent would require the consent of a Person other than the Company or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Company to obtain such consent, such consent cannot be obtained;

(b)           [reserved]; and

(c)           after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, and such Material Real Property shall not already be subject to a perfected Lien (subject to Permitted Liens) under the Collateral Documents with the priority required pursuant to the Collateral and Guarantee Requirement and is required to be, the Company shall give notice thereof to the Agent and within one hundred twenty (120) days (or such longer period as agreed by the Agent in its reasonable discretion) of the date of such acquisition shall cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 5.13(b); provided, however, that, prior to the delivery of any Mortgage encumbering such Material Real Property, the Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such Material Real Property and if such Material Real Property is located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and each other Loan Party relating thereto and (ii) evidence of flood insurance as required under Section 5.07.

Section 5.12         Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with Environmental Laws.

Section 5.13         Further Assurances and Post-Closing Covenant.  Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Loan Parties:

(a)           Promptly upon reasonable request from time to time by the Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as may be necessary in order to carry out more effectively the purposes of the Collateral Documents.

(b)           In the case of each Material Real Property listed on Schedule 1.01(f), provide the Agent within one hundred twenty (120) days (or such longer period as the Agent may agree in its sole discretion) after the Closing Date:

(i)            a Mortgage with respect to such Material Real Property together with evidence that counterparts of such Mortgage have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Agent;

(ii)           a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such Material Real Property and if such Material Real Property is located in a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and each other Loan Party relating thereto;

(iii)          a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.07 (including, without limitation, flood insurance policies) and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Agent;

(iv)          American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the Closing Date, certified to the Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Agent by a land surveyor duly registered and licensed in the jurisdictions in which the property described in such surveys is located and acceptable to the Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Agent; provided, however, that a new American Land Title Association/American Congress on Surveying and Mapping form survey shall not be required to the extent that (x) an existing survey together with an “affidavit of no change” satisfactory to the issuer of the Mortgage Policies is delivered to the Agent and the issuer of the Mortgage Policies and (y) the issuer of the Mortgage Policies removes the standard survey exception and provides reasonable and customary survey related endorsements and other coverages in the applicable Mortgage Policy;

(v)           fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Agent (not to exceed the cost or book value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 6.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and as such coinsurance and direct access reinsurance as the Agent may reasonably request and is available in the applicable jurisdiction;

(vi)          opinions of local counsel for the Loan Parties in the jurisdictions in which such Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings and the authorization, execution and delivery of the Mortgages in form and substance reasonably satisfactory to the Agent; and

(vii)         such other evidence that all other actions that the Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

(c)           Deliver Blocked Account Control Agreements with respect to each DDA (other than an Excluded Account) when required to be delivered pursuant to Section 2.21.

Section 5.14         Canadian Defined Benefit Plans.  Each Loan Party agrees not to become party to, or maintain, contribute or have any liability in respect of, or acquire any Person that maintains, contributes or has any liability in respect of, any Canadian Defined Benefit Plan during the term of this Agreement without the prior written consent of the Agent.

Section 5.15         Post-Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time specified on such schedule or such longer period as may be approved by the Agent in writing in its reasonable discretion.

ARTICLE VI
NEGATIVE COVENANTS

Until the Termination Date, each of Holdings, Sub Holdco and the Company shall not (and, with respect to Section 6.13, only Holdings and Sub Holdco shall not), nor shall Holdings or the Company permit any Restricted Subsidiary to:

Section 6.01         Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.

Section 6.02         Investments.  Make or hold any Investments, except Permitted Investments.

Section 6.03         Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Stock, or permit any Restricted Subsidiary to issue any shares of Preferred Stock, in each case, other than Permitted Indebtedness.

For purposes of determining compliance with this covenant:

(1)           in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (29) of the definition of “Permitted Indebtedness”, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of such clauses; provided that all Indebtedness outstanding under the Senior Secured Term Loan Facility on the Closing Date will be treated as incurred on the Closing Date under clause (1) of the definition of “Permitted Indebtedness” and all Indebtedness outstanding under this Agreement on the Closing Date will be treated as incurred on the Closing Date under clause (2) of the definition of “Permitted Indebtedness”; and

(2)           at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of OID and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 6.04         Fundamental Changes.  Merge, amalgamate, dissolve, wind-up, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)           Holdings or any Restricted Subsidiary may merge, amalgamate or consolidate with the Company (including a merger, the purpose of which is to reorganize the Company into a new jurisdiction); provided that (x) the Company shall be the continuing or surviving Person, (y) such merger or consolidation does not result in the Company ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger or consolidation of Holdings with and into the Company, the direct parent of the Company shall expressly assume all the obligations of Holdings under this Agreement and the other Loan

Documents to which Holdings is a party pursuant to a supplement and to the other applicable Loan Documents in form reasonably satisfactory to the Agent;

(b)           (i) any Restricted Subsidiary of the Company that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of the Company that is not a Loan Party, (ii) any Restricted Subsidiary of the Company that is not organized in Canada may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of Holdings that is a U.S. Loan Party, (iii) any Restricted Subsidiary of the Company that is not a Domestic Subsidiary may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of Holdings that is a Canadian Loan Party, (iv) any merger the sole purpose of which is to reincorporate or reorganize a U.S. Loan Party in another jurisdiction in the United States shall be permitted, (v) any merger or amalgamation the sole purpose of which is to reincorporate or reorganize a Canadian Loan Party in another jurisdiction in Canada shall be permitted and (v) any Restricted Subsidiary of Holdings may liquidate or dissolve (provided that no liquidation or dissolution of the Company shall be permitted by this clause (v)) or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders; provided, in the case of clauses (ii) through (v), that the surviving or continuing Person (or, with respect to clause (v), the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary that is a Guarantor) shall be a Loan Party;

(c)           any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, wind-up or otherwise) to the Company or another Restricted Subsidiary; provided that (x) if the transferor in such a transaction is a U.S. Loan Party, then (i) the transferee must be a U.S. Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary which is not a U.S. Loan Party in accordance with Section 6.02 and (y) if the transferor in such a transaction is a Canadian Loan Party, then (i) the transferee must be a Canadian Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Canadian Loan Party in accordance with Section 6.02;

(d)           so long as no Default exists or would result therefrom, the Company may merge or consolidate with any other Person; provided that (i) the Company shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Company (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Company under this Agreement and the other Loan Documents to which the Company is a party pursuant to supplements hereto or thereto in form reasonably satisfactory to the Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guaranty of the Obligations shall apply to the Successor Company’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to its Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) if requested by the Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and (F) the Company shall have delivered to the Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement;

(e)           so long as no Default exists or would result therefrom, Holdings may merge or consolidate with any other Person; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated (any such Person, the “Successor Holdings”) (A) the Successor Holdings shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent and (C) the Company shall have delivered to the Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement;

(f)            any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 6.02; provided that the continuing or surviving Person shall be the Company or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Section 5.11; and

(g)           a merger, amalgamation, dissolution, winding-up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 6.05 (other than Section 6.05(e)).

Section 6.05         Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Holdings and the Restricted Subsidiaries;

(b)           Dispositions of inventory and goods held for sale in the ordinary course of business;

(c)           Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being exchanged constitutes ABL First Lien Collateral, such replacement property shall constitute ABL First Lien Collateral;

(d)           Dispositions of property to Holdings or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.02 (other than pursuant to clause (4) of the definition of “Permitted Investments”);

(e)           Dispositions permitted by Sections 6.02 (other than pursuant to clause (4) of the definition of “Permitted Investments”), 6.04 and 6.06 and Liens permitted by Section 6.01;

(f)            Dispositions of property pursuant to Sale and Lease-Back transactions;

(g)           Dispositions of Cash Equivalents;

(h)           leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(i)            transfers of property subject to Casualty Events;

(j)            Dispositions of property not otherwise permitted under this Section 6.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by Holdings or the applicable Restricted Subsidiary in good faith, (ii) the Company shall deliver an updated U.S. Borrowing Base Certificate or Canadian Borrowing Base Certificate, as applicable, within ten (10) Business Days following the Disposition thereof if more than 10% of the assets included in the most recent calculation of the Borrowing Base are being disposed of pursuant to this clause (j), (iii) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists or would result from such Disposition), no Event of Default shall exist or would result from such Disposition; and (iv) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, Holdings or any of the Restricted Subsidiaries shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities constituting Subordinated Indebtedness, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within one hundred and eighty (180) days following the closing of the applicable Disposition, (C) Indebtedness (other than Subordinated Indebtedness) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that Holdings and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Company in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not in excess of the greater of $20,000,000 and 10.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(k)           Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l)            Dispositions of accounts receivable in connection with the collection, settlement or compromise thereof;

(m)          any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)           to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Company or any of its Restricted Subsidiaries that is not in contravention of Section 6.07; provided that to the extent the property being transferred constitutes ABL First Lien Collateral, such replacement property shall constitute ABL First Lien Collateral;

(o)           the unwinding of any Hedging Obligations;

(p)           any Disposition of Receivables Transaction Assets pursuant to a Permitted Receivables Transaction;

(q)           the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(r)            the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(s)            any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(t)            the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable Law;

(u)           Dispositions of non-core or obsolete assets acquired in connection with a Permitted Acquisition to the extent Holdings or any of its Restricted Subsidiaries has entered into a legally binding commitment to Dispose of such property or assets within twelve (12) months of the consummation of the Permitted Acquisition thereof;

(v)           any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of Holdings or any Restricted Subsidiary as a whole, as determined in good faith by Holdings;

(w)          [reserved]

(x)           Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any direct or indirect parent company of Holdings, Holdings or any Subsidiary;

(y)           [reserved]

(z)           Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Company and the Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) on the date on which the agreement governing such Disposition is executed, no Event of Default shall result and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;

(aa)         the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold in the ordinary course of business thereafter; and

(bb)         Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for cash and/or Cash Equivalents.

To the extent any Collateral is Disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Agent, upon the certification by the Company that such Disposition is permitted by this Agreement, the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.06         Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment other than:

(1)           the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 6.06;

(2)           (a) the redemption, repurchase, retirement or other acquisition of any Equity Interest (“Treasury Capital Stock”) of any Loan Party or any Equity Interest of any direct or indirect parent company of Holdings, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent contributed to Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the Payment Conditions have been satisfied (and such dividends are included in Fixed Charges), the declaration and payment of dividend on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)           the defeasance, redemption, repurchase, exchange or other acquisition or retirement of Disqualified Stock made by exchange for, or out of the proceeds of a sale made within 90 days of, Disqualified Stock of Holdings, the Company or any other Loan Party, that, in each case, is incurred in compliance with Section 6.03;

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent company of Holdings held by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings or any direct or indirect parent company of Holdings in connection with such repurchase, retirement or other acquisition), including any Equity Interest rolled over by management of Holdings or any direct or indirect parent company of Holdings in connection with the Transaction; provided that the aggregate amount of Restricted Payments made under this clause does not exceed $10,000,000 in any fiscal year following the Closing Date (with unused amounts in any fiscal year being carried over to succeeding fiscal years, subject to a maximum amount of Restricted Payments pursuant to this proviso not to exceed $20,000,000 in any fiscal year); provided, further, that each of the amounts in any fiscal year under this clause may be increased by an amount not to exceed:

(a)           the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of Holdings, in each case to any future, present or former employees, directors, officers, managers, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, in each case to the extent Not Otherwise Applied; plus

(b)           the cash proceeds of key man life insurance policies received by Holdings or the Restricted Subsidiaries after the Closing Date; less

(c)           the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to Holdings from any future, present or former employees, directors, officers, managers, or consultants of Holdings (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of Holdings or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(5)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with this Section 6.06 to the extent such dividends are included in the definition of “Fixed Charges”;

(6)           [reserved];

(7)           payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(8)           [reserved];

(9)           other Restricted Payments up to an aggregate amount not to exceed the greater of (1) $48,000,000 and (2) 3.00% of Total Assets;

(10)         [reserved];

(11)         any Restricted Payment made in connection with the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 6.08;

(12)         the declaration and payment of dividends or distributions by Holdings to, or the making of loans to, any direct or indirect parent company of Holdings in amounts required for any direct or indirect parent company of Holdings to pay, in each case without duplication,

(a)           franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)           with respect to any taxable year (or portion thereof) beginning after the Closing Date with respect to which Holdings is treated as a partnership or disregarded entity for U.S. federal income tax purposes, Holdings’ direct or indirect equity owners to fund the income tax liabilities (including estimated tax liabilities), amounts payable to Holdings’ direct or indirect equity owners in respect of their indirect ownership of the Company for such taxable year (or portion thereof), in an aggregate amount assumed to equal the product of (i) the net taxable income of the Company (including, for the avoidance of doubt, any income that flows through to the Company from pass-through Subsidiaries of the Company or pursuant to the Subpart F of the Code) for the taxable year in question (or portion thereof), taking into account any adjustments under Section 743(b) of the Code allocable to any direct or indirect owner of the Company as a result of the Acquisition, reduced, in each case that the Company has a net taxable loss rather than net taxable income for any prior taxable year (or portion thereof) beginning after the Closing Date, by the total of such net taxable losses (determined as if all such periods were one period) to the extent such taxable losses are of a character (ordinary or capital) that would permit such losses to be deducted against the income of the taxable year in question (or portion thereof) and have not previously been taken into account in determining tax distributions and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such equity owner for the taxable year in question (or portion thereof);

(c)           customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, including Holdings’ proportionate share of such amounts relating to such parent entity being a public company;

(d)           general corporate operating and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are attributable to the ownership or operation of Holdings and the Restricted Subsidiaries, including Holdings’ proportionate share of such amounts relating to such parent entity being a public company;

(e)           fees and expenses other than to Affiliates of Holdings related to any unsuccessful equity or debt offering of such parent company;

(f)            amounts payable pursuant to the Management Fee Agreement (including any amendment thereto so long as any such amendment is not materially disadvantageous in the good faith judgment of the board of directors of Holdings to Holdings when taken as a whole, as compared to the Management Fee Agreement as in effect on the Closing Date), solely to the extent such amounts are not paid directly by Holdings or its Subsidiaries;

(g)           cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any direct or indirect parent company of Holdings;

(h)           to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by Holdings; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired

(whether assets or Equity Interests) to be contributed to the capital of Holdings or a Restricted Subsidiary or (2) the merger or amalgamation of the Person formed or acquired into Holdings or a Restricted Subsidiary (to the extent not prohibited by Section 6.04) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than Holdings or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent Holdings or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Section 6.06 and (D) any property received by Holdings shall not increase the Available Equity Amount; and

(i)            amounts that would be permitted to be paid by Holdings under clauses (4), (11) and (12) (but, in the case of clause (4), only in respect of indemnities and expenses) of Section 6.08; provided that the amount of any dividend or distribution under this clause (12)(i) to permit such payment shall reduce Consolidated Net Income of Holdings to the extent, if any, that such payment would have reduced Consolidated Net Income of Holdings if such payment had been made directly by Holdings and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (12)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by Holdings, in each case, in the period such payment is made;

(13)         the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

(14)         other Restricted Payments, so long as immediately after giving Pro Forma Effect thereto the Payment Conditions have been satisfied;

(15)         Restricted Payments out of the Available Equity Amount;

(16)         dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(17)         payments pursuant to the terms of the Tax Receivable Agreement; and

(18)         other Restricted Payments in an aggregate amount per annum not to exceed five percent (5.0%) of the market capitalization of Company or its direct or indirect parent;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clause (9) or (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

Section 6.07         Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

Section 6.08         Transactions with Affiliates.  Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10,000,000, unless such Affiliate Transaction is on terms that are not materially less favorable to Holdings or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; provided that the foregoing restriction shall not apply to:

(1)           transactions between or among Holdings or any Restricted Subsidiary (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(2)           (i) Guarantees permitted by Section 6.03, (ii) Restricted Payments permitted by Section 6.06 and (iii) Investments permitted by Section 6.02;

(3)           the payment of management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) pursuant to the Management Fee Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and similar amounts) accrued in any prior year), or, in each case, any amendment thereto in an annual amount not to exceed the greater of (i) $4,500,000 and (ii) 2.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period for the preceding year and any one-time payment under the Management Fee Agreement of a termination fee to the Investors in the event of a Change of Control;

(4)           the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers, distributors or consultants of Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5)           any agreement as in effect as of the Closing Date and set forth on Schedule 6.08, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Company to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(6)           the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by Holdings or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Company to the Lenders when taken as a whole;

(7)           the Transaction and the payment of all fees and expenses related to the Transaction, including Transaction Expenses;

(8)           transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Holdings and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9)           the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any direct or indirect parent company of Holdings or to any Permitted Holder or to any employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its direct or indirect parent companies or any Restricted Subsidiary;

(10)         sales of accounts receivable, or participations therein, or Receivables Transaction Assets or related assets, in each case in connection with or any Permitted Receivables Transaction;

(11)         payments by Holdings or any Restricted Subsidiary (i) to any Affiliate or (ii) to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Holdings in good faith;

(12)         payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of Holdings and the Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Company in good faith;

(13)         investments by any of the Investors in securities of Holdings or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (a) the investment is being offered generally to other investors on the same or more favorable terms and (b) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(14)         payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(15)         payments by Holdings (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount described in Section 6.06(12)(b);

(16)         any lease entered into between Holdings or any Restricted Subsidiary, as lessee and any Affiliate of Holdings, as lessor, which is approved by a majority of the disinterested members of the board of directors of Holdings in good faith;

(17)         intellectual property licenses in the ordinary course of business; and

(18)         any transaction in respect of which the Company delivers to the Agent a letter addressed to the board of directors of the Company from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Company qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Company or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Company or such Restricted Subsidiary, as applicable, from a financial point of view.

Section 6.09         Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Obligations of any Loan Party under the Loan Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i)            (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.09) are listed on Schedule 6.09 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(ii)           are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(iii)          represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.03;

(iv)          are restrictions that arise in connection with (including Indebtedness and other agreements entered into in connection therewith) (x) any Lien permitted by Section 6.01 and relate to the property subject to such Lien or (y) any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition;

(v)           are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.02 and applicable solely to such joint venture entered into in the ordinary course of business;

(vi)          are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof and, in the case of the Senior Secured Term Loan Facility and any Refinancing Indebtedness thereof, permit the Liens securing the Obligations without restriction (subject to the Intercreditor Agreements);

(vii)         are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(viii)        are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(ix)          are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(x)           are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xi)          are customary restrictions contained in the Senior Secured Term Loan Documents and any Refinancing Indebtedness of any of the foregoing;

(xii)         arise in connection with cash or other deposits permitted under Section 6.01; or

(xiii)        comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.03 that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Company shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

Section 6.10         Use of Proceeds.  Use the proceeds of any Borrowing, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement (other than to provide working capital).

Section 6.11                            Accounting Changes.  Make any change in fiscal year; provided, however, that Holdings and the Company may, upon written notice to the Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Agent, in which case, Holdings, the Company and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.12                            Prepayments, Etc. of Indebtedness.

(a)                                 (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, AHYDO payments and mandatory prepayments shall be permitted) any junior Lien (other than the Senior Secured Term Loan Facility and any Incremental Term Loans issued thereunder), unsecured or Subordinated Indebtedness, in each case, consisting of Indebtedness for borrowed money and with an individual outstanding principal balance in excess of $20,000,000 (collectively, “Junior Financing”), except (A) the refinancing thereof with the net cash proceeds of, or in exchange for, any Refinancing Indebtedness, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Stock) of Holdings or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Company or any Restricted Subsidiary owed to Holdings, the Company or a Restricted Subsidiary or the prepayment of Refinancing Indebtedness and the Management Fee Agreement with the proceeds of any other Junior Financing otherwise permitted by Section 6.03, (D) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the greater of (x) $60,000,000 and (y) 30.0% of EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended Test Period, (E) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity so long as, immediately after giving Pro Forma Effect thereto, the Payment Conditions have been satisfied and (F) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Available Equity Amount so long as on a Pro Forma Basis at the time of such prepayment, redemption, purchase, defeasance and other payment, no Event of Default has occurred and is continuing or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation.

(b)                                 Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation.

Section 6.13                            Holdings and Sub Holdco.  In the case of Holdings and Sub Holdco, conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto):  (i) its ownership of the Equity Interests of the Company (and, in the case of Holdings, Sub Holdco, and, in the case of Holdings and Sub Holdco, any Person formed or acquired in connection with any acquisition or similar Investment not prohibited by the terms of this Agreement; provided, that as soon as practicable after any such acquisition or similar Investment, Holdings and Sub Holdco shall contribute all the Equity Interests of the Person or Persons formed or acquired, or substantially all the assets acquired, in such acquisition or similar Investment to the Company), (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Senior Secured Term Loan Documents, or any other Indebtedness permitted by Section 6.03 or with respect to any agreement entered into in connection with an acquisition or other Investment not prohibited by the terms of this Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 6.04, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent permitted hereunder, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, Sub Holdco and the Company, (vii) holding any cash or property received in connection with Restricted Payments made in accordance with Section 6.06 or received in connection with Permitted Investments, in each case, pending application thereof by Holdings and Sub Holdco, (viii) providing indemnification to officers and directors, (ix) any other transaction Holdings or Sub Holdco is permitted to enter into in accordance with this Article VI and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this Section 6.13.

Section 6.14                            Fixed Charge Coverage Ratio.  The Company will not permit its Fixed Charge Coverage Ratio as of the last day of any Test Period to be lower than 1.00 to 1.00; provided, that such Fixed Charge Coverage Ratio will only be tested as of the last day of the Test Period ending immediately prior to the date on which a Trigger Event shall have occurred and shall continue to be tested as of the last day of each Test Period thereafter until such Trigger Event is no longer continuing.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01                            Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)                                 any Borrower or other Loan Party shall fail to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document within five (5) Business Days after it shall become due and payable;

(b)                                 any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, Borrowing Base Certificate or other certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document, shall prove to have been materially incorrect when made or deemed made;

(c)                                  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained (i) in Sections 2.21 (solely with respect to post-closing collateral perfection obligations of the Loan Parties and the application of amounts during the continuance of a Liquidity Event) or in Article VI (subject to the Cure Right in Section 7.02 in connection with any Default under Section 6.14), (ii) in Section 5.02(f) (after a five (5) Business Day grace period when required to be delivered monthly and a three (3) Business Day grace period when required to be delivered weekly), or (iii) in Section 5.03(a) or 5.05 (but only with respect to Holdings’ or the Company’s existence) (provided that if (A) any such Default described in this clause (iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lender’s Liens on the Collateral, such Default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(d)                                 any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a) and (c) above) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof to the Borrower Agent from the Agent or the Required Lenders;

(e)                                  (i) any Loan Party shall fail to make any payment beyond the applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount (such Indebtedness, “Material Indebtedness”), or (ii) any event or condition occurs (other than with respect to Material Indebtedness constituting Derivative Transactions, termination events or equivalent events pursuant to the terms of the related Hedge Agreements in accordance with the terms thereof and not as a result of any default thereunder by any Loan Party) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(f)                                   a Change of Control shall occur;

(g)                                  an involuntary proceeding shall be commenced or an involuntary petition or other proceeding shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any

Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect other than any transaction permitted by Section 6.04 or (ii) the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case of clause (i) or (ii), such proceeding or petition shall continue undismissed and unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect other than any transaction permitted by Section 6.04, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article VII, (iii) apply for or consent to the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors;

(i)                                     any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts that constitutes Material Indebtedness as they become due;

(j)                                    there is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days;

(k)                                 (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result, (iii) a Termination Event occurs or a Lien arises (save for contribution amounts not yet due) with respect to a Canadian Pension Plan which has resulted or would reasonably be expected to result in liability of any Loan Party which would reasonably be expected to result in a Material Adverse Effect, or (iv) with respect to a Foreign Plan a termination, withdrawal or noncompliance with applicable Law or plan terms that would reasonably be expected to result in a Material Adverse Effect;

(l)                                     the Loan Guaranty at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder, shall fail to remain in full force or effect, or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny or disaffirm in writing that it has any further liability under the Loan Guaranty to which it is a party;

(m)                             (i) any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason, other than pursuant to the terms hereunder or thereunder (including as a result of a transaction permitted under Section 6.03, 6.04 or 6.05), fail to create a valid and perfected security interest with the priority required by the Collateral Documents (subject to the ABL Intercreditor Agreement) in any Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC or PPSA continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified and has not denied coverage, or (ii) any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(n)                                 any material provision of any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.04 or Section 6.05) or as a result of the occurrence of the Termination Date, ceases to be in full force and effect, or any Loan Party shall challenge in writing the validity or enforceability of any Loan Document or any Loan Party shall deny in writing that it has any further liability or obligation under any Loan Document (other than as a result of the occurrence of the Termination Date) or purports in writing to revoke or rescind any Loan Document;

then, and in every such event (other than an event with respect to any Loan Party described in clause (g) or (h) of this Article VII), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and (iii) require that the Borrowers deposit in the U.S. LC Collateral Account and/or the Canadian LC Collateral Account, as applicable, an amount in cash equal to 103% of the then outstanding U.S. LC Exposure and/or Canadian LC Exposure; provided that upon the occurrence of an event with respect to any Loan Party described in clause (g) or (h) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and the obligation of the Borrowers to cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

Section 7.02                            Cure Right.

(a)                                 Notwithstanding anything to the contrary contained in this Article VII, in the event that the Company fails to comply with the requirements of Section 6.14, until the expiration of the tenth (10th) day (such period, the “Cure Trigger Period”) subsequent to the date the certificate calculating the Fixed Charge Coverage Ratio is required to be delivered pursuant to Section 5.02(a), Holdings (or any direct or indirect parent thereof) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to (or in the case of any direct or indirect parent of Holdings receive equity interests in Holdings for its cash contributions to) the capital of Holdings (collectively, the “Cure Right”), and upon contribution by Holdings of such cash in return for common Equity Interests or for existing Equity Interests to the Company (the “Cure Amount”) pursuant to the exercise by the Company of such Cure Right, the Fixed Charge Coverage Ratio under Section 6.14 shall be recalculated giving effect to the following pro forma adjustments:

(i)                                     EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter, solely for the purpose of measuring the Fixed Charge Coverage Ratio under Section 6.14 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)                                  if, after giving effect to the foregoing pro forma adjustments, the Company shall then be in compliance with Section 6.14, the Company shall be deemed to have satisfied the requirements of Section 6.14 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.14 that had occurred shall be deemed cured for purposes of this Agreement.

(b)                                 Notwithstanding anything herein to the contrary, (i) in each twelve month period there shall be at least two three-month periods during which the Cure Right is not exercised, (ii) there shall be no more than five (5) Cure Rights exercised during the term of this Agreement, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.14, (iv) all Cure Amounts shall be disregarded for purposes of determining pricing, financial-based ratio conditions and any baskets with respect to the other covenants contained in the Loan Documents, (v) there shall be no pro forma reduction in Indebtedness (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with the Fixed Charge Coverage Ratio for the fiscal quarter for which such Cure Amount is deemed applied and (vi) no Borrowing shall be permitted to be made and no Letter of Credit shall be permitted to be issued, amended, renewed or extended during the Cure Trigger Period.

(c)                                  From and after the date that the Company delivers a written notice to the Agent that it intends to exercise its cure right under this Section 7.02, neither the Agent nor any Lender may exercise any rights or remedies under Section 7.01 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 6.17 (and any other Default as a result thereof) until and unless the expiration of the Cure Trigger Period has expired without the Cure Amount having been deemed applied.

Section 7.03                            Exclusion of Immaterial Subsidiaries.  Solely for the purposes of determining whether an Event of Default has occurred under clause (g) or (h) of Section 7.01, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such paragraph; provided that if it is necessary to exclude more than one Subsidiary from paragraph (g) or (h) of Section 7.01 pursuant to this Section 7.03 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

ARTICLE VIII
THE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Agent (each, an “Appointed Agent”) as its agent and authorizes each Appointed Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to each Appointed Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any enforcement action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, applicable Law or otherwise.  The Appointed Agents alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Receivables or Eligible Inventory, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate each Appointed Agent from liability to any Lender or other Person for any error in judgment.

Any bank serving as an Appointed Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Appointed Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.

Without limiting the powers of the Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties hereby irrevocably appoints and authorizes the Agent and, to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the hypothecary representative of the present and future creditors as contemplated under Article 2692 of the Civil Code (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec.  The Attorney shall:  (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable Law, and (ii) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and the Loan Parties.  Any person who becomes a Secured Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity.  The substitution of Agent pursuant to the provisions of this Article VIII also constitutes the substitution of the Attorney.

No Appointed Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) no Appointed Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Appointed Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Appointed Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Appointed Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its subsidiaries that is communicated to or obtained by the bank serving as an Appointed Agent or any of its Affiliates in any capacity.  No Appointed Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of, or for any losses not directly and solely caused by, its own gross negligence or willful misconduct.  No Appointed Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Appointed Agent by the Borrower Agent or a Lender, and no Appointed Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Agent and the Required Lenders, it will not take any enforcement action, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable Law to credit bid at foreclosure sales, UCC or PPSA sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a Bankruptcy Proceeding.

Each Appointed Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Appointed Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Appointed Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Appointed Agent may perform any and all its duties and exercise its rights and powers by or through any one or more agents, co-agents or sub-agents appointed by such Appointed Agent.  Each Appointed Agent and any such agents, co-agents or sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The Lenders shall execute and deliver such documents as any Appointed Agent deems appropriate to vest any rights or remedies in such agents, co-agents or sub-agent.  The exculpatory provisions of the preceding paragraphs shall apply to any such agents, co-agents or sub-agent and to the Related Parties of any Appointed Agent and any agents, co-agents or such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Appointed Agent.

Subject to the appointment and acceptance of a successor to any Appointed Agent as provided in this paragraph, any Appointed Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Agent.  Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Company, to appoint a successor; provided that, during the existence and continuation of an Event of Default, no consent of the Company shall be required.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Appointed Agent gives notice of its resignation, then the retiring Appointed Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Appointed Agent which shall be a commercial bank or an Affiliate of any such commercial bank and, so long as no Event of Default shall have occurred and be continuing, shall be reasonably acceptable to the Company.  Upon the acceptance of its appointment as an Appointed Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Appointed Agent, and the retiring Appointed Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company to a successor Appointed Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Appointed Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Appointed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Appointed Agent.  Any successor to Bank of America, N.A. by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

Each Lender acknowledges that it has, independently and without reliance upon any Appointed Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Appointed Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of any Appointed Agent; (b) no Appointed Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report or (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold each Appointed Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by any Appointed Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender and any action such Lender may take as a result of or any conclusion it may draw from any such Report.

The arranger, bookrunner, syndication agent and a documentation agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

ARTICLE IX
MISCELLANEOUS

Section 9.01                            Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

if to any Loan Party, to the Borrower Agent at:

Nexeo Solutions, LLC

3 Waterway Square Place, Suite 1000

The Woodlands, TX 77380

Attention:     Ross Crane, Executive Vice President and Chief Financial Officer

Facsimile No.:  281-297-0999

if to Bank of America, N.A., as the Agent, an Issuing Bank or the Swingline Lender, at:

Bank of America, N.A.

185 Asylum Street

Hartford, Connecticut 06103

Attention:  Robert Q. Mahoney

Facsimile No.:  860-952-6830

if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.03 unless otherwise agreed by the Agent and the applicable Lender.  The Agent or the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02                            Waivers; Amendments.

(a)                                 No failure or delay by the Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or an Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender (including any Defaulting Lender) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Revolving Commitments, or the making of any Protective Advance, so long as in compliance with the provisions of Section 2.04, shall not constitute an increase of any Revolving Commitment of any Revolving Lender; provided that any change to the second proviso to the second sentence of Section 2.04(a) shall require the written consent of each Revolving Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (including any Defaulting Lender) (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Revolving Commitments, or the making of any Protective Advance, so long as in compliance with the provisions of Section 2.04, shall not constitute the reduction or forgiveness in principal), (C) extend or postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Revolving Commitments (other than on the Maturity Date thereof), or the making of any Protective Advance, so long as in compliance with the provisions of Section 2.04, shall not constitute an extension or postponement); provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.13(g) providing for the default rate of interest, or to waive any obligations of the Borrowers to pay interest at such default rate, (D) change Section 2.18 in a manner that would alter the pro rata sharing of payments required thereby or order of payments specified therein without the written consent of each Lender directly and adversely affected thereby, except for intercreditor arrangements or amendments to Section 2.18 in connection with the establishment of any Permitted Foreign Facility in order to place any payment on such guarantees and other obligations immediately before the current subclause seventh of each of clauses (b)(i) and (b)(ii) of Section 2.18, but after the current subclause sixth of each of clauses (b)(i) and (b)(ii) of Section 2.18, which such intercreditor arrangement or amendments shall only require the consent of the Agent and the Borrower Agent, (E) increase the advance rates set forth in the definition of “Borrowing Base” without the written consent of each Revolving Lender; provided that the foregoing shall not impair the ability of the Agent to add, remove, reduce or increase Reserves in its Permitted Discretion, (F) change any of the provisions of this Section 9.02 or the definition of (1) “Required Lenders”, “Super Majority Lenders” or any other provision of any Loan Document specifying the number or percentage of Revolving Lenders (or Revolving Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Revolving Lender, (2) “Required U.S. Lenders” without the written consent of each U.S. Lender or (3) “Required Canadian Lenders” without the written consent of each Canadian Lender, (G) release all or substantially all of the U.S. Loan Guarantors from their obligations under the U.S. Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 6.03, 6.05 or 10.11 hereof), without the written consent of each U.S. Lender, (H) release all or substantially all of the Canadian Loan Guarantors from their obligations under the Canadian Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 6.03, 6.05 or 10.11 hereof), without the written consent of each Canadian Lender, (I) except as provided in clause (c) or (d) of this Section 9.02 or in any Collateral Document, release all or substantially all of the U.S. Collateral, without the written consent of each Lender, (J) except as provided in clause (c) or (d) of this Section 9.02 or in any Collateral Document, release all or substantially all of the Canadian Collateral, without the written consent of each Canadian Lender, (K) except for changes necessary to implement any Permitted Foreign Facility, make any change to the definition of “U.S. Borrowing Base”, “Eligible U.S. Inventory”, “Eligible U.S. Receivable”, “Canadian Borrowing Base”, “Eligible Canadian Inventory”, “Eligible Canadian Receivable” or add any new categories of eligible assets, in each case, that would have the effect of increasing the amount of the U.S. Borrowing Base or the Canadian Borrowing Base, without the written consent of the Super Majority Lenders, (L) make any change to the definition of “Net Orderly Liquidation Value” or “Value”, in each case, that would have the effect of increasing either Borrowing Base, without the written consent of the Super Majority Lenders, or (M) (1) subordinate the Obligations hereunder to any other Indebtedness or (2) except as provided by operation of applicable Law or in the ABL Intercreditor Agreement, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien, in each case without the prior written consent of all Lenders directly affected thereby; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Agent, such Issuing Bank or such Swingline Lender, as the case may be.

Notwithstanding the provisions of (x) this clause (b) to the contrary, the terms and conditions of any FILO Facility (and any amendment, modification, waiver or consent with respect thereto) shall only require the consent of the Agent, the Borrower Agent and the applicable FILO Facility Lenders and (y) sub-clauses (D), (E), (F), (K), (L) and/or (M) of this clause (b) to the contrary, the Loan Documents may be amended (including, without limitation, amending Section 2.18 as described in sub-clause (D) of this clause (b)) with the written consent of only the Borrower Agent and the Agent, as shall be necessary or appropriate to implement any Permitted Foreign Facility and associated Guarantees, Liens and intercreditor terms either as a stand-alone facility or as an FILO Facility, as the case may be, and in any case to the extent permitted under applicable Law, rule and regulation.

In addition, the Agent may amend the Commitment Schedule without the consent of the Lenders to reflect assignments entered into pursuant to Section 9.04.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender (it being understood that any Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).

(c)                                  The Lenders hereby irrevocably agree that the Liens granted to the Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the Termination Date, (ii) upon the sale or other disposition of the property constituting such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iv) subject to paragraph (b) of this Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (v) to the extent the property constituting such Collateral is owned by any Loan Guarantor, upon the release of such Loan Guarantor from its obligations under its Loan Guaranty in accordance with the provisions of this Agreement, (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to the Collateral Documents, and (vii) as required pursuant to the terms of the ABL Intercreditor Agreement; provided that the Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $5,000,000 during each fiscal year without consent of any Lender.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent required under the provisions of the Loan Documents.  In connection with the foregoing, the Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents and any information that such Loan Party shall reasonably request to evidence such termination or release.  Any such execution and delivery of documents pursuant to this Section 9.02(c) shall be without recourse to or warranty by the Agent.

(d)                                 Notwithstanding anything to the contrary contained in Section 9.02, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent and may be amended and waived with the consent of the Agent at the request of the Borrower Agent without the need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(e)                                  If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Revolving Lender”, “each Lender”, “each Revolving Lender directly affected thereby”, “each Lender directly affected thereby” or similar words or phrases, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) an Eligible Assignee which is reasonably satisfactory to the Company and the Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall pay the processing and recordation fee referred to in Section 9.04(b)(iii)(C), if applicable in accordance with the terms of such Section, (iii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iv) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03                            Expenses; Indemnity; Damage Waiver.

(a)                                 The Company agrees (a) if the Closing Date occurs, to pay or reimburse the Agent and the Joint Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP and Norton Rose Fulbright Canada LLP and any other counsel retained with the Company’s consent (such consent not to be unreasonably withheld or delayed)) and, if reasonably necessary, one local and foreign counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole, and (b) to pay or reimburse the Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Agent and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any appropriate jurisdiction and, in the event of any conflict of interest, one additional counsel in each appropriate jurisdiction to each group of affected Lenders similarly situated taken as a whole)).  The agreements in this Section 9.03 shall survive the termination of the Commitments and repayment of all other Obligations.  All amounts due under this Section 9.03 shall be paid promptly following receipt by the Company of an invoice relating thereto setting forth such expenses in reasonable detail.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Agent in its sole discretion.

(b)                                 The Company shall indemnify and hold harmless the Agents, each Lender, the Joint Lead Arrangers and their respective Affiliates, and the directors, officers, employees, counsel, agents, advisors and other representatives or successors and assigns of the foregoing (collectively the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Company, its equity holders, its Affiliates, creditors or any other third person) that relates to the

Transaction, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Company, any Subsidiary or any other Loan Party, or any Environmental Liability relating to the Company, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or any of the officers, directors, employees, agents, advisors or other representatives of any of the foregoing, in each case, who are involved in or aware of the Transaction (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) any dispute solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Company or any of its Affiliates (other than any claims against an Indemnitee acting in its capacity or fulfilling its role as an administrative agent or arranger or any similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 9.03 shall be paid within twenty (20) Business Days after written demand therefor; provided, however, that if the Company has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 9.03, the Indemnitee shall promptly refund such expenses paid by the Company to the Indemnitee.  The agreements in this Section 9.03 shall survive the resignation of the Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.  This Section 9.03 shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim.

(c)                                  To the extent that any Borrower fails to pay any amount required to be paid by it to the Agent, an Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Agent, such Issuing Bank or the Swingline Lenders, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expenses or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent, any Issuing Bank or any Swingline Lender in its capacity as such.

Section 9.04                            Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (any attempted assignment or transfer not complying with the terms of this Section 9.04 shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Company; provided that no consent of the Company shall be required if an Event of Default pursuant to Sections 7.01(a), (g) or (h) has occurred and is continuing or if such assignment is to a Lender or an Affiliate or branch of a Lender or an Approved Fund; provided, further, that with respect to an assignment of Revolving Loans, such consent shall be deemed to have been given if a written consent request is delivered to a Responsible Officer of the Company and the Company does not respond to such request for consent within ten (10) Business Days of receipt of such request from the Agent;

(B)                               the Agent; provided that no consent of the Agent shall be required if such assignment is to a Lender or an Affiliate or branch of a Lender or an Approved Fund;

(C)                               each applicable Swingline Lender; and

(D)                               each Applicable Issuing Bank.

(ii)                                  Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Loans or Commitments to any Purchasing Debt Affiliate shall also be subject to the requirements of Section 9.04(f).

(iii)                               Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to another Lender, an Affiliate of Lender (of similar credit worthiness) or branch of a Lender (of similar credit worthiness) or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or the principal amount of Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall be in an amount of $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) unless each of the Company and the Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default specified in paragraphs (a), (g) or (h) of Section 7.01 has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)                               the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Agent); and

(D)                               the assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, (1) to the Agent an Administrative Questionnaire and (2) to the Borrower Agent (with a copy to the Agent) the tax forms required by Section 2.17(e) and (f).

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iv)                              Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(v)                                 The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower Agent, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi)                              Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and tax forms required by Section 9.04(b)(iii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(a)(iv) or (v), 2.06(b)(iv) or (v), 2.07(b), 2.18(c) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vii)                           By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Subsidiary or the performance or observance by any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, as the case may be, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)                                  (i)  Any Lender may, without the consent of any Borrower, the Borrower Agent, the Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section 9.04, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans) except to the extent that such disclosure is necessary to establish that such Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender, each Loan Party and the Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent or such entitlement to a greater payment results from a change in Law after the sale of the participation takes place.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such

Granting Lender.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) unless such increase or change results from a change in Law after the SPC became an SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers, the Borrower Agent and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Agent and the Borrower Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f)                                   Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Commitments and/or Loans to any Purchasing Debt Affiliate in accordance with this Section 9.04(f); provided that:

(i)                                     no Default or Event of Default has occurred or is continuing or would result therefrom;

(ii)                                  no Loan or Commitment may be assigned to a Purchasing Debt Affiliate pursuant to this Section 9.04(f), if after giving effect to such assignment, Purchasing Debt Affiliates in the aggregate would own in excess of 10% of all Commitments then outstanding; and

(iii)                               no U.S. Loan or U.S. Commitment or Canadian Loan or Canadian Commitment may be assigned to a Purchasing Debt Affiliate pursuant to this Section 9.04(f), if after giving effect to such assignment, Purchasing Debt Affiliates in the aggregate would own in excess of 10% of all U.S. Commitments or Canadian Commitments, respectively, then outstanding;

Notwithstanding anything to the contrary in this Agreement, no Purchasing Debt Affiliate that becomes a Lender shall have any right to (A) attend (including by telephone or internet), or review any document, notes, models or other report or instrument prepared for or arising from, any meeting or discussions (or portion thereof), among the Agent or any other Lender or any counsel, consultant or advisor of the Agent or any Lender, to which representatives of the Loan Parties are not invited, (B) receive any information or material prepared by the Agent, any other Lender or any counsel, consultant or advisor of any of the foregoing or any communication by or among the Agent, one or more other Lenders or any counsel, consultant or advisor of any of the foregoing, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Commitments and Loans required to be delivered to Lenders pursuant to Article II), (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Agent, any other Lender or any officer, director, counsel, consultant or agent of any of the foregoing with respect to any duties or obligations or alleged duties or obligations of such Person under the Loan Documents, or (D) the benefit of any advice provided by counsel to the Agent or the other Lenders or to challenge the attorney-client privilege of the communications between the Agent, the other Lenders and such counsel.

(g)                                  Notwithstanding anything in this Section 9.04 or the definitions of “Required Lenders”, “Required Canadian Lenders”, “Required U.S. Lenders” or “Super Majority Lenders” to the contrary, for purposes of determining whether the applicable Required Lenders, the Super Majority Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Commitments held by any Purchasing Debt Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Canadian Lenders, Required U.S. Lenders or Required Lenders (as applicable) or the Super Majority Lenders (or requisite vote of any Class of Lenders) have taken any actions.

Section 9.05                            Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, an Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06                            Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07                            Severability.  To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08                            Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Revolving Lender and each of its Affiliates, with the consent of the Agent or the Required Lenders, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Revolving Lender or Affiliate to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by such Revolving Lender, irrespective of whether or not such Revolving Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Revolving Lender shall notify the Borrower Agent and the Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.08.  The rights of each Revolving Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Revolving Lender may have.

NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT

TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID.  THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

Section 9.09                            Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any U.S. federal or New York State court sitting in New York City in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  Any party to this Agreement that cannot receive service of process in the United States hereby appoints an Affiliate domiciled in the United States that can receive service of process in the United States as its process agent.

Section 9.10                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11                            Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12                            Confidentiality.  Each of the Agent, each Issuing Bank and the each Lender (the “Subject Persons”) agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the

Information (as defined below), except that Information may be disclosed (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable Law or compulsory legal process based on the advice of counsel (in which case each Subject Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Company promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Subject Person or any of its Affiliates (in which case such Subject Person agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable Law, to inform the Company promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by a Subject Person or any of its Affiliates or any Related Parties thereto in violation of this Agreement or any other confidentiality obligations owing to the Company or its Related Parties, (d) to the extent that such information is received by a Subject Person from a third party that is not, to such Subject Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Company or any of its Related Parties, (e) to the extent that such information is independently developed by such Subject Person, (f) to the Subject Persons’ Affiliates and to its and their respective employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with this Agreement, the other Loan Documents and the Transactions (including in connection with protecting or enforcing the Subject Persons’ rights with respect to the Loan Documents) and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (g) to potential or prospective Lenders, Participants or Assignees and to any direct or indirect, actual or prospective, contractual counterparty to any Hedge Agreement relating to the Company or any of its Subsidiaries, in each case who are instructed that they shall be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) to another Subject Person, (i) if the Company provides its prior written consent to the proposed disclosure, or (j) for purposes of establishing a “due diligence” defense; provided that the disclosure of any such information to any Lenders, Participants, Assignees or counterparties or to prospective Lenders, Participants, Assignees or counterparties referred to above shall be made subject to the acknowledgment and acceptance by such persons that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company).  For the purposes of this Section 9.12, “Information” means all information received from any Loan Party relating to the Loan Parties or their businesses, the Sponsor or the Transactions other than any such information that is available to the Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Loan Party.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 and Section 5.02 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13                            Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein and acknowledges that the Collateral shall not include any Margin Stock.  Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Banks nor any Lender shall be obligated to extend credit to any Borrower in violation of any applicable Law.

Section 9.14                            PATRIOT Act.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the PATRIOT Act, the Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow the Agent and Lenders to identify it in accordance with the PATRIOT Act.  The Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address social security number and date of birth.

Section 9.15                            Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.  In addition, each Loan Party and each Lender hereby acknowledges that an Affiliate of the Agent was an initial purchaser of the Senior Subordinated Notes.

Section 9.16                            Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or with the PPSA or any other applicable Law can be perfected only by possession.  Should any Lender obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 9.17                            Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (which, for purposes of greater certainty, includes a “criminal rate” (as each such term is defined in and construed under Section 347 of the Criminal Code (Canada), if applicable) (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.17 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate, or the Bank of Canada Overnight Rate with respect to Canadian Loans, to the date of repayment, shall have been received by such Lender.

Section 9.18                            Cumulative Effect; Conflict of Terms; Entire Agreement; Credit Inquiries; No Advisory or Fiduciary Responsibility.  Each Loan Party hereby agrees and confirms that:

(a)                                 The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document (other than the ABL Intercreditor Agreement), the provision herein shall govern and control.

(b)                                 Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)                                  Each Loan Party hereby authorizes the Agent and the Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

(d)                                 In connection with all aspects of each transaction contemplated by any Loan Document, the Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between the Borrowers and such Person; (ii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of the Agent, the Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for the Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) the Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and have no obligation to disclose any of such interests to the Borrowers or their Affiliates.

Section 9.19                            Confirmation, Ratification and Affirmation by Loan Parties.  Each Loan Party hereby agrees and confirms that:

(a)                                 The obligations of each Loan Guarantor contained in the U.S. Loan Guaranty shall remain in full force and effect and are hereby confirmed, renewed, affirmed and continued by this Agreement.

(b)                                 All rights, benefits, interests, duties, liabilities and obligations of the parties to the Collateral Documents and the agreements, documents and instruments executed and delivered in connection therewith are hereby confirmed, renewed, affirmed and continued hereby.  Without limitation of the foregoing, all security interests, pledges, assignments and other Liens previously granted by any Loan Guarantor, as a grantor, pursuant to the Collateral Documents are hereby confirmed, renewed, affirmed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for all Secured Obligations with no change in the priority applicable thereto, in each case, subject only to Liens permitted under the Loan Documents, to the extent provided therein.

(c)                                  Each Loan Guarantor acknowledges and stipulates that the U.S. Loan Guaranty and the Canadian Loan Guarantee, as applicable, and the Collateral Documents and each other Loan Document (including, without limitation, in each reference herein to the Loan Documents), each agreement regarding Bank Products in respect of Secured Cash Management Obligations and each Hedge Agreement in respect of Secured Hedging Obligations executed by such Loan Guarantor are legal, valid and binding obligations of such Loan Guarantor that are enforceable against such Loan Guarantor in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws affecting creditors’ rights generally and by general principles of equity, as set forth in such Loan Documents, and the security interests and liens granted under the Collateral Documents and each other Loan Document by such Loan Guarantor in favor of the Agent, for the benefit of the Secured Parties, are and continue to be, duly perfected, security interests and liens having the priority set forth in the ABL Intercreditor Agreement, in each case, to the full extent provided by the terms of the Collateral Documents and each other Loan Document and subject only to Liens permitted under the Loan Documents, to the extent provided therein.

Section 9.20                            INTERCREDITOR AGREEMENT.  REFERENCE IS MADE TO THE ABL INTERCREDITOR AGREEMENT.  EACH LENDER HEREUNDER (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE ABL INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND (C) AUTHORIZES AND INSTRUCTS THE AGENT TO ENTER INTO THE ABL INTERCREDITOR AGREEMENT AS ABL AGENT (AS DEFINED IN THE ABL INTERCREDITOR AGREEMENT) AND ON BEHALF OF SUCH LENDER.  THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THIS AGREEMENT TO EXTEND CREDIT TO BORROWERS AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT.

Section 9.21                            Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be the Exchange Rate on the date two (2) Business Days preceding that on which judgment is given.  Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased (a) is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent and the Applicable Lenders against such loss or (b) is more than the amount originally due in the Original Currency, the Agent agrees to remit to the applicable Loan Parties the excess.

Section 9.22                            Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.23                            Canadian Anti-Money Laundering Legislation.

(a)                                 Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby.  Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)                                 If the Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation then the Agent:

(i)                                     shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable AML Legislation; and

(ii)                                  shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

Section 9.24                            Cash Management Providers and Hedge Banks.  Each Cash Management Provider and Hedge Bank, by delivery of a notice to the Agent of its Bank Product or Secured Hedge Agreement, as applicable, agrees to be bound by this Article IX.  Each such Cash Management Provider and Hedge Bank shall indemnify and hold harmless the the Agent, the Joint Lead Arrangers and their respective Affiliates, directors, officers, employees, counsel, agents, advisors and other representatives or successors and assigns, to the extent not reimbursed by the Loan Parties, against all claims that may be incurred by or asserted against the Agent, the Joint Lead Arrangers and their respective Affiliates, branches, directors, officers, employees, counsel, agents, advisors and other representatives or successors and assigns in connection with such Cash Management Provider’s Cash Management Obligations or the obligations of the Loan Parties owing to such Hedge Bank under its Secured Hedge Agreement, as applicable.

ARTICLE X
U.S. LOAN GUARANTY

Section 10.01                     Guaranty.  Each U.S. Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “U.S. Guaranteed Obligations”).  Each U.S. Loan Guarantor further agrees that the U.S. Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

Section 10.02                     Guaranty of Payment.  This U.S. Loan Guaranty is a guaranty of payment and not of collection.  Each U.S. Loan Guarantor waives any right to require the Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the U.S. Guaranteed Obligations (each, a “U.S. Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the U.S. Guaranteed Obligations.

Section 10.03                     No Discharge or Diminishment of U.S. Loan Guaranty.

(a)                                 Except as otherwise provided for herein, the obligations of each U.S. Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as expressly provided in Section 10.11), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the U.S. Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any U.S. Obligated Party, or their assets or any resulting release or discharge of any obligation of any U.S. Obligated Party; or (iv) the existence of any claim, setoff or other rights which any U.S. Loan Guarantor may have at any time against any U.S. Obligated Party, the Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)                                 The obligations of each U.S. Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the U.S. Guaranteed Obligations or otherwise, or any provision of applicable Law or applicable Regulation purporting to prohibit payment by any U.S. Obligated Party, of the U.S. Guaranteed Obligations or any part thereof.

(c)                                  Further, the obligations of any U.S. Loan Guarantor hereunder are not discharged or impaired or otherwise affected by:  (i) the failure of the Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the U.S. Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the U.S. Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of each Borrower for all or any part of the U.S. Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iv) any action or failure to act by the Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the U.S. Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the U.S. Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such U.S. Loan Guarantor or that would otherwise operate as a discharge of any U.S. Loan Guarantor as a matter of law or equity (other than as expressly provided in Section 10.11).

Section 10.04                     Defenses Waived.  To the fullest extent permitted by applicable Law, each U.S. Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any U.S. Loan Guarantor or the unenforceability of all or any part of the U.S. Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any U.S. Loan Guarantor or any law or regulation of any jurisdiction or any other event affecting any term of a U.S. Guaranteed Obligation, other than the termination of a U.S. Loan Guarantor’s obligations hereunder as expressly provided in Section 10.11.  Without limiting the generality of the foregoing, each U.S. Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any U.S. Obligated Party, or any other Person.  The Agent may, at its election, foreclose on any U.S. Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such U.S. Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the U.S. Guaranteed Obligations, compromise or adjust any part of the U.S. Guaranteed Obligations, make any other accommodation with any U.S. Obligated Party or exercise any other right or remedy available to it against any U.S. Obligated Party, without affecting or impairing in any way the liability of such U.S. Loan Guarantor under this U.S. Loan Guaranty except to the extent the U.S. Guaranteed Obligations have been fully paid in cash.  To the fullest extent permitted by applicable Law, each U.S. Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any U.S. Loan Guarantor against any U.S. Obligated Party or any security.

Section 10.05                     Rights of Subrogation.  No U.S. Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any U.S. Obligated Party, or any collateral, until the Loan Parties and the U.S. Loan Guarantors have fully performed all their obligations to the Agent, the Issuing Banks and the Lenders.

Section 10.06                     Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the U.S. Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each U.S. Loan Guarantor’s obligations under this U.S. Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made.  If acceleration of the time for payment of any of the U.S. Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the U.S. Guaranteed Obligations shall nonetheless be payable by the U.S. Loan Guarantors forthwith on demand by the Lender.

Section 10.07                     Information.  Each U.S. Loan Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Guaranteed Obligations and the nature, scope and extent of the risks that each U.S. Loan Guarantor assumes and incurs under this U.S. Loan Guaranty, and agrees that none of the Agent, any Issuing Bank or any Lender shall have any duty to advise any U.S. Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08                     Maximum Liability.  The provisions of this U.S. Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Loan Guarantor under this U.S. Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Loan Guarantor’s liability under this U.S. Loan Guaranty, then, notwithstanding any other provision of this U.S. Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the U.S. Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”).  This Section 10.08 with respect to the Maximum Liability of each U.S. Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable Law, and no U.S. Loan Guarantor nor any other Person or entity shall have any right or claim under this Section 10.08 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any U.S. Loan Guarantor hereunder shall not be rendered voidable under applicable Law.  Each U.S. Loan Guarantor agrees that the U.S. Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each U.S. Loan Guarantor without impairing this U.S. Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that nothing in this sentence shall be construed to increase any U.S. Loan Guarantor’s obligations hereunder beyond its Maximum Liability.  Notwithstanding the foregoing, nothing contained in this Agreement (including any provisions of this Article X to the contrary) shall limit the liability of the Company in respect of all of the Obligations under the Loan Documents.

Section 10.09                     Contribution.  In the event any U.S. Loan Guarantor (a “Paying U.S. Guarantor”) shall make any payment or payments under this U.S. Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this U.S. Loan Guaranty, each other U.S. Loan Guarantor (each a “Non-Paying U.S. Guarantor”) shall contribute to such Paying U.S. Guarantor an amount equal to such Non-Paying U.S. Guarantor’s Guarantor Percentage of such payment or payments made, or losses suffered, by such Paying U.S. Guarantor.  For purposes of this Article X, each Non-Paying U.S. Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying U.S. Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying U.S. Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying U.S. Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying U.S. Guarantor from any U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all U.S. Loan Guarantors hereunder (including such Paying U.S. Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any U.S. Loan Guarantor, the aggregate amount of all monies received by such U.S. Loan Guarantors from any U.S. Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any U.S. Loan Guarantor’s several liability for the entire amount of the U.S. Guaranteed Obligations (up to such U.S. Loan Guarantor’s Maximum Liability).  Each of the U.S. Loan Guarantors covenants and agrees that its right to receive any contribution under this U.S. Loan Guaranty from a Non-Paying U.S. Guarantor shall be subordinate and junior in right of payment to the termination of a U.S. Loan Guarantor’s obligations hereunder as expressly provided in Section 10.11.  This provision is for the benefit of all of the Agent, the Issuing Banks, the. Lenders, the Borrowers and the U.S. Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.10                     Liability Cumulative.  The liability of each U.S. Loan Party as a U.S. Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each U.S. Loan Party to the Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such U.S. Loan Party is a party or in respect of any obligations or liabilities of the other U.S. Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.11                     Termination; Release of U.S. Loan Guarantors and U.S. Borrowers.  The U.S. Loan Guaranty of all U.S. Loan Guarantors shall terminate on the Termination Date.  Notwithstanding anything in Section 9.02(b) to the contrary (i) a U.S. Loan Guarantor or a U.S. Borrower that is a U.S. Subsidiary shall automatically be released from its obligations hereunder and its U.S. Loan Guaranty and obligations as a U.S. Borrower shall be automatically released upon the consummation of any transaction permitted hereunder as a result of which such U.S. Loan Guarantor or U.S. Borrower ceases to be a U.S. Subsidiary of the Company and (ii) except in the case of Holdings, Sub Holdco or the Company, if a U.S. Loan Guarantor or a U.S. Borrower ceases to be a Restricted Subsidiary or, at the option of Holdings by notice to the Agent, becomes an Excluded Subsidiary pursuant to a transaction or designation permitted hereunder, then such U.S. Loan Guarantor shall be automatically released from its obligations hereunder and its U.S. Loan Guaranty and obligations as a U.S. Borrower shall be automatically released upon notification thereof from the Borrower Agent to the Agent; provided that to the extent any Restricted Subsidiary becomes an Excluded Subsidiary and is released from its Secured Guarantee hereunder, any such release shall, to the extent applicable, comply with Section 6.02.  In connection with any such release, the Agent shall execute and deliver to any U.S. Loan Guarantor or U.S. Borrower that is a U.S. Subsidiary, at such U.S. Loan Guarantor’s or U.S. Borrower’s expense, all documents that such U.S. Loan Guarantor or U.S. Borrower shall reasonably request to evidence termination or release.  Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.11 shall be without recourse to or warranty by the Agent.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NEXEO SOLUTIONS, LLC

NEXEO SOLUTIONS HOLDINGS, LLC

NEXEO SOLUTIONS CANADA CORP.

NEXEO SOLUTIONS SUB HOLDING CORP.

ARCHWAY SALES, LLC

CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC

STARTEX CHEMICAL, LLC

STARTEX DISTRIBUTION WEST, LLC

NEXEO SOLUTIONS FINANCE CORPORATION

By:	/s/ Michael B. Farnell, Jr.
	Name:	Michael B. Farnell, Jr.
	Title:	Executive Vice President and Chief Legal Officer

[Signature Page to Credit Agreement]

NEON FINANCE COMPANY LLC

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	President

After giving effect to the Acquisition, Nexeo Solutions, LLC hereby absolutely, irrevocably and unconditionally assumes all obligations of Neon Finance Company LLC

NEON HOLDINGS COMPANY LLC

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	President

After giving effect to the Acquisition, Nexeo Solutions Holdings, LLC hereby absolutely, irrevocably and unconditionally assumes all obligations of Neon Holding Company LLC

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Agent, U.S. Issuing Bank, U.S. Swingline Lender and a U.S. Lender

By:	/s/ Robert Q. Mahoney
	Name:	Robert Q. Mahoney
	Title:	Senior President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Canadian Lender, Canadian Issuing Bank and Canadian Swingline Lender

By:	/s/ Sylwia Durkiewicz
	Name:	Sylwia Durkiewicz
	Title:	Vice President

[Signature Page to Credit Agreement]

Deutsche Bank AG New York Branch
as a Lender,

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender,

By:	/s/ Krista Mize
	Name:	Krista Mize
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,

as a Lender,

By:	/s/ Diego A. Ayr
	Name:	Diego A. Ayr
	Title:	Vice President

[Signature Page to Credit Agreement]

SunTrust Bank,

as a Lender,

By:	/s/ Amanda Watkins
	Name:	Amanda Watkins
	Title:	Director

[Signature Page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION

as a Lender,

By:	/s/ Jon Oldham
	Name:	Jon Oldham
	Title:	Senior Director

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:	/s/ John L. Palermo
	Name:	John L. Palermo
	Title:	Authorized Officer

U.S. BANK NATIONAL ASSOCIATION,
CANADA BRANCH

as a Canadian Lender

By:	/s/ John L. Palermo
	Name:	John L. Palermo
	Title:	Authorized Officer

[Signature Page to Credit Agreement]

CITIZENS BUSINESS CAPITAL, a division of CITIZENS ASSET FINANCE, INC., as a Lender,

By:	/s/ Susan Rushe
	Name:	Susan Rushe
	Title:	Vice President

[Signature Page to Credit Agreement]

Citibank, N.A.

as a Lender,

By:	/s/ Chris Marino
	Name:	Chris Marino
	Title:	Director & Vice President

[Signature Page to Credit Agreement]

Commitments

Lender	U.S. Revolving Commitment	Canadian Revolving Commitment		FILO Facility Revolving Commitment	Total Commitment
Bank of America, N.A.	$115,950,000	$14,050,000		$30,000,000	$160,000,000
Deutsche Bank AG New York Branch	55,600,000	4,400,000		—	60,000,000
Wells Fargo Bank, National Association	72,700,000	7,300,000		—	80,000,000
SunTrust Bank	72,700,000	7,300,000		—	80,000,000
Capital One, National Association	70,000,000	—		—	70,000,000
U.S. Bank National Association	64,500,000	5,500,000	(1)	—	70,000,000
Citizens Business Capital, a division of Citizens Asset Finance, Inc.	35,000,000	—		—	35,000,000
Citibank, N.A.	18,550,000	1,450,000		—	20,000,000
TOTAL	$505,000,000	$40,000,000		$30,000,000	$575,000,000.00

(1)         U.S. Bank National Association, Canada Branch

1

Schedule I

Guarantors

1.              Nexeo Solutions Holdings, LLC, a Delaware limited liability company

2.              Archway Sales, LLC, a Delaware limited liability company

3.              Chemical Specialists and Development, LLC, a Delaware limited liability company

4.              Nexeo Solutions Finance Corporation, a Delaware corporation

5.              Nexeo Solutions Sub Holding Corp., a Delaware corporation

6.              Startex Chemical, LLC, a Delaware limited liability company

7.              Startex Distribution West, LLC, a Delaware limited liability company

2

Schedule 1.01A

[Reserved]

3

Schedule 1.01B

Existing Letters of Credit

	Exp.Date	L/C #	Amount (in USD)	Beneficiary
1	3/31/2017	68057918	2,048,014.00	Ace American Insurance Company
2	3/31/2017	68057919	3,956,259.20	Westchester Fire Insurance Company
3	3/31/2017	68057924	102,384.00	Pennsylvania Dept. of Environmental Protection
4	3/31/2017	68057921	250,000.00	Union Pacific Railroad Company
5	9/1/2016	68036760	182,000.00	Pennsylvania Dept. of Environmental Protection
6	1/20/2017	68064405	10,000.00	Massachusetts Dept. of Environmental Protection
7	4/9/2017	68073995	7,771,000.00	3 Waterway Holdings, LLC
8	6/30/2016	68073731	250,000.00	Scott County, MN
9	11/15/2016	68088176	24,115,756.00	Bank of Communications Shanghai
10	1/31/2017	68091974	764,642.90	Suncor
11	7/15/2016	68116919	558,523.12	Hellenic
12	9/15/2016	68116920	637,620.30	Qatar
13	12/31/2016	68091976	1,370,282.00	Montgomery Investors LLC
14	11/1/2016	68091970	1,700,000.00	Bank of America China - Foreign Facility
15	11/1/2016	68087922	30,000,000.00	Bank of America China - Foreign Facility
Outstanding Instruments			73,716,481.52

4

Schedule 1.01C

Material Foreign Subsidiaries

1.              Nexeo Plaschem Co. Ltd. (Shanghai)

2.              Nexeo Solutions Europe BV (Netherlands)

5

Schedule 1.01D

Excluded Subsidiaries

1.              Nexeo Solutions Mexico Holdings, LLC

2.              Nexeo Solutions Singapore Pte. Ltd.

3.              Nexeo Solutions Hong Kong Limited

4.              Nexeo Solutions Puerto Rico, LLC

5.              Nexeo Solutions Cayman Holding Co. Ltd.

6.              Nexeo Solutions Mexico S. de R.L. de C.V.

7.              Nexeo Solutions Services Mexico S. de R.L. de C.V.

8.              Nexeo Solutions Luxembourg Holding Co. S.á r.l.

9.              Accolade European Holding Co. BV

10.       Nexeo Solutions Danmark ApS

11.       Accolade France SAS

12.       Accolade Plastics Ireland Limited

13.       Nexeo Solutions Europe B.V.

14.       Nexeo Solutions Poland S.p. z o.o.

15.       Nexeo Solutions RUS LLC

16.       Nexeo Solutions Sweden AB

17.       Accolade Finland OY

18.       Nexeo Solutions Germany GmbH

19.       Nexeo Solutions Italy S.r.l.

20.       Accolade Portugal, Unipessoal Limitada

21.       Nexeo Solutions Spain S.L.

22.       Nexeo Solutions Plastics UK Limited

23.       Pacific Sky (H.K.) Ltd.

6

24.       Nexeo Solutions Pico Holdings, LLC

25.       Nexeo Solutions Trading (Shanghai) Company Limited

26.       Nexeo Solutions Chemicals Trading (Shanghai) Company Limited

27.       Nexeo Plaschem (Shanghai) Co. Ltd.

28.       Nexeo Solutions Asia Limited

29.       Nexeo Holdco, LLC

30.       Neon Merger Sub, LLC

7

Schedule 1.01E

Permitted Inventory Locations

Owned Real Property:

Mortgagor/Lessor	Address	County/State
Nexeo Solutions, LLC	156 W. 56th Avenue	Adams, CO
Nexeo Solutions, LLC	200 North East 181st Street	Miami-Dade, FL
Nexeo Solutions, LLC	4550 North East Expressway	DeKalb, GA
Nexeo Solutions, LLC	8500 S. Willow Springs Road,	Cook, IL
	8500 South Willow Springs Road	Cook, IL
Nexeo Solutions, LLC	4401 Valley Industrial Blvd. South,	Scott, MN
	4471 Valley Industrial Blvd.	Scott, MN
Nexeo Solutions, LLC	3250 Southwest Blvd.	Franklin, OH
Nexeo Solutions, LLC	3300 Ball Street	Jefferson, AL
Nexeo Solutions, LLC	701 Western Drive	Mobile, AL
Nexeo Solutions, LLC	6839 West Chicago Street	Maricopa, AZ
Nexeo Solutions, LLC	2461 Crocker Circle	Solano, CA
Nexeo Solutions, LLC	5420 Speaker Road	Wyandotte, KS
Nexeo Solutions, LLC	11109 S. Choctaw Dr.	E. Baton Rouge, LA
Nexeo Solutions, LLC	400 Main Street	Middlesex, MA
Nexeo Solutions, LLC	2011 Turner Street	Ingham, MI
Nexeo Solutions, LLC	12005 Toepfer Road	Macomb, MI
Nexeo Solutions, LLC	12001 Toepfer Road(2)	Macomb, MI
Nexeo Solutions, LLC	12001 Toepfer Road	Macomb, MI
Nexeo Solutions, LLC	435 James Avenue	Ramsey, MN
Nexeo Solutions, LLC	James Avenue	Ramsey, MN
Nexeo Solutions, LLC	7710 Polk Street	St. Louis, MO
Nexeo Solutions, LLC	7710 Polk Avenue	St. Louis, MO
Nexeo Solutions, LLC	7623 Polk Street	St. Louis, MO
Nexeo Solutions, LLC	7611 Polk Street	St. Louis, MO
Nexeo Solutions, LLC	7609 Polk Street	St. Louis, MO
Nexeo Solutions, LLC	Polk Street — Vanburen Street	St. Louis, MO
Nexeo Solutions, LLC	Polk Street and Primm Street	St. Louis, MO
Nexeo Solutions, LLC	Polk Street and Steins Street	St. Louis, MO
Nexeo Solutions, LLC	Polk Street and Steins Street	St. Louis, MO
Nexeo Solutions, LLC	Primm Street & Vanburen Street	St. Louis, MO
Nexeo Solutions, LLC	Polk Street, Schirmer Street	St. Louis, MO

(2)         Note: This site also encompasses 12003 Toepfer Road.

8

Mortgagor/Lessor	Address	County/State
Nexeo Solutions, LLC	Vanburen Street	St. Louis, MO
Nexeo Solutions, LLC	7613-7619 Polk Street	St. Louis, MO
Nexeo Solutions, LLC	7621 Polk Street	St. Louis, MO
Nexeo Solutions, LLC	3930 Glenwood Drive	Mecklenburg, NC
Nexeo Solutions, LLC	350 Roosevelt Avenue	Middlesex, NJ
Nexeo Solutions, LLC	Bevier and Broad Street (3 Broad Street)	Broome, NY
Nexeo Solutions, LLC	107 Bevier Street (3 Broad Street)	Broome, NY
Nexeo Solutions, LLC	Bevier Street and Broad Street (3 Broad Street)	Broome, NY
Nexeo Solutions, LLC	3711 River Road (Private road)	Erie, NY
Nexeo Solutions, LLC	3849 Fisher Road	Franklin, OH
Nexeo Solutions, LLC	2788 Glendale- Milford Road	Hamilton, OH
Nexeo Solutions, LLC	Evendale Industrial Park	Hamilton, OH
Nexeo Solutions, LLC	2854 Springboro Road	Montgomery, OH
Nexeo Solutions, LLC	1610 East Highland Road(5)	Summit, OH
Nexeo Solutions, LLC	3535 W. 21st Street	Tulsa, OK
Nexeo Solutions, LLC	Street No. 4, Bldg. 4, Las Palmas Industrial Park	Puerto Rico, PR
Nexeo Solutions, LLC	729 Mauney Drive	Richland, SC
Nexeo Solutions, LLC	5263 National Dr. & Asbury Road	Knox, TN
Nexeo Solutions, LLC	2351 Channel Avenue	Shelby, TN
Nexeo Solutions, LLC	2315 Clifton Avenue	Davidson, TN
Nexeo Solutions, LLC	2309 Clifton Avenue	Davidson, TN
Nexeo Solutions, LLC	3101 Wood Drive	Dallas, TX
Nexeo Solutions, LLC	Santa Fe Miller Road (Wood Street) Industrial Dist.	Dallas, TX
Nexeo Solutions, LLC	8901 Old Galveston Road	Harris, TX
Nexeo Solutions, LLC	10919 County Road 127 West	Midland, TX
Chemical Specialists and Development, LLC	218 Springfield Rd	East Baton Rouge, LA
Nexeo Solutions Canada Corp.	1720-106th Avenue	Edmonton, Canada
Nexeo Solutions Canada Corp.	1591 Dugald Road	Winnipeg, Canada
Nexeo Solutions, LLC	11524 West Addison Street	Cook, IL

9

Leased Real Property:

Company (Lessee)	Street Address
Nexeo Solutions, LLC	20915 Wilmington Avenue, Carson, CA 90810
Nexeo Solutions, LLC	2200 Huntington Drive, Fairfield, CA 94533
Nexeo Solutions, LLC	13003 Slover Ave, Fontana, CA 92337
Nexeo Solutions, LLC	11720 Grand Avenue, Northlake, IL 60164
Nexeo Solutions, LLC	5020 Swartz Road, Kansas City, KS 66106
Nexeo Solutions, LLC	1842 Enterprise Parkway, Twinsburg, OH 44087
Nexeo Solutions, LLC	Freeport Center Building 12, Clearfield, UT 84016
Nexeo Solutions, LLC	Freeport Center Building J-10, Clearfield, UT
Nexeo Solutions Canada Corp.	2060 Viceroy Place, Richmond, British Columbia, Canada
Nexeo Solutions Canada Corp.	2620 Royal Windsor Dr, Mississauga, ON, CA
Archway Sales, LLC	4321 Chouteau Avenue, St. Louis, MO 63110
Archway Sales, LLC	4155 Manchester Avenue, St. Louis, MO 63110

Third Party Bailee or Warehouseing Locations:

Company	Name of Warehouse/Bailee	Street Address, State, Country
Nexeo Solutions, LLC	Kinder Morgan Terminals	8500 West 68th St, Argo, IL 60501 USA
Nexeo Solutions, LLC	Pacific Bulk	Anaheim QDC Track 6760, Anaheim, CA 92806 USA
Nexeo Solutions, LLC	Brunk	201 West 86th St, Bloomington, MN 55431 USA
Nexeo Solutions, LLC	Turn-Key	200 Texas Ave, Brownsville, TX 78521 USA
Nexeo Solutions, LLC	TLO Logistics	16651 R L Ostos Rd, Port Of Br Brownsville, TX 78521
Nexeo Solutions, LLC	Kinder Morgan Terminals	3806 Kellog Ave, Cincinnati, OH 45226 USA
Nexeo Solutions, LLC	Stagecoach Cartage & Distribution	7180 Merchant, El Paso, TX 79915 USA
Nexeo Solutions, LLC	Transflo	454 York St Yard, Elizabeth, NJ 07201 USA
Nexeo Solutions, LLC	Petra Industries, Inc.	6400 Collinsville Rd, Fairmont City, IL 62201 USA
Nexeo Solutions, LLC	Canadian Pacific Railway	11306 Franklin Ave, Franklin Park, IL 60131 USA
Nexeo Solutions, LLC	Brunk	803 Logan St, Goshen, IN 46528 USA
Nexeo Solutions, LLC	Quality Carriers	6806 St John Ave, Kansas City, MO 64123 USA
Nexeo Solutions, LLC	General Transport	Airlake Industrial Park, Lakeville, MN 55044 USA
Nexeo Solutions, LLC	Ventura Lesbro	2418 E 223rd St, Long Beach, CA 90810 USA
Nexeo Solutions, LLC	Martts Inc	2600 Millers Ln, Louisville, KY 40211 USA
Nexeo Solutions, LLC	Pacific Bulk	CCT Railroad RS(3p), Lodi, CA 95240 USA
Nexeo Solutions, LLC	Transflo	504 N 34th St, Tampa, Fl 33605 USA
Nexeo Solutions, LLC	Transflo	601 North Hoskins Rd, Charlotte, NC 28216 USA
Nexeo Solutions, LLC	Manly Terminal	1575 380th Street, Manly, IA 50456 USA
Nexeo Solutions, LLC	Pioneer Valley Rail Road	41 Main Street, Oxford, MA 01540
Nexeo Solutions, LLC	Kinder Morgan Terminals	5297 River Rd, Cincinnati, OH 45233 USA
Nexeo Solutions, LLC	Dana Transport Inc.	25 Maple Avenue, Upton, MA 01568 USA

10

Company	Name of Warehouse/Bailee	Street Address, State, Country
Nexeo Solutions, LLC	Jacobson Warehouse	7409 North Leadbetter, Portland, OR 97203
Nexeo Solutions, LLC	Afton Terminal Service	420 Gimblin Rd., St. Louis, MO 63147
Nexeo Solutions, LLC	Transflo	610 East 152nd St, Cleveland, OH 44110
Nexeo Solutions, LLC	Hampel Oil	18676 Highway 152, Sayre, OK 73662
Nexeo Solutions, LLC	Transflo	177 Rosa Parks Blvd., Detroit, MI 48216
Nexeo Solutions, LLC	Sand Spring Railway	1650 S 81st West Avenue, Tulsa, OK 74127
Nexeo Solutions, LLC	Quality Carriers	2700 West 3rd St, Cleveland, OH 44113 USA
Nexeo Solutions, LLC	Transflo	3200 Sheffield Avenue, Hammond, IN 46325 USA
Nexeo Solutions, LLC	Transflo	100 Chattahoochee Ave NW Atlanta, GA 30318
Nexeo Solutions, LLC	Odfjell Terminals (Houston) Inc	12211 Port Rd Seabrook, TX 77586
Nexeo Solutions, LLC	Transflo	3601 Geringer Ave Cincinnati OH 45223
Nexeo Solutions, LLC	KTN	10925 State Hwy 225 La Porte, TX 77571
Startex Distribution West, LLC	Rinchem	11903 Pike Street, Santa Fe Springs, CA 90670
Startex Distribution West, LLC	Custom Chemical	6707 Millergrove Dr., Santa Fe Springs, CA 90670, USA
Startex Distribution West, LLC	Del Amo Chemical	535 West 152nd Street, Gardena, CA 90248 USA
Startex Distribution West, LLC	Price Transfer	2790 E. Del Amo Blvd., Rancho Dominguez, CA 90221, USA
Startex Distribution West, LLC	Jonell Oil	13649 Live Oak Ln, Irwindale, CA 91706, USA
Startex Distribution West, LLC	LMD Logistics	3136 E. Victoria Street,, Rancho Dominguez, CA 90221, USA
Chemical Specialists and Development, LLC	ABC Compounding	1102 Ave. J Easty, Grand Prairie, TX 75050, USA
Chemical Specialists and Development, LLC	Paragon Packaging	1500 E Broad St., Mansfield, TX 76063, USA
Chemical Specialists and Development, LLC	Plastipak	222 Kerry, Highland, TX 77015, USA
Chemical Specialists and Development, LLC	Thomas Printing	21574 Eva Street, Montgomery, TX 77356, USA
Archway Sales, LLC	Fulton Warehouse	266 Villanova Dr. SW Atlanta, Georgia 30336
Archway Sales, LLC	Jensen-Souders Assoc.	725 N. Baker Dr. Itasca, Illinois 60143
Archway Sales, LLC	Palmer Logistics	2710 Regency Drive, Suite 100 Grand Prairie, Texas 75050
Archway Sales, LLC	Bay Logistics Inc	5470 Hecla Street Detroit, Michigan 48208
Archway Sales, LLC	Anex	1113 Aviation Blvd. Hebron, Kentucky 41048
Archway Sales, LLC	Palmer Logistics	1020 Lockwood Drive Houston, Texas 77020
Archway Sales, LLC	Industrial Warehouse Company	1800 B Southern Avenue Kansas City, Missouri 64116
Archway Sales, LLC	Weber Logistics	13530 Rosecrans Ave. Santa Fe Springs, California 90670
Archway Sales, LLC	A&D Cold Storage	512 Southbridge Street Worchester, Massachusetts 01610
Archway Sales, LLC	Crystal Warehouse	25 Industrial Way Wilmington, Massachusetts 01887

11

Company	Name of Warehouse/Bailee	Street Address, State, Country
Archway Sales, LLC	All-Temp Public Storage	W229N 1492 Westwood Dr. Waukesha, Wisconsin 53
Archway Sales, LLC	Jacobson Warehouse Company	41 Runway Road Levittown, Pennsylvania 19057
Archway Sales, LLC	Jacobson Warehouse Company	4701 W. Jefferson St. Phoenix, Arizona 85043
Archway Sales, LLC	Maclan Industries Inc	9601 Lilac Drive St. Louis, Missouri 63137
Archway Sales, LLC	Professional Warehous & Distribution	2117 Charles Avenue St. Paul, Minnesota 55114
Archway Sales, LLC	Tampa Bonded Warehouse	101 Wayne Place Tampa, Florida 33619
Archway Sales, LLC	AlphaGary Mexichem	170 Pioneer Drive Leominster, Massachusetts 01453
Archway Sales, LLC	Brook Warehousing Corporation	1301 S. Park Ave. Linden, New Jersey 07036
Archway Sales, LLC	Brook Warehousing Corporation	18 Van Veghten Bldg #2/#4 Bridgewater, New Jersey 08807
Nexeo Solutions, LLC	Hoffman Transportation	935 Industrial Rd Old Hickory, TN
Nexeo Solutions, LLC	Blue Flash Express	1802 SOUTH M STREET LAPORTE, TX
Nexeo Solutions, LLC	Watertown Specialty Ingredient	546 WEST STREET WATERTOWN, WI
Nexeo Solutions, LLC	Pacific Bulk	305 Fyfee Ave Stockton, CA 95203
Nexeo Solutions, LLC	Wilmington Cold Storage	2 Industrial Way Wilmington, MA 01887

12

Schedule 1.01F

Mortgaged Properties

Site Number	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State
1.	Nexeo Solutions, LLC	156 W. 56th Avenue, Denver, CO	Plant	7.97 acres	Adams, CO
2.	Nexeo Solutions, LLC	200 North East 181st Street, North Miami Beach, FL	Plant	4.82 acres	Miami-Dade, FL
3.	Nexeo Solutions, LLC	4550 North East Expressway, Doraville, GA	Plant	12.362 acres	DeKalb, GA
4.	Nexeo Solutions, LLC	8500 S. Willow Springs Road, Willow Springs, IL	Warehouse	—	Cook, IL
8500 South Willow Springs Road, Willow Springs, IL(3)
5.	Nexeo Solutions, LLC	4401 Valley Industrial Blvd. South, Shakopee, MN	Plant	5 acres	Scott, MN
		4471 Valley Industrial Blvd., Shakopee, MN	Plant	3 acres
6.	Nexeo Solutions, LLC	3250 Southwest Blvd., Grove City, OH	Warehouse	12.034 acres	Franklin, OH
7.	Nexeo Solutions, LLC	1101 New Ford Mill Road, Morrisville, PA	Warehouse	50.5051 acres	Bucks, PA
8.	Nexeo Solutions, LLC	105 Chapman Road, Anderson, SC	Warehouse	24.884 acres	Anderson, SC
9.	Chemical Specialists and Development, LLC	9733 Meador Rd, Conroe, TX	Plant	43 acres	Montgomery, TX

(3)         NTD: Per discussion with Nexeo, address is 8500 South Willow Springs, not 8450. There is no frontage at this location.

13

Schedule 3.12

Subsidiaries and Other Equity Investments

Name of Subsidiary	Jurisdiction	Owner	Percentage Ownership	Percent Pledged
Nexeo Solutions, LLC	Delaware	Nexeo Solutions Holdings, LLC	99.99% common unit membership interest	100%
Nexeo Solutions, LLC	Delaware	Nexeo Solutions Sub Holding Corp.	0.01% preferred unit membership interest	100%
Nexeo Solutions Sub Holding Corp.	Delaware	Nexeo Solutions Holdings, LLC	1,000 shares/100%	100%
Nexeo Solutions Finance Corporation	Delaware	Nexeo Solutions, LLC	1,000 shares/100%	100%
Nexeo Solutions Mexico Holdings, LLC	Delaware	Nexeo Solutions, LLC	100% membership interest	100%
Nexeo Solutions Singapore Pte. Ltd.	Singapore	Nexeo Solutions, LLC	1,050,100 shares/100%	65%
Nexeo Solutions Hong Kong Limited	Hong Kong	Nexeo Solutions, LLC	10,000 shares/100%	65%
Nexeo Solutions Canada Corp.	British Columbia, Canada	Nexeo Solutions, LLC	100 shares/100%	65%
Nexeo Solutions Puerto Rico, LLC	Puerto Rico	Nexeo Solutions, LLC	100% membership interest	65%
Nexeo Solutions Cayman Holding Co. Ltd.	Cayman	Nexeo Solutions, LLC	10,000 shares/100%	65%
Nexeo Solutions Mexico S. de R.L. de C.V.	Mexico	Nexeo Solutions, LLC	1 equity interest of 2,999 Mexican Pesos/99.9667%	65%
Nexeo Solutions Mexico S. de R.L. de C.V.	Mexico	Nexeo Solutions Mexico Holdings, LLC	1 equity interest of 1 Mexican Peso/0.0333%	0%
Nexeo Solutions Services Mexico S. de R.L. de C.V.	Mexico	Nexeo Solutions, LLC	1 equity interest of 2,999 Mexican Pesos/99.9667%	65%
Nexeo Solutions Services Mexico S. de R.L. de C.V.	Mexico	Nexeo Solutions Mexico Holdings, LLC	1 equity interest of 1 Mexican Peso/0.0333%	0%
Nexeo Solutions Luxembourg Holding Co. S.á r.l.	Luxembourg	Nexeo Solutions Cayman Holding Co. Ltd.	100%	0%
Accolade European Holding Co. BV	Netherlands	Nexeo Solutions Luxembourg Holding Co. S.á r.l.	100%	0%
Nexeo Solutions Danmark ApS	Denmark	Accolade European Holding Co. BV	100%	0%
Accolade France SAS	France	Accolade European Holding Co. BV	100%	0%
Accolade Plastics Ireland Limited	Ireland	Accolade European Holding Co. BV	100%	0%
Nexeo Solutions Europe B.V.	Netherlands	Accolade European Holding Co. BV	100%	0%
Nexeo Solutions Poland S.p. z o.o.	Poland	Accolade European Holding Co. BV	100%	0%
Nexeo Solutions RUS LLC	Russia	Accolade European Holding Co. B.V.	99%	0%
Nexeo Solutions RUS LLC	Russia	Nexeo Solutions Cayman Holding Co. Ltd.	1%	0%
Nexeo Solutions Sweden AB	Sweden	Accolade European Holding Co. BV	100%	0%
Accolade Finland OY	Finland	Accolade European Holding Co. BV	100%	0%
Nexeo Solutions Germany GmbH	Germany	Accolade European Holding Co. BV	100%	0%

14

Name of Subsidiary	Jurisdiction	Owner	Percentage Ownership	Percent Pledged
Nexeo Solutions Italy S.r.l.	Italy	Accolade European Holding Co. BV	100%	0%
Accolade Portugal, Unipessoal Limitada	Portugal	Accolade European Holding Co. BV	100%	0%
Nexeo Solutions Spain S.L.	Spain	Accolade European Holding Co. BV	100%	0%
Nexeo Solutions Plastics UK Limited	United Kingdom	Accolade European Holding Co. BV	100%	0%
Pacific Sky (H.K.) Ltd.	Hong Kong	Nexeo Solutions Hong Kong Limited	1 share/100%	0%
Nexeo Solutions Pico Holdings, LLC	Delaware	Nexeo Solutions, LLC	100% membership interest	100%
Nexeo Solutions Trading (Shanghai) Company Limited	China	Nexeo Solutions Hong Kong Limited	100%	0%
Nexeo Solutions Chemicals Trading (Shanghai) Company Limited	China	Nexeo Solutions Hong Kong Limited	100%	0%
Nexeo Plaschem (Shanghai) Co. Ltd.	China	Pacific Sky (H.K.) Ltd.	100%	0%
Nexeo Solutions Asia Limited	Hong Kong	Pacific Sky (H.K.) Ltd.	1 share/100%	0%
Chemical Specialists and Development, LLC	Delaware	Nexeo Solutions, LLC	100%	100%
Startex Chemical, LLC	Delaware	Chemical Specialists and Development, LLC	100%	100%
Startex Distribution West, LLC	Delaware	Chemical Specialists and Development, LLC	100%	100%
Archway Sales, LLC	Delaware	Nexeo Solutions, LLC	100%	100%
Nexeo Holdco, LLC	Delaware	Nexeo Solutions Holdings, LLC	100% membership interest	100%
Neon Merger Sub, LLC	Delaware	Nexeo Holdco, LLC	100% membership interest	100%

15

Schedule 4.01B

Local Counsel

Stikeman Elliott LLP

4300 Bankers Hall West

888 - 3rd Street S.W.

Calgary, AB T2P5C5

Telephone: (403) 266-9000

Fax: (403) 266-9034

Attention: Michael Dyck

16

Schedule 5.15

Post-Closing Matters

1.              No later than 45 days after the Closing Date (or such longer period as may be approved by the Administrative Agent in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to Administrative Agent any and all certificates and endorsements for the applicable insurance policies, evidencing the addition of the Collateral Agent, as collateral agent for and on behalf of the Secured Parties, and its successors and assigns, as additional insured and/or lender loss payee, as applicable, under the applicable insurance policies, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

2.              No later than 60 days after the Closing Date (or such longer period as may be approved by the Agent in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to the Agent Blocked Account Control Agreements with respect to each Blocked Account required to be subject to a Blocked Account Control Agreement under the terms of the Credit Agreement.

3.              No later than 45 days after the Closing Date (or such longer period as may be approved by the Agent in its reasonable discretion), the Canadian Borrower shall deliver, or cause to be delivered, to Agent estoppel letters or no-interest letters, in form and substance reasonably satisfactory to the Agent, in respect of each of the following PPSA financing statements:

	Secured Party(ies)	Jurisdiction	Debtor(s)	Registration Number(s)
1	ARI FINANCIAL SERVICES INC.	BRITISH COLUMBIA	NEXEO SOLUTIONS CANADA CORP. NEXEO SOLUTIONS, LLC	903499G as amended by 938510G, 080024H, 336023H, 522188H, 150166J, 158556J and 208838J

		ALBERTA	NEXEO SOLUTIONS CANADA CORP. NEXEO SOLUTIONS, LLC	12091329710 as amended by 15101532400 and 16040528975

		ONTARIO	NEXEO SOLUTIONS CANADA CORP. NEXEO SOLUTIONS, LLC	715368051 20160405 1558 1532 2361

17

	Secured Party(ies)	Jurisdiction	Debtor(s)	Registration Number(s)
2	ENTERPRISE FLEET MANAGEMENT CANADA INC.	ONTARIO	NEXEO SOLUTIONS CANADA CORP	701296758 20141105 0916 7036 0937
3	RICOH CANADA INC.	ONTARIO	NEXEO SOLUTIONS CANADA CORP.	673496685 20111006 1533 5064 7333
4	ELEMENT FLEET MANAGEMENT INC.	BRITISH COLUMBIA	NEXEO SOLUTIONS CANADA CORP	075717G as amended by 075789G 606641H

		ONTARIO	NEXEO SOLUTIONS CANADA CORP	668761434 20110401 1614 1254 3828 as amended by 20131017 1438 1530 4677
5	GE VEHICLE AND EQUIPMENT LEASING GE CANADA ASSET FINANCING HOLDING COMPANY	BRITISH COLUMBIA	NEXEO SOLUTIONS CANADA CORP.	160281G as amended by 866382G and 866445G
		ONTARIO	NEXEO SOLUTIONS CANADA CORP	668763072 20110401 1702 1254 3829 as amended by 20140523 1949 1531 6254 20141118 1946 1531 7946 20141120 1038 1529 3285

18

Schedule 6.01

Existing Liens

Liens pursuant to Indebtedness (other than intercompany Indebtedness) listed on Schedule 6.03.

Jurisdiction	Debtor	Secured Party	File Date	File Number	Type	Collateral
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists and Development, Inc. 9733 Meador Rd. Conroe, TX 77305	Mitel Leasing, Inc. 10603 W. Sam Houston Pkwy., Suite 400 Houston, TX 77064	09/12/11	11-0026750305	UCC-1 as of 05/12/16	Equipment
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists and Development, Inc. 9733 Meador Rd. Conroe, TX 77301	Nissan Motor Acceptance Corporation 8900 Freeport Parkway Irving, TX 75063	03/13/12	12-0007862874	UCC-1 as of 05/12/16	Equipment
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists and Development, Inc. PO Box 3087 Conroe, TX 77305	Nissan Motor Acceptance Corporation 8900 Freeport Parkway Irving, TX 75063	10/02/12	12-0031115105	UCC-1 as of 05/12/16	Equipment
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists and Development, Inc. PO Box 3087 Conroe, TX 77305	Nissan Motor Acceptance Corporation 8900 Freeport Parkway Irving, TX 75063	04/24/13	13-0012829036	UCC-1 as of 05/12/16	Equipment
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists and Development, Inc. PO Box 3087 Conroe, TX 77305	Nissan Motor Acceptance Corporation 8900 Freeport Parkway Irving, TX 75063	04/24/13	13-0012829157	UCC-1 as of 05/12/16	Equipment
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists & Development, Inc. 9733 Meador Rd Conroe, TX 77301	Nissan Motor Acceptance Corporation 8900 Freeport Parkway Irving, TX 75063	06/17/13	13-0019164156	UCC-1 as of 05/12/16	Equipment
Texas - Secretary of State, Statutory Filings Division, Corporations	Chemical Specialists and Development, Inc. 9733 Meador Rd Conroe, TX 77303-2335	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	07/26/13	13-0024001960	UCC-1 as of 05/12/16	Equipment

19

Jurisdiction	Debtor	Secured Party	File Date	File Number	Type	Collateral
Delaware - Secretary of State	Nexeo Solutions, LLC 4001 Leadenhall Rd PO Box 5039 Mount Laurel, NJ 08054	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	04/05/11	2011 1264806	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 4001 Leadenhall Rd PO Box 5039 Mount Laurel, NJ 08054	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	04/05/11	2011 1264814	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 4001 Leadenhall Rd PO Box 5039 Mount Laurel, NJ 08054	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	04/05/11	2011 1264822	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 4001 Leadenhall Rd PO Box 5039 Mount Laurel, NJ 08054	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	04/05/11	2011 1264855	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Parkway Dublin, OH 43017	Wells Fargo Equipment Finance, Inc. 1540 W. Fountainhead Parkway Tempe, AZ 85282	04/13/11	2011 1395170	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Parkway Dublin, OH 43017	Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 Minneapolis, MN 55402	01/24/13	2013 0316977	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Parkway Dublin, OH 43017	Bank of the West, Trinity Division 475 Sansome St, 19th Floor San Francisco, CA 94111-3112	02/12/13	2013 0666223	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Parkway Dublin, OH 43017	Bancleasing, LLC 660 North Central Expressway, Suite 400 Plano, TX 75074	05/08/13	2013 1767434	UCC-1 as of 03/31/16	Equipment

20

Jurisdiction	Debtor	Secured Party	File Date	File Number	Type	Collateral
Delaware - Secretary of State	Nexeo Solutions, LLC 2000 Bamford Blvd Pooler. GA 31322	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	07/09/13	2013 2624881	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC PO Box 647 West Point, GA 31833	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	01/07/14	2014 0057869	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380	JPMorgan Chase Bank, N.A. 300 S. Riverside Plaza, Suite IL1-0199 Chicago, IL 60606-0199	02/24/14	2014 0787218	UCC-1 as of 03/31/16	All accounts receivables relating to Receivables Purchase Agreement among Nexeo Solutions, LLC and Bayer Corporation
Delaware - Secretary of State	Nexeo Solutions, LLC PO Box 647 West Point, GA 31833	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	05/21/14	2014 2006161	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 3 Waterway Square Place The Woodlands, TX 77380	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	06/03/14	2014 2146652	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Pkwy Dublin, OH 43017-5309	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	07/07/14	2014 2663508	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Pkwy Dublin, OH 43017	Crown Credit Company 40 S. Washington Street New Bremen, OH 45869	07/24/14	2014 2952174	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380	Deutsche Bank AG, acting by and through its New York Branch 60 Wall Street New York, NY 10005	09/02/14	2014 3499043	UCC-1 as of 03/31/16	Each “account” as in effect on the date of the Supplier Financing Agreement on which the account debtor is The Goodyear Tire and Rubber Company

21

Jurisdiction	Debtor	Secured Party	File Date	File Number	Type	Collateral
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Pkwy Dublin, OH 43017-5309	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	11/05/14	2014 4460283	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 1400 Hwy 101 S Greer, SC 29651	Navitas Lease Corp. ISAOA 814 Highway A1A North, Suite 260 Ponte Verde, FL 32082	11/05/14	2014 4465803	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 1400 Hwy 101 S Greer, SC 29651	Corporation Service Company, as Representative P.O. Box 2576 Springfield, IL 62708	01/28/15	2015 0380625	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 1400 Hwy 101 S Greer, SC 29651	Corporation Service Company, as Representative P.O. Box 2576 Springfield, IL 62708	01/28/15	2015 0380641	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 11000 State Route 347 East Liberty, OH 43319	Crown Lift Trucks 2100 Southwest Blvd. Grove City, OH 43123	06/24/15	2015 2710514	UCC-1 as of 03/31/16	Equipment
Delaware - Secretary of State	Nexeo Solutions, LLC 5200 Blazer Parkway Dublin, OH 43017	Sumitomo Mitsui Finance & Leasing Co., Ltd. 277 Park Avenue New York, NY 10172	01/29/16	2016 0567428	UCC-1 as of 03/31/16	Equipment

22

Schedule 6.02

Existing Investments

Equity Investments:

•                  Equity Investments listed on Schedule 5.12.

Debt Investments:

•                  The following intercompany Indebtedness:

Borrower	Lender	Loan Amount	Loan Currency	Term Start	Due Date
Nexeo Solutions Singapore	Nexeo Solutions, LLC	$964,858.00	USD	3/31/2011	3/31/2021
Nexeo Solutions Puerto Rico, LLC	Nexeo Solutions, LLC	$4,937,078.00	USD	3/31/2011	3/31/2021
Nexeo Solutions Cayman Holding Co	Nexeo Solutions, LLC	$11,866,654.67	USD	3/31/2011	3/31/2021
Pacific Sky (H.K.) Ltd.	Nexeo Solutions, LLC	$40,000,000.00	USD	9/21/2012	4/1/2017
Nexeo Solutions Canada Corp.	Nexeo Solutions, LLC	$2,558,936.30	CAD	3/31/2011	3/30/2021
Nexeo Solutions Mexico SRL	Nexeo Solutions, LLC	$5,951,000.00	MXN	3/31/2011	3/31/2021

23

Schedule 6.03

Existing Indebtedness

Indebtedness associated with Liens listed on Schedule 6.01.

Capital Lease Indebtedness:

Characteristics	Lender	Start Date	Maturity	Loan Amount
EQUIP LEASE S/N2180113	WELLS FARGO	12/14/2012	12/14/2017	$73,199.92
0075056-001 WOOD GRINDER	TRINITY	11/15/2013	11/15/2018	$95,976.33
FLEET TEAM NEX003	FLEET TEAM	11/1/2014	11/1/2019	$57,846.56
CONTRACT 0044691	DIRECT CAPITAL	12/23/2014	12/23/2019	$40,516.54
CONTRACT 0044690	DIRECT CAPITAL	12/23/2014	12/23/2019	$90,207.45
LEASE #40329742	CROWN CREDIT	1/8/2015	1/8/2020	$157,093.33
LEASE #40329743	CROWN CREDIT	1/8/2015	1/8/2020	$97,243.35
LEASE #40329739	CROWN CREDIT	1/8/2015	1/8/2020	$63,169.45
STEALTH BALER GASTONIA	CROWN CREDIT	11/8/2014	11/8/2017	$19,664.08
MARA STEALTH BALER	CROWN CREDIT	9/8/2015	6/8/2018	$23,110.35
901-0036165-000	NMT - CIT	12/23/2014	12/23/2019	$90,207.41
0075056-002 GRINDER	TRINITY	11/15/2013	11/15/2018	$237,167.42
TRACTOR UNITS (202 TOTAL)	RYDER USA	5/22/2015	5/22/2022	$25,897,061.00
WAREHOUSE FACILITY	MONTGOMERY FACILITY	3/23/2016	3/15/2032	$13,800,000.00

Intercompany Indebtedness:

Borrower	Lender	Loan Amount	Loan Currency	Term Start	Due Date
Nexeo Solutions Singapore	Nexeo Solutions, LLC	$964,858.00	USD	3/31/2011	3/31/2021
Nexeo Solutions Puerto Rico, LLC	Nexeo Solutions, LLC	$4,937,078.00	USD	3/31/2011	3/31/2021
Nexeo Solutions Holdings, LLC	Nexeo Solutions, LLC	$78,900,000.00	USD	11/4/2015	3/31/2021
Nexeo Solutions Holdings, LLC	Nexeo Solutions, LLC	$6,600,000.00	USD	11/30/2015	3/31/2021
Nexeo Solutions Holdings, LLC	Nexeo Solutions, LLC	$1,000,000.00	USD	12/31/2015	3/31/2021
Nexeo Solutions Holdings, LLC	Nexeo Solutions, LLC	$2,000,000.00	USD	4/15/2016	3/31/2021
Nexeo Solutions Holdings, LLC	Nexeo Solutions, LLC	$88,500,000.00	USD	4/15/2016	3/31/2021
Nexeo Solutions Cayman Holding Co	Nexeo Solutions, LLC	$11,866,654.67	USD	3/31/2011	3/31/2021
Pacific Sky (H.K.) Ltd.	Nexeo Solutions, LLC	$40,000,000.00	USD	9/21/2012	4/1/2017

24

Borrower	Lender	Loan Amount	Loan Currency	Term Start	Due Date
Nexeo Solutions Canada Corp.	Nexeo Solutions, LLC	$2,558,936.30	CAD	3/31/2011	3/30/2021
Nexeo Solutions Mexico SRL	Nexeo Solutions, LLC	$5,951,000.00	MXN	3/31/2011	3/31/2021

25

Schedule 6.08

Transactions with Affiliates

•                  Tax Receivable Agreement

•                  Vehicle Operating and Service Agreement, dated as of May 22, 2015, between Ryder Truck Rental, Inc. d/b/a Ryder Transportation Services, a Delaware corporation and Nexeo Solutions, LLC, a Delaware limited liability company.

•                  Monitoring Agreement between TPG and Holdings or any Restricted Subsidiary thereof

•                  Operational Consulting Services Agreements between TPG and Holdings or any Restricted Subsidiary thereof for consulting services relating to product management, working capital management or operational improvements

26

Schedule 6.09

Existing Restrictions

None.

27

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notices

If to Holdings or the Borrower:

Nexeo Solutions, LLC
3 Waterway Square Place
Suite 1000
The Woodlands, TX 77380
Attention: Michael B. Farnell, Jr., Executive Vice President and Chief Legal Officer
Fax: 281-297-0999

with a copy to

Nexeo Solutions, LLC
3 Waterway Square Place
Suite 1000
The Woodlands, TX 77380
Attention: Ross Crane, Executive Vice President and Chief Financial Officer
Fax: 281-297-0999

If to the Administrative Agent:

Bank of America, N.A.

185 Asylum Street
Hartford, Connecticut, 06103
Attention: Robert Q. Mahoney
Telecopier: 860-952-6830

28

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s)

Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party to the Credit Agreement as a U.S. Borrower (each a “U.S. Borrower” and together with the Company, the “U.S. Borrowers”), and Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower” and together with the U.S. Borrowers, collectively the “Borrowers”, and individually, each a “Borrower”)

4.	Agent:	Bank of America, N.A., as the administrative agent and the collateral agent under the Credit Agreement (the “Agent”).

5.	Credit Agreement:

The Credit Agreement dated as of June 9, 2016, among the Borrowers, Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub

(1)         Select as applicable.

Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders party thereto and the Agent.

6.	Assigned Interest:

		Type of Loan Assigned(2)	Aggregate Amount of Commitment/Loans	Amount of Commitment/ Loans Assigned	CUSIP
			$	$
			$	$
			$	$

Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)                                 If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)                                 If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

(2)         Fill in the appropriate type of Loans under the Credit Agreement that are being assigned under this Assignment (e.g.  “U.S. Loans” or “Canadian Loans”).

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

Effective Date:                    , 20    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A. as Agent

By:
Name:
Title:

[ISSUING BANK],(3) as Issuing Bank

By:
Name:
Title:

[ISSUING BANK], as Issuing Bank

By:
Name:
Title:

[SWINGLINE LENDER],(4) as Swingline Lender

By:
Name:
Title:

(3)    Pursuant to Section 9.04, each Issuing Bank is required to consent to an assignment under the Credit Agreement.

(4)    Pursuant to Section 9.04(b)(i)(C), each applicable Swingline Lender is required to consent to an assignment under the Credit Agreement.

[Consented to:](5)

[NEXEO SOLUTIONS, LLC]

By:
Name:
Title:

(5)         To be added only if the consent of the Company is required by the terms of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Sections 3.05(a) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT B

[FORM OF]

BORROWING BASE CERTIFICATE

[See Attached]

B-1

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

To:                             The Lenders parties to the

Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company, Nexeo Solutions Sub Holding Corp., a Delaware corporation, the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.             I am the duly elected [chief financial officer][treasurer] of the Company;

2.             I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

3.             The examinations described in paragraph 2 did not disclose the existence during or at the end of the accounting period covered by the attached financial statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below the details thereof and any actions taken or proposed to be taken with respect thereto];

4.             [Attached hereto as Schedule I is a calculation of the Consolidated Net Leverage Ratio as of the end of the four fiscal quarter period covered by the attached financial statements, which calculation is true and accurate on and as of the date of this Compliance Certificate](1)

6.             [Attached hereto as Schedule II is a calculation of the Secured Net Leverage Ratio as of the end of the four fiscal quarter period covered by the attached financial statements, which calculation is true and accurate on and as of the date of this Compliance Certificate.](2)

7.             [Attached hereto as Schedule III is a calculation of the First Lien Senior Secured Net Leverage Ratio as of the end of the four fiscal quarter period covered by the attached

(1)  To be included in quarterly and annual compliance certificates beginning with the quarter ending June 30, 2016.

(2)  To be included in quarterly and annual compliance certificates beginning with the quarter ending June 30, 2016.

financial statements, which calculation is true and accurate on and as of the date of this Compliance Certificate.](3)

8.             [Attached hereto as Schedule IV is a calculation of the Fixed Charge Coverage Ratio as of the end of the four fiscal quarter period covered by the attached financial statements, which calculation is true and accurate on and as of the date of this Compliance Certificate.](4)

The description below sets forth the exceptions, if any, to paragraph 3 hereof by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this day of               , 20   .

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name:
Title:

(3)  To be included in quarterly and annual compliance certificates beginning with the quarter ending June 30, 2016.

(4)  To be included in quarterly and annual compliance certificates beginning with the quarter ending June 30, 2016.

SCHEDULE I

to Compliance Certificate

Consolidated Net Leverage Ratio: Consolidated Total Indebtedness to EBITDA

Consolidated Total Indebtedness as of [ ], 20[ ]:

(1)

At any date of determination, the aggregate amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit and all obligations under any Qualified Receivables Program and all Hedging Obligations);

$

(2)

plus the aggregate amount of all outstanding Disqualified Stock of Holdings and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis (excluding, for the avoidance of doubt, any intercompany obligations among Holdings and the Restricted Subsidiaries of this nature), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP;

$

(3)

minus the aggregate amount of cash and cash equivalents of Holdings and its Restricted Subsidiaries on such date.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.(1)

$

(1)         The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

Consolidated Total Indebtedness				$

EBITDA:

(a)		(A) Consolidated Net Income:

	(i)	the aggregate of the Net Income (loss) of Holdings and its Restricted Subsidiaries, on a consolidated basis, and otherwise determined in accordance with GAAP,		$

	(ii)	(A)

the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and changes as a result of the adoption or modification of accounting policies during such period;

$

(B)

any net after-tax effect of gains or losses attributable to asset dispositions or abandonments (including any disposal of abandoned or discontinued operations) or the sale or other disposition of any Capital Stock other than in the ordinary course of business as determined in good faith by Holdings;

$

(B) (C)

the Net Income for such period of Unrestricted Subsidiaries or any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to Holdings or a Restricted Subsidiary thereof in respect of such period and the net losses of any such Person shall only be included to the extent funded with cash from Holdings or any Restricted Subsidiary;

$

		(D)	(D) effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other noncash charges in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

$

(E)	any net after-tax effect of income (loss) from the early extinguishment, cancellation or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;	$

(F)

any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

$

(G)

any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights, equity based awards, equity incentive programs or other non-cash deemed financial charges in respect of any pension liabilities or other provisions, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of Holdings or any of its direct or indirect parent companies in connection with the Transaction;

$

(H)	any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the Credit Agreement and the Senior Secured Term Loan Facility), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Credit Agreement or the Senior Secured Term Loan Facility) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful;

$

(I)

accruals and reserves that are established within twelve (12) months after the Closing Date that are so required to be established as a result of the Transaction (or within twelve (12) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP;

$

(J)

any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent actually reimbursed, or, so long as Holdings has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (i) not denied by the applicable carrier (without any right of appeal thereof) within 180 days and (ii) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

$

(K)	to the extent covered by insurance and actually reimbursed, or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 day period), expenses, charges or losses with respect to liability or casualty events or business interruption;

$

(L)

any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification 815 and related pronouncements;

$

(M)

any net unrealized gain or loss (after any offset) resulting in such period from currency translation and transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other monetary assets and liabilities;

$

(N)

effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates);

$

(O)

(1) payments pursuant to the terms of the Tax Receivable Agreement executed in connection with the Acquisition Agreement and (2) gains or losses resulting from the remeasurement of obligations under the Tax Receivable Agreement.

$

(P)

to the extent not already included in the foregoing, the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any Disposition

		permitted by the Credit Agreement.	$

	Consolidated Net Income (item (a)(i) minus the sum of items (a)(ii)(A) through (O) plus item (a)(ii)(P))		$

(b)	plus (without duplication), in each case (other than clauses (ix) and (xii)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(i)

provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to items (a)(ii)(A) through (O) above;

$

(ii)

Consolidated Interest Expense for such period (including to the extent not reflected in such Consolidated Interest Expense (t) premium payments, debt discount, fees, charges and expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, (u) other bank, administrative agency (or trustee) and financing fees, (v) costs of surety bonds in connection with financing activities,  commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptances or any similar facilities or financing and hedging arrangements, (x) amortization of debt discounts or premiums, (y) net losses of Hedging Obligations other than derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, net of interest income and gains with respect to such obligations and (z) amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(t) through (z) in the definition thereof under the Credit Agreement);

$

	(iii)	Consolidated Depreciation and Amortization Expense of such Person for such period;	$

	(iv)	the amount of any restructuring charges, accruals or reserves;	$

	(v)	any other non-cash charges, including (A) any write offs, write downs, expenses, losses or items reducing

Consolidated Net Income for such period, (B) equity-based awards compensation expense, (C) losses on sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets, inventory and investments in debt and equity securities and (D) all losses from investments recorded using the equity method (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

$

(vi)	the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary;	$

(vii)

the amount of management, monitoring, consulting and advisory fees (including termination and transaction fees) and related indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under Section 6.08 of the Credit Agreement;

$

(viii)

the amount of extraordinary, exceptional, nonrecurring or unusual losses (including all fees and expenses relating thereto) or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any strategic initiatives, costs or accruals or reserves incurred in connection with acquisitions after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), restructuring costs and curtailments or modifications to pension and postretirement employee benefit plans;

$

(ix)

the amount of “run-rate” cost savings and synergies projected by the Company in good faith to result from actions either taken or expected to be taken within 18 months after the end of such period (which cost savings and synergies shall be calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings adjustments made pursuant to the definition of “Pro Forma Adjustment” under the Credit Agreement); provided that (A) such cost savings and synergies are reasonably identifiable and reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (B) amounts added pursuant to this clause (ix) and the definition of “Pro Forma Adjustment” under the Credit Agreement (solely in respect of Pro Forma Adjustments for “run rate” cost savings and synergies as a result of any Specified Transaction) shall not exceed 25% of EBITDA for such period (calculated prior to giving effect to any adjustment pursuant to this clause (ix) and the definition of “Pro Forma Adjustment” under the Credit Agreement (solely in respect of Pro Forma Adjustments for “run rate” cost savings and synergies as a result of any Specified Transaction));

$

(x)	the amount of loss on sale of receivables, Receivables Transaction Assets and related assets in connection with a Qualified Receivables Program;	$

(xi)

any costs or expenses incurred by Holdings, the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interest of Holdings (other than Disqualified Stock);

$

(xii)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (c) below for any previous period and not added back;

$

(xiii)	any net loss from disposed or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of);	$

(c)	minus (without duplication) the sum of the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i)

non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period;

$

	(ii)	any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period;	$

	(iii)	any net income from disposed or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of);	$

	(iv)	extraordinary gains and unusual or non-recurring gains (less all fees and expenses relating thereto);	$

(d)	plus or minus (without duplication), as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification 460, Guarantees;		$

(e)	plus or minus (to the extent not already included in determining EBITDA) any Pro Forma Adjustment;		$

EBITDA(2) (Consolidated Net Income plus the sum of items (b)(i) through (xiii) minus the sum of items (c)(i) through (iv)) plus or minus (as applicable) item (d) plus or minus item (e)			$

Consolidated Total Indebtedness to EBITDA			: 1.00

(2)         Included in determining EBITDA for any period, without duplication shall be (A) Acquired EBITDA and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition).  Excluded for purposes of determining the EBITDA for any period, shall be the Disposed EBITDA of any Sold Entity or Business and the Disposed EBITDA of any Converted Unrestricted Subsidiary, based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).  Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, EBITDA shall be $53,526,000, $51,605,000, $37,216,000 and $40,854,000 for the fiscal quarters ended June 30, 2015, September 30, 2015, December 31, 2015, and March 31, 2016, respectively.

SCHEDULE II

to Compliance Certificate

Secured Net Leverage Ratio:

(A)         Consolidated Total Indebtedness consisting of Secured Indebtedness of Holdings and its Restricted Subsidiaries as of the last day of the Test Period, as calculated in accordance with Schedule I hereof divided by

(B)         EBITDA of Holdings and its Restricted Subsidiaries for such Test Period, as calculated in accordance with Schedule I hereof

Secured Net Leverage Ratio	: 1.00

SCHEDULE III

to Compliance Certificate

First Lien Senior Secured Net Leverage Ratio:

(A)         Consolidated Total Indebtedness (excluding unsecured Indebtedness and Indebtedness that is secured on a junior priority basis pursuant to the Obligations but including the Senior Secured Term Loan Facility and any Incremental Term Loans) of Holdings and its Restricted Subsidiaries as of the day of the Test Period, as calculated in accordance with Schedule I hereof divided by

(B)         EBITDA of Holdings and its Restricted Subsidiaries for such Test Period, as calculated in accordance with Schedule I hereof

First Lien Senior Secured Net Leverage Ratio	: 1.00

SCHEDULE IV

to Compliance Certificate

Fixed Charge Coverage Ratio:

EBITDA of Holdings and its Restricted Subsidiaries for the most recent Test Period ended on or prior to such date of determination, as calculated in accordance with Schedule I hereof,

minus the sum of

(A) cash taxes actually paid based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes (including in respect of repatriated funds) during the Test Period,

(B) any dividends or distributions related to taxes and payments under the Tax Receivable Agreement by Holdings and its Restricted Subsidiaries on a consolidated basis and

(C) Unfinanced Capital Expenditures made by Holdings and its Restricted Subsidiaries during the Test Period,

divided by

Fixed Charges payable by Holdings and its Restricted Subsidiaries in cash during such Test Period, all as determined on a consolidated basis in accordance with GAAP.(1)

Fixed Charge Coverage Ratio	: 1.00

(1)           For purposes of calculating the Fixed Charge Coverage Ratio for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,     , 20  , is entered into between                            , a                 (the “New Subsidiary”) and BANK OF AMERICA, N.A., as Agent, under that certain Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a [U.S.][Canadian] [Borrower and] Loan Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of a [U.S.][Canadian] Loan Party and a [U.S.][Canadian] [Borrower and] Loan Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement (to the extent made or deemed made on or after the effective date hereof), (b) all of the covenants set forth in Articles V and VI of the Credit Agreement, [and] (c) [all of the terms and conditions set forth in the Credit Agreement to the same extent as each of the other [U.S.][Canadian] Borrowers as if it had been a party thereto as a [U.S.][Canadian] Borrower and does hereby assume each of the obligations imposed upon a [U.S.][Canadian] Borrower under the Credit Agreement, and (d)] [all of the guaranty obligations set forth in Article X of the Credit Agreement.]  [Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.09 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article X of the Credit Agreement.]

2.             If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement including, without limitation, a joinder agreement with respect to the Security Agreement and, if applicable, the Canadian Guarantee Agreement.

3.             The New Subsidiary hereby agrees that each reference in the Credit Agreement to a [U.S.][Canadian] [“Borrower” and] “Loan Guarantor” shall also mean and be a reference to the New Subsidiary.

D-1

4.             The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.             This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]
By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

D-2

EXHIBIT E-1

[FORM OF]

U.S. LETTER OF CREDIT REQUEST

[Applicable Issuing Bank],(1)

as Issuing Bank

Attention:	[Name]
[Address]
Fax: [•]
with a copy to:	Bank of America, N.A.,
as Agent for the Lenders referred to below,
Attention:	[Name]
[ ]
Fax: [•]

[Date]

Ladies and Gentlemen:

We hereby request that [•](2), as an Issuing Bank, in its individual capacity, issue a [Standby][Commercial] U.S. Letter of Credit on [•](3), which U.S. Letter of Credit shall be denominated in [United States Dollars][Euros][    ], shall be in the aggregate amount of [•](4) and shall be for the account of [•](5).  For the purposes of this U.S. Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), shall have the respective meaning assigned to such terms in the Credit Agreement.  The beneficiary of the requested U.S. Letter of Credit is [•](6), and such U.S. Letter of Credit will be in support of [•](7) and will have a stated expiration date of [•](8).

NEXEO SOLUTIONS, LLC
By:
Name:
Title:

(1)              Insert name and address of the applicable Issuing Bank.

(2)              Insert name of the applicable U.S. Issuing Bank.

(3)              Insert date of issuance, which must be a Business Day.

(4)              Insert aggregate initial amount of the U.S. Letter of Credit.

(5)              Insert name of account party or parties, which must be the Company or, so long as the Company is a joint and several co-applicant, a U.S. Subsidiary of the Company.

(6)              Insert name and address of beneficiary.

(7)              Insert brief description of obligation(s) to be supported by the U.S. Letter of Credit.

(8)              Date may not be later than the date referred to in Section 2.06(a)(iii) of the Credit Agreement.

E-1-1

EXHIBIT E-2

[FORM OF]

CANADIAN LETTER OF CREDIT REQUEST

[Applicable Issuing Bank],(1)

as Issuing Bank

Attention:	[Name]
[Address]
Fax: [•]
with a copy to:	Bank of America, N.A.,
as Agent for the Lenders referred to below,
Attention:	[Name]
[ ]
Fax: [•]

[Date]

Ladies and Gentlemen:

We hereby request that [•](2), as a Canadian Issuing Bank, in its individual capacity, issue a [Standby][Commercial] Canadian Letter of Credit on [•](3), which Canadian Letter of Credit shall be denominated in Canadian Dollars, shall be in the aggregate amount of [•](4) and shall be for the account of [•](5).  For the purposes of this Canadian Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), shall have the respective meaning assigned to such terms in the Credit Agreement.  The beneficiary of the requested Canadian Letter of Credit is [•](6), and such Canadian Letter of Credit will be in support of [•](7) and will have a stated expiration date of [•](8).

NEXEO SOLUTIONS, LLC
By:
Name:
Title:

(1)              Insert name and address of the applicable Canadian Issuing Bank.

(2)              Insert name of the applicable Canadian Issuing Bank.

(3)              Insert date of issuance, which must be a Business Day.

(4)              Insert aggregate initial amount of the Canadian Letter of Credit.

(5)              Insert name of account party or parties, which must be the Canadian Borrower or, so long as the Canadian Borrower is a joint and several co-applicant, a Canadian Subsidiary of the Company.

(6)              Insert name and address of beneficiary.

(7)              Insert brief description of obligation(s) to be supported by the Canadian Letter of Credit.

(8)              Date may not be later than the date referred to in Section 2.06(b)(iii) of the Credit Agreement.

E-2-1

EXHIBIT E-3

[FORM OF]

FILO FACILITY LETTER OF CREDIT REQUEST

[Applicable Issuing Bank],(1)

as Issuing Bank

Attention:	[Name]
[Address]
Fax: [•]
with a copy to:	Bank of America, N.A.,
as Agent for the Lenders referred to below,
Attention:	[Name]
[ ]
Fax: [•]

[Date]

Ladies and Gentlemen:

We hereby request that [•](2), as an Issuing Bank, in its individual capacity, issue a [Standby][Commercial] FILO Facility Letter of Credit on [•](3), which FILO Facility Letter of Credit shall be denominated in [United States Dollars][Euros][    ], shall be in the aggregate amount of [•](4) and shall be for the account of [•](5).  For the purposes of this FILO Facility Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), shall have the respective meaning assigned to such terms in the Credit Agreement.  The beneficiary of the requested FILO Facility Letter of Credit is [•](6), and such FILO Facility Letter of Credit will be in support of [•](7) and will have a stated expiration date of [•](8).

NEXEO SOLUTIONS, LLC
By:
Name:
Title:

(1)              Insert name and address of the applicable Issuing Bank.

(2)              Insert name of the applicable U.S. Issuing Bank.

(3)              Insert date of issuance, which must be a Business Day.

(4)              Insert aggregate initial amount of the U.S. Letter of Credit.

(5)              Insert name of account party or parties, which must be the Company or, so long as the Company is a joint and several co-applicant, a U.S. Subsidiary of the Company.

(6)              Insert name and address of beneficiary.

(7)              Insert brief description of obligation(s) to be supported by the FILO Facility Letter of Credit.

(8)              Date may not be later than the date referred to in Section 2.06(c)(iii) of the Credit Agreement.

E-3-1

EXHIBIT F

[FORM OF]

BORROWING REQUEST

Bank of America, N.A.,

as Agent for the Lenders referred to below,

[                       ]

Attention:  [•]

[Date](1)

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned Borrower Agent hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)          Date of Borrowing

(which shall be a Business Day)

(B)          Principal Amount of Borrowing(2)

(C)          Type of Borrowing(3)

(D)          Interest Period(4)

(E)           Type of Loan(5)

(F)           Account Number and Location

NEXEO SOLUTIONS, LLC
By:
Name:
Title:

(1)    Must be notified in writing or by telephone (with such telephonic notification to be confirmed promptly in writing) (i) in the case of a LIBOR Rate Borrowing, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing, (ii) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 12:00 noon, New York City time, one (1) Business Day before the date of the proposed Borrowing, or (iii) in the case of a Canadian BA Rate Borrowing, not later than 12:00 noon, New York City time three (3) Business Days before the date of the proposed Borrowing.

(2)    Not less than an aggregate principal amount as indicated in Section 2.02(c) and in integral multiple as indicated therein.

(3)    Specify whether proposed Borrowing will be a LIBOR Rate Borrowing, an ABR Borrowing, a Canadian BA Rate Borrowing or a Canadian Prime Rate Borrowing.

(4)    Only in the case of a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing, the initial Interest Period applicable to a LIBOR Rate Borrowing or a Canadian BA Rate Borrowing shall be subject to the definition of “Interest Period”.

(5)    Specify whether proposed Borrowing is for a Canadian Revolving Loan or a U.S. Revolving Loan.

F-1

EXHIBIT G

[FORM OF]

REVOLVING PROMISSORY NOTE

[  ], 2016

FOR VALUE RECEIVED, the undersigned (a “Borrower”), hereby promises to pay to [              ] (the “Lender”) or its registered assigns, at the office of Bank of America, N.A. (the “Agent”) at [            ], in accordance with the provisions of the Credit Agreement (as hereinafter defined), in the lawful currency in which such Revolving Loan was denominated, in immediately available funds, the principal amount of each Revolving Loan from time to time made by the Lender to such Borrower and to pay interest from the date of such Revolving Loan on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided under that certain Credit Agreement dated as of June 9, 2016  (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEON FINANCE COMPANY LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto (each a “U.S. Borrower” and together with the Company, the “U.S. Borrowers”), NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Canadian Borrower” and together with the U.S. Borrowers, collectively the “Borrowers”), NEON HOLDING COMPANY LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”).  Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Principal of and interest on this promissory note from time to time outstanding shall be due and payable as provided in the Credit Agreement.  This promissory note is issued pursuant to and evidences Revolving Loans under the Credit Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of the Borrowers.  The Credit Agreement contains provisions for acceleration of the maturity of this promissory note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this promissory note is hereby authorized by the undersigned Borrower to record on a schedule annexed to this promissory note (or on a supplemental schedule) the amounts owing with respect to Revolving Loans, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this promissory note or any obligations of such Borrower hereunder or under any other Loan Documents.

Time is of the essence of this promissory note.  Each Borrower, as applicable, and all endorsers, sureties and guarantors of this promissory note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this promissory note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this promissory note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrower [with the other U.S. Borrowers jointly and severally] agree[s] to pay, and to hold the holder of this promissory note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this promissory note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this promissory note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under applicable law.  If any such excess amount is inadvertently paid by one or more of the undersigned Borrowers or inadvertently received by the holder of this promissory note, such excess shall be returned to such Borrower or credited as a payment of principal, in accordance with the Credit Agreement.  It is the intent hereof that the Borrowers not pay or contract to pay, and that holder of this promissory note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under applicable law.

G-1

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NEXEO SOLUTIONS, LLC
as a Borrower
OR
NEXEO SOLUTIONS CANADA CORP.
as a Borrower]
By:
Name:
Title:

G-2

EXHIBIT H

[FORM OF]

ABL INTERCREDITOR AGREEMENT

[See Attached]

H-1

EXHIBIT I

[FORM OF]

PERFECTION CERTIFICATE

[See Attached]

I-1

EXHIBIT J

[Reserved]

J-1

EXHIBIT K

[FORM OF]

SOLVENCY CERTIFICATE

Pursuant to that certain Credit Agreement dated as of June 9, 2016, among Neon Finance Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation (the “Canadian Borrower”), Neon Holding Company LLC, a Delaware limited liability company, upon consummation of the Acquisition to be merged with and into Nexeo Solutions Holdings, LLC, a Delaware limited liability company, Nexeo Solutions Sub Holding Corp., a Delaware corporation, the Lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of the Company, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transaction, including the making of the Initial Loans under the Credit Agreements on the Closing Date:

a.              The fair value of the property of the Company and its respective Subsidiaries, on a consolidated basis, is greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise;

b.              The present fair salable value of assets of the Company and its respective Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay their liability on their debts as they become absolute and matured;

c.               The Company and its respective Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.              The Company and its respective Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business or a transaction for which their property would constitute unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Company and its respective Subsidiaries.  In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company and its subsidiaries after consummation of the Transaction.

[Signature Page Follows]

K-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Company, on behalf of the Company, and not individually, as of the date first stated above.

NEON FINANCE COMPANY LLC

By:
Name:
Title: Chief Financial Officer

NEXEO SOLUTIONS CANADA CORP.

By:
Name:
Title: Chief Financial Officer

NEXEO SOLUTIONS, LLC

By:
Name:
Title: Chief Financial Officer

K-2

EXHIBIT L-1

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement entered into as of June 9, 2016, among NEON FINANCE COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Canadian Borrower”), NEON HOLDING COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company, NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Lenders thereunder (each, a “Lender”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company and the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Company and the Administrative Agent and deliver promptly to the Company and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company or the Administrative Agent of its inability to do so, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times as are reasonably requested by either the Company or the Administrative Agent.

[Signature Page Follows]

L-1-1

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

L-1-2

EXHIBIT L-2

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement entered into as of June 9, 2016, among NEON FINANCE COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Canadian Borrower”), NEON HOLDING COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company, NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Lenders thereunder (each, a “Lender”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company and the Administrative Agent with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-9IMY accompanied by an Internal Revenue Service Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Company and the Administrative Agent and deliver promptly to the Company and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company or the Administrative Agent of its inability to do so, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times as are reasonably requested by either the Company or the Administrative Agent.

[Signature Page Follows]

L-2-1

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

L-2-2

EXHIBIT L-3

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement entered into as of June 9, 2016, among NEON FINANCE COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Canadian Borrower”), NEON HOLDING COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company, NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Lenders thereunder (each, a “Lender”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times as are reasonably requested by such Lender.

[Signature Page Follows]

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[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

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EXHIBIT L-4

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement entered into as of June 9, 2016, among NEON FINANCE COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Company”), NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Canadian Borrower”), NEON HOLDING COMPANY LLC, a Delaware limited liability company, to be merged with and into upon consummation of the Acquisition NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company, NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Lenders thereunder (each, a “Lender”). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its partners/members is a controlled foreign corporation related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

[Signature Page Follows]

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[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

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